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INDEX TO FINANCIAL STATEMENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HSN, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

TRANSACTION PROPOSALS—YOUR VOTE IS VERY IMPORTANT

Dear Stockholders of HSN, Inc.:

           HSN, Inc., a Delaware corporation (HSNi), Liberty Interactive Corporation, a Delaware corporation (Liberty Interactive), and Liberty Horizon, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Liberty Interactive (Merger Sub), have entered into an Agreement and Plan of Merger, dated as of July 5, 2017 (as may be amended from time to time, the merger agreement), pursuant to which Liberty Interactive has agreed to acquire HSNi by way of a merger of Merger Sub with and into HSNi (the merger), with HSNi surviving as a wholly owned subsidiary of Liberty Interactive. Liberty Interactive indirectly currently owns approximately 38.2% of the outstanding shares of HSNi's common stock, par value $0.01 per share (the HSNi common stock), and if the merger is completed, will acquire the remaining 61.8% of shares of HSNi common stock.

           If the merger is completed, and upon the satisfaction of the conditions set forth in the merger agreement, holders of shares of HSNi common stock (HSNi stockholders) (other than Liberty Interactive and its wholly owned subsidiaries) will receive 1.650 shares of Liberty Interactive's Series A QVC Group common stock, par value $0.01 per share (the Liberty QVCA common stock), in exchange for each share of HSNi common stock held by such holder immediately prior to the effective time of the merger. The market value of the Liberty QVCA common stock to be issued in the merger will fluctuate with the trading price of Liberty QVCA common stock. The exchange ratio equates to total consideration of $40.36 per share of HSNi common stock, based on the closing price of Liberty QVCA common stock on July 5, 2017, the last trading day before the public announcement of the execution of the merger agreement, and to $40.95 per share of HSNi common stock, based on the closing price of Liberty QVCA common stock on November 24, 2017, the last practicable date before the filing of the proxy statement/prospectus accompanying this notice. Liberty Interactive intends to issue approximately 53.5 million shares of Liberty QVCA common stock to HSNi stockholders, and HSNi stockholders are expected to own approximately 11.1% of the undiluted equity and 7.2% of the undiluted voting power of Liberty Interactive's QVC Group tracking stock group, in each case based on the number of shares outstanding as of October 31, 2017. Additionally, HSNi stockholders are expected to own approximately 6.2% of the undiluted voting power of Liberty Interactive as a whole, taking into account the outstanding shares of Liberty Interactive's Ventures Group tracking stock as of the same date.

           HSNi stockholders should obtain current stock price quotations for shares of HSNi common stock and shares of Liberty QVCA common stock. Shares of HSNi common stock and Liberty QVCA common stock are listed on the NASDAQ Global Select Market under the symbols "HSNi" and "QVCA," respectively. Pursuant to the terms of the merger agreement, it is a condition to the completion of the merger that the shares of Liberty QVCA common stock issuable in the merger be authorized for listing on the Nasdaq Stock Market LLC, subject to official notice of issuance.

           HSNi will be holding a special meeting of HSNi stockholders for the purpose of voting on certain matters in connection with the merger (the HSNi special meeting). No vote of stockholders of Liberty Interactive is required in connection with the merger, nor is any such vote being sought.

           HSNi stockholders as of the close of business on October 31, 2017, the record date of the HSNi special meeting, are cordially invited to attend a special meeting of HSNi stockholders to be held on December 29, 2017, at HSNi's corporate headquarters, located at 1 HSN Drive, St. Petersburg, Florida 33729, at 10:00 a.m., local time. HSNi is holding the HSNi special meeting in order to obtain the stockholder approval necessary to approve the merger agreement (the merger agreement proposal), as well as certain other matters. Pursuant to the terms of the merger agreement and applicable law, the approval of the merger agreement proposal is a condition to the completion of the merger.

           The HSNi board of directors, acting on the recommendation of a special committee thereof, has determined that the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, HSNi and its stockholders, and has approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and recommends that HSNi stockholders vote "FOR" the merger agreement proposal and "FOR" each of the other proposals described in the accompanying proxy statement/prospectus. Liberty Interactive has agreed to vote all of the shares of HSNi common stock beneficially owned by it (constituting approximately 38.2% of the issued and outstanding shares of HSNi common stock as of November 24, 2017) in favor of the merger agreement proposal and in favor of any other matter necessary to consummate the merger, on the terms and subject to the conditions set forth in the merger agreement.

           Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the HSNi special meeting, please vote as soon as possible to make sure that your shares are represented. Submitting a proxy now will not prevent you from being able to vote in person at the HSNi special meeting.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger, the adoption of the merger agreement, the issuance of the shares of Liberty QVCA common stock in the merger, or any of the other transactions described in the accompanying proxy statement/prospectus or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

           The obligations of HSNi and Liberty Interactive to complete the merger are subject to the satisfaction or waiver of the conditions set forth in the merger agreement, a copy of which is included as part of the accompanying proxy statement/prospectus. The proxy statement/prospectus provides you with detailed information about the proposed merger. It also contains or references information about HSNi and Liberty Interactive and certain related matters. You are encouraged to read the proxy statement/prospectus carefully and in its entirety. In particular, you should carefully read the section entitled "Risk Factors" beginning on page 21 of the proxy statement/prospectus for a discussion of risks you should consider in evaluating the proposed merger and the issuance of shares of Liberty QVCA common stock in connection with the merger and how they will affect you.

           Thank you for your cooperation and we look forward to the successful completion of the merger.

Very truly yours,	Very truly yours,

Gregory B. Maffei President and Chief Executive Officer, Liberty Interactive Corporation	Arthur C. Martinez Chairman of the Board, HSN, Inc.

           The accompanying proxy statement/prospectus is dated November 28, 2017 and is first being mailed to the HSNi stockholders of record as of the close of business on October 31, 2017.

HSN, INC.
1 HSN Drive
St. Petersburg, FL 33729
(727) 872-1000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 29, 2017
AT 10:00 A.M., LOCAL TIME

        NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the HSNi special meeting) of HSN, Inc. (HSNi) will be held on December 29, 2017, at 10:00 a.m., local time, at HSNi's corporate headquarters, located at 1 HSN Drive, St. Petersburg, Florida 33729, for the following purposes:

  •
  to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of July 5, 2017 (as such agreement may be amended from time to time, the merger agreement), by and among HSNi, Liberty Interactive Corporation (Liberty Interactive) and Liberty Horizon, Inc. (Merger Sub) (the merger agreement proposal);

  •
  to consider and vote on a proposal to adjourn or postpone the HSNi special meeting, if necessary and for a minimum period of time reasonable under the circumstances, to ensure that any necessary supplement or amendment to the proxy statement/prospectus accompanying this notice is provided to HSNi stockholders a reasonable amount of time in advance of the HSNi special meeting, or to solicit additional proxies in the event there are not sufficient votes at the time of the HSNi special meeting to approve the proposal to adopt the merger agreement (the adjournment proposal); and

  •
  to consider and vote on a proposal to approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to HSNi's named executive officers that is based on or otherwise relates to the transactions contemplated by the merger agreement (the non-binding compensation advisory proposal).

        Pursuant to the merger agreement and applicable law, approval of the merger agreement proposal at the HSNi special meeting is required to complete the merger of Merger Sub with and into HSNi (the merger), with HSNi continuing as the surviving corporation and a wholly owned subsidiary of Liberty Interactive. HSNi stockholders will also be asked to approve the adjournment proposal and the non-binding compensation advisory proposal; however, approval of the adjournment proposal and the nonbinding compensation advisory proposal is not required to complete the merger. HSNi will transact no other business at the HSNi special meeting except as set forth above. The record date for the HSNi special meeting has been set as of the close of business on October 31, 2017. Only HSNi stockholders of record as of the close of business on such record date are entitled to notice of, and to vote at, the HSNi special meeting or any adjournments and postponements thereof. See "The HSNi Special Meeting" of the proxy statement/prospectus accompanying this notice for additional information.

        The HSNi board of directors, acting on the recommendation of a special committee thereof, has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and fair to, and in the best interests of, HSNi and its stockholders, and has approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and recommends that HSNi stockholders vote "FOR" the merger agreement proposal, "FOR" the adjournment proposal if necessary to solicit additional proxies in favor of the approval of the merger agreement and "FOR" the non-binding compensation advisory proposal. Liberty Interactive has agreed to vote all of the shares of HSNi common stock beneficially owned by it (constituting approximately 38.2% of the issued and outstanding shares of HSNi common stock as of November 24, 2017) in favor of the merger agreement proposal and in favor of any other matter necessary to consummate the merger, on the terms and subject to the conditions set forth in the merger agreement.

        The proposals to be considered at the HSNi special meeting are described in more detail in the accompanying proxy statement/prospectus, which you should read carefully in its entirety before you vote. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement/prospectus.

        PLEASE VOTE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE HSNi SPECIAL MEETING. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. FOR FURTHER INFORMATION CONCERNING THE PROPOSALS BEING VOTED UPON, USE OF THE PROXY AND OTHER RELATED MATTERS, YOU ARE URGED TO READ THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS.

Your vote is important. Adoption of the merger agreement by the HSNi stockholders is a condition to the merger and requires the affirmative vote, in person or by proxy, of holders of a majority of the aggregate voting power of HSNi common stock outstanding and entitled to vote on such proposal, voting together as a single class. Adoption of the other proposals to be presented at the HSNi special meeting requires the affirmative vote of holders of a majority of the votes cast affirmatively or negatively on such proposals. HSNi stockholders are requested to complete, date, sign and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States, or to submit their votes electronically via the Internet or by telephone. Simply follow the instructions provided on the enclosed proxy card. Your abstaining, failure to submit a proxy or vote in person at the HSNi special meeting, or failure to provide your broker, nominee, fiduciary or other custodian, as applicable, with instructions on how to vote your shares will have the same effect as a vote "AGAINST" the adoption of the merger agreement, but it will have no effect on the adjournment proposal and the non-binding compensation advisory proposal, in each case assuming a quorum is present

BY ORDER OF THE BOARD OF DIRECTORS OF HSN, INC.,

Arthur C. Martinez Chairman of the Board

ADDITIONAL INFORMATION

        This proxy statement/prospectus incorporates important business and financial information from other documents that HSN, Inc. (HSNi) and Liberty Interactive Corporation (Liberty Interactive) have filed with the Securities and Exchange Commission (the SEC). For a listing of documents incorporated by reference herein, please see "Additional Information—Where You Can Find More Information." This information is available for you to review without charge at the SEC's public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 and through the SEC's website at www.sec.gov. You can obtain copies of this proxy statement/prospectus and any of the documents incorporated by reference in this proxy statement/prospectus or other information about HSNi or Liberty Interactive, without charge, upon written or oral request to the applicable company's principal executive office or proxy solicitor, as applicable, which are as follows:

Liberty Interactive Corporation 12300 Liberty Blvd. Englewood, Colorado 80112 (720) 875-5300 Attn.: Investor Relations	HSN, Inc. 1 HSN Drive St. Petersburg, Florida, 33729 (727) 872-1000 Attn.: Investor Relations ir@hsn.net or Georgeson LLC 1290 Avenue of the Americas, 9th Floor New York, NY 10104 (888) 206-5896

        Investors may also consult the websites of Liberty Interactive or HSNi for more information concerning the merger described in this proxy statement/prospectus. The website of HSNi is www.hsni.com and the website of Liberty Interactive is www.libertyinteractive.com. Information included on these websites is not incorporated by reference into this proxy statement/prospectus.

        If you would like to request any documents, please do so at least five business days before HSNi's special meeting of stockholders, in order to receive them before the special meeting.

        For more information, see "Additional Information—Where You Can Find More Information."

i

 ABOUT THIS PROXY STATEMENT/PROSPECTUS

        This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the SEC by Liberty Interactive (File No. 333-220270), constitutes a prospectus of Liberty Interactive under Section 5 of the Securities Act of 1933, as amended, with respect to the shares of Liberty Interactive's Series A QVC Group common stock, par value $0.01 per share, to be issued to the stockholders of HSNi in the merger of a wholly owned subsidiary of Liberty Interactive with and into HSNi, with HSNi becoming a wholly owned subsidiary of Liberty Interactive (the merger). This document also constitutes a proxy statement of HSNi under Section 14(a) of the Securities Exchange Act of 1934, as amended. It also constitutes a notice of meeting with respect to a special meeting of holders of HSNi common stock, at which such holders will be asked to vote upon a proposal to approve the merger and certain related matters.

        You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus in connection with any vote, the giving or withholding of any proxy or any investment decision in connection with the merger. Neither Liberty Interactive nor HSNi have authorized anyone to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated November 28, 2017. You should not assume that the information contained in, or incorporated by reference into, this proxy statement/prospectus is accurate as of any date other than such date, unless otherwise specifically provided herein, and you should not assume that the information incorporated by reference herein is accurate as of any date other than the date of the incorporated document. Neither our mailing of this proxy statement/prospectus to HSNi stockholders nor the issuance of shares in the merger will create any implication to the contrary.

        This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement/prospectus regarding Liberty Interactive has been provided by Liberty Interactive, and information contained in this proxy statement/prospectus regarding HSNi has been provided by HSNi.

 QUESTIONS AND ANSWERS

        The questions and answers below highlight only selected information about the merger, the merger agreement and the HSNi special meeting, and how to vote your shares of HSNi common stock. These questions and answers may not address all questions that may be important to you as an HSNi stockholder. You should carefully read the entire proxy statement/prospectus, including the Annexes and the additional documents incorporated by reference herein, to fully understand the proposals being considered at the HSNi special meeting.

Q:
Why am I receiving this document?

A:
This document is being delivered to you because HSN, Inc., a Delaware corporation (HSNi), is holding a special meeting (the HSNi special meeting) of holders of shares of its common stock, par value $0.01 per share (the HSNi common stock), in connection with a proposed merger to be effected pursuant to the Agreement and Plan of Merger, dated as of July 5, 2017, by and among Liberty Interactive Corporation, a Delaware corporation (Liberty Interactive), Liberty Horizon, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Liberty Interactive (Merger Sub), and HSNi (as may be amended from time to time, the merger agreement).

Pursuant to the merger agreement, on the terms and subject to the conditions set forth therein, Liberty Interactive has agreed to acquire HSNi by means of a merger (the merger) of Merger Sub with and into HSNi, with HSNi surviving the merger as a wholly owned subsidiary of Liberty Interactive (the surviving corporation). The merger agreement must be adopted by the holders of shares of HSNi common stock (the HSNi stockholders) in accordance with the General Corporation Law of the State of Delaware (the DGCL) in order for the merger to be consummated. At the HSNi special meeting, the HSNi stockholders will consider and vote on a proposal to adopt the merger agreement, along with certain other matters described in this proxy statement/prospectus.

If the merger is completed, the surviving corporation will become a wholly owned subsidiary of Liberty Interactive, and HSNi will no longer be a publicly traded company.

Q:
What will HSNi stockholders receive in the merger?

A:
In the merger, each HSNi stockholder (other than Liberty Interactive or any of its wholly owned subsidiaries) will receive 1.650 shares (the exchange ratio) of validly issued, fully paid and non-assessable shares of Liberty Interactive's Series A QVC Group common stock, par value $0.01 per share (the Liberty QVCA common stock, and the shares of Liberty QVCA common stock to be received by each HSNi stockholder in the merger, the merger consideration), for each share of HSNi common stock held by such holder. The exchange ratio is fixed and will not reflect changes in the price of HSNi common stock or Liberty QVCA common stock prior to the closing of the merger. Based on the closing price of shares of Liberty QVCA common stock on the NASDAQ Global Select Market (Nasdaq) on July 5, 2017, the last trading day before public announcement of the merger agreement, the exchange ratio represented approximately $40.36 in shares of Liberty QVCA common stock for each share of HSNi common stock, and, based on the closing price of shares of Liberty QVCA common stock on November 24, 2017, the last practicable date before the filing of this proxy statement/prospectus, the exchange ratio represented approximately $40.95 in shares of Liberty QVCA common stock. The exchange ratio is subject to customary anti-dilution adjustments, such as in the event of a stock split or of a stock dividend on shares of Liberty QVCA common stock.

Each share of HSNi common stock held by Liberty Interactive or any of its wholly owned subsidiaries will be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the surviving corporation.

  Each share of HSNi common stock held by HSNi as treasury stock will be cancelled and will cease to exist.

  Liberty Interactive intends to issue approximately 53.5 million shares of Liberty QVCA common stock to HSNi stockholders, and HSNi stockholders are expected to own approximately 11.1% of the undiluted equity and 7.2% of the undiluted voting power of Liberty Interactive's QVC Group tracking stock group (the QVC Group), in each case, based on the number of shares outstanding as of October 31, 2017. Additionally, HSNi stockholders are expected to own approximately 6.2% of the undiluted voting power of Liberty Interactive as a whole, taking into account the outstanding shares of Liberty Interactive's Ventures Group tracking stock outstanding as of the same date. The exact equity and voting stake of HSNi stockholders in Liberty Interactive immediately following the merger will depend on the number of shares of HSNi common stock and common stock of Liberty Interactive outstanding at that time. See "Summary—The Companies—Liberty Interactive Corporation" for a discussion of Liberty Interactive's tracking stock structure.

Q:
What will the relationship be between HSNi and Liberty Interactive after the completion of the merger?

A:
If the merger is completed, the surviving corporation will become a wholly owned subsidiary of Liberty Interactive. As a result of the merger, HSNi will no longer be a publicly held company. Following the merger, shares of HSNi common stock will be delisted from Nasdaq and deregistered under the Securities Exchange Act of 1934, as amended (the Exchange Act).

Q:
What will happen to stock-based awards with respect to shares of HSNi common stock granted by HSNi to employees and non-employee directors?

A:
Stock Options.    At the effective time of the merger (the effective time), each option to purchase shares of HSNi common stock (an HSNi stock option) that is outstanding as of immediately prior to the effective time, whether vested or unvested, will be converted into an option to purchase a number of shares of Liberty QVCA common stock equal to the product of (i) the number of shares of HSNi common stock subject to such HSNi stock option immediately prior to the effective time and (ii) the exchange ratio, rounded down to the nearest whole share, at an exercise price per share determined by dividing the per-share exercise price of the HSNi stock option immediately prior to the effective time by the exchange ratio (rounding the resulting quotient up to the nearest whole cent). Following such adjustment, any restrictions applicable to the exercise of an HSNi stock option will continue in full force and effect and the terms, exercisability, vesting schedules and other provisions will remain unchanged.

Stock Appreciation Rights.    At the effective time, each stock appreciation right with respect to shares of HSNi common stock (an HSNi SAR) that is outstanding as of immediately prior to the effective time, whether vested or unvested, will be converted into a stock appreciation right with respect to a number of shares of Liberty QVCA common stock equal to the product of (i) the number of shares of HSNi common stock subject to such HSNi SAR immediately prior to the effective time and (ii) the exchange ratio, rounded down to the nearest whole share, at an exercise price per share determined by dividing the exercise price of such HSNi SAR immediately prior to the effective time by the exchange ratio (rounding the resulting quotient up to the nearest whole cent). Following such adjustment, any restrictions applicable to the exercise of an HSNi SAR will continue in full force and effect and the terms, exercisability, vesting schedules and other provisions will remain unchanged.

Restricted Stock Units.    At the effective time, each award of restricted stock units with respect to shares of HSNi common stock (an HSNi RSU) that is outstanding as of immediately prior to the effective time, that is subject to time-based vesting, will be converted into an award of restricted stock units with respect to a number of shares of Liberty QVCA common stock equal to the product of (i) the number of shares of HSNi common stock subject to such HSNi RSU immediately prior to the effective time and (ii) the exchange ratio, rounded to the nearest whole share. Following such adjustment, any vesting conditions and restrictions on the receipt of an HSNi RSU will continue in full force and effect and the terms, vesting schedules and other provisions will remain unchanged.

  Performance Share Units.    At the effective time, each award of performance share units with respect to shares of HSNi common stock (an HSNi PSU) that is outstanding as of immediately prior to the effective time of the merger will be converted into an award of performance share units with respect to a target number of shares of Liberty QVCA common stock equal to the product of (i) the target number of shares of HSNi common stock subject to such HSNi PSU immediately prior to the effective time and (ii) the exchange ratio, rounded to the nearest whole share. Following such adjustment, any vesting conditions and restrictions on the receipt of an HSNi PSU will continue in full force and effect and the terms, vesting schedules and other provisions will remain unchanged.

Q:
Will the rights associated with my shares of HSNi common stock change as a result of the merger?

A:
Yes. Liberty QVCA common stock is a tracking stock of Liberty Interactive. Accordingly, Liberty QVCA common stock includes terms that are specific to a tracking stock and would not typically apply to a regular common stock, such as conversion at the option of the issuer, redemption for stock of a subsidiary, mandatory conversion, inter-group interests, and certain redemption or dividend requirements upon an asset disposition. None of these tracking stock-specific terms apply to HSNi common stock. In addition, HSNi stockholders will have different rights once they become holders of Liberty QVCA common stock due to the differences between the governing documents of HSNi and Liberty Interactive, including:

•
voting rights;

•
proposals at annual and special meetings of stockholders; and

•
amendments to governing documents.

For additional information regarding the Liberty QVCA common stock, see "Comparison of Stockholders' Rights."

Q:
What happens if the market price of shares of Liberty QVCA common stock or HSNi common stock changes prior to the closing of the merger?

A:
No change will be made to the exchange ratio if the market price of Liberty QVCA common stock or HSNi common stock changes prior to the closing of the merger. Because the exchange ratio is fixed, the value of the shares of Liberty QVCA common stock to be received by HSNi stockholders in the merger will depend solely on the market price of shares of Liberty QVCA common stock at the effective time.

Q:
Will Liberty Interactive issue fractional shares of Liberty QVCA common stock in the merger?

A:
Liberty Interactive will not issue fractional shares of Liberty QVCA common stock in the merger. To the extent that the merger would result in an HSNi stockholder being issued a fractional share, such HSNi stockholder will instead receive a cash payment in an amount based on the aggregation and sale of all fractional shares by Liberty Interactive's exchange agent for the merger at prevailing market prices on behalf of such HSNi stockholder. Amounts payable in lieu of such fractional shares will be payable from the proceeds of the aggregation and sale of the fractional shares as soon as practicable following the completion of the merger. No HSNi stockholder will be entitled to dividends, voting rights or any other rights with respect to any fractional shares.

Q:
What are the U.S. federal income tax consequences of the merger to HSNi stockholders?

A:
It is intended that, for U.S. federal income tax purposes, the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the Code), which we refer to as the Intended Tax Treatment. However, the completion of the merger is not conditioned on the merger qualifying for the Intended Tax Treatment or upon the receipt of an opinion of counsel to that effect. In addition, neither Liberty Interactive nor HSNi intends to request a ruling from the Internal Revenue Service (the IRS) regarding the U.S. federal income tax consequences of the merger. Accordingly, no assurance can be given that the merger will qualify for the Intended Tax Treatment. Further, even if Liberty Interactive and HSNi conclude that the merger qualifies for the Intended Tax Treatment, no assurance can be given that the IRS will not challenge that conclusion or that a court would not sustain such a challenge.

Assuming the merger qualifies for the Intended Tax Treatment, U.S. Holders (as defined in the section entitled "Special Factors—Material U.S. Federal Income Tax Consequences" below) of HSNi common stock will not recognize any gain or loss upon the receipt of shares of Liberty QVCA common stock in the merger, except with respect to cash received in lieu of a fractional share of Liberty QVCA common stock.

If, at the effective time of the merger, any requirement for the merger to qualify for the Intended Tax Treatment is not satisfied, a U.S. Holder of HSNi common stock would generally recognize gain or loss in an amount equal to the difference between (i) the sum of the fair market value of the shares of Liberty QVCA common stock received in the merger and the amount of any cash received in lieu of a fractional share of Liberty QVCA common stock pursuant to the merger and (ii) such holder's basis in the shares of HSNi common stock surrendered.

Each HSNi stockholder should read the discussion under "Special Factors—Material U.S. Federal Income Tax Consequences" and should consult its own tax advisor for a full understanding of the tax consequences of the merger to such stockholder.

Q:
Is the completion of the merger subject to any conditions?

A:
Yes. The completion of the merger depends on the satisfaction or, if applicable, waiver, of a number of conditions, including:

•
the receipt of the requisite approval of the HSNi stockholders of the merger agreement proposal;

•
the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the HSR Act), and the receipt of approval of the Federal Communications Commission (the FCC) of certain applications for transfer of control and/or assignment of certain FCC licenses, authorizations and registrations (the FCC Approvals);

•
the absence of any judgment, order, writ, injunction or decree that prohibits, renders illegal or permanently enjoins the consummation of the merger;

•
the effectiveness of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part, and there being no stop order or proceedings relating thereto; and

•
the approval of Nasdaq for the listing of the shares of Liberty QVCA common stock to be issued in the merger.

  For more information, please see "Special Factors—The Merger Agreement—Conditions to the Completion of the Merger."

Q:
What regulatory approvals are required to complete the merger?

A:
The completion of the merger is conditioned on, among other things, the expiration or termination of any applicable waiting period under the HSR Act. In addition, Liberty Interactive's obligation to effect the merger is conditioned upon the receipt of the FCC Approvals.

Under the terms of the merger agreement, each of Liberty Interactive and HSNi agreed to use their respective reasonable best efforts to obtain all necessary regulatory approvals, provided that neither party is required to agree to any requirement to sell or otherwise dispose of any asset or business that would materially adversely affect such party (but, in the case of Liberty Interactive, with respect to the QVC Group only), or would prohibit or materially limit the ownership, control or operation by such party of its respective businesses or assets (but, in the case of Liberty Interactive, with respect to the QVC Group only).

For more information, please see "Special Factors—Regulatory Approvals."

Q:
Is the merger structured so that approval of at least a majority of unaffiliated HSNi stockholders is required?

A:
No. The merger is not structured so that the approval of at least a majority of the unaffiliated HSNi stockholders is required.

Q:
Can HSNi solicit alternative transactions?

A:
No. HSNi is subject to a "no-shop" restriction that limits its ability to solicit alternative transaction proposals from, or engage in discussions with, third parties, except under limited circumstances to permit the board of directors of HSNi (the HSNi board) to comply with its fiduciary duties under applicable law.

Under the terms of the merger agreement, HSNi may not, and agreed to cause each of its representatives and subsidiaries not to, solicit certain alternative transaction proposals (as further discussed herein) or engage in activities, discussions or negotiations with third parties with respect to certain alternative transaction proposals, unless the HSNi board receives a bona fide written proposal that (i) did not result from a breach of HSNi's non-solicitation obligations and (ii) in the good faith determination of the HSNi board, is or is reasonably expected to result in a superior transaction proposal (as further discussed herein). In the case of such a superior transaction proposal or an intervening event (as further discussed herein), the HSNi board may change its recommendation with respect to the merger, or, solely in the case of a superior transaction proposal, HSNi may terminate the merger agreement and enter into a definitive transaction agreement with respect to such superior transaction proposal, if, in either case, the HSNi board believes that the failure to take such action with respect to the merger would be likely to be inconsistent with its fiduciary duties under applicable law.

If the HSNi board intends to change its recommendation with respect to the merger as a result of a superior transaction proposal or intervening event, or to terminate the merger agreement in order to enter concurrently into a definitive agreement with respect to a superior transaction proposal, it must first negotiate in good faith with Liberty Interactive for at least four business days to modify the merger agreement such that the failure to change its recommendation or terminate the merger agreement, as applicable, would no longer be likely to constitute a breach of its fiduciary duties under applicable law.

For more information, see "Special Factors—The Merger Agreement—No Solicitation."

Q:
Can the merger agreement be terminated by the parties?

A:
Yes. The merger agreement may be terminated prior to the effective time of the merger, whether before or after the receipt of the required approval of the HSNi stockholders:

•
by mutual written consent of each of Liberty Interactive, Merger Sub and HSNi;

•
by either Liberty Interactive or HSNi, if the merger is not consummated on or before April 5, 2018 (the outside date), provided that either party may extend the outside date for a period of six months upon written notice to the other party if all conditions to the closing of the merger have been satisfied or waived, or are capable of being satisfied, other than conditions relating to antitrust approval or the receipt of the FCC Approvals;

•
by either Liberty Interactive or HSNi, if there is a final, non-appealable judgment, order, writ, injunction or decree by any governmental authority permanently restraining, enjoining or otherwise prohibiting the merger; or

•
by either Liberty Interactive or HSNi, if the required approval of the HSNi stockholders is not obtained at a meeting of the HSNi stockholders at which a final vote was taken, provided that the party seeking to terminate the merger agreement following the failure to obtain such stockholder approval is not in material breach of its obligations under the merger agreement.

The merger agreement may also be terminated by HSNi:

•
prior to the receipt of the required approval of the HSNi stockholders, in order for HSNi to enter concurrently into a definitive written agreement with respect to a superior transaction proposal; or

•
provided that HSNi is not in material breach of any of its obligations under the merger agreement, there is any continuing breach in the representations and warranties of Liberty Interactive or Merger Sub, or Liberty Interactive is failing to perform any of its covenants or other agreements under the merger agreement that would cause certain conditions to the completion of the merger to not be satisfied, subject to a cure period.

The merger agreement may also be terminated by Liberty Interactive:

•
prior to the receipt of the required approval of the HSNi stockholders, if the HSNi board changes its recommendation with respect to the merger, or HSNi materially breaches or fails to perform its non-solicitation obligations and such breach or failure to perform leads to or results in an alternative transaction proposal; or

•
provided that neither Liberty Interactive nor Merger Sub is in material breach of any of its obligations under the merger agreement, there is any continuing breach in the representations and warranties of HSNi, or HSNi is materially failing to perform any of its covenants or other agreements under the merger agreement that would cause certain conditions to the completion of the merger to not be satisfied, subject to a cure period.

Q:
Are there any fees payable by the parties in connection with a termination of the merger agreement?

A:
Yes, in certain circumstances. Subject to the terms and conditions of the merger agreement, HSNi will pay Liberty Interactive a one-time termination fee of $40 million if (i) HSNi terminates the merger agreement to enter concurrently into a definitive agreement with respect to a superior transaction proposal, (ii) Liberty Interactive terminates the merger agreement as a result of (x) the HSNi board changing its recommendation with respect to the merger or (y) HSNi materially breaching or failing to perform its non-solicitation obligations, and such breach or failure to perform leads to or results in an alternative transaction proposal, or (iii) (A) an alternative transaction proposal is made to HSNi, (B) the merger agreement is terminated (1) by HSNi or Liberty Interactive due to the failure to consummate the merger by the outside date, (2) by HSNi or Liberty Interactive due to the failure of the HSNi stockholders to approve the merger or (3) by Liberty Interactive due to HSNi's breach of its covenants in a way that prevents satisfaction of certain closing conditions, subject to a cure period, and (C) within fifteen (15) months of such termination, HSNi enters into an agreement for an alternative transaction that meets certain requirements (as further discussed herein) and such alternative transaction is later consummated.

  Subject to the terms and conditions of the merger agreement, Liberty Interactive will pay HSNi a one-time termination fee of $75 million (i) if the merger has not been consummated on or before the outside date (as it may be extended) as a result of the required regulatory approvals having not been obtained or (ii) if any court or other governmental authority has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the merger under any competition law or the Communications Act of 1934, as amended (the Communications Act), and such order or other action is, or has become, final and non-appealable, and, in each case, all other mutual conditions and the conditions of Liberty Interactive and Merger Sub to the completion to the merger are satisfied or capable of being satisfied.

  For more information, see "Special Factors—The Merger Agreement—Termination Fees."

Q:
When do you expect the merger to be completed?

A:
Liberty Interactive and HSNi currently expect to complete the merger during the fourth quarter of calendar year 2017. However, the merger is subject to various conditions, including applicable regulatory and stockholder approvals, and it is possible that factors outside of the control of Liberty Interactive and HSNi could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the HSNi special meeting and the completion of the merger.

For more information, see "Special Factors—The Merger Agreement—Conditions to the Completion of the Merger."

Q:
What happens to the HSNi stockholder rights plan as a result of the merger agreement and the merger?

A:
In connection with the merger, on July 5, 2017, HSNi entered into an amendment (the rights plan amendment) to the Rights Agreement, dated as of December 23, 2008 (the HSNi rights plan), by and between HSNi and Computershare Trust Company, N.A., as successor-in-interest to The Bank of New York Mellon, a New York banking corporation. Among other things, the rights plan amendment (i) exempts the approval, execution, delivery and performance of the merger agreement and the other contracts or instruments related thereto, and the announcement and the consummation of the merger, such that the rights issued under the HSNi rights plan to acquire shares of HSNi common stock (the HSNi rights) will not become exercisable, and (ii) provides for the expiration of the HSNi rights in their entirety, and the termination of the HSNi rights plan immediately prior to the effective time (but only if the effective time occurs) without any consideration payable therefor or in respect thereof.

Q:
What will happen to Liberty Interactive and the QVC Group following Liberty Interactive's previously announced transaction with General Communication, Inc.?

A:
On April 4, 2017, Liberty Interactive, Liberty Interactive LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Liberty Interactive (Liberty LLC), and General Communication, Inc., an Alaska corporation (GCI), entered into an agreement (as amended, the GCI reorganization agreement) whereby Liberty Interactive agreed, on the terms and subject to the conditions set forth therein, to acquire GCI through a reorganization in which certain assets and liabilities currently attributed to Liberty Interactive's Ventures Group tracking stock group (the Ventures Group) will be contributed to GCI in exchange for a controlling interest in GCI. Liberty Interactive would then effect a tax-free split-off of its controlling interest in the combined company (to be named GCI Liberty, Inc. (GCI Liberty)) to the holders of shares of Liberty Interactive's Series A Liberty Ventures common stock, par value $0.01 per share (LVNTA), and Series B Liberty Ventures common stock, par value $0.01 per share (LVNTB, and together with LVNTA, the Liberty Ventures common stock), in full redemption of all outstanding shares of Liberty Ventures common stock. The transactions contemplated by the GCI reorganization agreement (the GCI transactions) currently are expected to be consummated during the first quarter of 2018, subject to the satisfaction or waiver, if applicable or permitted, of all closing conditions set forth in the GCI reorganization agreement. The completion of the merger is not a condition to the completion of the GCI transactions, nor is the completion of the GCI transactions a condition to the completion of the merger.

  Following the completion of the GCI transactions, Liberty Interactive will be renamed "QVC Group, Inc." and the QVC Group common stock (as defined below) will become an asset-backed security. In addition, Liberty Interactive expects to submit to its stockholders at its first annual meeting following the closing of the GCI transactions an amendment to the restated certificate of incorporation of Liberty Interactive, as amended (as currently in effect, the Liberty Interactive charter), which would eliminate all of the tracking stock-specific terms and provisions of the QVC Group common stock. The amended Liberty Interactive charter would retain Liberty Interactive's current voting structure, pursuant to which each share of Liberty QVCA common stock is entitled to one vote per share, and each share of Liberty Interactive's Series B QVC Group common stock, par value $0.01 per share (QVCB, and together with the Liberty QVCA common stock, the QVC Group common stock), is entitled to ten votes per share on all matters submitted to the holders of QVC Group common stock.

  Liberty Interactive does not expect to submit the amendment to the Liberty Interactive charter to its stockholders in the event the merger is not completed prior to the first annual meeting of its stockholders following the closing of the GCI transactions.

  Following the completion of the GCI transactions and the merger, it is expected that Mr. John C. Malone, chairman of the board of directors of Liberty Interactive, will own an approximate 5.8% equity interest and an approximate 37.1% voting interest in QVC Group, Inc., based on the number of outstanding shares of QVC Group common stock on October 31, 2017 and the number of shares of Liberty QVCA common stock expected to be issued to HSNi stockholders.

  For additional information regarding those provisions which are specific to Liberty Interactive's tracking stock structure, see "Comparison of Stockholders' Rights."

Q:
What is the accounting treatment for the merger?

A:
In accordance with accounting principles generally accepted in the United States (GAAP), the merger will be accounted for by Liberty Interactive under the acquisition method of accounting for business combinations.

Q:
What is the dividend policy of HSNi pending completion of the merger?

A:
Under the terms of the merger agreement, HSNi is permitted to continue to pay regular quarterly cash dividends to HSNi stockholders in an amount not to exceed $0.35 per share of HSNi common stock per fiscal quarter, provided that such dividends will not be paid using funds borrowed specifically for that purpose. Other than such regular quarterly cash dividends, HSNi has agreed not to (i) declare, set aside, make or pay any other dividend or make any other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock, (ii) reclassify, combine, split or subdivide any of its capital stock or (iii) redeem, purchase or otherwise acquire any equity interest in HSNi or any of its subsidiaries.

Q:
When and where will the HSNi special meeting be held?

A:
The HSNi special meeting will be held at HSNi's corporate headquarters, located at 1 HSN Drive, St. Petersburg, Florida, 33729, on December 29, 2017, at 10:00 a.m., local time.

Q:
Who is entitled to vote at the HSNi special meeting and how many votes do I have?

A:
The HSNi board has fixed October 31, 2017 as the record date for the HSNi special meeting (the HSNi record date). All holders of record of shares of HSNi common stock as of the close of business on the HSNi record date are entitled to receive notice of, and to vote at, the HSNi special meeting. Please see "The HSNi Special Meeting—Voting Procedures for Record Holders" for instructions on how to vote your shares of HSNi common stock at the HSNi special meeting.

Each HSNi stockholder of record is entitled to one vote for each share of HSNi common stock held of record by him or her as of the close of business on the HSNi record date. As of the close of business on the HSNi record date, there were 52,434,369 shares of HSNi common stock issued and outstanding.

Q:
What am I being asked to vote on?

A:
At the HSNi special meeting, HSNi stockholders are being asked to consider and vote upon:

•
a proposal to approve the adoption of the merger agreement (the merger agreement proposal);

•
a proposal to authorize the adjournment of the HSNi special meeting by HSNi to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the HSNi special meeting to approve the merger agreement proposal (the adjournment proposal); and

•
a proposal to approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to HSNi's named executive officers that is based on or otherwise relates to the merger (the non-binding compensation advisory proposal).

The approval of the merger agreement proposal is a condition to the completion of the merger. The approval of the adjournment proposal and the non-binding compensation advisory proposal are not conditions to the completion of the merger.

Q:
Why am I being asked to consider and vote on a proposal, by non-binding advisory vote, concerning compensation that may become payable to HSNi's named executive officers in connection with the merger?

A:
The Securities and Exchange Commission (the SEC) has adopted rules that require HSNi to seek a non-binding, advisory vote on the compensation payments that will or may be made to its named executive officers, that is based on or otherwise relates to the merger and that will or may become payable to its named executive officers at the closing of the merger or on a qualifying termination of employment upon or following the consummation of the merger. This compensation is referred to as "golden parachute" compensation by the applicable SEC disclosure rules. HSNi urges its stockholders to read the section entitled "Special Factors—Interests of Certain Persons of HSNi in the Merger."

Q.
What vote is required to approve each proposal?

A:
The merger agreement proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of HSNi common stock outstanding and entitled to vote on such proposal, voting together as a single class. Each of the adjournment proposal and the non-binding compensation advisory proposal requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively on such proposal (assuming a quorum is present).

Q:
How does the board of directors of HSNi recommend that I vote?

A:
The HSNi board recommends that you vote "FOR" the merger agreement proposal, "FOR" the adjournment proposal if necessary to solicit additional proxies in favor of the approval of the merger agreement proposal and "FOR" the non-binding compensation advisory proposal. Please see "Additional Information—Where You Can Find More Information." Your vote is important. Adoption of the merger agreement by the HSNi stockholders is a condition to the completion of the merger and requires the affirmative vote, in person or by proxy, of holders of a majority of the aggregate voting power of HSNi common stock outstanding and entitled to vote on such proposal, voting together as a single class. Adoption of the other proposals to be considered at the special meeting requires the affirmative vote of holders of a majority of the votes cast affirmatively or negatively on such proposals.

For more information regarding how the HSNi board recommends you vote, please see "Special Factors—HSNi's Purpose and Reasons for the Merger and Other Proposals; Recommendations of the Special Committee and HSNi Board; Fairness of the Merger."

Q:
Did the HSNi board form a special committee, and did the special committee receive opinions from its financial advisors?

The HSNi board formed a special committee to review and evaluate potential strategic transactions with Liberty Interactive and other potential third parties (the Special Committee). The Special Committee was authorized by the HSNi board to (i) review, evaluate and negotiate the terms and conditions of a potential strategic transaction involving Liberty Interactive and, if the Special Committee deemed it appropriate, alternative transactions, including the possibility of a sale, merger or recapitalization of all or any portion of HSNi, (ii) negotiate with Liberty Interactive any element of any such potential transaction, (iii) negotiate with any other third party or parties the terms of any such alternative transaction, (iv) negotiate the terms of any definitive agreement with respect to any such transaction, the execution of which would be subject to the approval of the HSNi board, (v) determine and recommend to the HSNi board whether any such potential transaction was advisable and fair to and in the best interests of, HSNi and the HSNi stockholders and (vi) determine to elect not to pursue any such potential transaction. The HSNi board resolved not to approve any such transaction unless it was recommended by the Special Committee. Please see "Special Factors—Background of the Merger" and "Special Factors—HSNi's Purpose and Reasons for the Merger and Other Proposals; Recommendations of the Special Committee and HSNi Board; Fairness of the Merger."

The Special Committee engaged both Centerview Partners LLC (Centerview Partners) and Goldman Sachs & Co. LLC (Goldman Sachs) as financial advisors to the Special Committee.

In connection with this engagement, the Special Committee requested that Centerview Partners evaluate the fairness, from a financial point of view, to the holders of shares of HSNi common stock (other than shares held by HSNi as treasury stock and shares held by Liberty Interactive, its affiliates and other specified persons and entities related to a significant stockholder of Liberty Interactive, which are collectively referred to as Excluded Shares throughout this section and the summary of Centerview Partners' opinion in the section entitled "Special Factors—Opinion of the Special Committee Financial Advisor (Centerview Partners)") of the merger consideration. On July 5, 2017, Centerview Partners rendered to the Special Committee (with the members of the HSNi board other than Ms. Courtnee Chun and Mr. William Costello (the Qualified Directors) present) its oral opinion, which was subsequently confirmed by delivery of a written opinion dated July 5, 2017, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview Partners in preparing its opinion, the merger consideration was fair, from a financial point of view, to the holders of shares of HSNi common stock (other than Excluded Shares).

  The full text of Centerview Partners' written opinion, dated July 5, 2017, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview Partners in preparing its opinion, is attached as Annex C to this proxy statement/prospectus and is incorporated herein by reference. Centerview Partners' financial advisory services and opinion were provided for the information and assistance of the Special Committee (in their capacity as directors and not in any other capacity) and at the Special Committee's request, to the other members of the HSNi board (in their capacity as directors and not in any individual capacity as an employee or designee of any particular HSNi stockholder) in connection with and for purposes of their consideration of the merger and Centerview Partners' opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of shares of HSNi common stock (other than Excluded Shares) of the merger consideration. Centerview Partners' opinion did not address any other term or aspect of the merger agreement or the merger and does not constitute a recommendation to any HSNi stockholder or any other person as to how such stockholder or other person should vote with respect to the merger or otherwise act with respect to the merger or any other matter.

  The full text of Centerview Partners' written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview Partners in preparing its opinion. See "Special Factors—Opinion of the Special Committee Financial Advisor (Centerview Partners)."

  In addition, Goldman Sachs delivered its opinion to the Special Committee (with the other Qualified Directors present) that, as of July 5, 2017, and based upon and subject to the factors and assumptions set forth therein, the consideration to be paid by Liberty Interactive for each share of HSNi common stock pursuant to the merger agreement was fair from a financial point of view to the HSNi stockholders (other than Liberty Interactive, a significant stockholder of Liberty Interactive, and their respective affiliates, which are collectively referred to as the Liberty Interactive related entities in and solely for the purpose of the summary of Goldman Sachs' opinion below in the section entitled "Special Factors—Opinion of the Special Committee Financial Advisor (Goldman Sachs)").

The full text of the written opinion of Goldman Sachs, dated July 5, 2017, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D to this proxy statement/prospectus and is incorporated herein by reference. Goldman Sachs provided its opinion for the information and assistance of the Special Committee and, at the Special Committee's request, for the information and assistance of the HSNi board in connection with their consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any HSNi stockholder should vote with respect to the merger or any other matter. See "Special Factors—Opinion of the Special Committee Financial Advisor (Goldman Sachs)."

Q:
Have a majority of directors who are not employees of HSNi retained an unaffiliated representative to act solely on behalf of unaffiliated HSNi stockholders for purposes of negotiating the terms of the merger and/or preparing a report concerning the fairness of the merger?

A:
None of the directors of HSNi are employees of HSNi. As described more fully in the section entitled "Special Factors—Background of the Merger," the Special Committee, which consists entirely of independent and disinterested directors, was formed for the purpose of reviewing, evaluating and negotiating potential strategic transactions with Liberty Interactive and other potential third parties and, ultimately, recommending in favor or against any such transaction. The Special Committee retained Centerview Partners and Goldman Sachs as its financial advisors. On July 5, 2017, Centerview Partners rendered its oral opinion to the Special Committee (with the other Qualified Directors present), which was subsequently confirmed by delivery of a written opinion dated such date, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview Partners in preparing its opinion, as to the fairness, from a financial point of view, of the merger consideration to be received by the HSNi stockholders (other than as specified in such opinion) pursuant to the merger agreement. Also on July 5, 2017, Goldman Sachs rendered its oral opinion to the Special Committee (with the other Qualified Directors present), which was subsequently confirmed by delivery of a written opinion dated such date, as of such date and based upon and subject to the factors and assumptions set forth therein, as to the fairness, from a financial point of view, of the exchange ratio to be received by the HSNi stockholders (other than Liberty Interactive, a significant stockholder of Liberty Interactive, and their respective affiliates) pursuant to the merger agreement. For a description of these reports, see "Special Factors—Opinion of the Special Committee Financial Advisor (Centerview Partners)" and "—Opinion of the Special Committee Financial Advisor (Goldman Sachs)", respectively.

Q:
What constitutes a quorum?

A:
The holders of a majority of the voting power of all of the shares of HSNi common stock entitled to vote at the HSNi special meeting, present in person or represented by proxy, shall constitute a quorum at the HSNi special meeting. For purposes of determining a quorum, your shares will be included as represented at the meeting even if your proxy indicates that you abstain from voting. If a broker who is a record holder of shares indicates on a form of proxy that the broker does not have discretionary authority to vote those shares, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares will not be treated as present for purposes of determining the presence of a quorum.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares of HSNi common stock are registered directly in your name with HSNi's transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and access to proxy materials is being provided directly to you. If your shares are held in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of those shares, which are considered to be held in "street name." Access to proxy materials is being provided to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares.

Q:
How can I vote my shares in person at the HSNi special meeting?

A:
Shares of HSNi common stock held directly in your name as the stockholder of record as of the close of business on the HSNi record date may be voted in person at the HSNi special meeting. If you choose to attend the HSNi special meeting, you will need to bring valid, government-issued photo identification. If you are a beneficial owner of HSNi common stock but not the stockholder of record of such shares, you will also need proof of stock ownership to be admitted to the HSNi special meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. Please note that if your shares are held in "street name" by a broker, bank or other nominee and you wish to vote at the HSNi special meeting, you will not be permitted to vote in person unless you first obtain a legal proxy issued in your name from the record owner and present it to the inspector of election with your ballot at the HSNi special meeting. To request a legal proxy, please contact your broker, bank or other nominee holder of record. It is suggested you do so in a timely manner to ensure receipt of your legal proxy prior to the HSNi special meeting.

  Failure to bring the appropriate documentation may delay your entry into or prevent you from attending the HSNi special meeting. The doors to the meeting room will be closed promptly at the start of the meeting, and HSNi stockholders will not be permitted to enter after that time.

Q:
How can I vote my shares without attending the special meeting?

A:
If you are a stockholder of record of HSNi common stock as of the close of business on the HSNi record date, you can vote by proxy via the internet, by telephone or by mail by following the instructions provided in the enclosed proxy card. Please note that if you are a beneficial owner, you may vote by submitting voting instructions to your bank, brokerage firm or other nominee, or otherwise by following instructions provided by your bank, brokerage firm or other nominee. Telephone and internet voting may be available to beneficial owner. Please refer to the vote instruction form provided by your bank, brokerage firm or other nominee.

Q:
Can I change my vote after I have returned a proxy or voting instruction card or voted through the Internet or by telephone?

A:
Yes. If you are a stockholder of record of HSNi common stock as of the close of business on the HSNi record date, whether you vote by telephone, internet or mail, you can change or revoke your proxy before it is voted at the HSNi special meeting by:

•
submitting a new proxy card bearing a later date;

•
voting again by telephone or the internet at a later time;

•
giving written notice of your revocation to the HSNi Corporate Secretary at the address provided above; or

•
voting in person at the HSNi special meeting. Please note that your attendance at the HSNi special meeting will not alone serve to revoke your proxy.

If you are a beneficial owner of HSNi common stock as of the close of business on the HSNi record date, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.

Q:
If my shares of HSNi common stock are held in "street name" by my bank, brokerage firm or other nominee, will my bank, brokerage firm or other nominee automatically vote my shares for me?

A:
If you hold your shares of HSNi common stock in a stock brokerage account or if your shares are held by a bank, brokerage firm or other nominee (that is, in "street name"), you must provide the record holder of your shares with instructions on how to vote your shares. Banks, brokerage firms or other nominees who hold shares of HSNi common stock on behalf of their customers may not give a proxy to HSNi to vote those shares without specific instructions from their customers. Please follow the voting instructions provided by your bank, brokerage firm or other nominee. Please note that you may not vote shares of HSNi common stock held in street name by returning a proxy card directly to HSNi or by voting in person at the HSNi special meeting unless you provide a "legal proxy," which you must obtain from your bank, brokerage firm or other nominee.

  If you fail to instruct your bank, brokerage firm or other nominee to vote your shares of HSNi common stock, your bank, brokerage firm or other nominee may not vote your shares on the merger agreement proposal, the adjournment proposal or the non-binding compensation advisory proposal. This will have the same effect as a vote against the merger agreement proposal, but it will have no effect on the adjournment proposal or the non-binding compensation advisory proposal, assuming a quorum is present.

Q:
What will happen if I fail to vote or I abstain from voting?

A:
If you are an HSNi stockholder and fail to vote, it will have the same effect as a vote against the merger agreement proposal, but, assuming a quorum is present, it will have no effect on the adjournment proposal or the non-binding compensation advisory proposal. If you are an HSNi stockholder and you abstain from voting, it will have the same effect as a vote against the merger agreement proposal, but it will have no effect on the adjournment proposal and the non-binding compensation advisory proposal.

Q:
If an HSNi stockholder gives a proxy, how will the shares of HSNi common stock covered by the proxy be voted?

A:
If you provide a proxy, regardless of whether you provide that proxy by phone, via the internet or by completing and returning the applicable enclosed proxy card, the individuals named on the enclosed proxy card will vote your shares of HSNi common stock in the way that you indicate when providing your proxy in respect of the shares of HSNi common stock. When completing the internet or telephone processes or the proxy card, you may specify whether your shares of HSNi common stock should be voted for or against, or abstain from voting on, all, some or none of the specific items of business to come before the HSNi special meeting.

Q:
How will my shares of HSNi common stock be voted if I return a blank proxy?

A:
If you sign, date and return your proxy and do not indicate how you want your shares of HSNi common stock to be voted, then your shares of HSNi common stock will be voted "FOR" the merger agreement proposal, "FOR" the adjournment proposal if necessary to solicit additional proxies in favor of the approval of the merger agreement and "FOR" the non-binding compensation advisory proposal.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials relating to the HSNi special meeting if you hold shares of HSNi stock in "street name" and also directly in your name as a stockholder of record or otherwise or if you hold shares of HSNi common stock in more than one brokerage account. If you do receive more than one set of voting materials, you should follow the appropriate procedures in each set of voting materials to ensure that you vote all of your shares.

Direct holders (stockholders of record)

For shares of HSNi common stock held directly, please complete, sign, date and return each proxy card (or cast your vote by telephone or internet as provided on each proxy card) or otherwise follow the voting instructions provided in this proxy statement/prospectus in order to ensure that all of your shares of HSNi common stock are voted.

  Holders of shares in "street name"

  For shares of HSNi common stock held in "street name" through a bank, brokerage firm or other nominee, you should follow the procedures provided by your bank, brokerage firm or other nominee to vote your shares.

Q:
What happens if I sell my shares of HSNi common stock before the HSNi special meeting?

A:
The HSNi record date for HSNi stockholders entitled to vote at the HSNi special meeting is earlier than the date of the HSNi special meeting. If you transfer your shares of HSNi common stock after the HSNi record date but before the HSNi special meeting, you will, unless special arrangements are made, retain your right to vote at the HSNi special meeting but will have transferred the right to receive the merger consideration in connection with the merger to the person to whom you transferred your shares of HSNi common stock.

Q:
Are HSNi stockholders entitled to appraisal rights in connection with the merger?

A:
No. Under Delaware law, HSNi stockholders are not entitled to appraisal rights in connection with the merger. For more information regarding appraisal rights, see "Special Factors—No Appraisal Rights."

Q:
Has Liberty Interactive agreed to vote its shares in favor of any of the proposals to be considered at the HSNi special meeting?

A:
Yes. Pursuant to the merger agreement, Liberty Interactive agreed to vote the shares of HSNi common stock it beneficially owns in favor of the adoption of the merger agreement, in favor of any proposal to adjourn or postpone the HSNi special meeting if there are not sufficient votes to adopt the merger agreement and/or if there are not sufficient shares present in person or by proxy at such meeting to constitute a quorum, and in favor of any other matter necessary to consummate the merger.

As of the HSNi record date, Liberty Interactive beneficially owned approximately 38.2% of the outstanding shares of HSNi common stock.

For a discussion of Liberty Interactive's obligations to vote the shares of HSNi common stock it beneficially owns in favor of the merger, see "Special Factors—The Merger Agreement—Liberty Interactive Voting Obligations."

Q:
What do I need to do now?

A:
Carefully read and consider the information contained in and incorporated by reference into this proxy statement/prospectus, including its annexes, and return your completed, signed and dated proxy card(s) by mail in the enclosed postage-paid envelope or submit your voting instructions by telephone or via the internet as soon as possible so that your shares of HSNi common stock will be voted in accordance with your instructions.

You should not submit your HSNi share certificates at this time.    After the merger is completed, if you held certificates representing shares of HSNi common stock immediately prior to the effective time, the exchange agent will send you a letter of transmittal and instructions for exchanging your shares of HSNi common stock for the merger consideration. Upon surrender of the certificates for cancellation and the executed letter of transmittal and other required documents described in the instructions, an HSNi stockholder will receive the merger consideration.

  Holders of shares of HSNi common stock in book-entry form immediately prior to the effective time will not need to take any action to receive the merger consideration.

Q:
Who is the exchange agent for the merger?

A:
Liberty Interactive has selected Computershare Trust Company, N.A. to act as the exchange agent in connection with the merger.

Q:
Who will solicit and pay the cost of soliciting proxies?

A:
HSNi has retained Georgeson LLC (Georgeson) to assist in the solicitation process. HSNi will pay Georgeson a fee of approximately $5,000, as well as reasonable and documented out-of-pocket expenses. HSNi also has agreed to indemnify Georgeson against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

Q:
Will HSNi stockholders receive certificates representing shares of Liberty QVCA common stock following the merger?

A:
No. Pursuant to the terms of the merger agreement, no physical certificates representing shares of Liberty QVCA common stock will be delivered to HSNi stockholders. Instead, Liberty Interactive, with the assistance of the exchange agent, will electronically distribute shares of Liberty QVCA common stock in book-entry form to such holder or its bank or brokerage firm on its behalf. If you are a record holder of HSNi common stock upon the effective time, the exchange agent will mail you a book-entry account statement that reflects your shares of Liberty QVCA common stock. If you are a beneficial owner (but not a record holder) of HSNi common stock upon the effective time, your bank or brokerage firm will credit your account with the shares of Liberty QVCA common stock that you are entitled to receive.

Q:
Who can help answer my questions?

A:
HSNi stockholders who have questions about the merger or the matters to be voted on at the HSNi special meeting, or who desire additional copies of this proxy statement/prospectus or additional proxy or voting instruction cards should contact:

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
(888) 206-5896

or

HSN, Inc.
1 HSN Drive
St. Petersburg, FL 33729
Attn.: Investor Relations
(727) 872-1000
ir@hsn.net

SUMMARY

        The following summary includes selected information contained elsewhere in this proxy statement/prospectus. This summary does not contain all of the important information that you should consider before voting on the proposals. You should carefully read the entire proxy statement/prospectus, including the Annexes and the documents incorporated by reference herein.

The Companies

  Liberty Interactive Corporation

        Liberty Interactive is a Delaware corporation and owns interests in companies primarily engaged in the video and online commerce industries. Through its subsidiaries and affiliates, it operates in North America, Europe and Asia. Its principal businesses and assets include its consolidated subsidiaries QVC, Inc. (QVC), zulily, llc (zulily) and Evite, Inc. (Evite) and its equity interests in FTD Companies, Inc. (FTD), HSNi, LendingTree, Inc. (LendingTree), Charter Communications, Inc. (Charter) and Liberty Broadband Corporation (Liberty Broadband).

        Liberty Interactive's corporate structure includes two tracking stocks, each of which tracks a tracking stock group. Tracking stocks are a type of capital stock that the issuing company intends to reflect or "track" the economic performance of a particular business or "group," rather than the economic performance of the company as a whole. Each group has a separate collection of businesses, assets and liabilities attributed to it, but no group is a separate legal entity and, therefore, no group can own assets, issue securities or enter into legally binding agreements. Liberty Interactive's two tracking stocks are the QVC Group common stock and the Liberty Ventures common stock, which are intended to track and reflect the economic performance of the QVC Group and the Ventures Group, respectively. The QVC Group common stock trades on Nasdaq under the ticker symbols "QVCA" and "QVCB," and the Liberty Ventures common stock trades on Nasdaq under the ticker symbols "LVNTA" and "LVNTB."

        Currently, the QVC Group has attributed to it, among other things, Liberty Interactive's wholly-owned subsidiaries QVC and zulily and its approximately 38% interest in HSNi, along with cash and certain liabilities. The Ventures Group has attributed to it, among other things, Liberty Interactive's equity interests in FTD, LendingTree, Charter and Liberty Broadband, and certain liabilities relating to exchangeable debentures of Liberty LLC, along with cash and certain other liabilities.

        On April 4, 2017, Liberty Interactive, Liberty LLC and GCI entered into the GCI reorganization agreement whereby Liberty Interactive has agreed, on the terms and subject to the conditions set forth therein, to acquire GCI through a reorganization in which certain Ventures Group assets and liabilities will be contributed to GCI in exchange for a controlling interest in GCI. Liberty Interactive would then effect a tax-free split-off of its controlling interest in the combined company (to be named GCI Liberty, Inc.) to the holders of Liberty Ventures common stock in full redemption of all outstanding shares of Liberty Ventures common stock. The GCI transactions currently are expected to be consummated during the first quarter of 2018, subject to the satisfaction or waiver, if applicable or permitted, of the closing conditions set forth in the GCI reorganization agreement. The completion of the merger is not a condition to the completion of the GCI transactions, nor is the completion of the GCI transactions a condition to the completion of the merger.

        In connection with the GCI transactions, it is currently contemplated that the following assets and liabilities currently attributed to the Ventures Group will be reattributed to the QVC Group (the reattribution):

  •
  certain green energy assets attributed to the Ventures Group with an approximate value of $138 million;

  •
  certain private assets (Sound Ventures, Quid, Brit+Co and Liberty Israel Venture Fund II) with an approximate value of $75 million;

  •
  Liberty LLC's outstanding 4% Exchangeable Senior Debentures due 2029 in a principal amount of $435 million;

  •
  Liberty LLC's outstanding 3.75% Exchangeable Senior Debentures due 2030 in a principal amount of $435 million;

  •
  Liberty LLC's outstanding 3.5% Exchangeable Senior Debentures due 2031 in a principal amount of $328 million;

  •
  Liberty LLC's outstanding 0.75% Exchangeable Senior Debentures due 2043 in a principal amount of $1 million;

  •
  Liberty LLC's outstanding 1.75% Exchangeable Senior Debentures due 2046 in a principal amount of $750 million (the Liberty Charter Exchangeable Debentures);

  •
  a certain amount of cash to be determined on the date of the reattribution (as further described below);

  •
  deferred tax liabilities and tax attributes relating to the exchangeable senior debentures described above and certain tax items related to Liberty Interactive's repurchase of exchangeable debentures in prior years;

  •
  tax benefits relating to certain equity awards with respect to stock of Liberty Expedia Holdings, Inc. (Liberty Expedia), CommerceHub, Inc. and Liberty TripAdvisor Holdings, Inc. (Liberty TripAdvisor);

  •
  16,643,957 shares of common stock of ILG, Inc. (ILG);

  •
  1,436 shares of common stock of Time, Inc.; and

  •
  11,152 shares of common stock of Time Warner, Inc.

        The amount of cash to be reattributed to the QVC Group in the reattribution will depend on the fair value of the reattributed assets and liabilities as of the date of the reattribution and will be equal to the amount by which the fair value of the aggregate liabilities to be reattributed to the QVC Group exceeds the fair value of the assets (other than cash) to be reattributed to the QVC Group, in each case, as of the date of the reattribution.

        Liberty Interactive will complete the reattribution using similar valuation methodologies to those used in connection with its previous reattributions, including taking into account the advice of its financial advisor, and in accordance with the Liberty Interactive charter and its Management and Allocation Policies (the Management and Allocation Policies). The Management and Allocation Policies are designed to assist Liberty Interactive in managing and separately presenting the businesses and operations attributed to its tracking stock groups. The board of directors of Liberty Interactive (the Liberty Interactive board) is vested with the discretion to reattribute assets and liabilities that are attributed to one tracking stock group to the other tracking stock group without the approval of any of its stockholders. As contemplated by both the Management and Allocation Policies and the Liberty Interactive charter, any reattribution of assets and/or liabilities must be done on a fair value basis, as determined by the Liberty Interactive board. This means that (i) the Liberty Interactive board must determine the fair value of the assets and the liabilities to be reattributed from one tracking stock group to the other, and (ii) the aggregate fair value of the assets to be reattributed must be equal to the aggregate fair value of the liabilities to be reattributed at the same time. The intention of these requirements is to ensure that each tracking stock group is left with an equivalent fair value of assets and liabilities before and after the reattribution. Any fair value determination made by the Liberty Interactive board is subject to the Liberty Interactive board's fiduciary duties under applicable law.

        Unlike the assets described above which the Liberty Interactive board chose to reattribute, each series of publicly traded exchangeable debentures currently attributed to the Ventures Group, including the Liberty Charter Exchangeable Debentures, is a debt security of Liberty LLC (which will remain a subsidiary of Liberty Interactive following the closing of the GCI transactions) and it would be impermissible under the related indenture for these debt instruments to be contributed to GCI Liberty. Accordingly, they must be reattributed to the QVC Group before the closing of the GCI transactions.

        Pursuant to the GCI reorganization agreement and an indemnification agreement to be entered into between Liberty Interactive and GCI Liberty in connection with the closing of the GCI transactions (the GCI indemnification agreement), within six months of the closing of the GCI transactions, Liberty Interactive, Liberty LLC and GCI Liberty will cooperate with, and reasonably assist each other with respect to, the commencement and consummation of a purchase offer (the purchase offer) whereby Liberty LLC will offer to purchase, either pursuant to privately negotiated transactions or a tender offer, the Liberty Charter Exchangeable Debentures on terms and conditions (including maximum offer price) reasonably acceptable to GCI Liberty. The Liberty Charter Exchangeable Debentures repurchased by Liberty LLC in the purchase offer will be cancelled, and GCI Liberty's spread indemnity obligations with respect thereto (as described below) will be extinguished. GCI Liberty will indemnify Liberty LLC for each Liberty Charter Exchangeable Debenture repurchased by Liberty LLC in the purchase offer in an amount equal to the difference between (x) the purchase price paid by Liberty LLC to acquire such Liberty Charter Exchangeable Debenture in the purchase offer and (y) the sum of the amount of cash reattributed with such purchased Liberty Charter Exchangeable Debenture in the reattribution plus the amount of certain tax benefits attributable to such Liberty Charter Exchangeable Debenture so purchased. Additionally, Liberty LLC will be reimbursed by GCI Liberty for all reasonable costs and expenses incurred by Liberty LLC relating to the completion of the purchase offer.

        Pursuant to the GCI indemnification agreement, GCI Liberty will indemnify Liberty LLC with respect to any Liberty Charter Exchangeable Debentures surrendered for exchange to Liberty LLC on or before October 5, 2023 for the amount by which (x) the exchange value exceeds (y) the sum of the adjusted principal amount of such Liberty Charter Exchangeable Debentures plus the amount of certain tax benefits attributable to such Liberty Charter Exchangeable Debentures so exchanged (the spread indemnity). To support GCI Liberty's obligations under the GCI indemnification agreement, the reference shares related to the Liberty Charter Exchangeable Debentures retained by Liberty LLC (consisting of shares of Class A common stock of Charter to be held by a subsidiary of GCI Liberty upon the closing of the GCI transactions) will be subject to a negative pledge.

        No assurance can be given, however, that the GCI transactions or the purchase offer will be completed on the terms described above or at all.

        The address of Liberty Interactive's principal executive office is 12300 Liberty Boulevard, Englewood, Colorado 80112, and its telephone number is (720) 875-5300.

        The transfer agent and registrar for the QVC Group common stock and the Liberty Ventures common stock is Computershare Trust Company, N.A.

  Liberty Horizon, Inc.

        Merger Sub is a Delaware corporation and a direct, wholly owned subsidiary of Liberty Interactive. Merger Sub was formed by Liberty Interactive for the purpose of engaging in the transactions contemplated by the merger agreement, and has not conducted any business activities, has no assets, liabilities or obligations and has conducted its operations solely as contemplated by the merger agreement.

        The address of Merger Sub's principal executive office is c/o Liberty Interactive Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, and its telephone number is (720) 875-5300.

  HSN, Inc.

        HSNi is an interactive multi-channel retailer offering customers innovative and differentiated experiences through various platforms including television, online, mobile, catalogs and in retail and outlet stores through the six brands of its two operating segments, HSN and Cornerstone.

        HSN is an interactive entertainment and lifestyle retailer offering a curated assortment of exclusive products and top brand names to its customers primarily through television home shopping programming on the HSN television networks, through its business-to-consumer digital commerce sites HSN.com and joymangano.com, through mobile applications, through its outlet stores and through its wholesale distribution of certain proprietary products to other retailers. HSN incorporates entertainment, inspiration and personalities to provide an entirely unique shopping experience.

        Cornerstone is comprised of interactive, aspirational home and apparel lifestyle brands, including Ballard Designs, Frontgate, Garnet Hill, Grandin Road, and Improvements. Cornerstone operates five separate digital sales sites, distributes approximately 300 million catalogs annually and operates 19 retail and outlet stores.

        HSNi's predecessor company began broadcasting television home shopping programming from its studios in St. Petersburg, Florida in 1981 and, by 1985, was broadcasting this programming through a national network of cable and local television stations 24 hours a day, seven days a week. HSNi's national distribution network consists of a combination of cable, satellite and broadcast systems and, as of December 31, 2016, the HSNi television networks reached approximately 91.1 million residential homes in the United States.

        HSNi was incorporated in Delaware in May 2008 in connection with the spin-off of several businesses previously owned by IAC/InterActiveCorp (IAC). HSNi was formed to hold HSNi and Cornerstone, the businesses that previously comprised most of IAC's retailing segment. The spin-off from IAC occurred on August 20, 2008 and, in connection with such spin-off, HSNi's shares began trading on the Nasdaq under the symbol "HSNI."

        The address of HSNi's principal executive office is 1 HSN Drive, St. Petersburg, Florida 33729 and its main telephone number is (727) 872-1000.

The Merger

        Please refer to the information included in "Questions and Answers" above for a summary of the terms and conditions of the merger agreement. A more complete description of the terms and conditions of the merger agreement is included in "Special Factors—The Merger Agreement."

RISK FACTORS

        In addition to the other information included and incorporated by reference into this proxy statement/prospectus, including the matters addressed in "Cautionary Statement Concerning Forward-Looking Statements," you should carefully consider the following risks before deciding how to vote. In addition, you should read and consider the risks associated with each of the businesses of HSNi and Liberty Interactive because these risks will also affect the combined company following completion of the merger. These risks can be found in the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q of each of Liberty Interactive and HSNi, each of which is filed with the SEC and incorporated by reference into this proxy statement/prospectus. You should also read and consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. For more information, see "Additional Information—Where You Can Find More Information."

        If any of the following risks and uncertainties develop into actual events, these events could have a material adverse effect on the business, financial condition or results of operations of (i) prior to the merger, Liberty Interactive and/or HSNi, as applicable, and (ii) after the merger, the combined company. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

Risks Relating to the Merger

         The merger is subject to a number of conditions, and may not be completed on the terms or timeline currently contemplated, or at all.

        The consummation of the merger is subject to certain mutual conditions, including (i) the approval of the merger agreement proposal by the holders of at least a majority of the outstanding aggregate voting power of HSNi common stock, voting together as a single class, (ii) the expiration or termination of any waiting period applicable to the consummation of the merger under the HSR Act, (iii) the absence of any judgment, order, writ, injunction or decree of any court or other governmental authority that prohibits, renders illegal or permanently enjoins the consummation of the merger, (iv) the effectiveness of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part and (v) the authorization for listing of the shares of Liberty QVCA common stock issuable in the merger on Nasdaq (subject to official notice of issuance). The obligation of each party to consummate the merger is also conditioned upon (i) the accuracy of the representations and warranties of the other party as of the date of the merger agreement and as of the closing (subject to, in certain cases, materiality and material adverse effect qualifiers), (ii) compliance by the other party in all material respects with its pre-closing obligations under the merger agreement and (iii) the absence of a material adverse effect with respect to the other party. Liberty Interactive's obligation to consummate the merger is also conditioned upon (i) the receipt of the FCC Approvals and (ii) the rights plan amendment remaining in effect and having not been terminated, amended or withdrawn.

        In addition, governmental authorities from which regulatory approvals are required may impose conditions on the completion of the merger or require changes to the terms of the merger or the merger agreement, which could have the effect of delaying or impeding completion of the merger, or of imposing additional costs or limitations on Liberty Interactive following completion of the merger.

        Liberty Interactive and HSNi cannot assure that the merger will be consummated on the terms or timeline currently contemplated or at all. Many of the conditions to the closing of the merger are not within the control of Liberty Interactive or HSNi, and neither company can predict when or if these conditions will be satisfied. The failure to meet all of the required conditions could delay the completion of the merger for a significant period of time or prevent it from occurring. Any delay in completing the merger could cause each of Liberty Interactive and HSNi not to realize some or all of the benefits that each expects to achieve if the merger is successfully completed within its expected timeframe.

        For more information, please see "Special Factors—Regulatory Approvals."

         Failure to complete the merger could adversely affect the stock prices and the future business and financial results of Liberty Interactive and HSNi.

        If the merger is not completed for any reason, including as a result of the HSNi stockholders failing to approve the merger agreement proposal, the ongoing businesses of Liberty Interactive and/or HSNi may be adversely affected and, without realizing any of the benefits of having completed the merger, Liberty Interactive and HSNi will be subject to numerous risks, including the following:

  •
  Liberty Interactive or HSNi being required, under certain circumstances, to pay the other party a fee in connection with the termination of the merger agreement;

  •
  each of Liberty Interactive and HSNi having to pay substantial costs relating to the merger, such as legal, accounting, financial advisor, filing, printing and mailing fees that have already been incurred or will continue to be incurred until the closing of the merger or the earlier termination of the merger agreement;

  •
  Liberty Interactive and HSNi experiencing negative reactions from the financial markets, including negative impacts on their respective stock prices, or from their respective customers, regulators and employees;

  •
  Liberty Interactive and HSNi having had to comply with restrictions on the conduct of their respective business prior to the completion of the merger, as set forth in the merger agreement; and

  •
  reputational harm due to the adverse perception of any failure to successfully complete the merger.

         The exchange ratio is fixed and will not be adjusted to reflect price changes of either Liberty QVCA common stock or HSNi common stock prior to the closing of the merger.

        In the merger, each outstanding share of HSNi common stock (other than shares held by HSNi as treasury stock and shares held by Liberty Interactive or any of its wholly owned subsidiaries) will automatically be converted into the exchange ratio of 1.650 shares of validly issued, fully paid and non-assessable shares of Liberty QVCA common stock. While the exchange ratio will be adjusted in certain limited circumstances set forth in the merger agreement, including a recapitalization, stock split, stock dividend or distribution, merger, subdivision, issuer tender or exchange offer or other similar transaction involving Liberty Interactive or HSNi, the exchange ratio is otherwise fixed and will not be adjusted for changes in the market price of either Liberty QVCA common stock or HSNi common stock prior to the closing of the merger.

        The market prices of Liberty QVCA common stock and HSNi common stock have fluctuated since the date of the public announcement of the merger agreement and will continue to fluctuate prior to, and in the case of Liberty QVCA common stock, after, completion of the merger. No assurance can be given concerning the market prices of Liberty QVCA common stock or HSNi common stock before completion of the merger or of Liberty QVCA common stock after completion of the merger. Pursuant to the terms of the merger agreement the exchange ratio is fixed, but the market price of Liberty QVCA common stock (and therefore the value of the merger consideration) to be received by HSNi stockholders in the merger could be greater than, less than or the same as the prices shown in the table below after the merger is completed. Liberty QVCA and HSNi stockholders are encouraged to obtain current market quotations for Liberty QVCA common stock and HSNi common stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference herein. For more information, see "Additional Information—Where You Can Find More Information."

        Stock price changes may result from a variety of factors (many of which are beyond the control of HSNi or Liberty Interactive), including the following:

  •
  changes in, or changes in market expectations of, the respective businesses, operations, assets, liabilities and prospects of, the QVC Group;

  •
  market expectations of the likelihood that the merger will be completed;

  •
  interest rates, general market and economic conditions and other factors generally affecting the price of Liberty QVCA common stock;

  •
  federal, state and local legislation, governmental regulation and legal developments in the businesses in which the QVC Group operates; and

  •
  other factors beyond the control of Liberty Interactive, including those described under this heading "Risk Factors."

        The price of Liberty QVCA common stock at the closing of the merger may vary from the price of Liberty QVCA common stock on the date the merger agreement was executed, on the date of this proxy statement/prospectus and on the date of the HSNi special meeting. As a result, the market value of the merger consideration will also vary. For example, based on the range of closing prices of Liberty QVCA common stock during the period from July 5, 2017, the last trading day before public announcement of the merger, through November 24, 2017, the latest practicable date before the filing of this proxy statement/prospectus, the merger consideration represented a market value per share of HSNi common stock ranging from a low of $34.30 to a high of $42.90.

        Because the merger will be completed, if at all, after the HSNi special meeting, the exact market value of the shares of Liberty QVCA common stock that HSNi stockholders will receive upon completion of the merger cannot be known at the time of the HSNi special meeting.

        Therefore, while the number of shares of Liberty QVCA common stock to be issued per share of HSNi common stock is fixed, at the time they consider and vote upon the merger agreement proposal HSNi stockholders cannot be sure of the market value of the merger consideration they will receive upon completion of the merger.

         HSNi stockholders will have a reduced ownership and voting interest in the combined company following the merger, and will exercise less influence over management of the combined company.

        Because shares of Liberty QVCA common stock to be received by HSNi stockholders in the merger will not represent the same proportionate equity and voting interests as their existing shares of HSNi common stock represent in HSNi, this will result in HSNi stockholders having less influence over the management of the combined company. Based upon the number of outstanding shares on the HSNi record date for the HSNi special meeting, upon completion of the merger, we expect that former HSNi stockholders will own approximately 11.1% of the undiluted equity and 7.2% of the undiluted voting power of the QVC Group (based on the number of shares outstanding on October 31, 2017, the last practicable date prior to the date of filing this proxy statement/prospectus).

        It is also important to note that in light of Liberty Interactive's tracking stock structure, former HSNi stockholders will own approximately 6.2% of the aggregate voting power of Liberty Interactive on a consolidated basis, after taking into account the outstanding shares of Liberty Ventures common stock (based on the number of shares outstanding on October 31, 2017, the last practicable date prior to the date of filing this proxy statement/prospectus). Holders of QVC Group common stock and Liberty Ventures common stock generally vote together on all matters brought to a vote of the stockholders of Liberty Interactive, except as otherwise required by the Liberty Interactive charter or applicable Delaware law. See "Comparison of Stockholders' Rights."

        Consequently, holders of QVC Group common stock and HSNi common stock, as a general matter, will have less influence over the management and policies of Liberty Interactive after the completion of the merger than they currently exercise over the management and policies of Liberty Interactive and HSNi, respectively.

         Liberty Interactive and HSNi expect to incur significant costs and expenses in connection with the merger.

        Each of Liberty Interactive and HSNi have incurred, and expect to further incur, certain nonrecurring costs in connection with the consummation of the merger, including advisory, legal and other transaction costs. A majority of these costs have already been incurred or will be incurred regardless of whether the merger is completed. While many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time, management of Liberty Interactive and HSNi continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in connection with the merger. Although Liberty Interactive and HSNi expect that the realization of benefits related to the merger will offset such costs and expenses over time, no assurances can be made that this net benefit will be achieved in the near term, or at all. See "Special Factors—Amount and Source of Funds and Financing of the Merger; Expenses."

         The announcement and pendency of the merger could divert the attention of management and cause disruptions in the businesses of HSNi and Liberty Interactive, which could have an adverse effect on the business and financial results of both HSNi and the QVC Group.

        Liberty Interactive and HSNi are currently operated independently of each other. Management of both HSNi and Liberty Interactive may be required to divert a disproportionate amount of attention away from their respective day-to-day activities and operations, and devote time and effort to consummating the merger. The risks, and adverse effects, of such disruptions and diversions could be exacerbated by a delay in the completion of the merger. These factors could adversely affect the financial position or results of operations of the QVC Group and HSNi, regardless of whether the merger is completed.

         HSNi is subject to contractual restrictions while the merger is pending, which could adversely affect HSNi's business.

        The merger agreement imposes certain restrictive interim covenants on HSNi. For instance, the consent of Liberty Interactive is required in respect of, among other things, amendments to HSNi's organizational documents, share repurchases, certain actions relating to material contracts, certain employee benefit changes, certain capital expenditures and dispositions, payments of dividends, and certain issuances of shares of HSNi common stock. These restrictions may prevent HSNi from taking certain actions before the closing of the merger or the termination of the merger agreement, including making certain acquisitions or otherwise pursuing certain business opportunities, or making certain changes to its capital stock, that the HSNi board may deem beneficial.

         Liberty Interactive is subject to contractual restrictions while the merger is pending, which could adversely affect Liberty Interactive's business.

        Although less restrictive than those imposed on HSNi, the merger agreement does impose certain restrictive interim covenants on Liberty Interactive. For instance, the consent of HSNi is required in respect of, among other things, amendments to Liberty Interactive's organizational documents, certain payments of dividends with respect to shares of QVC Group common stock and certain issuances of shares of QVC Group common stock. These restrictions may prevent Liberty Interactive from taking certain actions before the closing of the merger or the termination of the merger agreement, including completing certain capital raising activities that the Liberty Interactive board may deem beneficial.

         The merger agreement limits HSNi's ability to pursue alternative transactions.

        The merger agreement contains provisions that may discourage a third party from submitting an acquisition proposal to HSNi that might result in greater value to the HSNi stockholders than the merger, or may result in a potential acquiror of HSNi proposing to pay a lower per share price to acquire HSNi than it might otherwise have proposed to pay. These provisions include a general prohibition on HSNi soliciting or, subject to certain exceptions relating to the exercise of fiduciary duties by the HSNi board, entering into discussions with third parties regarding alternative transactions. In addition, pursuant to the merger agreement, HSNi has an unqualified obligation to submit the merger agreement proposal to a vote by the HSNi stockholders, even if HSNi receives an alternative transaction proposal that the HSNi board believes is superior to the merger, unless Liberty Interactive or HSNi, as applicable, terminates the merger agreement in accordance with its terms prior to such time. See "Special Factors—The Merger Agreement—Termination of the Merger Agreement."

         Certain provisions of the merger agreement could discourage a potential competing acquiror of HSNi or could result in any competing proposal being offered at a lower price than it might otherwise be.

        Pursuant to the merger agreement, HSNi may not solicit alternative transaction proposals, and HSNi may only engage with a competitive acquiror if the HSNi board receives a bona fide alternative transaction proposal that did not result from a material breach of its non-solicitation obligations and which the HSNi board determines to be, or to be reasonably expected to lead to, a superior transaction proposal, and the failure to take such action would be reasonably likely to be inconsistent with the directors' fiduciary duties, subject to the terms and conditions of the merger agreement. The merger agreement can be terminated by HSNi in order to enter into a superior transaction with a third party, but only subject to compliance with certain terms and conditions included in the merger agreement and upon payment of a termination fee of $40 million to Liberty Interactive. For more information, see "Special Factors—The Merger Agreement—No Solicitation."

        These provisions could discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of HSNi from considering or proposing such an acquisition, even if it were prepared to pay consideration with a higher per share value than the value proposed to be received in the merger, or might result in a potential competing acquiror proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances under the merger agreement.

         The pendency of the merger could adversely affect the business and operations of the QVC Group and HSNi.

        In connection with the pending merger, some customers or vendors of each of the QVC Group and HSNi may delay or defer decisions. Similarly, current and prospective employees of HSNi may experience uncertainty about their future roles with HSNi following the merger, which may materially adversely affect the ability of HSNi to attract and retain key personnel during the pendency of the merger. In particular, HSNi does not currently have a full-time chief executive officer, and the merger agreement imposes certain limitations on HSNi's ability to fill such position. In addition, due to operating covenants in the merger agreement, HSNi and, in some cases, Liberty Interactive, may be unable (without the other party's prior written consent), during the pendency of the merger, to pursue strategic transactions, undertake significant capital projects, undertake certain significant financing transactions and otherwise pursue other actions, even if such actions would prove beneficial. The risks, and adverse effects, of such disruptions could be exacerbated by a delay in the completion of the merger or termination of the merger agreement.

         Some of the directors and executive officers of HSNi have interests in seeing the merger completed that are different from, or in addition to, those of the HSNi stockholders.

        Directors and executive officers of HSNi may have interests in the merger that are different from, or in addition to, the interests of HSNi stockholders generally. These interests include, among others, the treatment of outstanding equity awards pursuant to the merger agreement, potential severance and other benefits upon a qualifying termination in connection with the merger, Liberty Interactive's agreement to appoint one member of the HSNi board (other than a director designated by Liberty Interactive) to the Liberty Interactive board at the closing, and certain rights to ongoing indemnification and insurance coverage. Additionally, Ms. Chun, who is a Liberty Interactive employee, and Mr. Costello are Liberty Interactive's designees on the HSNi board and were designated by Liberty Interactive pursuant to the Spinco Agreement (as further described in "Special Factors—Interests of Certain Persons of HSNi in the Merger)."

         If the merger is not consummated by April 5, 2018 (unless extended under certain circumstances), either Liberty Interactive or HSNi may terminate the merger agreement.

        Either Liberty Interactive or HSNi may terminate the merger agreement if the merger has not been consummated by the outside date of April 5, 2018, subject to a six month extension by either Liberty Interactive or HSNi if the only closing condition(s) that have not been satisfied are related to the receipt of antitrust or FCC Approvals. However, this termination right will not be available to a party that failed to fulfill its obligations under the merger agreement and such failure was the cause of, or resulted in, the failure to consummate the merger. No termination fee is payable by either party for a termination of the merger agreement, except in limited circumstances.

        HSNi will pay Liberty Interactive a termination fee of $40 million (i) if an alternative transaction proposal is made to HSNi, (ii) thereafter the merger agreement is terminated by either party for failure to consummate the merger by the outside date (at such time as the HSNi stockholders have failed to approve the transactions), and (iii) within 15 months of such termination, HSNi enters into an alternative transaction and such alternative transaction is consummated.

        Similarly, Liberty Interactive will pay HSNi a termination fee of $75 million (i) if the merger has not been consummated on or before the outside date (as it may be extended) as a result of the required regulatory approvals having not been obtained or (ii) if any court or other governmental authority has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the merger under any competition law or the Communications Act and such order or other action is, or has become, final and non-appealable. For more information, see "Special Factors—The Merger Agreement—Termination of the Merger Agreement."

         Sales of Liberty QVCA common stock after the completion of the merger may cause the market price of Liberty QVCA common stock shares to fall.

        Based upon the number of outstanding shares of HSNi common stock on the HSNi record date, we expect that Liberty Interactive will issue approximately 53.5 million shares of Liberty QVCA common stock in the merger.

        Many former HSNi stockholders may decide not to hold the shares of Liberty QVCA common stock they will receive in the merger. Such sales of Liberty QVCA common stock could have the effect of depressing the market price for Liberty QVCA common stock, and may take place promptly following the merger.

         The Liberty QVCA common stock to be received by HSNi stockholders in the merger will have rights different from shares of HSNi common stock, and in the event the merger is completed prior to the closing of the GCI transactions (or in the event the GCI transactions are not completed at all), HSNi stockholders receiving Liberty QVCA common stock will be subject to risks specific to holders of Liberty Interactive tracking stock, including the ability of its board to reattribute assets and liabilities between its tracking stock groups.

        Upon completion of the merger, HSNi stockholders will no longer hold shares of HSNi common stock but will instead become holders of shares of Liberty QVCA common stock, and their rights as stockholders of Liberty Interactive will be governed by the terms of the Liberty Interactive charter, the amended and restated bylaws of Liberty Interactive (the Liberty Interactive bylaws) and by the DGCL. The terms of the Liberty Interactive charter are in many respects different from the terms of the HSNi charter and the amended and restated bylaws of HSNi (the HSNi bylaws). See "Comparison of Stockholders' Rights" for a discussion of the different rights associated with Liberty QVCA common stock. In particular, Liberty QVCA common stock is a tracking stock of Liberty Interactive, and includes terms that are specific to tracking stock and would not typically apply to regular common stock, specifically, in this case, the HSNi common stock. Thus, holders of tracking stock are subject to risks that are different from the risks to which holders of traditional common stock are subject. See "Item IA. Risk Factors—Risks Relating to the Ownership of Our Common Stock due to our Tracking Stock Capitalization" for more information regarding risks specific to ownership of tracking stock (the tracking stock risks) in Liberty Interactive's Annual Report on Form 10-K filed with the SEC and which is incorporated by reference into this proxy statement/prospectus.

        As a result of the GCI transactions, following the full redemption of the Liberty Ventures common stock, the QVC Group common stock will cease to function as a tracking stock and will effectively become an asset-backed stock, even though Liberty Interactive's tracking stock structure will remain in place until the Liberty Interactive charter is amended to eliminate tracking stock specific provisions. Thus, if the merger were to close following the completion of the GCI transactions, risks applicable to holders of Liberty QVCA common stock that are specific to the nature of tracking stocks would cease to apply. However, in the event the merger occurs prior to the completion of the GCI transactions, then HSNi stockholders receiving shares of Liberty QVCA common stock in the merger would be subject to risks specific to tracking stocks in the interim period (or, in the event the GCI transactions do not occur, for an unknowable period of time). These risks would include, but are not limited to, holders of Liberty QVCA common stock, as stockholders of Liberty Interactive, being subject to risks associated with an investment in Liberty Interactive as a whole, even if a holder does not also own shares of Liberty Ventures common stock; the market price of Liberty QVCA common stock being adversely affected or fluctuating substantially due to factors that do not affect traditional common stock; and holders of one tracking stock group potentially not having any remedies if an action by the Liberty Interactive board or Liberty Interactive officers has an adverse effect on only that stock.

        In addition, the Liberty Interactive board is vested with the ability to reattribute assets and liabilities between tracking stock groups without stockholder approval. As described below, pursuant to the terms of the merger agreement, HSNi has the right to consent to certain amendments to the terms of the GCI transactions, which would include certain changes in the composition of assets and liabilities remaining at Liberty Interactive following the completion of the GCI transactions. However, once the merger has closed, HSNi will no longer have this contractual right. For example, in the event that, following the merger, the Liberty Interactive board were to determine to make certain changes to the composition of the assets and liabilities to be reattributed to the QVC Group in connection with the completion of the GCI transactions, such a change in the reattribution would not require the consent of HSNi, nor would it be subject to any vote of Liberty Interactive's stockholders (which, at such time, would include former HSNi stockholders) (even if such a change would have triggered a consent right in favor of HSNi prior to the completion of the merger).

        HSNi stockholders are encouraged to review the tracking stock risks for more information regarding the risks specific to ownership of Liberty Interactive tracking stock.

         The unaudited pro forma condensed combined financial statements included in this proxy statement/prospectus are for illustrative purposes and the actual financial condition and results of operations after the merger may differ materially.

        The unaudited pro forma condensed combined financial statements in this document are presented for illustrative purposes only and are not necessarily indicative of what the combined company's actual financial condition or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma condensed combined financial statements reflect adjustments, which are based upon assumptions and preliminary estimates, to record the HSNi identifiable assets acquired and liabilities assumed at fair value and the resulting goodwill recognized. The purchase price allocation reflected in this document is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of HSNi as of the date of the completion of the merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this document. For more information, see "Unaudited Comparative Per Share Information" and "Unaudited Pro Forma Condensed Combined Financial Statements" of this proxy statement/prospectus.

         The unaudited forecasted financial information of HSNi and the QVC Group included in this proxy statement/prospectus are presented for illustrative purposes only and involves risks, uncertainties and assumptions, many of which are beyond the control of HSNi and Liberty Interactive. As a result, it may not prove to be accurate and is not necessarily indicative of current values or future performance.

        The unaudited forecasted financial information of HSNi and the QVC Group contained in "Special Factors—Unaudited Forecasted Financial Information" of this proxy statement/prospectus involves risks, uncertainties and assumptions and is not a guarantee of future performance. The future financial results of the HSNi and the QVC Group may materially differ from those expressed in the unaudited forecasted financial information due to factors that are beyond HSNi's and Liberty Interactive's respective ability to control or predict. No assurances can be made regarding future events or that the assumptions made in preparing the unaudited forecasted financial information will accurately reflect future conditions. The unaudited forecasted financial information was based on numerous variables and assumptions that are inherently subjective, and depend on a number of factors, including risks and uncertainties relating to the businesses of HSNi and the QVC Group (including the ability of each to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions, and other factors described or incorporated by reference in this section or the section entitled "Cautionary Statement Concerning Forward-Looking Statements," all of which are uncertain and many of which are beyond the control of HSNi and Liberty Interactive, and, if the merger is completed, will be beyond the control of the combined company. Neither HSNi nor Liberty Interactive can provide any assurance that its future financial results, or if the merger is completed, those of the combined company, will not materially vary from the unaudited forecasted financial information. The unaudited forecasted financial information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the unaudited forecasted financial information. The unaudited forecasted financial information covers multiple years, and the information by its nature becomes subject to greater uncertainty with each successive year. The unaudited forecasted financial information does not take into account any circumstances or events occurring after the date it was prepared.

        More specifically, the unaudited forecasted financial information:

  •
  necessarily makes numerous assumptions, many of which are beyond the control of each company and may not prove to be accurate;

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  does not necessarily reflect changes in prospects for the businesses of HSNi and the QVC Group, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the unaudited forecasted financial information was prepared;

  •
  is not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than is reflected in the unaudited forecasted financial information; and

  •
  should not be regarded as a representation that the results reflected in the unaudited forecasted financial information will be achieved.

        The unaudited forecasted financial information was not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP and does not reflect the effect of any proposed or other changes in GAAP that may be made in the future.

        Neither Liberty Interactive nor HSNi intend to update or otherwise revise the unaudited forecasted financial information to reflect circumstances existing after the date when made or reflect the occurrence of future events, even in the event that any or all of the assumptions underlying such unaudited forecasted financial information are no longer appropriate, except as may be required by law.

         The fairness opinions obtained by the Special Committee from Centerview Partners and Goldman Sachs will not reflect changes, circumstances, developments or events that have occurred or may occur after the date of their respective opinions.

        On July 5, 2017, Centerview Partners rendered its oral opinion to the Special Committee (with the other Qualified Directors present), which was subsequently confirmed by delivery of a written opinion dated such date, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview Partners in preparing its opinion, as to the fairness, from a financial point of view, of the merger consideration to be received by the HSNi stockholders (other than as specified in such opinion) pursuant to the merger agreement.

        Also on July 5, 2017, Goldman Sachs rendered its oral opinion to the Special Committee (with the other Qualified Directors present), which was subsequently confirmed by delivery of a written opinion dated such date, as of such date and based upon and subject to the factors and assumptions set forth therein, as to the fairness, from a financial point of view, of the exchange ratio to be received by the HSNi stockholders (other than Liberty Interactive, a significant stockholder of Liberty Interactive, and their respective affiliates) pursuant to the merger agreement.

        Both financial advisor opinions were necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to Centerview Partners and Goldman Sachs as of the date of the opinion, including the unaudited forecasted financial information summarized in the section "Special Factors—Unaudited Forecasted Financial Information." The opinions do not speak as of the time the merger will be completed or as of any date other than the date of the opinion. Subsequent developments, including changes to the operations and prospects of Liberty Interactive or HSNi, regulatory or legal changes, general market and economic conditions and other factors that may be beyond the control of Liberty Interactive or HSNi, and on which Centerview

Partners' or Goldman Sachs' opinions were based, may alter the value of Liberty Interactive or HSNi or the prices of shares of Liberty QVCA common stock or shares of HSNi common stock at the effective time. The value of the merger consideration to be received based on the exchange ratio has fluctuated since, and could be materially different from its value as of, the date of Centerview Partners' and Goldman Sachs' opinions. Because HSNi does not currently anticipate asking its financial advisors to update their opinions, their opinions will not address the fairness of the merger consideration from a financial point of view at the time the merger is completed, or at any other time other than the date the opinions were delivered.

        For a more complete description of the opinions that Centerview Partners and Goldman Sachs delivered, and a summary of the material financial analyses performed, in connection with such opinions, please refer to the sections "Special Factors—Opinion of the Special Committee Financial Advisor (Centerview Partners)" and "—Opinion of the Special Committee Financial Advisor (Goldman Sachs)," respectively. A copy of the opinion of Centerview Partners is attached as Annex C, a copy of the opinion of Goldman Sachs is attached as Annex D to this proxy statement/prospectus, and each is incorporated by reference herein.

         HSNi stockholders receiving shares of Liberty QVCA common stock in the merger will be subject to the same risks relating to the GCI transactions to which current holders of Liberty QVCA common stock are subject.

        Upon receiving shares of Liberty QVCA common stock in the merger, HSNi stockholders will become stockholders of Liberty Interactive and will be subject to certain risks relating to the GCI transactions. Liberty Interactive believes that the GCI transactions will result in certain strategic and financial benefits for Liberty Interactive and its stockholders, including, among other things, eliminating the complexity associated with Liberty Interactive's current tracking stock capital structure, which is expected to reduce the discounts at which its capital stock trades and encourage investment in QVC Group common stock (in addition to the capital stock of GCI Liberty), and allowing Liberty Interactive to achieve its goal of establishing a market-leading, pure-play retail and commerce business with its QVC Group, which should provide Liberty Interactive with a more attractive equity currency that may also be eligible for inclusion in stock indices. However, no assurance can be given that the GCI transactions will be completed on a timely basis or at all. If the GCI transactions are not completed, none of these benefits will be realized, the Liberty QVCA common stock will continue to constitute a tracking stock of Liberty Interactive, and HSNi stockholders will be subject to all the risks and uncertainties relating to Liberty Interactive's tracking stock structure. Further, even if the GCI transactions are completed, the anticipated benefits of the GCI transactions may not be realized fully or at all.

        In addition, Liberty Interactive expects to incur significant costs and expenses in connection with the GCI transactions, including advisory, legal and other transaction costs, and no assurance can be given that the benefits related to the GCI transactions will offset such costs and expenses over time or offset any adverse effect on the financial position or results of operations of Liberty Interactive, or the QVC Group more specifically, due to the diversion of management's attention resulting from the announcement or pendency of the GCI transactions. In addition, Liberty Interactive is subject to certain restrictions while the GCI transactions are pending, which may prevent Liberty Interactive from taking certain actions before the closing of the GCI transactions, including completing certain capital raising activities that the Liberty Interactive board may consider beneficial.

        In addition, pursuant to the terms of the merger agreement, HSNi has a contractual right to consent to certain amendments to the terms of the GCI transactions prior to the completion of the merger. However, following the completion of the merger, this contractual right will fall away, and Liberty Interactive and GCI will be permitted to change the terms of the GCI transaction as and to the extent they mutually determine. Thus, HSNi stockholders receiving shares of Liberty QVCA common stock could be adversely impacted by changes in the GCI transactions that, but for the completion of the merger, may not have been permitted without the consent of HSNi. In the event any material amendments are made to the terms of the GCI transactions prior to its completion, whether before or following the completion of the merger, Liberty Interactive intends to promptly issue a press release and/or file a Current Report on Form 8-K to report such event.

         The GCI transactions could result in a significant tax liability to Liberty Interactive.

        It is a condition to the GCI transactions that Liberty Interactive receive the opinion of Skadden, Arps, Slate, Meagher & Flom LLP (Skadden Arps), in form and substance reasonably acceptable to Liberty Interactive, to the effect that, for U.S. federal income tax purposes, the GCI transactions will qualify as a tax-free transaction to Liberty Interactive and holders of Liberty Ventures common stock under Section 355, Section 368(a)(1)(D) and related provisions of the Code.

        The opinion of Skadden Arps will be based on the law in effect as of the time of the GCI transactions and will rely upon certain assumptions, as well as statements, representations and undertakings made by officers of Liberty Interactive, GCI Liberty and Mr. John C. Malone. These assumptions, statements, representations and undertakings are expected to relate to, among other things, Liberty Interactive's and GCI Liberty's business reasons for engaging in the GCI transactions, the conduct of certain business activities by Liberty Interactive and GCI Liberty, and the plans and intentions of Liberty Interactive and GCI Liberty to continue conducting those business activities and not to materially modify their ownership or capital structure following the GCI transactions. If any of those statements, representations or assumptions is incorrect or untrue in any material respect or any of those undertakings is not complied with, or if the facts upon which the opinion is based are materially different from the actual facts that exist at the time of the GCI transactions, the conclusions reached in such opinion could be adversely affected.

        Liberty Interactive does not intend to seek a ruling from the IRS as to the U.S. federal income tax treatment of the GCI transactions. The legal authorities upon which the opinion of Skadden Arps will be based are subject to change or differing interpretations at any time, possibly with retroactive effect. The opinion of Skadden Arps will not be binding on courts or the IRS, and there can be no assurance that the IRS will not challenge the conclusions reached in the opinion or that a court would not sustain such a challenge.

        Even if the GCI transactions otherwise qualify under Section 355, Section 368(a)(1)(D) and related provisions of the Code, the GCI transactions would result in a significant U.S. federal income tax liability to Liberty Interactive (but not to holders of Liberty Ventures common stock) under Section 355(e) of the Code if one or more persons acquire, directly or indirectly, a 50% or greater interest (measured by either vote or value) in the stock of Liberty Interactive or in the stock of GCI Liberty (or any successor corporation) (excluding, for this purpose, the acquisition of GCI Liberty common stock by Liberty Interactive in the GCI transactions and by holders of Liberty Ventures common stock in the GCI transactions) as part of a plan or series of related transactions that includes the GCI transactions. Any acquisition of the stock of Liberty Interactive or GCI Liberty (or any successor corporation) within two years before or after the GCI transactions would generally be presumed to be part of a plan that includes the GCI transactions, although the parties may be able to rebut that presumption under certain circumstances. The process for determining whether an acquisition is part of a plan under these rules is complex, inherently factual in nature and subject to a comprehensive analysis of the facts and circumstances of the particular case. Notwithstanding the opinion of Skadden Arps described above, Liberty Interactive or GCI Liberty might inadvertently cause or permit a prohibited change in ownership of Liberty Interactive or GCI Liberty, thereby triggering tax liability to Liberty Interactive, which could have a material adverse effect.

        Pursuant to the tax sharing agreement that Liberty Interactive will enter into with GCI Liberty in connection with the GCI transactions (the Tax Sharing Agreement), GCI Liberty will be required to indemnify Liberty Interactive, its subsidiaries and certain related persons for taxes and losses resulting from the failure of the GCI transactions to qualify as a tax-free transaction under Section 355, Section 368(a)(1)(D) and related provisions of the Code to the extent that such taxes and losses (i) result primarily from, individually or in the aggregate, the breach of certain covenants made by GCI Liberty (applicable to actions or failures to act by GCI Liberty and its subsidiaries following the completion of the GCI transactions) or (ii) result from the application of Section 355(e) of the Code to the GCI transactions as a result of the treatment of the GCI transactions as part of a plan (or series of related transactions) pursuant to which one or more persons acquire, directly or indirectly, a 50% or greater interest (measured by vote or value) in the stock of GCI Liberty (or any successor corporation).

        If it is subsequently determined that the GCI transactions do not qualify for tax-free treatment, and GCI Liberty does not have an obligation to indemnify Liberty Interactive under the Tax Sharing Agreement for tax liabilities incurred as a result of the GCI transactions or GCI Liberty fails to comply with its indemnification obligations, Liberty Interactive could incur significant tax liabilities which could have a material adverse effect. Further, in light of the requirements under Section 355 of the Code, Liberty Interactive might determine to forgo certain transactions, including stock issuances, certain asset dispositions and other strategic transactions for some period of time following the GCI transactions.

         The completion of the merger is not conditioned on the receipt of an opinion of counsel to the effect that the merger will qualify for the Intended Tax Treatment, and no ruling has been or will be sought from the IRS regarding the U.S. federal income tax consequences of the merger.

        It is intended that, for U.S. federal income tax purposes, the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, which we refer to as the Intended Tax Treatment. However, the completion of the merger is not conditioned on the merger qualifying for the Intended Tax Treatment or upon the receipt of an opinion of counsel to that effect. In addition, neither Liberty Interactive nor HSNi intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the merger. Accordingly, no assurance can be given that the merger will qualify for the Intended Tax Treatment. Further, even if Liberty Interactive and HSNi conclude that the merger qualifies for the Intended Tax Treatment, no assurance can be given that the IRS will not challenge that conclusion or that a court would not sustain such a challenge. Each HSNi stockholder should read the discussion under "Special Factors—Material U.S. Federal Income Tax Consequences" and should consult its own tax advisor for a full understanding of the tax consequences of the merger to such stockholder.

Risks Relating to the Combined Company After Completion of the Merger

         Following the merger, Liberty Interactive may be unable to integrate the businesses of QVC and HSNi successfully or realize the anticipated synergies and related benefits of the merger or do so within the anticipated time frame.

        The merger involves the combination of two companies which currently operate as independent companies. Liberty Interactive will be required to devote significant management attention and resources to integrating the businesses and operations of HSNi. Potential difficulties QVC or HSNi may encounter in the integration process include the following:

  •
  the inability to successfully combine the businesses of QVC and HSNi in a manner that permits Liberty Interactive to achieve the benefits anticipated to result from the merger, in the time frame currently anticipated or at all;

  •
  the complexities associated with managing QVC and HSNi out of several different locations and integrating personnel from the two companies;

  •
  the additional complexities of combining two companies with different histories, cultures, regulatory restrictions, markets and customer bases;

  •
  the failure by Liberty Interactive to retain key employees of either QVC or HSNi;

  •
  potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the merger; and

  •
  performance shortfalls at one or both of the two companies as a result of the diversion of management's attention in connection with completing the merger and integrating the companies' operations.

        For all these reasons, you should be aware that it is possible that the integration process could result in the distraction of QVC's or HSNi's management, the disruption of Liberty Interactive's ongoing business or inconsistencies in Liberty Interactive's services, standards, controls, procedures and policies, any of which could adversely affect the ability of Liberty Interactive to maintain relationships with customers, vendors and employees or to achieve the anticipated benefits of the merger, or could otherwise adversely affect the business and financial results of Liberty Interactive following the merger.

         Following the merger, Liberty Interactive does not expect to pay dividends.

        Liberty Interactive expects that, following the merger, it will not continue HSNi's quarterly dividend payments. Liberty Interactive has not paid any cash dividends on shares of QVC Group common stock, and has no present intention of so doing. Payment of dividends, if any, in the future will be determined by the Liberty Interactive board in light of earnings, financial condition and other relevant considerations.

SPECIAL FACTORS

        The following is a discussion of the merger and the material terms of the merger agreement by and among Liberty Interactive, Merger Sub and HSNi. This discussion is qualified in its entirety by reference to the merger agreement, and you are urged to read the merger agreement carefully and in its entirety, a copy of which is attached as Annex A to this proxy statement/prospectus and incorporated by reference into this proxy statement/prospectus.

Background of the Merger

        The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. The following chronology does not purport to catalogue every conversation among the HSNi board or Liberty Interactive board, or the representatives of each company, their respective advisors or any other persons.

        The HSNi board and HSNi management regularly review and assess HSNi's operations, performance, prospects and strategic direction, and evaluate the possibility of pursuing various strategic transactions and other strategic alternatives as part of ongoing efforts to strengthen the business and enhance stockholder value, while taking into account economic, regulatory, competitive and other conditions.

        On December 9, 2016, Mr. Gregory B. Maffei, Liberty Interactive's President and Chief Executive Officer, telephoned Mr. Arthur C. Martinez, Chairman of the HSNi board, to discuss the retail industry generally, and the possibility of a potential strategic transaction involving Liberty Interactive and HSNi. Mr. Maffei expressed his view that combining the two companies in an all-stock transaction could provide significant benefits to both Liberty Interactive and the HSNi stockholders, and that he believed any takeover premium had already been priced in to HSNi's current trading price. Mr. Martinez advised Mr. Maffei that he would relay the discussion to the HSNi board and respond to Mr. Maffei in due course.

        On December 14, 2016, the HSNi board (with the exception of Ms. Chun and Mr. Costello, Liberty Interactive's nominees on the HSNi board, who agreed to recuse themselves from this meeting) held a meeting during which Mr. Martinez informed the HSNi board of his discussion with Mr. Maffei. A representative of Davis Polk & Wardwell LLP (Davis Polk), participated in the meeting and reviewed with the HSNi board certain legal matters including the directors' fiduciary duties in connection with their consideration of a potential strategic transaction and the terms of the Spinco Agreement with Liberty Interactive (which is described in more detail in the section entitled "—Certain Relationships and Related Party Transactions—Relationship Between HSNi and Liberty Interactive—Spinco Agreement"). Following discussion, the HSNi board approved resolutions authorizing the creation of the Special Committee, and vested it with the power to (i) review, evaluate and negotiate the terms and conditions of a potential strategic transaction involving Liberty Interactive and, if the Special Committee deemed it appropriate, alternative transactions, including the possibility of a sale, merger or recapitalization of all or any portion of HSNi, (ii) negotiate with Liberty Interactive any such potential transaction, (iii) negotiate with any other party or parties the terms of any such alternative transaction, (iv) negotiate the terms of any definitive agreement with respect to any such transaction, the execution of which would be subject to the approval of the HSNi board, (v) determine and recommend to the HSNi board whether any such potential transaction was advisable and fair to and in the best interests of the HSNi stockholders and (vi) determine to elect not to pursue any such potential transaction. The HSNi board resolved not to recommend or approve any such transaction without a prior favorable recommendation from the Special Committee. The HSNi board appointed Mr. James Follo, Mr. Martinez, and Mr. Thomas McInerney as the initial members of the Special Committee, each of whom was determined by the HSNi board to be disinterested with respect to a potential strategic transaction involving Liberty Interactive and free of any relationship that, in the opinion of the HSNi board, would interfere with their independent judgment as a member of the Special Committee. The HSNi board then appointed Mr. Martinez as Chairman of the Special Committee.

        On December 19, 2016, the Special Committee held a telephonic meeting and authorized Mr. Martinez to inform Mr. Maffei that HSNi had formed a special committee to review and evaluate potential strategic transactions with Liberty Interactive and other potential third parties and was in the process of retaining a financial advisor. The Special Committee then determined that Mr. Martinez should arrange interviews with multiple financial advisors, including Centerview Partners and Goldman Sachs, to discuss their interest and qualifications to serve as a financial advisor to the Special Committee in connection with a potential transaction. Representatives of Davis Polk then reviewed with the Special Committee certain legal matters including the Special Committee's fiduciary duties in connection with their consideration of a potential strategic transaction and the Special Committee's express authorization to retain legal counsel as it deemed necessary. Thereafter, all representatives of Davis Polk left the telephonic meeting. After discussion, the Special Committee unanimously determined that it was advisable and in the best interests of HSNi and the HSNi stockholders to retain Davis Polk as independent legal counsel to the Special Committee, based on its qualifications, experience and reputation and following disclosure to the Special Committee of Davis Polk's relationships with HSNi.

        On December 22, 2016, Mr. Martinez telephoned Mr. Maffei to inform Mr. Maffei that HSNi had formed a special committee to review and evaluate potential strategic transactions with Liberty Interactive and other potential third parties and was in the process of retaining financial advisors.

        On January 5, 2017, the Special Committee held a meeting. Representatives of Davis Polk participated in the meeting. At the invitation of the Special Committee, representatives of Goldman Sachs joined the meeting. At the meeting, representatives of Goldman Sachs described their qualifications to serve as financial advisor to the Special Committee, noting their prior experience working opposite Mr. Maffei and Liberty Interactive. Goldman Sachs presented the Special Committee with various strategies that HSNi could pursue to maximize stockholder value. The Special Committee asked questions and discussed numerous aspects of the presentation, including, among others, strategies for maximizing stockholder value when dealing with a significant stockholder and the implications of Liberty Interactive's tracking and low-vote stock. After the representatives of Goldman Sachs were excused from the meeting, and at the request of the Special Committee, representatives of Centerview Partners joined the meeting. Representatives of Centerview Partners described their qualifications to serve as financial advisor to the Special Committee, focusing in particular on prior experience working opposite Mr. Maffei and Liberty Interactive, their familiarity with HSNi's business from prior work they had done for HSNi, and their involvement in other significant stockholder situations. Centerview Partners presented the Special Committee with various strategies that HSNi could pursue to maximize stockholder value. The Special Committee asked questions and discussed numerous aspects of the presentation, including, among others, strategies for maximizing stockholder value when dealing with a significant stockholder and the implications of Liberty Interactive's tracking and low-vote stock. After the representatives of Centerview Partners were excused from the meeting, the Special Committee reviewed and discussed the qualifications of each of Goldman Sachs and Centerview Partners to serve as financial advisor to the Special Committee, taking into account their prior experiences with each firm, the firms' and the deal teams' experience advising on complex transactions, particularly in the retail industry, and in transactions involving Liberty Interactive and Mr. Maffei. The Special Committee also considered Centerview Partners' prior work for HSNi. The Special Committee then reviewed each financial advisor's responses to a questionnaire regarding its and its affiliates' relationships with certain entities and individuals, including Liberty Interactive, Mr. John C. Malone, Chairman of the Board of Liberty Interactive and Mr. Maffei. The Special Committee considered the facts and circumstances surrounding such relationships in determining whether to engage Centerview Partners and Goldman Sachs to provide financial advisory services to HSNi. The Special Committee discussed the benefits of retaining more than one financial advisor. After discussion, the Special Committee unanimously determined it was advisable and in the best interests of HSNi and its stockholders to retain both Goldman Sachs and Centerview Partners as financial advisors to the Special Committee and authorized Mr. Martinez to retain both Goldman Sachs and Centerview Partners.

        On January 13, 2017, the Special Committee held a telephonic meeting. Representatives of Davis Polk, Centerview Partners and Goldman Sachs participated in the meeting. Mr. Martinez informed the Special Committee and its advisors that he had not been contacted by Mr. Maffei since their December 22, 2016 call, but that he had instructed HSNi's then-current management to continue preparing HSNi's 2017 and 2018 financial plans expeditiously for presentation to the Qualified Directors as part of HSNi's regular January 2017 HSNi board meeting. Following discussion, the Special Committee directed Mr. Martinez to notify Mr. Maffei that the Special Committee had engaged financial advisors and would be prepared to engage with Liberty Interactive in two to three weeks' time. Representatives of Davis Polk noted that Ms. Chun and Mr. Costello, Liberty Interactive's nominees on the HSNi board, had agreed to recuse themselves from meetings or discussions relating to the ongoing strategic review process, including those regarding HSNi's forecasts and valuation. Representatives of Centerview Partners and Goldman Sachs then led a discussion regarding publicly available information regarding QVC.

        On January 18, 2017, Mr. Martinez informed Mr. Maffei that the Special Committee had retained Centerview Partners and Goldman Sachs (which are sometimes referred to collectively as the financial advisors) and that they were in the process of conducting their analysis.

        On January 30, 2017, the Qualified Directors held a meeting. Mr. Rod Little, Chief Financial Officer of HSNi, reviewed with the Qualified Directors HSNi's then-current management projections for the years 2017 through 2021 for HSNi on a stand-alone basis, and the Special Committee approved the projections for use by the financial advisors in connection with their analyses. Representatives of Davis Polk, Centerview Partners and Goldman Sachs then joined for a portion of the meeting in order to review with the Qualified Directors (i) HSNi's management projections in the context of historical performance, previous HSNi management estimates, Wall Street consensus estimates, and retail company performance, (ii) retail industry trends and valuation, (iii) the potential importance of a transaction with HSNi for Liberty Interactive and the QVC Group and (iv) the status of the Special Committee's strategic review process more broadly.

        On February 9, 2017, the Special Committee held a telephonic meeting. Representatives of Davis Polk, Centerview Partners and Goldman Sachs, and members of HSNi management participated in the meeting. Mr. Martinez informed the Special Committee that Mr. Little had informed him that HSNi's revenue for January 2017 would be lower than its revenue for January 2016. Representatives of Centerview Partners and Goldman Sachs led a discussion regarding various aspects of HSNi's operating performance and strategic environment, including a general overview of retail industry dynamics, public market perspectives on HSNi, a review of HSNi's stand-alone plan, a preliminary financial analysis of HSNi, public market perspectives on QVC, a preliminary financial analysis of QVC, a pro forma evaluation of a potential combination of HSNi and QVC based on publicly available data for QVC, and a preliminary evaluation of potential strategic alternatives, including a break-up of HSNi through a sale of its Cornerstone business division, a re-purchase of Liberty Interactive's ownership of HSNi and the sale of HSNi to a potential third party. The Special Committee discussed the extent to which HSNi's current stock price reflected a premium associated with the market's expectation that QVC would eventually acquire 100% of HSNi and the value of any cost and revenue synergies that could result from a possible combination of HSNi and QVC. Following discussion, the Special Committee determined to engage in further discussions with Liberty Interactive and that Mr. Martinez would contact Mr. Maffei to advise him that HSNi was now prepared to discuss a possible strategic transaction.

        On February 14, 2017, Mr. Martinez telephoned Mr. Maffei to inform him that HSNi was prepared to discuss a possible strategic transaction, but that any such transaction would need to adequately compensate the HSNi stockholders for the value of any synergies derived from the transaction and for the change of control. Mr. Maffei requested information regarding HSNi's current business plan. Mr. Martinez informed Mr. Maffei that HSNi was not willing to share that information at this stage, and asked Mr. Maffei to provide an initial indication regarding value. Mr. Maffei informed Mr. Martinez that he would be in touch to propose a process for further engagement. Later on February 14, 2017, Mr. Martinez provided a telephonic update to the Special Committee, along with representatives of Davis Polk, Centerview Partners and Goldman Sachs, regarding his discussion with Mr. Maffei.

        On February 16, 2017, Mr. Maffei telephoned Mr. Martinez to inform him that he intended to contact the Special Committee's financial advisors on February 21, 2017 to discuss a possible strategic transaction between HSNi and Liberty Interactive.

        On February 21, 2017, Mr. Maffei telephoned representatives of Centerview Partners and Goldman Sachs to inform them that Liberty Interactive expected to create an asset-based stock for QVC, zulily and HSNi, which he believed would be eligible for possible inclusion in stock indices and trade at a premium relative to the QVC Group tracking stock.

        Later on February 21, 2017, the Special Committee held a telephonic discussion that included representatives of Davis Polk, Centerview Partners and Goldman Sachs. The representatives of the financial advisors updated the Special Committee regarding their earlier conversation with Mr. Maffei relating to the creation of an asset-based stock for QVC, zulily and HSNi. The representatives of Centerview Partners and Goldman Sachs also informed the Special Committee that they impressed upon Mr. Maffei the Special Committee's view that the HSNi stockholders receive an appropriate control premium and share of the value of any synergies resulting from any potential transaction involving HSNi and Liberty Interactive.

        On February 24, 2017, representatives of Centerview Partners and Goldman Sachs called Mr. Maffei to follow-up on the February 16, 2017 discussion between Mr. Martinez and Mr. Maffei. During the call, Mr. Maffei indicated that Liberty Interactive would be in touch in the next two to three weeks to discuss a strategic transaction involving HSNi and Liberty Interactive.

        Also on February 24, 2017, the HSNi board held its regular quarterly meeting. Representatives of Davis Polk, Centerview Partners and Goldman Sachs joined for a portion of the meeting in order to update the members of the HSNi board on their analyses, including HSNi's recent performance, the Special Committee's strategic review process more broadly, and potential strategic alternatives for HSNi that had been previously discussed with the Special Committee. Ms. Chun and Mr. Costello recused themselves from this portion of the meeting. Representatives of Centerview Partners and Goldman Sachs informed the Qualified Directors that they had conveyed to Mr. Maffei the Special Committee's view that any transaction involving Liberty Interactive should provide the HSNi stockholders with an appropriate control premium and share of the resulting synergies.

        On March 9, 2017, the Qualified Directors held a follow-up meeting with representatives of Davis Polk, Centerview Partners and Goldman Sachs. Representatives of Centerview Partners and Goldman Sachs updated the Qualified Directors regarding recent stock price performance for HSNi, the QVC Group and other retail companies, an update on the preliminary financial analysis of HSNi and the QVC Group and the status of the Special Committee's evaluation of potential strategic alternatives.

        Also on March 9, 2017, Mr. Maffei called a representative of Goldman Sachs to further outline his expectations for a potential transaction with HSNi. Mr. Maffei informed the representative of Goldman Sachs of his view that the HSNi common stock was overvalued by the market, while the Liberty QVCA common stock was undervalued by the market, and his belief that the disparity was due in part to the fact that Liberty QVCA common stock is a tracking stock and not included in stock indices, and that the market viewed HSNi as a potential takeover target. Mr. Maffei suggested to the representative of Goldman Sachs that they combine the two companies at fair value in a transaction that would compensate the HSNi stockholders for roughly half of the estimated $750 million of net present value of synergies, net of transaction fees, that Liberty Interactive expected to be realized as a result of a potential combination of Liberty Interactive and HSNi, which was equal to approximately $100 million of annual synergies capitalized at a multiple of 8x, net of an estimated $50 million in transaction fees. Mr. Maffei indicated that Liberty Interactive was exploring ways to announce a deal that would create an asset-based stock consisting of QVC and zulily and Liberty Interactive's stake in HSNi. The representative of Goldman Sachs conveyed this information to the Special Committee later that day.

        On March 10, 2017, the Special Committee held a telephonic discussion that included representatives of Davis Polk, Centerview Partners and Goldman Sachs. The Special Committee discussed with representatives of Davis Polk, Centerview Partners and Goldman Sachs the contours of the potential transaction discussed with Mr. Maffei. Following discussion, the Special Committee directed HSNi management to further refine their analysis of the potential synergies that could be generated by a combination of Liberty Interactive and HSNi.

        On March 15, 2017, the Liberty Interactive board held a meeting at which representatives of Liberty Interactive management informed the Liberty Interactive board that there were preliminary discussions occurring with HSNi regarding a potential transaction.

        On March 28, 2017, Mr. Maffei called representatives of Centerview Partners and Goldman Sachs to inform them that Liberty Interactive expected to announce a transaction in the next two weeks that would separate its QVC Group and Ventures Group assets and liabilities into separate companies, each with asset-based stocks.

        On March 29, 2017, the Special Committee held a telephonic discussion that included representatives of Davis Polk, Centerview Partners and Goldman Sachs. The representatives of Goldman Sachs and Centerview Partners provided an update regarding their March 28, 2017 call with Mr. Maffei, and advised the Special Committee that they expected Mr. Maffei to make a proposal regarding a transaction with HSNi after the market had an opportunity to incorporate the impact of the announcement of the proposed transaction referred to by Mr. Maffei in their March 28, 2017 call.

        On April 4, 2017, Liberty Interactive announced that it had entered into an agreement to acquire GCI in a transaction expected to result in certain Ventures Group assets and liabilities being split off from Liberty Interactive, leaving behind the QVC Group assets and liabilities. Liberty Interactive entered into the GCI reorganization agreement independent and irrespective of the ongoing discussions with HSNi. Accordingly, the closing of the GCI transactions was not conditioned upon the closing of a potential transaction with HSNi nor was a potential transaction with HSNi to be conditioned upon the closing of the GCI transactions. Liberty Interactive intended to close each of the GCI transactions and a potential transaction with HSNi as soon as reasonably practicable in no specific order.

        On April 17, 2017, representatives of Goldman Sachs and Centerview Partners called Mr. Maffei to discuss the timing of a potential strategic combination. The representatives of Centerview Partners and Goldman Sachs informed Mr. Maffei that this process had been consuming a significant amount of HSNi management's time and the Special Committee wanted to either proceed expeditiously with discussions regarding a potential combination of HSNi and Liberty Interactive or abandon discussions and focus on executing HSNi's stand-alone plan. Mr. Maffei indicated that Liberty Interactive intended to wait until after the release of Liberty Interactive's first quarter earnings on May 9, 2017 before discussing further.

        On April 21, 2017, Ms. Mindy Grossman, Chief Executive Officer of HSNi and a member of the HSNi board, delivered to the HSNi board her written resignation from HSNi, including in her capacity as a director and officer of HSNi. The HSNi board accepted Ms. Grossman's resignation effective May 24, 2017.

        On April 24, 2017, the HSNi board established, on an interim basis, an Office of the Chief Executive, which included Mr. Little, Mr. William C. Brand, President of HSN and Chief Marketing Officer of HSNi, and Ms. Judy Schmeling, President of Cornerstone Brands and Chief Operating Officer of HSNi, with Mr. Little acting as HSNi's interim principal executive officer.

        On May 10, 2017, Liberty Interactive confidentially provided the HSNi board with a preliminary, non-binding proposal to acquire 100% of HSNi's stock for $40.50 per share payable in shares of Liberty QVCA common stock in an all-stock transaction (representing a premium of approximately 9.5% to HSNi's closing price as of May 10, 2017), which proposal also indicated that HSNi would be entitled to designate appropriate board representation in connection with the completion of any such transaction, and that the proposed merger consideration included therein was subject to a number of contingencies, including the completion of due diligence and execution of definitive agreements.

        On May 11, 2017, the Special Committee held a telephonic meeting regarding the proposal received from Liberty Interactive. Representatives of Davis Polk, Centerview Partners and Goldman Sachs participated in the meeting. The Special Committee discussed the terms of Liberty Interactive's May 10 proposal, including the manner in which synergies would be shared by the HSNi stockholders and the floating exchange ratio included in the proposal. Representatives of the financial advisors provided their initial analysis of the proposal, including a summary of Liberty Interactive's previously announced transaction with GCI, in addition to a review of both HSNi and the QVC Group's recent earnings reports. The Special Committee noted that the proposal was not conditioned on the completion of the transaction with GCI. The Special Committee discussed the importance of closing certainty in light of the recently announced departure of Ms. Grossman. The Special Committee agreed to reconvene on May 15, 2017, to discuss the proposal in greater detail after Centerview Partners and Goldman Sachs had an opportunity to complete their analysis.

        On May 15, 2017, the Special Committee held a telephonic meeting regarding the proposal received from Liberty Interactive. Representatives of Davis Polk, Centerview Partners and Goldman Sachs participated in the meeting. The Special Committee reviewed various components of Liberty Interactive's May 10 proposal and Centerview Partners' and Goldman Sachs's analyses. Representatives of the financial advisors reviewed their updated financial analyses of HSNi and the potential combination, along with recommendations for the Special Committee regarding the optimal response to Liberty Interactive in order to maximize HSNi stockholder value. The Special Committee then discussed the proposed timeline and sequencing for the due diligence requested by Liberty Interactive. The Special Committee discussed the merits of conditioning a transaction with Liberty Interactive on the consummation of Liberty Interactive's proposed transaction with GCI, but concluded that such a condition was not in the best interests of the HSNi stockholders. The Special Committee discussed the likelihood that a transaction with Liberty Interactive would maximize HSNi stockholder value even if the GCI transactions were not ultimately consummated. In addition, the Special Committee determined that conditioning the transaction with Liberty Interactive on the closing of the GCI transactions would introduce significant closing uncertainty for HSNi stockholders and was unlikely to be acceptable to Liberty Interactive. Following discussions, the Special Committee directed representatives of the financial advisors to contact Liberty Interactive to discuss the assumptions underlying the proposal and the Special Committee's belief that the transaction should be based on a fixed exchange ratio so that the HSNi stockholders would be able to participate in any increase in the Liberty QVCA common stock price attributable to the combination. Representatives of Centerview Partners and Goldman Sachs delivered this message to Mr. Maffei on May 16, 2017.

        On May 18, 2017, Liberty Interactive confidentially provided HSNi with a revised preliminary, non-binding proposal to acquire 100% of HSNi in an all-stock transaction for a fixed exchange ratio of

1.735 shares of Liberty QVCA common stock per share of HSNi common stock (representing a premium of approximately 20% to the closing price of HSNi common stock as of May 18, 2017). The proposal indicated that it was subject to a number of contingencies, including HSNi generating financial results not below that of current Wall Street consensus estimates for revenue and earnings before interest, tax, depreciation and amortization (which is sometimes referred to herein as EBITDA) for the second quarter of 2017, as well as the satisfactory completion of business, legal, tax and accounting diligence.

        On May 19, 2017, members of the Special Committee held an update call with representatives from Centerview Partners and Goldman Sachs regarding Liberty Interactive's May 18 proposal. Representatives of the financial advisors reviewed the changes reflected in Liberty Interactive's May 18 proposal, including the fixed (rather than floating) exchange ratio, as well as HSNi management's earnings expectations for the second quarter of 2017 relative to the current Wall Street consensus estimates. Representatives of the financial advisors advised the Special Committee that they believed Liberty Interactive would be able to further increase the exchange ratio.

        On May 23, 2017, the Liberty Interactive board held a meeting regarding the current status of negotiations with HSNi. Senior management of Liberty Interactive attended the meeting.

        On May 24, 2017, the HSNi board held its regular quarterly meeting. Representatives of Davis Polk, Centerview Partners, Goldman Sachs and members of HSNi management joined for a portion of the meeting in order to update the members of the HSNi board on the terms of Liberty Interactive's May 10 and May 18 proposals and the discussions they had with Mr. Maffei regarding these proposals. Ms. Chun and Mr. Costello recused themselves from this portion of the meeting. The HSNi board discussed the contingency included in the May 18 proposal regarding HSNi's second quarter results and the market's likely reaction to the proposal and HSNi's alternatives if it were to reject Liberty Interactive's proposal. Representatives of the financial advisors also informed the Qualified Directors that Liberty Interactive had made clear that it was not interested in selling its approximately 38.2% ownership position in HSNi or supporting any such alternative transaction. Representatives of the financial advisors then reviewed HSNi's stand-alone plan, noting the challenging landscape for HSNi relative to QVC and the retail industry as a whole. Representatives of the financial advisors updated the Qualified Directors on their preliminary financial analysis of HSNi and a potential combination. The Qualified Directors discussed the risks inherent in HSNi's stand-alone plan, including the fact that HSNi was operating without a CEO and that QVC had been performing better relative to HSNi. Representatives of Davis Polk then reviewed with the Qualified Directors their fiduciary duties in connection with their consideration of the proposal.

        The Qualified Directors also discussed the possibility, and risks, of conducting a broad sale process pre-signing in light of Liberty Interactive's unwillingness to sell its HSNi shares or support an alternative transaction, and representatives of the financial advisors advised that outreach to other potential buyers would likely be futile in those circumstances. Members of HSNi management were then excused from the meeting and the Qualified Directors and representatives of Davis Polk, Centerview Partners and Goldman Sachs continued to discuss Liberty Interactive's proposals and the Special Committee's optimal response. Representatives of the financial advisors stated that they believed there might be additional value that Liberty Interactive would be willing to offer, but that in their view Liberty Interactive was likely nearing its maximum offer price. Additionally, representatives of the financial advisors noted that Liberty Interactive would be aware before signing that HSNi was unlikely to meet Wall Street consensus estimates, as required by Liberty Interactive's May 18 proposal, as a result of normal due diligence. Representatives of Davis Polk reviewed the key contractual terms for the Qualified Directors to consider in the context of any eventual merger agreement, including the possibility of conditioning the transaction on the approval by a majority of HSNi's non-Liberty Interactive stockholders. The Qualified Directors also discussed the possibility that rejecting Liberty Interactive's May 18 proposal would cause Liberty Interactive to terminate discussions with HSNi regarding the potential transaction. Following discussion, the Special Committee instructed representatives of Centerview Partners and Goldman Sachs to inform Mr. Maffei that HSNi was reviewing Liberty Interactive's latest proposal and planned to respond the following day.

        On May 25, 2017, the Special Committee held a telephonic meeting to further discuss Liberty Interactive's May 18 proposal and to formulate an appropriate response. Representatives of Davis Polk, Centerview Partners and Goldman Sachs participated in the meeting. The Special Committee discussed various aspects of the response and determined that it was advisable and in the best interests of the HSNi stockholders to propose a fixed exchange ratio of 1.790 shares of Liberty QVCA common stock for each share of HSNi common stock, which was in line with the six-month average exchange ratio between Liberty QVCA common stock and HSNi common stock-based on market prices and a premium of approximately 21% to the closing price of HSNi common stock as of May 25, 2017, and to make clear that HSNi expected to continue paying its regular, quarterly cash dividend of $0.35 per share during the period between signing of any merger agreement and the closing of the transaction. The Special Committee determined that the response should emphasize the importance of negotiating and executing definitive documentation on an expedited basis and ensuring that, once announced, Liberty Interactive's ability to abandon the transaction is limited, and accordingly, that the contingency relating to HSNi's second quarter performance should be removed. The Special Committee determined that Mr. Martinez would contact Mr. Maffei to convey the Special Committee's response regarding the principal economic points and representatives of the financial advisors would follow-up with the Special Committee's response on the other material terms and conditions.

        Later on May 25, 2017, Mr. Martinez called Mr. Maffei to respond to Liberty Interactive's May 18 proposal as directed by the Special Committee. Mr. Maffei informed Mr. Martinez that he was not inclined to increase the exchange ratio but would consider these points and discuss further.

        On May 26, 2017, Mr. Maffei called a representative of Goldman Sachs to request support for HSNi's assertion that an exchange ratio of 1.790 shares of Liberty QVCA common stock for each share of HSNi common stock better reflected an approximate 50/50 sharing of the expected synergies, as compared to Liberty Interactive's proposed exchange ratio of 1.735.

        Later on May 26, 2017, the Special Committee held a telephonic meeting. Representatives of Davis Polk, Centerview Partners and Goldman Sachs participated in the meeting. Mr. Martinez updated the Special Committee regarding his May 25, 2017 discussion with Mr. Maffei. Representatives of the financial advisors reviewed HSNi management's estimates of potential cost and revenue synergies that might result from a transaction and described to the Special Committee Mr. Maffei's call to a representative of Goldman Sachs earlier that day and Mr. Maffei's request for HSNi's synergy analysis. Following discussion, the Special Committee determined that it was advisable and in the best interests of the HSNi stockholders to share its synergy analysis if Liberty Interactive agreed to provide its own and to keep the information confidential subject to a customary confidentiality agreement to be negotiated by HSNi and Liberty Interactive in due course.

        Also on May 26, 2017, following receipt of confirmation from representatives of Liberty Interactive that Liberty Interactive would provide its own synergy analysis and would keep HSNi's analysis confidential, HSNi sent Liberty Interactive its synergy analysis.

        On May 30, 2017, Liberty Interactive sent the Special Committee its synergy analysis.

        On May 31, 2017, members of the Special Committee held a telephonic meeting with representatives of Davis Polk, Centerview Partners and Goldman Sachs as well as Mr. Little and Mr. Michael J. Attinella, Chief Accounting Officer of HSNi, to review the synergy analysis provided by Liberty Interactive on May 30, 2017.

        Later on May 31, 2017, members of HSNi management, Centerview Partners and Goldman Sachs held a conference call with representatives of Liberty Interactive, including representatives of QVC, to review each party's analysis of the potential synergies resulting from the proposed transaction.

        On June 1, 2017, Liberty Interactive informed representatives of Centerview Partners and Goldman Sachs that Liberty Interactive may be willing increase the fixed exchange ratio to 1.750 shares of Liberty QVCA common stock per share of HSNi common stock (representing a premium of approximately 27% to the closing price of HSNi common stock as of June 1, 2017), subject to the same contingencies discussed in its earlier non-binding proposals).

        On June 2, 2017, the Special Committee held a telephonic meeting regarding the June 1, 2017 non-binding proposal received from Liberty Interactive. Representatives of Davis Polk, Centerview Partners and Goldman Sachs participated in the meeting. The advisors and the Special Committee discussed various components of the proposal and representatives of Centerview Partners and Goldman Sachs advised the Special Committee that they believed that it was unlikely Liberty Interactive would agree to any further increase to the exchange ratio. Mr. Martinez informed the Special Committee that, earlier that day, Mr. Little had informed him that he expected HSNi's second quarter revenue to be below current Wall Street consensus estimates. Following discussion, the Special Committee determined that it was advisable and in the best interests of the HSNi stockholders to continue negotiating with Liberty Interactive on the basis of a 1.750 exchange ratio, subject to Liberty Interactive agreeing to permit HSNi to continue paying its regular quarterly cash dividend and to certain other terms intended to provide increased closing certainty. The Special Committee directed representatives of the financial advisors to deliver their response to Liberty Interactive and to inform Liberty Interactive that the Special Committee was prepared to recommend that the HSNi board approve the proposal subject to these other terms. The Special Committee also directed representatives of the financial advisors to arrange a call between HSNi and Liberty Interactive regarding the companies' second quarter performance, which would occur prior to any further information regarding HSNi being provided, so that Liberty Interactive could confirm their proposal in light of that information. The Special Committee also directed representatives of Davis Polk to send a confidentiality agreement to Liberty Interactive's counsel. The Special Committee then discussed whether Liberty Interactive should be required to agree to a standstill provision in the confidentiality agreement. Following discussion, the Special Committee determined that a standstill provision was not necessary in this context due to Liberty Interactive's approximately 38.2% interest in HSNi, the existing restrictions on Liberty Interactive acquiring additional shares of HSNi common stock under the terms of the Spinco Agreement between HSNi and Liberty Interactive (which is described in more detail in the section entitled "—Certain Relationships and Related Party Transactions—Relationship Between HSNi and Liberty Interactive—Spinco Agreement") and the likelihood that requesting a standstill provision could lead to Liberty Interactive withdrawing its proposal and terminating discussions.

        Also on June 2, 2017, Davis Polk sent a draft mutual confidentiality agreement to Baker Botts L.L.P. (Baker Botts), legal counsel to Liberty Interactive. On June 4 and June 5, 2017, Baker Botts and Davis Polk exchanged revised drafts of the confidentiality agreement.

        On June 5, 2017, Liberty Interactive and HSNi executed the confidentiality agreement.

        On June 6, 2017, Mr. Maffei called a representative of Goldman Sachs to coordinate the process for HSNi and Liberty Interactive to conduct due diligence on one another.

        On June 8, 2017, members of HSNi management, Centerview Partners and Goldman Sachs held a conference call with representatives of Liberty Interactive to review HSNi's results for the month of April, draft results for the month of May and expected results for the month of June as well as the expected consolidated results for the second quarter of fiscal year 2017. Mr. Little also spoke about the observed industry trends impacting the business.

        Also on June 8, 2017, representatives of Liberty Interactive, including QVC, held a telephonic meeting with representatives of HSNi and the financial advisors to review HSNi's second quarter outlook.

        On June 9, 2017, Mr. Maffei called a representative of Goldman Sachs to inform him that, due to the deterioration in HSNi's business reflected in its second quarter revenue estimates, Liberty Interactive was reducing its proposed exchange ratio to 1.600 shares of Liberty QVCA common stock per share of HSNi common stock (representing a premium of approximately 18% to the closing price of HSNi common stock as of June 9, 2017), and that its current proposal otherwise remained subject to the same contingencies discussed in its earlier proposals. The representative of Goldman Sachs informed the Special Committee of the proposed reduction in the exchange ratio.

        On June 12, 2017, Mr. Maffei contacted a representative of Goldman Sachs for an update on HSNi's review of the proposed transaction. The representative of Goldman Sachs informed Mr. Maffei that he did not have a formal response yet from the Special Committee, but the reduced price had not been well received by members of the Special Committee. Mr. Maffei informed the representative of Goldman Sachs that Liberty Interactive was willing to delay the transaction until after second quarter earnings were announced.

        Also on June 12, 2017, the Special Committee held a telephonic meeting with representatives of Davis Polk, Centerview Partners and Goldman Sachs to discuss the proposed reduction in the exchange ratio. A representative of Goldman Sachs relayed to the Special Committee his earlier discussion with Mr. Maffei, including Mr. Maffei's suggestion that they delay future discussion until after second quarter earnings were announced. Mr. Little then reviewed with the Special Committee HSNi's current outlook for the second quarter and the next 18 months. The Special Committee then discussed the comparative challenges facing the HSNi business and the QVC business. The Special Committee agreed to reconvene after it had a chance to review the forthcoming draft of the merger agreement in order to discuss the appropriate response.

        Later on June 12, 2017, Baker Botts delivered to Davis Polk an initial draft of the merger agreement.

        On June 13, 2017, Mr. Maffei called a representative of Goldman Sachs to discuss the initial draft of the merger agreement. The representative of Goldman Sachs informed Mr. Maffei that the draft omitted certain significant considerations that were important to the Special Committee, including the ability for HSNi to continue paying its regular quarterly cash dividend of up to $0.35 per share, a requirement that the transaction be conditioned on approval by a majority of HSNi's non-Liberty Interactive stockholders and a meaningful undertaking on Liberty Interactive's part to take the actions necessary to obtain regulatory approval. Mr. Maffei agreed that HSNi would be permitted to continue paying its regular quarterly dividend of up to $0.35 per share of HSNi common stock and to provide HSNi reasonable flexibility to hire and retain personnel during the period between signing and closing. He also informed the representative of Goldman Sachs that Liberty Interactive was not willing to agree to specific undertakings in order to obtain regulatory approval, that Liberty Interactive was unwilling to condition the transaction on the approval of a majority of the non-Liberty Interactive stockholders and that it was important to Liberty Interactive that HSNi not be permitted to terminate the agreement in order to enter into an agreement with a third party providing for a superior proposal unless and until HSNi stockholders voted against the proposed transaction.

        Also on June 13, 2017, the Special Committee held a telephonic meeting regarding Liberty Interactive's latest June 9, 2017 proposal regarding the reduced exchange ratio. Representatives of Davis Polk, Centerview Partners and Goldman Sachs participated in the meeting. Representatives of Davis Polk reviewed with the Special Committee the key provisions and principal issues raised by Liberty Interactive's initial draft of the merger agreement. A representative of Goldman Sachs then relayed to the Special Committee his earlier discussion with Mr. Maffei regarding certain of those provisions. The Special Committee discussed the proposal and the value it offered the HSNi stockholders compared to the value the HSNi stockholders would receive if HSNi remained a stand-alone company, as well as the availability of other strategic alternatives, taking into account Liberty Interactive's previously stated position that it would not be interested in selling its approximately 38.2% stake or supporting an alternative transaction. Following discussion, the Special Committee determined that it was advisable and in the best interests of the HSNi stockholders to propose a fixed exchange ratio of 1.700 shares of Liberty QVCA common stock per share of HSNi common stock (representing a premium of approximately 28% to the closing price of HSNi common stock as of June 13, 2017). The Special Committee directed representatives of the financial advisors to deliver their response to Liberty Interactive and to inform Liberty Interactive that the Special Committee was prepared to recommend that HSNi's board approve the proposal at that price subject to certain other conditions, including an expedited timeline to signing.

        On June 14, 2017, a representative of Goldman Sachs delivered to Mr. Maffei the Special Committee's response. Mr. Maffei informed the representative of Goldman Sachs that Liberty Interactive may be willing to increase the exchange ratio to 1.650 shares of Liberty QVCA common stock per share of HSNi common stock and expected to be in a position to execute the definitive agreement within two weeks (subject to the completion of ongoing due diligence, among other contingencies), but Liberty Interactive was not willing to condition the transaction on the approval of the non-Liberty Interactive shareholders.

        On June 15, 2017, the Special Committee held a telephonic meeting with representatives of Davis Polk, Goldman Sachs and Centerview Partners. A representative of Goldman Sachs informed the Special Committee that he had relayed the Special Committee's response to Mr. Maffei as well as Mr. Maffei's latest proposal that was discussed the previous evening. In response, representatives of Goldman Sachs said that Liberty Interactive may be willing to increase the exchange ratio to 1.650 shares of Liberty QVCA common stock per share of HSNi common stock (representing a premium of approximately 25% to the closing price of HSNi common stock as of June 14, 2017), and expected to be in a position to execute the definitive agreement within two weeks, but Liberty Interactive was not willing to condition the transaction on the approval of a majority of the non-Liberty Interactive HSNi stockholders and that the increased exchange ratio remained subject to certain contingencies, including ongoing due diligence. Representatives of Centerview Partners and Goldman Sachs advised the Special Committee that in their view, Liberty Interactive was unlikely to further increase the exchange ratio. Representatives of Davis Polk reviewed with the Special Committee various issues relating to removing the condition that the transaction be approved by a majority of HSNi's non-Liberty Interactive stockholders. Following discussion, the Special Committee agreed to proceed without that condition.

        On June 16, 2017, HSNi provided access to a virtual dataroom to Liberty Interactive and its advisors, in response to diligence requests previously sent by Liberty Interactive and its advisors. From June 16, 2017, and on a continuing basis up until the date the merger agreement was executed, both Liberty Interactive and HSNi, along with their respective advisors, conducted business, legal and financial due diligence regarding their respective business operations, including engaging in due diligence calls and meetings on various topics.

        Also on June 16, 2017, Davis Polk delivered to Baker Botts a revised draft of the merger agreement. From June 16, 2017 until the execution of the merger agreement on July 5, 2017, the parties and their respective legal and financial advisors exchanged numerous drafts of, and engaged in numerous discussions and negotiations concerning the terms of, the merger agreement and related disclosure schedules and exhibits. Significant areas of discussion and negotiation included Liberty Interactive's obligation to take meaningful action as might be necessary to obtain the required regulatory approvals and the associated reverse termination fee payable by Liberty Interactive in the event the transaction did not close due to the failure to obtain any of the required regulatory approvals, HSNi's obligation to cooperate with Liberty Interactive's financing activities and the associated condition to closing relating to Liberty Interactive's financing, the "no-shop" provisions and the circumstances in which (i) either party would be permitted to terminate the merger agreement in response to the HSNi board changing its recommendation with respect to the transaction, (ii) HSNi would be permitted to terminate the merger agreement in order to enter into an agreement with a third party and (iii) a fee would be payable by HSNi in connection therewith, and various employee-related matters. Documentary and other due diligence by both parties also continued in parallel with the negotiation of the merger agreement and the overall transaction.

        On June 20, 2017 and June 21, 2017, representatives of the financial advisors met with representatives of HSNi and Liberty Interactive, including QVC, to discuss the proposed transaction and conduct due diligence, including on the potential synergies that could result from a potential transaction. Representatives of Liberty Interactive also discussed the QVC Group's expected results for the second quarter of 2017 and provided their updated outlook for full fiscal years 2017 and 2018.

        Also on June 21, 2017, Liberty Interactive formally engaged Allen & Company LLC (Allen & Co.) to act as its financial advisor with respect to the potential transaction with HSNi. From time to time during the negotiations described above and below (including prior to their official engagement), representatives of Allen & Co. provided strategic advice to senior management of Liberty Interactive with respect to the potential transaction with HSNi. However, neither Allen & Co. nor any other outside third party was asked to provide, or did provide, a fairness opinion, report or appraisal to Liberty Interactive or any of its affiliates (other than HSNi to the extent it is deemed an affiliate of Liberty Interactive) regarding the transaction. All opinions, reports and appraisals regarding the potential transaction presented to, and relied on by, the Liberty Interactive board were prepared and presented by management of Liberty Interactive.

        On June 22, 2017, the Qualified Directors held a telephonic meeting. Representatives of Davis Polk, Centerview Partners and Goldman Sachs as well as Mr. Little participated in the meeting. Mr. Little reviewed HSNi management's financial outlook for the second quarter of 2017 as well as its updated outlook for the full fiscal year 2017. Representatives of the financial advisors then provided a review of Liberty Interactive's latest proposal and an update on the process and the diligence meetings that were held on June 20, 2017. Representatives of Davis Polk reviewed with the Qualified Directors key terms and principal issues raised by the latest draft of the merger agreement.

        On June 23, 2017, the Special Committee held a telephonic meeting. Representatives of Davis Polk, Centerview Partners and Goldman Sachs participated in the meeting. The advisors and the Special Committee discussed various topics from the Qualified Directors meeting that occurred the prior day, along with next steps regarding the proposed transaction. The Special Committee discussed the potential antitrust implications for the proposed transaction and various methods of incentivizing Liberty Interactive to take appropriate action in order to obtain the required regulatory approvals and to compensate the HSNi stockholders in the event any of the regulatory approvals are not obtained. The Special Committee also discussed alternative structural considerations for the proposed transaction, including whether to structure the transaction as one-step merger or a tender offer followed by a short-form merger. Given that representatives of Liberty Interactive had indicated a strong preference for a one-step merger, and the low likelihood that a two-step transaction would materially accelerate the closing, the Special Committee determined to proceed with a one-step transaction structure. Representatives of the financial advisors analyzed and discussed with the Special Committee various other structural considerations, including the possibility of waiting until the GCI transactions had closed. For various reasons, including the risks and uncertainties associated with alternative transaction structures and with delaying the transaction, the Special Committee determined that such alternative transaction structures were unlikely to prove significantly more advantageous to the HSNi stockholders. The Special Committee also discussed the conditions to closing of the transaction. The Special Committee directed representatives of Davis Polk on how to respond to these issues and the other material terms, and to revise the merger agreement accordingly. The Special Committee directed representatives of the financial advisors to arrange a call with Mr. Maffei after representatives of Davis Polk delivered a revised draft of the merger agreement to Baker Botts in order to discuss the timeline and process for due diligence, particularly in light of the amount of information that had been requested by Liberty Interactive and the resources HSNi was expending to satisfy those requests.

        Also on June 23, 2017, Liberty Interactive provided access to a virtual dataroom to HSNi and its advisors, in response to diligence requests previously sent by HSNi and its advisors.

        On June 26, 2017, the Special Committee held a telephonic meeting. Representatives of Davis Polk, Centerview Partners and Goldman Sachs participated in the meeting. Representatives of the financial advisors informed the Special Committee that Mr. Maffei indicated that further progress needed to be made with regard to certain due diligence items and certain provisions of the merger agreement before a final agreement could be reached. Mr. Little reviewed with the Special Committee the unaudited forecasted financial information prepared by QVC management and HSNi management's proposed adjustments to that unaudited forecasted financial information. Following discussion, the Special Committee determined that the unaudited forecasted financial information, as adjusted by HSNi management, was fair and based on reasonable assumptions, and approved it for use by the financial advisors in connection with their analyses.

        On June 28, 2017, Mr. Maffei called a representative of Goldman Sachs to discuss the remaining open items in the merger agreement and the due diligence process. Mr. Maffei indicated to the representative of Goldman Sachs that Liberty Interactive believed it was reasonable to target a public announcement of a potential transaction on July 6, 2017, subject to the satisfactory resolution of the outstanding material issues and completion of due diligence.

        Also on June 28, 2017, the Special Committee held a telephonic meeting. Representatives of Davis Polk, Centerview Partners and Goldman Sachs participated in the meeting. At the Special Committee's request, representatives of Davis Polk reviewed with the Special Committee the material open issues in the merger agreement, including HSNi's right to terminate the merger agreement in order to enter into an agreement with a third party providing for a superior transaction proposal (as defined in the "—The Merger Agreement—No Solicitation" section) subject to payment of a customary termination fee, the inclusion of a closing condition relating to Liberty Interactive's financing and certain employee-related matters. Representatives of Davis Polk informed the Special Committee that Liberty Interactive had agreed to the inclusion of a reverse termination break-up fee in the event the transaction did not close due to the failure to obtain the required regulatory approvals but that the amount of the fee was still subject to negotiation.

        On June 29, 2017, representatives of Liberty Interactive, including QVC, and HSNi as well as representatives of the financial advisors held a series of in-person due diligence meetings in Tampa, Florida.

        On June 30, 2017, the Special Committee held a telephonic meeting. Representatives of Davis Polk, Centerview Partners and Goldman Sachs participated in the meeting. Representatives of Davis Polk reviewed with the Special Committee the material open issues in the merger agreement. Following discussion, the Special Committee directed representatives of Davis Polk on how to respond to these issues and the other material terms, and to revise the merger agreement accordingly.

        On July 2, 2017, representatives of Centerview Partners and Goldman Sachs spoke with Mr. Maffei regarding the remaining open issues in the merger agreement. Mr. Maffei agreed to allow HSNi to terminate the merger agreement in order to enter into an agreement with a third party providing for a superior transaction proposal, subject to payment of a $40 million termination fee. Mr. Maffei and the representatives of Centerview Partners and Goldman Sachs discussed certain employee related matters, including HSNi's ability to continue the search for a new CEO and the treatment of outstanding equity awards with respect to shares of HSNi common stock. Mr. Maffei also agreed that HSNi would have a consent right with respect to certain material changes to Liberty Interactive's proposed transaction with GCI, subject to continuing discussion regarding the appropriate parameters of such consent right.

        On July 4, 2017, Mr. Little requested the Special Committee's approval of the unaudited forecasted financial information for HSNi on a stand-alone basis, the unaudited forecasted financial information for the QVC Group on a stand-alone basis prepared by the management of HSNi (based on forecasts that were initially prepared by the management of Liberty Interactive) and the unaudited forecasted financial information for the QVC Group pro forma for the merger prepared by the management of HSNi. Mr. Little noted that the financial information for HSNi stand-alone upon which the unaudited forecasted financial information for HSNi stand-alone and the QVC Group pro forma for the merger was based reflected the updated outlook for the fiscal year ending 2017, as discussed with the Qualified Directors on June 22, 2017, and, for the fiscal years ending 2018 through 2021, reflected the projections previously approved by the Special Committee on January 30, 2017. The Special Committee determined that the unaudited forecasted financial information for HSNi stand-alone and for the QVC Group pro forma for the merger were fair and based on reasonable assumptions, and approved them for use by the financial advisors in connection with their analyses.

        Also on July 4, 2017, the Special Committee held a telephonic meeting. Representatives of Davis Polk, Centerview Partners and Goldman Sachs participated in the meeting. Representatives of Davis Polk discussed certain unresolved issues in connection with the merger agreement. The Special Committee concluded that a $75 million reverse termination break-up fee was sufficient to incentivize Liberty Interactive to take appropriate actions to obtain the required regulatory approvals. Following discussion, the Special Committee directed representatives of Davis Polk on how to respond to these issues and the other material terms.

        On July 5, 2017, after the markets were closed, the Special Committee and other Qualified Directors held a meeting for the purpose of considering the proposed transaction with Liberty Interactive, with representatives of Davis Polk, Centerview Partners and Goldman Sachs in attendance at the meeting. Mr. Martinez reviewed with the Qualified Directors the proposal from Liberty Interactive to acquire HSNi for a fixed exchange ratio of 1.650 shares of Liberty QVCA common stock per share of HSNi common stock. Mr. Martinez informed the Qualified Directors that the remaining issues were being discussed between Davis Polk and Baker Botts with the intention to have them resolved in the next few hours. Without representatives of Centerview Partners or Goldman Sachs present, the Qualified Directors and representatives of Davis Polk discussed the fiduciary duties of the Qualified Directors in connection with the proposed transaction. The Special Committee then reviewed the updated relationship disclosures provided by each financial advisor to supplement the questionnaires provided to the Special Committee prior to its January 5, 2017 meeting, and reflecting matters arising since that time. The Special Committee determined that it did not believe that either Centerview Partners or Goldman Sachs had any actual or potential conflict of interest that would impair either firm's ability to provide independent advice to the Qualified Directors and the Special Committee. Thereafter, at the request of the Special Committee, Centerview Partners and Goldman Sachs joined the meeting and delivered a presentation to the Special Committee and the other Qualified Directors with respect to the financial terms of the proposed transaction with Liberty Interactive. Representatives of the financial advisors and the Qualified Directors had a detailed discussion of the unaudited forecasted financial information for QVC prepared by the management of HSNi (based on forecasts that were initially prepared by the management of Liberty Interactive), and the unaudited forecasted financial information for HSNi prepared by HSNi management, used for the financial analyses. Representatives of the financial advisors and the Qualified Directors discussed the potential benefits associated with the Liberty QVCA common stock included in the merger consideration becoming an asset-based (as opposed to tracking) stock in the event that the GCI transactions were consummated, including the potential eligibility of such stock for inclusion in stock indices, which may increase liquidity, the direct claim that holders of such stock would have on QVC's assets and QVC's greater flexibility for future strategic actions. Representatives of the financial advisors noted that the failure of the GCI transactions to close would likely reverse any increase in the price of the Liberty QVCA common stock resulting from the announcement of the GCI transactions. Representatives of the financial advisors also noted that regardless of whether the Liberty QVCA common stock were a tracking stock or an asset-based stock, each share would only be entitled to one vote as compared to 10 votes per share of QVCB. Representatives of the financial advisors then reviewed their separate financial analyses of Liberty Interactive's proposal to acquire HSNi for 1.650 shares of Liberty QVCA common stock per share of HSNi common stock (representing a premium of approximately 29% to the closing price of HSNi common stock as of July 5, 2017). Centerview Partners rendered to the Special Committee (with the other Qualified Directors present) an oral opinion, which was subsequently confirmed by delivery of a written opinion dated July 5, 2017, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview Partners in preparing its opinion, the consideration to be paid by Liberty Interactive to the holders of shares of HSNi common stock (other than as specified in such opinion) pursuant to the merger agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Centerview Partners' opinion, please see "—Opinion of the Special Committee Financial Advisors (Centerview Partners)." Goldman Sachs rendered to the Special Committee (with the other Qualified Directors present) an oral opinion, which was subsequently confirmed by delivery of a written opinion dated July 5, 2017, that, as of such date and based upon and subject to the factors and assumptions set forth therein the consideration to be paid by Liberty Interactive for each share of HSNi common stock pursuant to the merger agreement was fair, from a financial point of view, to the holders (other than the Liberty Interactive related entities) of shares of HSNi common stock. For a detailed discussion of Goldman Sachs' opinion, please see "—Opinion of the Special Committee Financial Advisors (Goldman Sachs)." Also at the July 5, 2017 meeting, representatives of Davis Polk provided the Special Committee and the other Qualified Directors with a summary of the key terms in the merger agreement. The Special Committee and the other Qualified Directors adjourned the meeting and reconvened later that night, at which time representatives of Davis Polk informed the Special Committee and the other Qualified Directors that HSNi and Liberty Interactive had agreed to mutually acceptable resolutions regarding the remaining material issues. Representatives of Goldman Sachs and Centerview Partners informed the Special Committee and the other Qualified Directors that, in order to resolve certain concerns raised by Liberty Interactive about the aggregate transaction fees payable to Goldman Sachs and Centerview Partners by HSNi under their respective engagement letters in light of Liberty Interactive's existing significant equity interest in HSNi, Goldman Sachs and Centerview Partners had orally advised Liberty Interactive that, to the extent they were engaged in the future to provide investment banking advisory services to Liberty Interactive or certain entities controlled by Liberty Interactive, each would provide, depending on the circumstances, a credit toward such engagement. After discussion, the Special Committee and the other Qualified Directors determined that all open material issues had been resolved in a manner satisfactory to the Special Committee and the other Qualified Directors and in the best interests of the HSNi stockholders. The Special Committee unanimously recommended that the Qualified Directors (i) determine the merger agreement and the transactions contemplated thereby, including the merger, are advisable and fair to, and in the best interests of, HSNi and the HSNi stockholders, (ii) approve and declare advisable the merger agreement and the transactions contemplated thereby, including the merger and (iii) direct that the merger agreement be submitted to the HSNi stockholders for adoption. On the recommendation of the Special Committee, the Qualified Directors (i) determined the merger agreement and the transactions contemplated thereby, including the merger, are advisable and fair to, and in the best interests of, HSNi and the HSNi stockholders, (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, (iii) resolved to recommend that the HSNi stockholders approve the adoption of the merger agreement and (iv) directed that the merger agreement be submitted to the HSNi stockholders for adoption. The Qualified Directors also approved a one-time payment of $50,000 to each member of the Special Committee (other than Mr. Martinez, who at the time the Special Committee was formed declined to receive any payment), and agreed to reimburse the reasonable out-of-pocket expenses of each member of the Special Committee in connection with each member's service on the Special Committee.

        Also on July 5, 2017, the Liberty Interactive board held a telephonic meeting to discuss and review the terms of the transaction. Representatives of Baker Botts and senior management of Liberty Interactive participated in a discussion with the Liberty Interactive board regarding the transaction, including the proposal exchange ratio. While the Liberty Interactive board acknowledged the potential appreciation in value of the Liberty QVCA common stock following the merger and the closing of the GCI transactions, after which the Liberty QVCA common stock would become an asset-based stock as opposed to a tracking stock, any potential appreciation in value was not quantified in its consideration of the terms of the potential transaction. Following such discussion, the Liberty Interactive board unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and fair to, and in the best interests of, Liberty Interactive and its stockholders, and (ii) approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger.

        The merger agreement was executed and delivered, as of July 5, 2017, by Liberty Interactive, Merger Sub and HSNi.

        On July 6, 2017, before the markets opened, Liberty Interactive and HSNi announced that they had entered into the merger agreement.

Liberty Interactive's Purpose and Reasons for the Merger

        The Liberty Interactive board has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of Liberty Interactive and its stockholders. In reaching this conclusion, the Liberty Interactive board consulted with Liberty Interactive's management and its legal and financial advisors, and considered a variety of factors, including the material factors described below.

  Liberty Interactive's Reasons for the Merger

        In reaching its conclusion that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interest of Liberty Interactive and its stockholders, the Liberty Interactive board considered a number of factors that it believes support its determination, including (not necessarily in order of importance):

  •
  the expectation that the merger will enhance the long-term equity value for stockholders of the QVC Group;

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  the belief that the integration of HSNi can be completed in a timely and efficient manner with minimal disruption to employees;

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  the experience of Liberty Interactive's management team in maximizing the value proposition of its investments;

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  the in-depth knowledge of HSNi's business, operations, financial condition and prospects developed by Liberty Interactive as an equity affiliate of HSNi and during additional significant due diligence efforts;

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  the current and prospective business climate in which HSNi operates and will continue to operate following the completion of the merger;

  •
  the likelihood that the merger will be completed, including after consideration of, among other things, (i) antitrust and regulatory laws and the risks related to certain conditions and requirements that may be imposed by third parties, including regulatory authorities, to obtain the necessary approvals and clearances, and (ii) the likelihood of HSNi obtaining the required stockholder approval following Liberty Interactive's agreement to vote its shares of HSNi common stock in favor of the merger agreement proposal and in favor of any other matter necessary to consummate the merger;

  •
  the opportunity to improve the competitive position of the QVC Group relative to other participants in the industry in which QVC and HSNi operate;

  •
  the opportunity to acquire HSNi's programming and events and leading brands;

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  the belief that combining HSNi with QVC will increase scale to more effectively compete in evolving retail and digital landscapes;

  •
  the expectation of realizing meaningful synergy opportunities;

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  the potential for financial optionality as a result of HSNi's low debt leverage;

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  the opportunity to improve the QVC Group's positioning as a stand-alone equity following the redemption of the Liberty Ventures common stock in connection with the GCI transactions;

  •
  the opportunity to pursue integration opportunities to enable the combined company to operate more efficiently, fund innovation and enhance customer value (including combining technology platforms, leveraging enhanced scale of supply chain and customer service networks, and reducing costs through purchasing synergies);

  •
  the opportunity to optimize five US based networks and create complementary programming;

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  the opportunity to collaborate on best-in-class digital platforms (mobile, personalization, social, marketing) and next-gen shopping innovations;

  •
  the belief that the combined company will experience strengthened brand portfolios, including by extending top HSNi brands to QVC and zulily;

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  the opportunity to explore cross marketing opportunities to better engage existing and potential customers, and to share best practices and tools, leverage top talent and create new professional growth opportunities; and

  •
  the opportunity to maintain a prudent capital structure with sufficient liquidity to service debt, repurchase stock or make strategic investments and acquisitions;

        The Liberty Interactive board also considered a number of uncertainties, risks and other potentially negative factors in its deliberations concerning the merger agreement and the transactions contemplated thereby, including the merger. These factors include (not necessarily in order of importance):

  •
  the fact that the merger consideration to be paid by Liberty Interactive and received by the HSNi stockholders represents a significant premium on the value of HSNi common stock;

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  the risk that the merger might not be completed in a timely manner or at all, including the risk that the failure to complete the merger could cause Liberty Interactive to incur significant expenses and lead to negative perceptions among investors;

  •
  the fact that not all of the conditions to the completion of the merger, including the receipt of necessary third party and regulatory approvals, are within the parties' control;

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  the fact that the merger agreement contains certain restrictions on the ability of Liberty Interactive to conduct its business in the period between the signing of the merger agreement and the closing of the merger, such that the consent of HSNi is required in respect of certain actions;

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  the substantial costs to be incurred by Liberty Interactive in connection with the merger and the merger agreement, regardless of whether the merger is consummated, and the impact of such costs on Liberty Interactive's financial position;

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  the cost of continued compliance with legal, administrative and other requirements applicable to two separate public reporting companies;

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  the risk that the pendency of the merger could result in the disruption of the QVC Group's and HSNi's respective business, including the possible diversion of management and employee attention away from day-to-day operations and potential adverse effects on the QVC Group's and HSNi's business relationships;

  •
  the risk that the benefits expected to be obtained following the merger may not be fully or timely realized; and

  •
  the risks described in the sections entitled "Risk Factors" and "Cautionary Statement Concerning Forward-Looking Statements."

        After considering the positive and negative factors described above, the Liberty Interactive board determined that the anticipated benefits of the merger outweighed the risks and costs and approved the merger agreement and the transactions contemplated thereby, including the merger.

        The foregoing discussion summarizes the material information and factors considered by the Liberty Interactive board in its consideration of the merger agreement and the transactions contemplated thereby, including the merger. The Liberty Interactive board reached the unanimous decision to approve the merger agreement and the merger in light of the factors described above and other factors that each member of the Liberty Interactive board felt were appropriate. In view of the variety of factors and the quality and amount of information considered, the Liberty Interactive board did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Individual members of the Liberty Interactive board may have given different weights to different factors.

        The reason for the structure of the transaction is that Liberty Interactive believes that the acquisition of HSNi by means of a merger will improve the QVC Group's competitive position by enabling it to more effectively compete in an evolving retail and digital landscape due to economies of scale, enhanced opportunities for synergy initiatives and greater financial optionality in pursuing strategic business plans due to HSNi's relatively low debt leverage. The merger is being undertaken at this time by Liberty Interactive in order to better position the QVC Group as a stand alone entity following the GCI transactions in an increasingly competitive marketplace.

        The explanation of Liberty Interactive's reasons for the merger agreement and the merger, and other information presented in this section is forward-looking in nature and, accordingly, should be read in light of the factors described under "Risk Factors" and "Cautionary Statement Concerning Forward-Looking Statements" below.

HSNi's Purpose and Reasons for the Merger and Other Proposals; Recommendations of the Special Committee and HSNi Board; Fairness of the Merger

        The HSNi board recommends that the HSNi stockholders vote "FOR" the merger agreement proposal.

        The HSNi board established the Special Committee to negotiate the terms of the merger on behalf of its unaffiliated stockholders with the assistance of independent legal and financial advisors. In reaching the decision to recommend to the HSNi board the approval of the merger agreement, the merger and the transactions contemplated by the merger agreement and to recommend that the HSNi stockholders vote to approve the adoption of the merger agreement, the Special Committee consulted extensively with its financial and legal advisors and HSNi management, and considered other potential strategic alternatives. After such discussions and considering such alternatives, the Special Committee unanimously determined the proposed merger to be advisable, fair to and in the best interests of, HSNi and the HSNi stockholders, including HSNi's unaffiliated security holders, as defined in Rule 13E-3 of the Exchange Act.

        In reaching its decision to recommend that the HSNi stockholders vote to approve the adoption of the merger agreement, the merger and the transactions contemplated thereby, the HSNi board consulted extensively with the Special Committee and the Special Committee's financial and legal advisors and HSNi management, and considered other potential strategic alternatives. After such discussions and considering such alternatives, the HSNi board determined the proposed merger to be advisable, fair to and in the best interests of, HSNi and the HSNi stockholders, including HSNi's unaffiliated security holders, as defined in Rule 13E-3 of the Exchange Act.

        The Special Committee's recommendation and the HSNi board's decision to approve the merger agreement, the merger and the other transactions contemplated thereby and to recommend to the HSNi stockholders that they vote to approve the adoption of the merger agreement was based on a number of factors, including the following (which are not necessarily presented in order of relative importance):

  •
  their understanding of HSNi and its business as well as its financial performance, results of operations and future prospects;

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  the current and prospective competitive climate in the retail and e-commerce industry in which HSNi and Liberty Interactive operate and the belief that the merger would create a leading global video e-commerce retail company with strong, focused businesses and with enhanced scale, optimized programming, and a diversified product mix across segments, geographies and customers resulting in improved opportunities for growth, cost savings and innovation relative to what HSNi could achieve on a standalone basis;

  •
  the aggregate value and composition of the merger consideration to be received by HSNi stockholders in the merger, which, based on the closing price of Liberty QVCA common stock on July 5, 2017, represented a premium of approximately 29% over the closing price of HSNi common stock on the same date;

  •
  that the exchange ratio represents a fixed number of shares of Liberty QVCA common stock, which affords the HSNi stockholders the opportunity to benefit from any increase in the trading price of Liberty QVCA common stock between the announcement of the execution of the merger agreement and the closing of the merger;

  •
  following the merger, HSNi stockholders will have the opportunity to participate in the future growth of the combined company, including the projected synergies at the combined company, and any general improvement in the retail market as a whole;

  •
  HSNi's management's expectation that the combined company could achieve at least approximately $100 million in annual operating synergies on a run rate basis, as more fully described under the section entitled "—Unaudited Forecasted Financial Information."

  •
  the Special Committee's view, based on a range of synergy estimates developed by HSNi management, as more fully described below under the section entitled "—Unaudited Forecasted

    Financial Information" that the merger consideration payable to the HSNi stockholders included an appropriate share of the total synergies expected to result from the merger;

  •
  the oral opinion of Centerview Partners rendered to the Special Committee (with the other Qualified Directors present) on July 5, 2017, which was subsequently confirmed by delivery of a written opinion dated such date that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview Partners in preparing its opinion, the merger consideration to be paid by Liberty Interactive to the HSNi stockholders (other than as specified in such opinion) pursuant to the merger agreement was fair, from a financial point of view, to such holders, as more fully described below under the section entitled "Special Factors—Opinion of the Special Committee Financial Advisor (Centerview Partners);"

  •
  the oral opinion of Goldman Sachs rendered to the Special Committee (with the other Qualified Directors present) on July 5, 2017, which was subsequently confirmed by delivery of a written opinion dated such date that, as of such date and based upon and subject to the factors and assumptions set forth therein, the consideration to be paid by Liberty Interactive for each share of HSNi common stock pursuant to the merger agreement was fair, from a financial point of view, to the HSNi stockholders (other than as specified in such opinion), as more fully described below under the section entitled "—Opinion of the Special Committee Financial Advisor (Goldman Sachs);"

  •
  the current and historical market prices of HSNi common stock, including the market performance of HSNi common stock relative to other participants in the retail industry and general market indices;

  •
  the potential stockholder value that might result from other alternatives available to HSNi, including entering into alternative strategic transactions with other parties (taking into account the likelihood that Liberty Interactive would not support such a transaction), or remaining an independent public company, in each case, considering the potential for HSNi stockholders to participate in the future growth of the combined company following the merger, including the projected synergies of the combined company and any improvement in the retail market as a whole, as well as the risks and uncertainties associated with its business plans or any alternative thereto and the ability to achieve a higher valuation than the merger;

  •
  their belief that (i) as discussed in the section entitled "Special Factors—Background of the Merger," it was unlikely that an alternative transaction with a different counterparty would provide superior value to the HSNi stockholders as compared to a strategic transaction with Liberty Interactive and (ii) the terms of the merger agreement were consistent with market practice and would not preclude or deter a willing and financially capable third party, were one to exist, from making a superior transaction proposal following the announcement of the merger agreement;

  •
  their knowledge of, and discussions with HSNi management regarding, Liberty Interactive's business operations, financial condition, earnings and prospects and its knowledge of Liberty Interactive's business, operations, financial condition, earnings and prospects, taking into account Liberty Interactive's publicly-filed information and the results of HSNi's due diligence review of Liberty Interactive;

  •
  each of HSNi and Liberty Interactive has developed capabilities in complementary geographies and markets, the combination of which will create a larger and more diversified company with a strategic global presence that is better equipped to respond to economic and industry developments and better positioned to develop and build on its positioning in the retail and e-commerce segments as compared to either company on a standalone basis;

  •
  Liberty Interactive's business, assets, financial condition, results of operations, business plan and prospects, including the size and scale of the combined company and the expected pro forma effect of the merger on the combined company;

  •
  the exchange ratio of 1.650 shares of Liberty QVCA common stock for each share of HSNi common stock was achieved by the Special Committee through extensive, arm's-length negotiations, as described in the section entitled "—Background of the Merger;"

  •
  the Special Committee retained independent financial and legal advisors with knowledge and experience with respect to public merger and acquisition transactions, HSNi's industry generally, and HSNi particularly, as well as substantial experience advising other companies with respect to similar transactions;

  •
  the review by the HSNi board and the Special Committee, together with the Special Committee's legal and financial advisors, of the structure of the proposed merger and the financial and other terms of the merger agreement, including Liberty Interactive's representations, warranties and covenants, the conditions to its obligations and the termination provisions and related termination fees, as well as the likelihood of consummation of the proposed merger and the Special Committee's evaluation of the likely time period necessary to close the merger; and

  •
  HSNi's expectation that for U.S. federal income tax purposes the merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code as more fully described in the section entitled "—Material U.S. Federal Income Tax Consequences."

        The Special Committee and the HSNi board also considered the following specific aspects of the merger agreement (which are not necessarily presented in order of relative importance):

  •
  their belief that the terms of the merger agreement, including HSNi's representations, warranties and covenants and the conditions to each party's obligations, are reasonable;

  •
  the merger agreement's inclusion of provisions allowing the HSNi board to, under certain circumstances, and subject to certain conditions, furnish information to and conduct negotiations with a third party in connection with an unsolicited proposal for a business combination or acquisition of HSNi that constitutes or would reasonably be expected to result in a superior transaction proposal;

  •
  the fact that the HSNi board, subject to certain conditions, has the right to make an adverse recommendation change or terminate the merger agreement to enter concurrently into a definitive agreement related to a superior transaction proposal, subject to giving Liberty Interactive notice and an opportunity to propose changes to the merger agreement, and the payment of a termination fee of $40 million in the event of actual termination (which amount was determined after consultation with its legal and financial advisors);

  •
  the fact that the HSNi board, subject to certain conditions, has the right to make an adverse recommendation change in response to an intervening event, even if there is no competing or superior transaction proposal, if the HSNi board determines that the failure to take such action would be likely to be inconsistent with its fiduciary duties, subject to the payment of a termination fee of $40 million in the event Liberty Interactive exercises its right to terminate the merger agreement as a result of such change in recommendation;

  •
  the fact that the Special Committee and the HSNi board believed that such fee was consistent with market practice and would not preclude or deter a willing and financially capable third party, were one to exist, from making a superior transaction proposal following the announcement of the transaction with Liberty Interactive;

  •
  the merger agreement's inclusion of provisions providing for a payment of $75 million by Liberty Interactive to HSNi if the merger agreement is terminated due to the failure to obtain the required regulatory approvals (which amount was determined after consultation with its legal and financial advisors);

  •
  the merger agreement's inclusion of provisions allowing HSNi to continue to declare and pay regular quarterly dividends to the HSNi stockholders in an amount up to $0.35 per share of HSNi common stock; and

  •
  the fact that, following the completion of the merger, one member of the current HSNi board will be added to the Liberty Interactive board.

        In the course of its deliberations, the Special Committee and the HSNi board also considered a variety of risks, uncertainties and other potentially negative factors, including the following (which are not necessarily presented in order of relative importance):

  •
  the risks and costs to HSNi if the merger is not completed, including the diversion of management and employee attention, potential employee attrition, the potential effect on HSNi's business and relations with customers, suppliers and vendors and the potential impact on its stock price, and that, while the merger is expected to be completed, there is no assurance that all conditions to the parties' obligations to complete the merger will be satisfied or waived, and as a result, it is possible that the merger might not be completed even if approved by the HSNi stockholders;

  •
  the potential decrease of the implied value of the merger consideration that would result from a decrease in the trading price of Liberty QVCA common stock without a corresponding decrease in the trading price of shares of HSNi common stock because the merger consideration is based on a fixed exchange ratio and the merger agreement does not provide HSNi with a price-based termination right or adjustment for fluctuations in the trading price of Liberty QVCA common stock;

  •
  the fact that the consummation of the merger is not conditioned on a majority approval of the minority HSNi stockholders (i.e., the HSNi stockholders other than Liberty Interactive and its affiliates);

  •
  the possibility that regulatory agencies may not approve the merger or may impose terms and conditions on their approvals that adversely affect the business and financial results of the combined company as more fully described in the section entitled "Special Factors—Regulatory Approvals;"

  •
  the transaction costs to be incurred in connection with the merger;

  •
  the merger agreement contains restrictions on the conduct of HSNi's business prior to completion of the merger, including the requirement that HSNi conduct its business only in the ordinary course, subject to specific, pre-disclosed exceptions, which could delay or prevent HSNi from undertaking business opportunities that may arise pending completion of the merger and could negatively affect HSNi's ability to attract and retain employees, and could negatively affect decisions of HSNi's customers and vendors;

  •
  the merger agreement imposes limitations on HSNi's ability to solicit alternative transactions prior to the closing of the merger and on its ability to terminate the merger agreement, including a requirement that HSNi pay a $40 million termination fee in certain circumstances described in "—The Merger Agreement—Termination Fees;"

  •
  that if Liberty Interactive terminates the merger agreement prior to receipt of the requisite approval of the HSNi stockholders, in certain cases, and subject to certain conditions, HSNi may be obligated to pay a $40 million termination fee to Liberty Interactive;

  •
  the possibility that Liberty Interactive will not realize all of the anticipated strategic and other benefits of the merger, including as a result of the challenges of combining the businesses, operations and workforces of Liberty Interactive and HSNi, the risk that expected operating efficiencies and cost savings may not be realized or will cost more to achieve than anticipated, and the risk that divestitures or other accommodations required by regulatory authorities may decrease the anticipated strategic and other benefits of the merger to the combined company;

  •
  the possibility that the termination fee of $40 million could potentially deter a potential acquiror from proposing an alternative transaction that would provide superior value to HSNi stockholders than the merger;

  •
  limitations on HSNi's ability to obtain alternative offers from third parties to acquire HSNi as a result of Liberty Interactive's approximately 38.2% ownership position in HSNi and Liberty Interactive's position that it was not interested in selling its ownership stake in HSNi or supporting any such alternative transaction;

  •
  the fact that HSNi does not currently have a full time chief executive officer, and the merger agreement imposes limitations on HSNi's ability to fill that position;

  •
  Liberty Interactive's ability to, in certain cases, make changes to the GCI transactions, which could adversely affect the value of the Liberty QVCA common stock to be issued to HSNi stockholders in the merger;

  •
  the fact that the GCI transactions might not ultimately be completed, in which case the potential benefits associated with the Liberty QVCA common stock included in the merger consideration becoming an asset-based (as opposed to tracking) stock would not be realized (and, to the extent already reflected in the Liberty QVCA common stock price, would likely be reversed);

  •
  the fact that once the merger closes, HSNi will not have the right to consent to changes to the terms of the GCI transactions;

  •
  the multi-class capital structure of Liberty Interactive;

  •
  the limited voting control that HSNi stockholders will have in the QVC Group following the closing of the merger;

  •
  the fact that HSNi's directors and executive officers may have interests in the merger that are different from, or in addition to, those of HSNi stockholders generally, including certain interests arising from the employment and compensation arrangements of HSNi's executive officers, and the manner in which they would be affected by the merger as more fully described in the section entitled "—Interests of Certain persons of HSNi in the Merger;" and

  •
  various other risks described in the section entitled "Risk Factors."

        The Special Committee and the HSNi board considered all of these factors as a whole and expressly adopted the analyses and opinions of the financial advisors in reaching their respective determinations that the proposed merger was advisable, fair to and in the best interests of, HSNi and the HSNi stockholders, including HSNi's unaffiliated stockholders, as defined in Rule 13E-3 of the Exchange Act. The foregoing discussion of the information and factors considered by the Special Committee and the HSNi board is not exhaustive. In view of the wide variety of factors considered by the Special Committee and the HSNi board in connection with their evaluation of the merger and the complexity of these matters, the Special Committee and the HSNi board did not consider it practical to, nor did they attempt to, quantify, rank or otherwise assign relative weights to the specific factors that they considered in reaching their respective decisions. In considering the factors described above and any other factors, individual members of the Special Committee and the HSNi board may have viewed factors differently or given different weight or merit to different factors.

        In considering the recommendation of the HSNi board that the HSNi stockholders vote to approve the adoption of the merger agreement and the transactions contemplated thereby, HSNi stockholders should be aware that the executive officers and directors of HSNi may have certain interests in the merger that may be different from, or in addition to, the interests of HSNi stockholders generally. To avoid any actual conflict of interest or the appearance of any conflict of interest, the two individuals designated by Liberty Interactive to the HSNi board recused themselves from all discussions and presentations regarding the transactions contemplated by the merger agreement, including the merger. The HSNi board was aware of these interests and considered them when approving the merger agreement and recommending that HSNi stockholders vote to approve and adopt the merger agreement and the transactions contemplated thereby. See "—Interests of Certain Persons of HSNi in the Merger."

        The foregoing discussion of the information and factors considered by the Special Committee is forward-looking in nature. This information should be read in light of the factors described in the section entitled "Cautionary Statement Concerning Forward-Looking Statements."

Unaudited Forecasted Financial Information

        Liberty Interactive prepared unaudited forecasted financial information for the years 2017 through 2021 for the QVC Group on a stand-alone basis. HSNi prepared unaudited forecasted financial information for the years 2017 through 2021 for HSNi on a stand-alone basis and, using unaudited forecasted financial information provided by Liberty Interactive for the QVC Group, prepared unaudited forecasted financial information for the years 2017 through 2021 for the QVC Group on a standalone basis. The unaudited forecasted financial information does not give effect to the merger. The unaudited forecasted financial information was prepared separately by each of the companies using, in some cases, different assumptions, and is not intended to be added together. Adding the unaudited forecasted financial information together for the two companies would not necessarily represent the results the combined company will achieve if the merger is completed and does not represent forecasted financial information for the combined company if the merger is completed.

        Neither Liberty Interactive nor HSNi, as a matter of course, makes public long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, the unaudited forecasted financial information set forth below was made available to the Special Committee, the HSNi board, Centerview Partners and/or Goldman Sachs in connection with the evaluation of the merger. The inclusion of this information should not be regarded as an indication that any of the Special Committee, HSNi, Centerview Partners, Goldman Sachs or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results. Readers of this document are cautioned not to place undue reliance on the unaudited forecasted financial information.

        The unaudited forecasted financial information was, in general, prepared solely for internal use and is subjective in many respects. As a result, there can be no assurance that the forecasted results will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited forecasted financial information covers multiple years, such information by its nature becomes less predictive with each successive year. The estimates and assumptions underlying the unaudited forecasted financial information involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions which may not be realized and that are inherently subject to significant uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of Liberty Interactive and/or HSNi and will be beyond the control of the combined company. HSNi stockholders are urged to review the SEC filings of Liberty Interactive for a description of risk factors with respect to the business of Liberty Interactive and the SEC filings of HSNi for a description of risk factors with respect to the business of HSNi. See "Cautionary Statement Concerning Forward-Looking Statements" and "Additional Information—Where You Can Find More Information," respectively. HSNi stockholders are also urged to review the section entitled "Risk Factors." The unaudited forecasted financial information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or GAAP (including because certain metrics are non-GAAP measures) but, in the view of HSNi's management was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of HSNi's management's knowledge and belief, the expected course of action and the expected future financial performance of the QVC Group and HSNi, as applicable. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the unaudited forecasted financial information. Neither of the independent registered public accounting firms of Liberty Interactive or HSNi nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the unaudited forecasted financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of the independent registered public accounting firm of Liberty Interactive contained in Liberty's Annual Report on Form 10-K for the year ended December 31, 2016 and the report of the independent registered public accounting firm of HSNi contained in HSNi's Annual Report on Form 10-K for the year ended December 31, 2016, both of which are incorporated by reference into this document, relate to the historical financial information of Liberty Interactive and HSNi, respectively. They do not extend to the unaudited forecasted financial information and should not be read to do so. Furthermore, the unaudited forecasted financial information does not take into account any circumstances or events occurring after the date they were prepared.

        NEITHER LIBERTY INTERACTIVE NOR HSNi INTEND TO UPDATE OR OTHERWISE REVISE THE UNAUDITED FORECASTED FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY LAW.

  Unaudited Forecasted Financial Information Prepared by HSNi

  HSNi

        The following table presents select unaudited forecasted financial information of HSNi for the fiscal years ending 2017 through 2021 prepared by HSNi management and provided to the Special Committee, the HSNi board, Centerview Partners, Goldman Sachs and, with the exception of

(Increase)/Decrease in Net Working Capital and Unlevered Free Cash Flow, provided to Liberty Interactive, and is sometimes referred to as the HSNi unaudited forecasted financial information:

	Year Ended December 31,
	2017E	2018E	2019E	2020E	2021E
	amounts in millions, except per share amounts(a)
Income Statement Items
Net Sales	$3,515	$3,786	$3,946	$4,100	$4,257
Gross Profit	$1,206	$1,316	$1,383	$1,447	$1,513
Adjusted EBITDA(b)	$283	$346	$377	$408	$441
Stock-Based Compensation	$(21)	$(22)	$(22)	$(23)	$(24)
Comparable EBITDA(c)	$262	$324	$354	$385	$417
Depreciation and amortization	$47	$49	$52	$56	$59
Cash Flow Items
(Increase)/Decrease in Net Working Capital	$(6)	$(31)	$(16)	$(14)	$(17)
Capital Expenditures	$(59)	$(82)	$(84)	$(80)	$(73)
Unlevered Free Cash Flow(d)	$117	$109	$141	$168	$193

(a)
Certain totals in the tables included in this proxy statement/prospectus may not sum due to rounding.

(b)
Adjusted EBITDA, which is calculated as consolidated net earnings before interest, income taxes, stock-based compensation expense and depreciation and amortization expense, is a non-GAAP financial measure as it excludes amounts included in net earnings, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to net earnings or other measures derived in accordance with GAAP.

(c)
Comparable EBITDA means Adjusted EBITDA less stock-based compensation expense.

(d)
Unlevered free cash flow means Comparable EBITDA (as defined in the immediately preceding footnote (c)), less unlevered cash taxes, less capital expenditures, less the increase in net working capital.

        The HSNi unaudited forecasted financial information is based on various assumptions, including the following principal assumptions:

  •
  operating expenses and general and administrative expenses for HSNi;

  •
  depreciation and amortization assumptions;

  •
  maintenance capital expenditures from existing assets and business activities;

  •
  organic growth opportunities, and the amounts and timing of related capital expenditures required to achieve such organic growth opportunities;

  •
  debt and equity issuance during applicable periods, and the availability and cost of debt and equity capital;

  •
  the amount and timing of debt repayments;

  •
  the tax profile of HSNi;

  •
  share repurchases and aggregate shares outstanding;

  •
  dividend assumptions;

  •
  significant accounting practices; and

  •
  other general business, market and financial assumptions.

        The estimates and assumptions underlying the HSNi unaudited forecasted financial information are inherently uncertain and, though considered reasonable by the management of HSNi as of the date of the preparation of such unaudited forecasted financial information, are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the unaudited forecasted financial information, including, among other things, the matters described in the sections entitled "Cautionary Statement Concerning Forward-Looking Statements" and "Risk Factors," respectively. Accordingly, there can be no assurance that the forecasted results are indicative of the future performance of HSNi, or that actual results will not differ materially from those presented in the HSNi unaudited forecasted financial information.

        Inclusion of the HSNi unaudited forecasted financial information in this proxy statement/prospectus should not be regarded as a representation by any person that the results contained in the HSNi unaudited forecasted financial information will be achieved.

        The HSNi unaudited forecasted financial information is not included in this proxy statement/prospectus in order to induce any HSNi stockholder to vote in favor of any of the proposals at the HSNi special meeting.

  Unaudited Forecasted Financial Information Prepared by Liberty Interactive

  Liberty Interactive

        The following table presents select unaudited forecasted financial information of the QVC Group for the fiscal years ending 2017 through 2021 based on (i) Liberty Interactive management's outlook for the QVC Group for the fiscal years ending 2017 and 2018 as prepared in June 2017 and (ii) for the fiscal years ending 2019 through 2021, Liberty Interactive management's long-range plan for the QVC Group as prepared in January 2017. This information was provided to the Special Committee, the HSNi board, Centerview Partners and Goldman Sachs, and is sometimes referred to as the QVC Group standalone unaudited forecasted financial information.

	Year Ended December 31,
	2017E	2018E	2019E	2020E	2021E
	amounts in millions, except per share amounts(a)
Income Statement Items
Revenue	$10,350	$10,733	$11,554	$12,009	$12,673
Adjusted EBITDA(b)	$2,006	$2,083	$2,253	$2,389	$2,525

(a)
Certain totals in the tables included in this proxy statement/prospectus may not sum due to rounding.

(b)
Adjusted EBITDA, which is calculated as consolidated net earnings before interest, income taxes, stock-based compensation expense and depreciation and amortization expense, is a non-GAAP financial measure as it excludes amounts included in net earnings, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to net earnings or other measures derived in accordance with GAAP.

        The following table presents select unaudited forecasted financial information of the QVC Group for the fiscal years ending 2017 through 2021 prepared by HSNi management and provided to the Special Committee, the HSNi board, Centerview Partners and Goldman Sachs, and is sometimes referred to as the QVC Group standalone adjusted unaudited forecasted financial information. Such

QVC Group standalone adjusted unaudited forecasted financial information was prepared by HSNi management from the QVC Group standalone unaudited forecasted financial information.

	Year Ended December 31,
	2017E	2018E	2019E	2020E	2021E
	amounts in millions, except per share amounts(a)
Income Statement Items
Revenue	$10,321	$10,568	$10,882	$11,197	$11,533
Gross Profit	$3,458	$3,551	$3,667	$3,785	$3,910
Adjusted EBITDA(b)	$2,006	$2,042	$2,157	$2,269	$2,393
Stock-Based Compensation	$(67)	$(69)	$(71)	$(73)	$(75)
Comparable EBITDA(c)	$1,939	$1,973	$2,086	$2,196	$2,318
Depreciation and amortization(d)	$721	$515	$456	$431	$434
Transaction amortization	$373	$150	$79	$54	$49
Cash Flow Items
(Increase)/Decrease in Net Working Capital	$(63)	$(36)	$(46)	$(41)	$(53)
Capital Expenditures(e)	$(296)	$(301)	$(308)	$(314)	$(321)
Unlevered Free Cash Flow(f)	$999	$1,049	$1,109	$1,177	$1,239

(a)
Certain totals in the tables included in this proxy statement/prospectus may not sum due to rounding.

(b)
Adjusted EBITDA, which is calculated as consolidated net earnings before interest, income taxes, stock-based compensation expense and depreciation and amortization expense, is a non-GAAP financial measure as it excludes amounts included in net earnings, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to net earnings or other measures derived in accordance with GAAP.

(c)
Comparable EBITDA means Adjusted EBITDA less stock-based compensation expense.

(d)
Includes transaction amortization, and it assumes transaction amortization is not tax deductible for cash tax purposes, per Liberty Interactive SEC filings.

(e)
This includes capitalized TV distribution fees of approximately $90 million per year.

(f)
Unlevered free cash flow means Comparable EBITDA (as defined in the preceding footnote (c)), less unlevered cash taxes, less capital expenditures (as described in the immediately preceding footnote (e)), less the increase in net working capital.

        The following table presents select unaudited forecasted financial information of the QVC Group pro forma for the merger for the fiscal years ending 2017 through 2021 prepared by HSNi management and provided to the Special Committee, the HSNi board, Centerview Partners and Goldman Sachs, and is sometimes referred to as the QVC Group pro forma adjusted unaudited forecasted financial information. Such QVC Group pro forma adjusted unaudited forecasted financial information was prepared by HSNi management from the HSNi unaudited forecasted financial information, the QVC

Group standalone adjusted unaudited forecasted financial information and certain assumptions with regards to operating synergies and the cost to achieve such synergies.

	Year Ended December 31,
	2017E	2018E	2019E	2020E	2021E
	amounts in millions, except per share amounts(a)
Income Statement Items
Revenue	$13,837	$14,354	$14,828	$15,297	$15,791
Adjusted EBITDA (Pre-Synergies)(b)	$2,290	$2,388	$2,534	$2,676	$2,834
Stock-Based Compensation	$(88)	$(90)	$(93)	$(96)	$(99)
Comparable EBITDA (Pre-Synergies)(c)	$2,202	$2,297	$2,441	$2,581	$2,735
Illustrative Net Synergies(d)	$0	$16	$109	$125	$125
Depreciation and amortization(e)	$767	$564	$508	$486	$492
Transaction amortization	$373	$150	$79	$54	$49
Cash Flow Items
(Increase)/Decrease in Net Working Capital	$(69)	$(67)	$(62)	$(55)	$(71)
Capital Expenditures(f)	$(355)	$(383)	$(392)	$(394)	$(393)
Unlevered Free Cash Flow(g)	$1,115	$1,167	$1,320	$1,423	$1,511

(a)
Certain totals in the tables included in this proxy statement/prospectus may not sum due to rounding. Figures illustratively presented as if transaction closed on January 1, 2017.

(b)
Adjusted EBITDA, which is calculated as consolidated net earnings before interest, income taxes, stock-based compensation expense and depreciation and amortization expense, is a non-GAAP financial measure as it excludes amounts included in net earnings, the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to net earnings or other measures derived in accordance with GAAP.

(c)
Comparable EBITDA means Adjusted EBITDA less stock-based compensation expense.

(d)
For illustrative purposes, assumes $125 million of run-rate synergies, 50% of which are achieved during the fiscal year ending 2018 and 100% of which are achieved during the fiscal year ending 2019 and thereafter. Assumes one-time costs to achieve synergies are equal to 50% of run-rate synergies and are incurred 75% in the fiscal year ending 2018 and 25% in the fiscal year ending 2019.

(e)
Includes transaction amortization, and it assumes transaction amortization is not tax deductible for cash tax purposes, per Liberty Interactive SEC filings.

(f)
This includes capitalized TV distribution fees of approximately $90 million per year.

(g)
Unlevered free cash flow means Comparable EBITDA (as defined in the preceding footnote (c)), plus illustrative net synergies (as described in the preceding footnote (d)), less unlevered cash taxes, less capital expenditures (as described in the immediately preceding footnote (f)), less the increase in net working capital.

        The QVC Group standalone adjusted unaudited forecasted financial information and the QVC Group pro forma adjusted unaudited forecasted financial information are based on various assumptions, including the following principal assumptions:

  •
  operating expenses and general and administrative expenses for the QVC Group;

  •
  depreciation and amortization assumptions;

  •
  capital expenditure assumptions;

  •
  organic growth opportunities;

  •
  the tax profile of the QVC Group;

  •
  significant accounting practices; and

  •
  other general business, market and financial assumptions.

        The estimates and assumptions underlying the QVC Group standalone unaudited forecasted financial information, the QVC Group standalone adjusted unaudited forecasted financial information and the QVC Group pro forma adjusted unaudited forecasted financial information are inherently uncertain and, though considered reasonable by the management of HSNi as of the date of the preparation of the QVC Group standalone adjusted unaudited forecasted financial information and the QVC Group pro forma adjusted unaudited forecasted financial information, as applicable, are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the unaudited forecasted financial information, including, among other things, the matters described in the sections entitled "Cautionary Statement Concerning Forward-Looking Statements" and "Risk Factors," respectively. Accordingly, there can be no assurance that the forecasted results are indicative of the future performance of the QVC Group, or that actual results will not differ materially from those presented in the QVC Group standalone adjusted unaudited forecasted financial information and the QVC Group pro forma adjusted unaudited forecasted financial information, as applicable.

        Inclusion of the QVC Group standalone unaudited forecasted financial information, the QVC Group standalone adjusted unaudited forecasted financial information and the QVC Group pro forma adjusted unaudited forecasted financial information in this proxy statement/prospectus should not be regarded as a representation by any person that the results contained in the QVC Group standalone unaudited forecasted financial information, the QVC Group standalone adjusted unaudited forecasted financial information or the QVC Group pro forma adjusted unaudited forecasted financial information will be achieved.

        None of the QVC Group standalone unaudited forecasted financial information, the QVC Group standalone adjusted unaudited forecasted financial information or the QVC Group pro forma adjusted unaudited forecasted financial information are included in this proxy statement/prospectus in order to induce any HSNi stockholder to vote in favor of any of the proposals at the HSNi special meeting.

Opinion of the Special Committee Financial Advisor (Centerview Partners)

        On July 5, 2017, Centerview Partners rendered to the Special Committee (with the other Qualified Directors present) its oral opinion, subsequently confirmed in a written opinion dated as of such date, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview Partners in preparing its opinion, the merger consideration was fair, from a financial point of view, to the holders of shares of HSNi common stock (other than Excluded Shares).

        The full text of Centerview Partners' written opinion, dated July 5, 2017, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview Partners in preparing its opinion, is attached as Annex C to this proxy statement/prospectus and is incorporated herein by reference. The summary of the written opinion of Centerview Partners set forth below is qualified in its entirety to the full text of Centerview Partners' written opinion attached as Annex C to this proxy statement/prospectus and is incorporated herein by reference. Centerview Partners' financial advisory services and opinion were provided for the information and assistance of the Special Committee (in their capacity as directors and not in any other capacity) and, at the Special Committee's request, the HSNi board (in their capacity as directors and not in any individual capacity as an employee or designee of any particular shareholder) in connection with and for purposes of their consideration of the merger and Centerview Partners'

opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the holders of shares of HSNi common stock (other than Excluded Shares) of the merger consideration. Centerview Partners' opinion did not address any other term or aspect of the merger agreement or the merger and does not constitute a recommendation to any HSNi stockholder or any other person as to how such stockholder or other person should vote with respect to the merger or otherwise act with respect to the merger or any other matter.

        The full text of Centerview Partners' written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview Partners in preparing its opinion.

        In connection with rendering the opinion described above and performing its related financial analyses, Centerview Partners reviewed, among other things:

  •
  an execution copy of the merger agreement dated July 5, 2017;

  •
  Annual Reports on Form 10-K of HSNi for the years ended December 31, 2016, 2015 and 2014 and Annual Reports on Form 10-K of Liberty Interactive for the years ended December 31, 2016, 2015 (as amended) and 2014 (as amended);

  •
  certain interim reports to stockholders and Quarterly Reports on Form 10-Q of HSNi and Liberty Interactive;

  •
  certain publicly available research analyst reports for HSNi and Liberty Interactive;

  •
  certain other communications from HSNi and Liberty Interactive to their respective stockholders;

  •
  certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of HSNi, including certain financial forecasts, analyses and projections relating to HSNi prepared by management of HSNi and furnished to Centerview Partners by HSNi for purposes of Centerview Partners' analysis (which are referred to in this summary of Centerview Partners' opinion as the HSNi forecasts) which are collectively referred to in this summary of Centerview Partners' opinion as the HSNi internal data;

  •
  certain financial forecasts, analyses and projections relating to the QVC Group prepared by management of HSNi (based on forecasts that were initially prepared by the management of Liberty Interactive) as summarized above in the section entitled "—Unaudited Forecasted Financial Information" and furnished to Centerview Partners by HSNi for purposes of Centerview Partners' analysis (which are referred to in this summary of Centerview Partners' opinion as the Liberty Interactive forecasts;

  •
  certain financial forecasts, analyses and projections relating to the QVC Group pro forma for the merger prepared by management of HSNi and furnished to Centerview Partners by HSNi for purposes of Centerview Partners' analysis (which are referred to in this summary of Centerview Partners' opinion as the pro forma forecasts;

  •
  certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the QVC Group provided by Liberty Interactive's management and furnished to Centerview Partners by Liberty Interactive (which are referred to in this summary of Centerview Partners' opinion as the Liberty Interactive internal data and which are referred to in this summary of Centerview Partners' opinion, together with the HSNi internal data, the Liberty Interactive forecasts and the pro forma forecasts, as the internal data, and in each case are summarized above under the section entitled "—Unaudited Forecasted Financial Information"); and

  •
  certain cost and operating synergies projected by the management of HSNi to result from the merger furnished to Centerview Partners by HSNi for purposes of Centerview Partners' analysis (which are referred to in this summary of Centerview Partners' opinion to as the synergies and are summarized above under the section entitled "—Unaudited Forecasted Financial Information").

        Centerview Partners also participated in discussions with members of the senior management and representatives of HSNi and Liberty Interactive regarding their assessment of the HSNi internal data (including, without limitation, the HSNi forecasts), the Liberty Interactive forecasts, the pro forma forecasts, the Liberty Interactive internal data and the synergies, as appropriate, and the strategic rationale for the merger. In addition, Centerview Partners reviewed publicly available financial and stock market data, including valuation multiples, for HSNi and Liberty Interactive (including shares of Liberty QVCA common stock) and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview Partners deemed relevant. Centerview Partners also compared certain of the proposed financial terms of the merger with the financial terms, to the extent publicly available, of certain other transactions that Centerview Partners deemed relevant and conducted such other financial studies and analyses and took into account such other information as Centerview Partners deemed appropriate.

        Centerview Partners assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview Partners for purposes of its opinion and has, with the Special Committee's consent, relied upon such information as being complete and accurate. In that regard, Centerview Partners assumed, at the Special Committee's direction, that the HSNi internal data (including, without limitation, the HSNi forecasts), the Liberty Interactive forecasts, the pro forma forecasts and the synergies have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of HSNi as to the matters covered thereby and that the Liberty Interactive internal data have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Liberty Interactive as to the matters covered thereby, and Centerview Partners relied, at the Special Committee's direction, on the HSNi internal data (including, without limitation, the HSNi forecasts), the Liberty Interactive forecasts, the pro forma forecasts, the Liberty Interactive internal data and the synergies for purposes of Centerview Partners' analysis and opinion. Centerview Partners expressed no view or opinion as to the HSNi internal data (including, without limitation, the HSNi forecasts), the Liberty Interactive forecasts, the pro forma forecasts, the Liberty Interactive internal data and the synergies or the assumptions on which they are based. In addition, at the Special Committee's direction, Centerview Partners did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of HSNi or Liberty Interactive, nor was Centerview Partners furnished with any such evaluation or appraisal and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of HSNi or Liberty Interactive. Centerview Partners assumed, at the Special Committee's direction, that the final executed merger agreement would not differ in any respect material to Centerview Partners' analysis or opinion from the execution copy reviewed by Centerview Partners. Centerview Partners also assumed, at the Special Committee's direction, that the merger will be consummated on the terms set forth in the merger agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview Partners' analysis or opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction, condition or other change, including any divestiture requirements or amendments or modifications, will be imposed, the effect of which would be material to Centerview Partners' analysis or Centerview Partners' opinion. Centerview Partners further assumed, at the Special Committee's direction, that the merger will qualify for U.S. federal income tax purposes as a

"reorganization" within the meaning of Section 368(a) of the Code. Centerview Partners did not evaluate and did not express any opinion as to the solvency or fair value of HSNi, Liberty Interactive or the QVC Group, or the ability of HSNi, Liberty Interactive or the QVC Group to pay their respective obligations when they come due, or as to the impact of the merger on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview Partners is not a legal, regulatory, tax or accounting advisor, and Centerview Partners expressed no opinion as to any legal, regulatory, tax or accounting matters.

        Centerview Partners' opinion expressed no view as to, and did not address, HSNi's underlying business decision to proceed with or effect the merger, or the relative merits of the merger as compared to any alternative business strategies or transactions that might be available to HSNi or in which HSNi might engage. Centerview Partners was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, HSNi or any other alternative transaction. Centerview Partners' opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview Partners' written opinion, to the holders of the HSNi common stock (other than Excluded Shares) of the merger consideration. For purposes of its opinion, Centerview Partners was not asked to, and Centerview Partners did not, express any view on, and its opinion did not address, any other term or aspect of the merger agreement or the merger, including, without limitation, the structure or form of the merger, or any other agreements or arrangements contemplated by the merger agreement or entered into in connection with or otherwise contemplated by the merger, including, without limitation, the fairness of the merger or any other term or aspect of the merger to, or any consideration to be received in connection therewith by, or the impact of the merger on, the holders of any other class of securities, creditors or other constituencies of HSNi or any other party. In addition, Centerview Partners expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of HSNi or any party, or class of such persons in connection with the merger, whether relative to the consideration to be paid by Liberty Interactive for each share of HSNi common stock pursuant to the merger agreement or otherwise. Centerview Partners' opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview Partners as of, the date of Centerview Partners' written opinion, and Centerview Partners does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview Partners' written opinion. With respect to the shares of Liberty QVCA common stock to be issued pursuant to the merger, Centerview Partners did not take into account any feature of such shares other than the economic rights attaching to such shares. Centerview Partners expressed no view or opinion as to what the value of shares of Liberty QVCA common stock actually will be when issued pursuant to the merger or the prices at which the shares of HSNi common stock or Liberty QVCA common stock will trade or otherwise be transferable at any time, including following the announcement or consummation of the merger. Centerview Partners' opinion does not constitute a recommendation to any HSNi stockholder or any other person as to how such stockholder or other person should vote with respect to the merger or otherwise act with respect to the merger or any other matter. Centerview Partners' financial advisory services and its written opinion were provided for the information and assistance of the Special Committee (in their capacity as directors and not in any other capacity) and, at the Special Committee's request, the HSNi board (in their capacity as directors and not in any individual capacity as an employee or designee of any particular HSNi stockholder) in connection with and for purposes of their consideration of the merger. The issuance of Centerview Partners' opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

  Summary of Centerview Partners Financial Analysis

        The following is a summary of the material financial analyses prepared and reviewed with the Special Committee (with the other Qualified Directors present) in connection with Centerview Partners' opinion, dated July 5, 2017. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview Partners, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview Partners. Centerview Partners may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview Partners' view of the actual value of HSNi, Liberty Interactive or the QVC Group pro forma for the merger. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview Partners. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview Partners' financial analyses and its opinion. In performing its analyses, Centerview Partners made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of HSNi or any other parties to the merger. None of HSNi, Liberty Interactive, Merger Sub or Centerview Partners or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of HSNi, Liberty Interactive or the QVC Group pro forma for the merger do not purport to be appraisals or reflect the prices at which HSNi, Liberty Interactive or the QVC Group pro forma for the merger may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 5, 2017 (the last trading day before the public announcement of the merger), and is not necessarily indicative of current market conditions.

  Discounted Cash Flow Analyses

        Centerview Partners performed separate discounted cash flow analyses of HSNi and the QVC Group based on the internal data. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the "present value" of estimated future cash flows of the asset. "Present value" refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

  HSNi

        Centerview Partners performed a discounted cash flow analysis of HSNi based on the HSNi internal data. In performing this analysis, Centerview Partners calculated a range of illustrative equity values for HSNi by discounting to present value as of July 5, 2017, using discount rates ranging from 9.0% to 10.0% (reflecting Centerview Partners' analysis of HSNi's weighted average cost of capital) and the mid-year convention: (a) (i) the forecasted unlevered after-tax free cash flows of HSNi over the period beginning March 31, 2017 and ending December 31, 2021, utilizing the HSNi internal data as set forth in the section entitled "—Unaudited Forecasted Financial Information," and the assumptions provided by HSNi management, and (ii) a range of illustrative terminal values of HSNi, calculated by Centerview Partners applying perpetuity growth rates ranging from 1.0% to 3.0% to HSNi's after-tax unlevered free cash flows for the terminal year and (b) subtracting from the foregoing results the face value of HSNi's net debt as of March 31, 2017. The range of perpetuity growth rates was estimated by Centerview Partners utilizing its professional judgment and experience, taking into account the internal data, industry conditions and trends and market expectations regarding long-term real growth of gross domestic product and inflation. Centerview Partners divided the result of the foregoing calculations by the number of fully diluted outstanding shares of HSNi common stock as of June 29, 2017 based on the HSNi internal data to derive a range of implied values per share of HSNi common stock of $33.00 to $51.00, rounded to the nearest $1.00. Centerview Partners compared this range to the value of the merger consideration of $40.36 per share implied by the 1.650 exchange ratio, based on the closing price of Liberty QVCA common stock on July 5, 2017 of $24.46 per share.

  QVC Group

        Centerview Partners also performed a discounted cash flow analysis of the QVC Group based on the Liberty Interactive forecasts and the Liberty Interactive internal data. In performing this analysis, Centerview Partners calculated a range of illustrative equity values for the QVC Group by discounting to present value as of July 5, 2017, using discount rates ranging from 8.5% to 9.5% (reflecting Centerview Partners' analysis of QVC Group's weighted average cost of capital) and the mid-year convention: (a) (i) the forecasted unlevered after-tax free cash flows of the QVC Group over the period beginning March 31, 2017 and ending December 31, 2021, utilizing the Liberty Interactive forecasts and the Liberty Interactive internal data, each as set forth in the section entitled "—Unaudited Forecasted Financial Information," and the assumptions provided by HSNi management, and (ii) a range of illustrative terminal values of the QVC Group, calculated by Centerview Partners applying perpetuity growth rates ranging from 1.0% to 3.0% to the QVC Group's after-tax unlevered free cash flows for the terminal year, (b) subtracting from the foregoing results (i) the face value of the QVC Group's net debt, as of March 31, 2017 and (ii) the estimated market value of the QVC Group's non-controlling interests, and (c) adding to the foregoing results (i) the market value of Liberty Interactive's stake in HSNi as of July 5, 2017 and (ii) the estimated market value of QVC Group's stake in its joint venture in China with Beijing-based CNR Media Group. The range of perpetuity growth rates was estimated by Centerview Partners utilizing its professional judgment and experience, taking into account the internal data, industry conditions and trends and market expectations regarding long-term real growth of gross domestic product and inflation. Centerview Partners divided the result of the foregoing calculations by the number of fully diluted outstanding shares of Liberty QVCA common stock as of June 30, 2017 based on the Liberty Interactive internal data to derive a range of implied values per share of Liberty QVCA common stock of $18.00 to $32.00, rounded to the nearest $1.00.

  Selected Transactions Analysis

        Centerview Partners reviewed and compared certain information relating to the following selected transactions involving publicly traded companies in the retail industry with a total enterprise value of at least $500 million (where sufficient public information was available to calculate enterprise value as a multiple of the last twelve months EBITDA) announced since January 1, 2010 that Centerview Partners, based on its experience and professional judgment, deemed relevant to consider in relation to HSNi and the merger.

Announcement Date	Acquiror	Target	EV / LTM Comparable EBITDA
December 2010	Leonard Green & Partners, L.P.	Jo-Ann Stores, Inc.	7.3x
May 2012	Ascena Retail Group, Inc.	Charming Shoppes Inc.	9.9x
May 2012	Bed Bath & Beyond Inc.	Cost Plus Inc.	12.7x
November 2012	Berkshire Hathaway Inc.	Oriental Trading Company, Inc.	7.1x
November 2012	Leon's Furniture Limited	The Brick Ltd.	7.1x
February 2013	Office Depot, Inc.	Office Max Incorporated	12.2x
July 2013	Hudson's Bay Company	Saks Incorporated	10.8x
September 2013	Ares Management LLC and Canada Pension Plan Investment Board	Neiman Marcus Group, Inc.	9.4x
December 2013	Sycamore Partners	The Jones Group Inc.	8.6x
February 2014	Signet Jewelers Limited	Zale Corporation	15.6x
September 2014	Capmark Financial Group Inc.	Bluestem Brands, Inc.	6.3x
December 2014	Buyer Group led by BC Partners, Inc.	PetSmart, Inc.	9.1x
May 2015	Ascena Retail Group, Inc.	ANN INC.	8.6x
August 2015	Sycamore Partners	Belk, Inc.	6.2x
November 2015	CVC Capital Partners Limited and Canada Pension Plan Investment Board	PETCO Animal Supplies, Inc.	9.4x
February 2016	Lowe's Companies, Inc.	RONA, INC.	12.1x
October 2016	Bass Pro Group, LLC	Cabela's Incorporated	11.8x
May 2017	Coach, Inc.	Kate Spade & Company	10.4x
June 2017	Sycamore Partners	Staples, Inc.	5.1x

        No company or transaction used in this analysis is identical or directly comparable to HSNi or the merger, respectively. The companies included in the selected transactions listed above were selected, among other reasons, because they have certain characteristics that, for the purposes of this analysis, may be considered similar to certain characteristics of HSNi. The transactions were selected, among other reasons, because their participants, size or other factors, for purposes of Centerview Partners' analysis, may be considered similar to the merger. The reasons for and the circumstances surrounding each of the selected transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of HSNi and the companies included in the selected transactions analysis. Accordingly, Centerview Partners believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected transactions analysis. This analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the selected target companies and HSNi.

        Financial data for the selected transactions were based solely on publicly available information at the time of the announcement of the relevant transactions that Centerview Partners obtained from SEC filings and other data sources.

        Centerview Partners calculated, for each selected transaction set forth above, among other things, the enterprise value (which is defined as equity value, calculated using the number of fully diluted shares of a company and using the treasury stock method, plus total debt and non-controlling interests, less unrestricted cash and cash equivalents, less equity method investments), which is referred to in this summary of Centerview Partners' opinion as EV, implied for the applicable target company based on the consideration payable in the applicable selected transaction as a multiple of the target company's EBITDA for the latest twelve-month period for which financial information had been made public, which is referred to in this summary of Centerview Partners' opinion as LTM Comparable EBITDA, at the time of the transaction announcement. The results of this analysis are summarized as follows:

25th Percentile	7.2x
Median	9.4x
75th Percentile	11.3x

        Based on its analysis and other considerations that Centerview Partners deemed relevant in its professional judgment, Centerview Partners applied a range of multiples of 8.0x to 10.0x to HSNi's LTM Comparable EBITDA of $269 million for the period ended March 31, 2017, as reflected in the HSNi internal data, which resulted in a range of implied values per share of HSNi common stock of approximately $31.00 to $41.00, rounded to the nearest $1.00. Centerview Partners compared this range to the value of the merger consideration of $40.36 per share implied by the 1.650 exchange ratio, based on the closing price of Liberty QVCA common stock on July 5, 2017 of $24.46 per share.

  Selected Public Companies Analyses

        Centerview Partners reviewed and compared certain financial information, ratios and public market multiples for HSNi and the QVC Group to corresponding financial information, ratios and public market multiples of the following publicly traded companies in the specialty, home stores, department/mass and eCommerce retail industries that Centerview Partners deemed comparable, based on its experience and professional judgment, to HSNi and the QVC Group, which are referred to in this summary of Centerview Partners' opinion as the selected companies:

	NTM EV / Comparable EBITDA	Price / Comparable EPS
Specialty Retail
Best Buy Co., Inc.	6.2x	14.6x
Dick's Sporting Goods, Inc.	4.9x	10.6x
Foot Locker, Inc.	4.8x	9.5x
GNC Holdings Inc.	7.8x	5.6x
Sally Beauty Holdings, Inc.	7.2x	10.8x
Signet Jewelers Limited	7.4x	9.4x
Tiffany & Co.	11.5x	22.7x
ULTA Beauty, Inc.	15.0x	31.1x
Home Stores Retail
Bed, Bath & Beyond Inc.	4.4x	7.6x
Ethan Allen Global, Inc.	8.4x	17.4x
Pier 1 Imports Inc.	3.7x	10.6x
RH	14.4x	33.7x
Williams-Sonoma, Inc.	6.1x	13.1x
Department/Mass Retail
Dillard's, Inc.	4.4x	13.0x
Macy's, Inc.	4.7x	7.7x
Ross Stores, Inc.	9.3x	17.5x
Target Corporation	6.1x	12.4x
Kohl's Corporation	4.9x	10.8x
The TJX Companies, Inc.	9.4x	17.7x
Wal-Mart Stores, Inc.	8.2x	16.9x
eCommerce Retail
eBay Inc.	13.2x	19.1x
Overstock.com, Inc	12.5x	Not meaningful

        Although none of the selected companies is directly comparable to HSNi or the QVC Group, the companies listed above were chosen by Centerview Partners, among other reasons, because they are publicly traded companies with certain operational, business and/or financial characteristics that, for purposes of Centerview Partners' analysis, may be considered similar to those of HSNi and the QVC Group. However, because none of the selected companies is exactly the same as HSNi or the QVC Group, Centerview Partners believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Centerview Partners also made qualitative judgments, based on its experience and professional judgment, concerning differences between the business, financial and operating characteristics and prospects of HSNi, the QVC Group and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.

        Using publicly available information obtained from SEC filings and other data sources as of July 5, 2017, Centerview Partners also calculated and compared various financial multiples for the selected companies, HSNi and the QVC Group. With respect to the selected companies, HSNi and the QVC Group, Centerview Partners calculated:

  •
  price as a multiple of next twelve months earnings per share (after deduction of stock-based compensation expense and before deduction of after-tax intangible amortization from earnings per share), which is referred to in this summary of Centerview Partners' opinion as Comparable EPS, and which multiple is referred to in this summary of Centerview Partners' opinion as Price/Comparable EPS; and

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  enterprise value as a multiple of next twelve months earnings before interest, taxes, depreciation and amortization (after deduction of stock-based compensation expense), which is referred to in this summary of Centerview Partners' opinion as Comparable EBITDA, and which multiple is referred to in this summary of Centerview Partners' opinion as NTM EV/Comparable EBITDA.

        The results of these analyses are summarized as follows:

	Price/Comparable EPS	NTM EV/Comparable EBITDA
Selected Public Companies:
25th Percentile	10.6x	4.9x
Median	13.1x	7.4x
75th Percentile	17.5x	9.4x
HSNi Consensus	11.9x	7.7x
QVC Group Consensus	13.3x	8.9x

  HSNi

        Based on the foregoing analysis and other considerations that Centerview Partners deemed relevant in its professional judgment, Centerview Partners (i) applied a range of 12.0x to 16.0x to HSNi's estimated next twelve months Comparable EPS of $2.70 based on the HSNi internal data, which resulted in a range of implied values per share of HSNi common stock of $32.00 to $43.00, rounded to the nearest $1.00, and (ii) applied a range of multiples of 7.0x to 9.0x to HSNi's next twelve months estimated Comparable EBITDA of approximately $294 million based on the HSNi internal data, which resulted in a range of implied values per share of HSNi common stock of $29.00 to $40.00, rounded to the nearest $1.00. Centerview Partners compared these ranges to the value of the merger consideration of $40.36 per share implied by the exchange ratio (calculated by multiplying the 1.650 exchange ratio by the $24.46 closing price per share of Liberty QVCA common stock on July 5, 2017).

  QVC Group

        Based on the foregoing analysis and other considerations that Centerview Partners deemed relevant in its professional judgment, Centerview Partners applied a range of multiples of 7.0x to 9.0x to the QVC Group's next twelve months estimated Comparable EBITDA of approximately $1,957 million, based on the Liberty Interactive forecasts, which resulted in a range of implied values of $17.00 to $25.00 per share of Liberty QVCA common stock, rounded to the nearest $1.00.

  Certain Additional Information

        Centerview Partners observed certain additional information that was not considered part of its financial analyses for its opinion but was noted for informational purposes, including, among other things, the following:

  Historical Stock Price Trading Analysis

  •
  Centerview Partners reviewed historical trading prices for shares of HSNi common stock for the 52-week period ended July 5, 2017, which reflected low and high closing prices for shares of HSNi common stock during this period of $30.95 and $52.99 per share of HSNi common stock.

  •
  Centerview Partners reviewed historical trading prices for shares of Liberty QVCA common stock for the 52-week period ended July 5, 2017, which reflected low and high closing prices for shares of Liberty QVCA common stock during this period of $18.12 and $26.93 per share of Liberty QVCA common stock.

  Analyst Price Target Analysis

  •
  Centerview Partners reviewed stock price targets for shares of HSNi in Wall Street research analyst reports publicly available as of July 5, 2017, which indicated the latest available low and high stock price targets for shares of HSNi common stock ranging from $32.00 to $48.00 per share of HSNi common stock.

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  Centerview Partners reviewed stock price targets for shares of the QVC Group in Wall Street research analyst reports publicly available as of July 5, 2017, which indicated the latest available low and high stock price targets for shares of Liberty QVCA common stock ranging from $25.00 to $39.00 per share of Liberty QVCA common stock.

General

        The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview Partners did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview Partners made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

        Centerview Partners' financial analyses and opinion were only one of many factors taken into consideration by the Special Committee in their evaluation of the merger. Consequently, the analyses described above should not be viewed as determinative of the views of the Special Committee or the HSNi board with respect to the exchange ratio or as to whether the Special Committee or the HSNi board would have been willing to determine that a different consideration was fair. The consideration for the merger was determined through arm's-length negotiations between the Special Committee and Liberty Interactive and was recommended by the Special Committee and approved by the HSNi board. Centerview Partners provided advice to the Special Committee during these negotiations. Centerview Partners did not, however recommend any specific amount of consideration to the Special Committee or the HSNi board that any specific amount of consideration constituted the only appropriate consideration for the merger.

        Centerview Partners is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the delivery of its opinion, except for Centerview Partners' current engagement by the Special Committee, Centerview Partners has not been engaged to provide financial advisory or other services to HSNi, and, except in connection with such current engagement, Centerview Partners has not received any compensation from HSNi. In the two years prior to the delivery of its opinion, Centerview Partners has not been engaged to provide financial advisory or other services to Liberty Interactive or Merger Sub and Centerview Partners has not received any compensation from Liberty Interactive or Merger Sub. Centerview Partners may provide investment banking and other services to or with respect to HSNi, Liberty Interactive or their respective affiliates in the future, for which Centerview Partners may receive compensation. Certain (i) of Centerview Partners and its affiliates' directors, officers, members and employees, or family members of such persons, (ii) of Centerview Partners' affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, HSNi, Liberty Interactive or any of their respective affiliates, or any other party that may be involved in the merger.

        The Special Committee selected Centerview Partners as its financial advisor in connection with the merger because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger.

        In connection with Centerview Partners' services as the financial advisor to the Special Committee, HSNi has agreed to pay Centerview Partners an aggregate fee that is estimated, based on the information available as of the date of announcement, at approximately $20 million, of which $1 million was payable upon the execution of the engagement letter, $1 million was payable upon the rendering of Centerview Partners' opinion and the remainder is payable contingent upon consummation of the merger. In addition, HSNi has agreed to reimburse certain of Centerview Partners' expenses arising, and to indemnify Centerview Partners against certain liabilities that may arise, out of Centerview Partners' engagement.

        To resolve certain concerns raised by Liberty Interactive about the aggregate transaction fees payable to Goldman Sachs and Centerview Partners by HSNi under their respective engagement letters in light of Liberty Interactive's existing significant equity interest in HSNi, Goldman Sachs and Centerview Partners orally advised Liberty Interactive that, to the extent they were engaged in the future to provide investment banking advisory services to Liberty Interactive or certain entities controlled by Liberty Interactive, each would provide, depending on the circumstances, a credit of up to $5,000,000 toward such engagement. The foregoing discussion did not include any commitment or agreement by Liberty Interactive to hire Goldman Sachs or Centerview Partners for future work or any commitment or agreement by Goldman Sachs or Centerview Partners to provide any future investment banking advisory services to Liberty Interactive or any other entity.

Opinion of the Special Committee Financial Advisor (Goldman Sachs)

        Goldman Sachs rendered its opinion to the Special Committee (with the other Qualified Directors present) that, as of July 5, 2017, and based upon and subject to the factors and assumptions set forth therein, the consideration to be paid by Liberty Interactive for each share of HSNi common stock pursuant to the merger agreement was fair from a financial point of view to the HSNi stockholders (other than the Liberty Interactive related entities).

        The full text of the written opinion of Goldman Sachs, dated July 5, 2017, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D to this proxy statement/prospectus and is incorporated herein by reference. Goldman Sachs provided its opinion for the information and assistance of the Special Committee and, at the Special Committee's request, the information and assistance of the HSNi board in connection with their consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any HSNi stockholder should vote with respect to the merger, or any other matter.

        In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

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  the merger agreement;

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  annual reports to stockholders and Annual Reports on Form 10-K of HSNi and Liberty Interactive for the five fiscal years ended December 31, 2016;

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  certain interim reports to stockholders and Quarterly Reports on Form 10-Q of HSNi and Liberty Interactive;

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  certain other communications from HSNi and Liberty Interactive to their respective stockholders;

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  certain publicly available research analyst reports for HSNi and Liberty Interactive; and

  •
  certain internal financial analyses and forecasts for HSNi prepared by its management, certain financial analyses and forecasts for the QVC Group prepared by the management of HSNi (based on forecasts that were initially prepared by the management of Liberty Interactive) as summarized above under "—Unaudited Forecasted Financial Information—Unaudited Forecasted Financial Information Prepared by Liberty Interactive," and certain financial analyses and forecasts for the QVC Group pro forma for the merger prepared by the management of HSNi, in each case, as approved for Goldman Sachs' use by the Special Committee, which are summarized above under "—Unaudited Forecasted Financial Information—Unaudited Forecasted Financial Information Prepared by HSNi" and are referred to in this summary of Goldman Sachs' opinion as the Forecasts, including certain operating synergies projected by the management of HSNi to result from the merger, as approved for Goldman Sachs' use by the Special Committee, which are referred to in this summary of Goldman Sachs' opinion as the Synergies.

        Goldman Sachs also held discussions with members of the senior managements of HSNi and Liberty Interactive regarding their assessment of the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition and future prospects of Liberty Interactive; held discussions with members of the senior management of HSNi regarding their assessment of the past and current business operations, financial condition and future prospects of HSNi; reviewed the reported price and trading activity for the HSNi common stock and Liberty QVCA common stock; compared certain financial and stock market information for HSNi and Liberty Interactive with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the specialty, home, department/mass and eCommerce retail industries and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

        For purposes of rendering its opinion, Goldman Sachs, with the consent of the Special Committee, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the consent of the Special Committee that the Forecasts, including the Synergies, were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of HSNi. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of HSNi or Liberty Interactive or any of their respective subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on HSNi or Liberty Interactive or on the expected benefits of the merger in any way meaningful to its analysis. Goldman Sachs also assumed that the merger will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

        Goldman Sachs' opinion does not address the underlying business decision of HSNi to engage in the merger or the relative merits of the merger as compared to any strategic alternatives that may be available to HSNi; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, HSNi or any other alternative merger. Goldman Sachs' opinion addresses only the fairness from a financial point of view to the HSNi stockholders (other than the Liberty Interactive related entities and their respective affiliates), as of the date of the opinion, of the consideration to be paid by Liberty Interactive for each share of HSNi common stock pursuant to the merger agreement. Goldman Sachs' opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger, including the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of HSNi; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of HSNi, or class of such persons in connection with the merger, whether relative to the consideration to be paid by Liberty Interactive for each share of HSNi common stock pursuant to the merger agreement or otherwise. With respect to the shares of Liberty QVCA common stock to be issued pursuant to the merger, Goldman Sachs did not take into account any feature of such shares other than the economic rights attaching to such shares. Goldman Sachs's opinion did not express any opinion as to the prices at which shares of Liberty QVCA common stock will trade at any time or as to the impact of the merger on the solvency or viability of HSNi, Liberty Interactive or the QVC Group or the ability of HSNi, Liberty Interactive or the QVC Group to pay their respective obligations when they come due. Goldman Sachs' opinion was necessarily based on economic, monetary market and other conditions, as in effect on, and the information made available to it as of the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs' opinion was approved by a fairness committee of Goldman Sachs.

        The following is a summary of the material financial analyses delivered by Goldman Sachs to the Special Committee (with the other Qualified Directors present) in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 5, 2017, the last trading day before the public announcement of the merger, and is not necessarily indicative of current market conditions.

  Historical Stock Trading Analysis

        Goldman Sachs analyzed the $40.36 implied per share consideration (calculated by multiplying the 1.650 exchange ratio by the $24.46 closing price per share of Liberty QVCA common stock on July 5, 2017) to be paid to HSNi stockholders (other than Liberty Interactive and its wholly owned subsidiaries) pursuant to the merger agreement in relation to (a) the closing price per share of HSNi common stock on July 5, 2017, (b) the highest and lowest closing prices per share of HSNi common stock over the 52-week period ended July 5, 2017, and the volume weighted average prices per share of the HSNi common stock over the 30- and 90-day periods ended July 5, 2017.

        This analysis indicated that the implied per share consideration to be paid to HSNi stockholders (other than Liberty Interactive and its wholly owned subsidiaries) pursuant to the merger agreement represented:

  •
  a premium of 28.9% based on the closing price of $31.30 per share on July 5, 2017;

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  a discount of 23.8% based on the highest closing price of $52.99 per share for the 52-week period ended July 5, 2017;

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  a premium of 30.4% based on the lowest closing price of $30.95 per share for the 52-week period ended July 5, 2017;

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  a premium of 23.8% based on the volume weighted average price of $32.60 per share for the 30-day period ended July 5, 2017; and

  •
  a premium of 14.7% based on the volume weighted average price of $35.19 per share for the 90-day period ended July 5, 2017.

  Selected Companies Analysis

        Goldman Sachs reviewed and compared certain financial information, ratios and public market multiples for HSNi and the QVC Group to corresponding financial information, ratios and public market multiples for the following publicly traded corporations in the specialty, home stores, department/mass and eCommerce retail industries, which are referred to in this summary of Goldman Sachs' opinion, collectively, as the selected companies:

	NTM EV / Comparable EBITDA	Price / Comparable EPS
Specialty Retail
Best Buy Co., Inc.	6.2x	14.6x
Dick's Sporting Goods, Inc.	4.9x	10.6x
Foot Locker, Inc.	4.8x	9.5x
GNC Holdings Inc.	7.8x	5.6x
Sally Beauty Holdings, Inc.	7.2x	10.8x
Signet Jewelers Limited	7.4x	9.4x
Tiffany & Co.	11.5x	22.7x
ULTA Beauty, Inc.	15.0x	31.1x
Home Stores Retail
Bed, Bath & Beyond Inc.	4.4x	7.6x
Ethan Allen Global, Inc.	8.4x	17.4x
Pier 1 Imports Inc.	3.7x	10.6x
RH	14.4x	33.7x
Williams-Sonoma, Inc.	6.1x	13.1x
Department/Mass Retail
Dillard's, Inc.	4.4x	13.0x
Macy's, Inc.	4.7x	7.7x
Ross Stores, Inc.	9.3x	17.5x
Target Corporation	6.1x	12.4x
Kohl's Corporation	4.9x	10.8x
The TJX Companies, Inc.	9.4x	17.7x
Wal-Mart Stores, Inc.	8.2x	16.9x
eCommerce Retail
eBay Inc.	13.2x	19.1x
Overstock.com, Inc	12.5x	Not meaningful

        Although none of the selected companies is directly comparable to HSNi or the QVC Group, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of HSNi and the QVC Group.

        Goldman Sachs also calculated and compared various financial multiples for the selected companies, HSNi and the QVC Group based on financial and trading data as of July 5, 2017, as well as information it obtained from SEC filings and Wall Street research. With respect to the selected companies, HSNi and the QVC Group, Goldman Sachs calculated:

  •
  price as a multiple of next twelve months earnings per share (after deduction of stock-based compensation expense and before deduction of after-tax intangible amortization from earnings per share), which is referred to in this summary of Goldman Sachs' opinion as Comparable EPS, and which multiple is referred to in this summary of Goldman Sachs' opinion as Price/Comparable EPS; and

  •
  enterprise value (which is defined as equity value, calculated using the number of fully diluted shares of a company and using the treasury method, plus total debt, less unrestricted cash and cash equivalents), or EV, as a multiple of next twelve months earnings before interest, taxes, depreciation and amortization (after deduction of stock-based compensation expense), which is referred to in this summary of Goldman Sachs' opinion as Comparable EBITDA, and which multiple is referred to in this summary of Goldman Sachs' opinion as NTM EV/Comparable EBITDA.

        The results of these analyses, based on Wall Street research, are summarized as follows:

	Price/Comparable EPS	NTM EV/Comparable EBITDA
Selected Public Companies:
25th Percentile	10.6x	4.9x
Median	13.1x	7.4x
75th Percentile	17.5x	9.4x
HSNi consensus	11.9x	7.7x
QVC Group consensus	13.3x	8.9x

        Additionally, Goldman Sachs calculated the enterprise value of HSNi using the merger consideration's implied price per share of $40.36 as a multiple of 2017 estimated Comparable EPS of HSNi, as set forth in the Forecasts, and the merger consideration's implied price per share of HSNi common stock of $40.36 at a multiple of 2017 estimated Comparable EBITDA of HSNi as set forth in the Forecasts:

HSNi Price (using the merger consideration's implied price per share of $40.36)/2017E Comparable EPS (using the Forecasts):	17.2x
HSNi EV (using the merger consideration's implied price per share of $40.36)/2017 Comparable EBITDA (using the Forecasts):	10.1x

  Selected Transactions Analysis

        Goldman Sachs analyzed certain information relating to the following selected transactions in the retail industry since January 1, 2010, with a total enterprise value of at least $500 million where sufficient public information was available to calculate enterprise value as a multiple of the last twelve months EBITDA (which multiple is referred to in this section as an EV/LTM EBITDA Multiple):

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  Leonard Green & Partners, L.P.'s acquisition of Jo-Ann Stores, Inc., announced in December 2010, with an EV/LTM EBITDA Multiple of 7.3x;

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  Ascena Retail Group, Inc.'s acquisition of Charming Shoppes, Inc., announced in May 2012, with an EV/LTM EBITDA Multiple of 9.9x;

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  Bed, Bath & Beyond Inc.'s acquisition of Cost Plus Inc., announced in May 2012, with an EV/LTM EBITDA Multiple of 12.7x;

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  Berkshire Hathaway Inc.'s acquisition of Oriental Trading Company, announced in November 2012, with an EV/LTM EBITDA Multiple of 7.1x;

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  Leon's Furniture Limited's acquisition of The Brick Ltd., announced in November 2012, with an EV/LTM EBITDA Multiple of 7.1x;

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  Office Depot's acquisition of Office Max, announced in February 2013, with an EV/LTM EBITDA Multiple of 12.2x;

  •
  Hudson's Bay Company's acquisition of Saks Incorporated, announced in July 2013, with an EV/LTM EBITDA Multiple of 10.8x;

  •
  Ares Management LLC and Canada Pension Plan Investment Board's acquisition of Neiman Marcus Group LTD Inc., announced in September 2013, with an EV/LTM EBITDA Multiple of 9.4x;

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  Sycamore Partners' acquisition of the Jones Group (Nine West), announced in December 2013, with an EV/LTM EBITDA Multiple of 8.6x;

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  Signet Jewelers Ltd.'s acquisition of Zale Corp., announced in February 2014, with an EV/LTM EBITDA Multiple of 15.6x;

  •
  Capmark Financial Group Inc.'s acquisition of Bluestem Brands, Inc., announced in September 2014, with an EV/LTM EBITDA Multiple of 6.3x;

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  the acquisition of PetSmart, Inc. by a consortium led by BC Partners, Inc., announced in December 2014, with an EV/LTM EBITDA Multiple of 9.1x;

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  Ascena Retail Group, Inc.'s acquisition of ANN INC., announced in May 2015, with an EV/LTM EBITDA Multiple of 8.6x;

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  Sycamore Partners' acquisition of Belk, Inc., announced in August 2015, with an EV/LTM EBITDA Multiple of 6.2x;

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  CVC Capital Partners Limited and Canada Pension Plan Investment Board's acquisition of Petco Animal Supplies, Inc., announced in November 2015, with an EV/LTM EBITDA Multiple of 9.4x;

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  Lowe's Companies, Inc.'s acquisition of RONA, Inc., announced in February 2016, with an EV/LTM EBITDA Multiple of 12.1x;

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  Bass Pro Group, LLC's acquisition of Cabela's Incorporated, announced in October 2016, with an EV/LTM EBITDA Multiple of 11.8x;

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  Coach, Inc.'s acquisition of Kate Spade & Company, announced in May 2017, with an EV/LTM EBITDA Multiple of 10.4x; and

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  Sycamore Partners' acquisition of Staples, Inc., announced in June 2017, with an EV/LTM EBITDA Multiple of 5.1x.

        While none of the target companies that participated in the selected transactions are directly comparable to HSNi, the companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of HSNi's results, market size and product profile.

        For each of the selected transactions, Goldman Sachs calculated and compared enterprise value as a multiple of the last twelve months Comparable EBITDA. The analysis reflected multiples at the 25th percentile, median, and 75th percentile of 7.2x, 9.4x and 11.3x, respectively. Goldman Sachs then applied a range of 8.0x to 10.0x to HSNi's last twelve months Comparable EBITDA, which analysis resulted in a range of illustrative implied prices per share of HSNi common stock of approximately $31.00 to $41.00, rounded to the nearest $1.00.

  Illustrative Present Value of Future Share Price Analysis

        Goldman Sachs performed illustrative analyses of the implied present value of the future value per share of HSNi common stock and Liberty QVCA common stock, in each case on a stand-alone basis, and Liberty QVCA common stock pro forma for the merger, which analyses are designed to provide an indication of the present value of a theoretical future value of the equity of HSNi and the QVC Group, in each case on a stand-alone basis, and the QVC Group pro forma for the merger, respectively, as a function of the estimated one-year forward enterprise value to future EBITDA multiple, which is referred to in this summary of Goldman Sachs' opinion as the one-year forward EV/EBITDA multiple.

  HSNi Stand-Alone

        For the analysis of shares of HSNi common stock on a stand-alone basis, Goldman Sachs first used the Forecasts for fiscal years 2018 through 2021 to calculate implied values per share of HSNi common stock on a stand-alone basis as of January 1 for each of the fiscal years 2018 to 2021. Then, Goldman Sachs applied a range of enterprise value to one-year forward EV/EBITDA multiples of 7.0x to 9.0x to HSNi's Comparable EBITDA, based upon Goldman Sachs' professional judgment and experience, taking into account several factors, including analysis of the one-year forward EV/EBITDA multiples of HSNi, the QVC Group and the selected companies, and then discounted the implied future value of the share price, including dividends, back to March 31, 2017, using an illustrative discount rate of 9.5%, reflecting an estimate of HSNi's cost of equity. This analysis resulted in a range of illustrative implied present values of $33.55 to $49.99 per share of HSNi common stock.

  QVC Group Stand-Alone

        For the analysis of shares of Liberty QVCA common stock on a stand-alone basis, Goldman Sachs first used the Forecasts for fiscal years 2018 through 2021 to calculate implied values per share of Liberty QVCA common stock on a stand-alone basis as of January 1 for each of the fiscal years 2018 to 2021. Then, Goldman Sachs applied a range of enterprise value to one-year forward EV/EBITDA multiples of 7.0x to 9.0x, based upon Goldman Sachs' professional judgment and experience, taking into account several factors, including analysis of the one-year forward EV/EBITDA multiples of the QVC Group, HSNi and the selected companies, to the QVC Group's Comparable EBITDA, and then discounted the implied future value of the share price, including dividends, back to March 31, 2017, using an illustrative discount rate of 11.0%, reflecting an estimate of the QVC Group's cost of equity. This analysis resulted in a range of illustrative implied present values of $17.22 to $29.53 per share of Liberty QVCA common stock.

  QVC Group Pro Forma

        For the analysis of shares of Liberty QVCA common stock pro forma for the merger, Goldman Sachs first used the Forecasts for fiscal years 2018 through 2021, including the Synergies, to calculate implied values per share of Liberty QVCA common stock pro forma for the merger as of January 1 for each of the fiscal years 2018 to 2021. Then, Goldman Sachs applied a range of enterprise value to one-year forward EV/EBITDA multiples of 7.0x to 9.0x, based upon Goldman Sachs' professional judgment and experience, taking into account several factors, including analysis of the one-year forward EV/EBITDA multiples of HSNi, the QVC Group and the selected companies, to the QVC Group's Comparable EBITDA pro forma for the merger, and then discounted the implied future value of the share price, including dividends, back to March 31, 2017, using an illustrative discount rate of 11.0%, reflecting an estimate of the QVC Group's cost of equity pro forma for the merger. This analysis resulted in a range of illustrative implied present values of $22.14 to $35.19 per share of Liberty QVCA common stock pro forma for the merger.

        Goldman Sachs then calculated an illustrative range of implied present values of the merger consideration by multiplying this range of illustrative implied present values per share of Liberty QVCA common stock by the exchange ratio of 1.650. This analysis yielded an illustrative range of implied values per share of $36.52 to $58.06.

  Illustrative Discounted Cash Flow Analysis

        Goldman Sachs performed illustrative discounted cash flow analyses on HSNi, the QVC Group stand-alone and the QVC Group pro forma for the merger, in each case using the Forecasts (which, in the case of the pro forma combined company, included the Synergies).

  HSNi Stand-Alone

        For the discounted cash flow analysis of HSNi on a stand-alone basis, using discount rates ranging from 8.0% to 9.5%, reflecting estimates of HSNi's weighted average cost of capital, Goldman Sachs discounted to present value as of March 31, 2017 (i) estimates of unlevered free cash flow for HSNi for the years 2017 through 2021 as reflected in the Forecasts as set forth in the section entitled "—Unaudited Forecasted Financial Information," and (ii) a range of illustrative terminal values for HSNi, which were calculated by applying perpetuity growth rates ranging from 1.5% to 2.5%, to a terminal year estimate of the unlevered free cash flow to be generated by HSNi, as reflected in the Forecasts. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived ranges of illustrative enterprise values for HSNi by adding the ranges of present values it derived above. Goldman Sachs then subtracted from this range of illustrative enterprise values HSNi's net debt as of March 31, 2017, as provided by the management of HSNi, to derive a range of illustrative equity values for HSNi. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of HSNi as of June 29, 2017, as provided by the management of HSNi, to derive a range of illustrative present values per share ranging from $36.42 to $53.98.

  QVC Group Stand-Alone

        For the discounted cash flow analysis of the QVC Group, using discount rates ranging from 8.0% to 9.5%, reflecting estimates of the QVC Group's weighted average cost of capital, Goldman Sachs discounted to present value as of March 31, 2017 (i) estimates of unlevered free cash flow for the QVC Group for the years 2017 through 2021 as reflected in the Forecasts as set forth in the section entitled "—Unaudited Forecasted Financial Information," and (ii) a range of illustrative terminal values for the QVC Group, which were calculated by applying perpetuity growth rates ranging from 1.5% to 2.5%, to a terminal year estimate of the unlevered free cash flow to be generated by the QVC Group, as reflected in the Forecasts. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived ranges of illustrative enterprise values for the QVC Group by adding the ranges of present values it derived above. From the range of illustrative enterprise values it derived for the QVC Group, Goldman Sachs then (a) subtracted (i) net debt as of March 31, 2017, as provided by the management of HSNi and (ii) the estimated market value of the QVC Group's non-controlling interests and (b) added (i) the market value of Liberty Interactive's stake in HSNi as of July 5, 2017 and (ii) the estimated market value of QVC Group's stake in its joint venture in China with Beijing-based CNR Media Group to derive a range of illustrative equity values for the QVC Group. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Liberty QVCA common stock as of June 30, 2017, as provided by the management of HSNi, to derive a range of illustrative present values per share ranging from $19.79 to $32.31.

  QVC Group Pro Forma

        For the discounted cash flow analysis of the QVC Group pro forma for the merger, using discount rates ranging from 8.0% to 9.5%, reflecting estimates of the QVC Group's weighted average cost of capital pro forma for the merger, Goldman Sachs discounted to present value as of March 31, 2017

(i) estimates of unlevered free cash flow for the QVC Group pro forma for the merger for the years 2017 through 2021 as reflected in the Forecasts as set forth in the section entitled "—Unaudited Forecasted Financial Information," and (ii) a range of illustrative terminal values for the QVC Group pro forma for the merger, which were calculated by applying perpetuity growth rates ranging from 1.5% to 2.5%, to a terminal year estimate of the unlevered free cash flow to be generated by the QVC Group pro forma for the merger, as reflected in the Forecasts. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Forecasts and market expectations regarding long-term real growth of gross domestic product and inflation. Goldman Sachs derived ranges of illustrative enterprise values for the QVC Group pro forma for the merger by adding the ranges of present values it derived above. Goldman Sachs then (a) subtracted (i) net debt as of March 31, 2017, as provided by the management of HSNi and (ii) the estimated market value of the QVC Group's non-controlling interests and (b) added the estimated market value of QVC Group's stake in its joint venture in China with Beijing-based CNR Media Group, to derive a range of illustrative equity values for the QVC Group pro forma for the merger. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of common stock of the QVC Group pro forma for the merger as of June 29, 2017 (for HSNi common stock) and June 30, 2017 (for Liberty QVCA common stock), as provided by the management of HSNi to derive a range of illustrative present values per share of Liberty QVCA common stock pro forma for the merger. Goldman Sachs then multiplied the exchange ratio of 1.650 by this range of illustrative present values per share of Liberty QVCA common stock to obtain an illustrative range of implied values of the per share merger consideration of $37.26 to $60.97.

  Illustrative Premiums Paid Analysis

        Using information obtained from public filings, public databases and press reports, Goldman Sachs analyzed certain information relating to all-stock consideration acquisition transactions since 2007, with a total enterprise value of at least $500 million, with a U.S. target in which the target's shareholders owned less than 35% of the pro forma company, excluding transactions in the real estate, financial and energy industries. Goldman Sachs calculated the implied price per share represented by the exchange ratio, based on the last closing price per share of the Liberty QVCA common stock before announcement of the merger, in relation to the closing trading price of HSNi common stock one trading day earlier:

Date Announced	Target	Acquiror	1-Day Premium
4/4/17	General Communication	Liberty Interactive	58%
7/5/16	Thompson Creek Metals	Centerra Gold	32%
9/29/15	Retnrak Corp.	comScore	13%
6/4/15	Bio-Reference Laboratories	OPKO Health	60%
3/9/15	RTI International Metals	Alcoa	50%
7/30/14	Journal Communications Inc.	EW Scripps Co.	22%
7/28/14	Trulia Inc.	Zillow Inc.	25%
2/20/14	Emeritus Corp.	Brookdale Senior Living	32%
1/28/14	Texas Industries	Martin Marietta Materials	15%
5/20/13	Warner Chilcott	Actavis	34%
4/14/08	Northwest Airlines	Delta Air Lines	17%
12/13/07	AMIS Holdings	ON Semiconductor	38%
9/24/07	Metal Management	Sims Group	18%
3/18/07	InfraSource Services	Quanta Services	17%
9/17/07	McLeodUSA	PAETEC Holding	11%

        Based on these calculations, the 25th percentile, median, and 75th percentile of premiums in these transactions were 17%, 25% and 36%, respectively. Goldman Sachs then applied a range of premiums of 15% to 35% to the closing trading price per share of HSNi common stock on July 5, 2017, which analysis resulted in a range of implied prices per share of HSNi common stock of approximately $36.00 to $42.00, rounded to the nearest $1.00.

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to HSNi or the QVC Group or the contemplated transaction.

        Goldman Sachs prepared these analyses for purposes of Goldman Sachs' providing its opinion to the Special Committee (with the other Qualified Directors present) as to the fairness from a financial point of view to the HSNi stockholders (other than the Liberty Interactive related entities and their respective affiliates), as of the date of the opinion, of the exchange ratio pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of HSNi, Liberty Interactive, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

        The consideration to be paid by Liberty Interactive for each share of HSNi common stock pursuant to the merger agreement was determined through arm's-length negotiations between the Special Committee and Liberty Interactive and was recommended by the Special Committee and approved by the HSNi board. Goldman Sachs provided advice to the Special Committee during these negotiations. Goldman Sachs did not, however, recommend any specific exchange ratio to the Special Committee or the HSNi board or that any specific exchange ratio constituted the only appropriate exchange ratio for the merger.

        As described above, Goldman Sachs' opinion to the Special Committee was one of many factors taken into consideration by the Special Committee and the HSNi board in making their determination with respect to the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex D of this proxy statement/prospectus.

        Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of HSNi, the Liberty Interactive related entities or any of their respective affiliates, or any currency or commodity that may be involved in the merger. Goldman Sachs acted as financial advisor to the Special Committee in connection with, and participated in certain of the negotiations leading to, the merger. Goldman Sachs has provided certain financial advisory and/or underwriting services to the entities referred to, solely for the purpose of Goldman Sachs' opinion, as "Liberty Interactive related entities" and/or their respective affiliates from time to time for which the

Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as financial advisor to Liberty Global plc, which is referred to in this summary of Goldman Sachs' opinion as Liberty Global and is a Liberty Interactive related entity, in connection with the issuance of Liberty Global's LiLAC Group Tracking Stock in July 2015; as financial advisor to Expedia, Inc., which is a subsidiary of Liberty Expedia (incorrectly identified as a subsidiary of Liberty Media in the fairness opinion) and is a Liberty Interactive related entity, in connection with its acquisition of HomeAway, Inc. in December 2015; as financial advisor to Telenet Group Holding N.V., a subsidiary of Liberty Global, in connection with its acquisition of BASE Company N.V. in February 2016; as financial advisor to Liberty Global in connection with its acquisition of Cable & Wireless Communications Plc in May 2016; as placement agent with respect to a private offering of 1.75% exchangeable senior debentures due 2046 (aggregate principal amount of $750,000,000) by Liberty Interactive in August 2016; as bookrunner with respect to a public offering by Ziggo Group Holding B.V., a subsidiary of Liberty Global, of its 6.000% senior notes due 2027 (aggregate principal amount of $625,000,000), its 5.500% senior secured notes due 2027 (aggregate principal amount of $2,000,000,000) and its 4.250% senior secured notes due 2027 (aggregate principal amount of €775,000,000) in September 2016; as a joint bookrunner in connection with the initial public offering of 30,026,635 American Depository Shares, representing 30,026,635 Class A shares, of Trivago N.V., which is a subsidiary of Expedia, Inc., (incorrectly identified as a subsidiary of Liberty Media in the fairness opinion) in December 2016; as bookrunner with respect to a dollar-denominated term loan refinancing (aggregate principal amount of $2,525,000,000) and a euro-denominated term loan refinancing (aggregate principal amount of €2,250,000,000) for VodafoneZiggo Group Holding B.V., which is an affiliate of Liberty Global, in January 2017; and as bookrunner in connection with a convertible financing (aggregate principal amount of $300,000,000) for LendingTree, which is a Liberty Interactive related entity, in May 2017. During the two-year period ended July 5, 2017, Goldman Sachs has received compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to the Liberty Interactive related entities of approximately $45.5 million. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to HSNi, the Liberty Interactive related entities and their respective affiliates for which the Investment Banking Division of Goldman Sachs may receive compensation.

        The Special Committee selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated June 23, 2017, the Special Committee engaged Goldman Sachs to act as its financial advisor in connection with the contemplated merger. The engagement letter between the Special Committee and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $20,000,000, $1,000,000 of which became payable upon the execution of the engagement letter, $1,000,000 of which became payable upon delivery of the opinion, and the reminder of which is contingent upon consummation of the merger. In addition, HSNi has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

        To resolve certain concerns raised by Liberty Interactive about the aggregate transaction fees payable to Goldman Sachs and Centerview Partners by HSNi under their respective engagement letters in light of Liberty Interactive's existing significant equity interest in HSNi, Goldman Sachs and Centerview Partners orally advised Liberty Interactive that, to the extent they were engaged in the future to provide investment banking advisory services to Liberty Interactive or certain entities controlled by Liberty Interactive, each would provide, depending on the circumstances, a credit of up to $5,000,000 toward such engagement. The foregoing discussion did not include any commitment or agreement by Liberty Interactive to hire Goldman Sachs or Centerview Partners for future work or any commitment or agreement by Goldman Sachs or Centerview Partners to provide any future investment banking advisory services to Liberty Interactive or any other entity.

Other Presentations by Centerview Partners and Goldman Sachs

        In addition to the presentation made to the Special Committee (with the other Qualified Directors present) on July 5, 2017, described under "—Opinion of the Special Committee Financial Advisor (Centerview Partners)" and "—Opinion of the Special Committee Financial Advisor (Goldman Sachs)," Centerview Partners and Goldman Sachs also made joint written and oral preliminary presentations to the Special Committee, and, in some cases, the HSNi board, on January 13, 2017, January 30, 2017, February 9, 2017, February 24, 2017, March 9, 2017, March 20, 2017, May 11, 2017, May 15, 2017, May 19, 2017, May 24, 2017, May 25, 2017, May 26, 2017, June 2, 2017, June 12, 2017, June 13, 2017, and June 22, 2017. Copies of these joint written materials have been attached as exhibits to the Schedule 13E-3 filed with the SEC in connection with the merger. Certain analyses contained in the joint written presentations were prepared solely by either Centerview Partners (including analyses labeled in the presentations "Centerview Perspective," "Centerview Partners" or "Centerview") or by Goldman Sachs (including analyses labeled in the presentations "Goldman Sachs Perspective" or "Goldman Sachs"). These joint written presentations will be available to any interested shareholder of HSNi (or any representative of a shareholder who has been so designated in writing) to inspect and copy at HSNi's principal executive offices during regular business hours.

        None of these other joint written and oral preliminary presentations by Centerview Partners and Goldman Sachs, alone or together, constitute, or form the basis of, an opinion of Centerview Partners or Goldman Sachs with respect to the merger consideration. Information contained in these other written and oral preliminary presentations is substantially similar to the information provided in Centerview Partners' and Goldman Sachs' presentations to the Special Committee (with the other Qualified Directors present) on July 5, 2017, described under "—Opinion of the Special Committee Financial Advisor (Centerview Partners)" and "—Opinion of the Special Committee Financial Advisor (Goldman Sachs)." A summary of these other preliminary presentations is provided below. The following summary, however, does not purport to be a complete description of these preliminary presentations or of the preliminary financial analyses performed by Centerview Partners or Goldman Sachs.

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  The January 13, 2017 materials jointly presented to the Special Committee contained, among other information, a status update and an anticipated deal timeline.

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  The January 30, 2017 materials jointly presented to the Qualified Directors contained, among other information, a review of HSNi's then-current management projections for the years 2017 through 2021.

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  The February 9, 2017 materials jointly presented to the Special Commitee contained, among other information, a general overview of retail industry dynamics, public market perspectives on HSNi, a review of HSNi's stand-alone plan, a preliminary financial analysis of HSNi, public market perspectives on QVC, a preliminary financial analysis of QVC, a pro forma evaluation of a potential combination of HSNi and QVC based on publicly available data for QVC, and a preliminary evaluation of potential strategic alternatives, including a break-up of HSNi through a sale of its Cornerstone business division, a re-purchase of Liberty Interactive's ownership of HSNi and the sale of HSNi to a potential third party.

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  The February 24, 2017 materials jointly presented to the Qualified Directors contained, among other information, an overview of Centerview Partners' and Goldman Sachs' conversations with Liberty Interactive, and an update on Centerview Partners' and Goldman Sachs' analyses, including HSNi's recent performance, the Special Committee's strategic review process more broadly, and potential strategic alternatives for HSNi that had been previously discussed with the Special Committee.

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  The March 9, 2017 materials jointly presented to the Special Committee contained, among other information, an update on recent stock price performance for HSNi, the QVC Group and other retail companies, an update on the preliminary financial analysis of HSNi and the QVC Group and the status of the Special Committee's evaluation of potential strategic alternatives.

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  The March 20, 2017 materials jointly presented to the Special Committee contained, among other information, a discussion of premiums in comparable transactions.

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  The May 11, 2017 materials jointly presented to the Special Committee contained, among other information, Centerview Partners' and Goldman Sachs' initial analysis of Liberty Interactive's May 10, 2017, proposal, including a summary of Liberty Interactive's previously announced transaction with GCI, in addition to a review of both HSNi and the QVC Group's recent earnings reports.

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  The May 15, 2017 materials jointly presented to the Special Committee contained, among other information, a review of various components of Liberty Interactive's May 10, 2017 proposal and Centerview Partners' and Goldman Sachs's analyses, and a review of Centerview Partners' and Goldman Sachs' updated financial analyses of HSNi and the potential combination, along with potential alternatives for the Special Committee regarding the optimal response to Liberty Interactive in order to maximize HSNi stockholder value.

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  The May 19, 2017 materials jointly presented to the Special Committee contained, among other information, a review of the changes reflected in Liberty Interactive's May 18, 2017 proposal, including the fixed (rather than floating) exchange ratio, as well as HSNi management's earnings expectations for the second quarter of 2017 relative to the current Wall Street consensus estimates.

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  The May 24, 2017 materials jointly presented to the Qualified Directors contained, among other information, a review of HSNi's stand-alone plan, and an update on Centerview Partners' and Goldman Sachs' preliminary financial analysis of HSNi and a potential combination.

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  The supplemental May 24, 2017 materials jointly presented to the Qualified Directors contained, among other information, additional information regarding HSNi's stand-alone plan and an update on Centerview Partners' and Goldman Sachs' preliminary financial analysis of HSNi and a potential combination.

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  The May 26, 2017 materials jointly presented to the Special Committee contained, among other information, a review of HSNi management's estimates of potential cost and revenue synergies that might result from a transaction.

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  The June 2, 2017, materials jointly presented to the Special Committee (which are dated June 1, 2017) contained, among other information, a discussion of various components of Liberty Interactive's June 1, 2017, proposal.

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  The June 12, 2017 materials jointly presented to the Special Committee contained, among other information, a review of HSNi's current outlook for the second quarter and the next 18 months.

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  The June 13, 2017 materials jointly presented to the Qualified Directors contained, among other information, an overview of Liberty Interactive's June 9, 2017, proposal and the value it offered the HSNi stockholders compared to the value the HSNi stockholders would receive if HSNi remained a stand-alone company, as well as the availability of other strategic alternatives.

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  The June 22, 2017 materials jointly presented to the Qualified Directors contained, among other information, a review of Liberty Interactive's latest proposal and an update on the process and the diligence meetings that were held on June 20, 2017.

        The preliminary financial analyses in these other written and oral preliminary presentations were based on market, economic and other conditions as they existed as of the dates of the respective presentations as well as other information that was available at those times. Accordingly, the results of the financial analyses differed due to changes in those conditions. Among other things, the results of certain analyses changed as HSNi's financial results changed as well as projections made by management of HSNi were revised or adjusted. Finally, Centerview Partners and Goldman Sachs continued to refine various aspects of their respective financial analyses with respect to HSNi and Liberty Interactive over time.

Position of Liberty Interactive and Merger Sub as to the Fairness of the Merger

        Each of Liberty Interactive and Merger Sub is expressing its belief as to the fairness of the merger to the unaffiliated HSNi stockholders pursuant to Rule 13e-3 under the Exchange Act. The Liberty Interactive board and the board of directors of Merger Sub, acting on behalf of Liberty Interactive and Merger Sub, respectively, are making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of Liberty Interactive and the Merger Sub should not be construed as a recommendation to any HSNi stockholder as to how that stockholder should vote on the merger agreement proposal.

        Liberty Interactive and Merger Sub sought to negotiate a transaction that would be most favorable to them and did not undertake any independent evaluation of the fairness of the merger to the unaffiliated HSNi stockholders or engage a financial advisor for such purpose. Liberty Interactive and Merger Sub recognize that the merger is not structured so that the approval of at least a majority of unaffiliated HSNi stockholders is required. However, based on the appointment of the Special Committee, which consisted entirely of independent and disinterested directors, by the HSNi board and that committee's broad powers to negotiate the merger agreement and consider alternatives, that the Special Committee negotiated the material terms of the merger agreement and unanimously recommended its approval by the HSNi board, that the HSNi board unanimously approved the merger agreement and the factors considered by, and the analysis, discussion, and resulting conclusions of, the HSNi board and the Special Committee described in the section entitled "—HSNi's Purpose and Reasons for the Merger and Other Proposals; Recommendations of the Special Committee and HSNi Board; Fairness of the Merger" beginning on page 51 of this proxy statement/prospectus, which analysis, discussion and resulting conclusions Liberty Interactive and Merger Sub expressly adopt as their own, Liberty Interactive and Merger Sub believe that the merger is substantively and procedurally fair to the unaffiliated HSNi stockholders.

        In their consideration of the fairness of the merger to the unaffiliated HSNi stockholders, Liberty Interactive and Merger Sub considered the current market price of HSNi common stock as described in the fourteenth bullet on page 50 and the third bullet on page 52 of this proxy statement/prospectus.

        Liberty Interactive and Merger Sub did not consider liquidation value of HSNi to be a relevant methodology because (i) they considered HSNi to be a viable, going concern, (ii) they believed that liquidation sales generally result in proceeds substantially less than sales of going concerns, (iii) they considered determining a liquidation value to be impracticable given the significant execution risk involved in any breakup of HSNi and (iv) HSNi will continue to operate its business following the merger.

        Further, Liberty Interactive and Merger Sub did not consider net book value, which is an accounting concept, as a factor because they believed that net book value is not a material indicator of the value of HSNi as a going concern but rather is indicative of historical costs and because net book value does not take into account the prospects of HSNi, market conditions, trends in the industry in which HSNi operates or the business risks inherent in that industry. Liberty Interactive and Merger Sub did not seek to determine a pre-merger going concern value for HSNi to determine the fairness of the merger to the unaffiliated HSNi stockholders because, following the merger, HSNi will have a different capital structure, cost profile and operating strategy, among other things. Liberty Interactive and Merger Sub believe that the trading price of the HSNi common stock at any given time represents the best available indicator of HSNi's going concern value at that time so long as the trading price at that time is not impacted by speculation regarding the likelihood of a potential transaction. To the extent the pre-merger going concern value was reflected in the market prices of HSNi common stock prior to the announcement of the merger, the merger consideration represented a premium to the going concern value of HSNi as described in the fourteenth bullet on page 50 and the third bullet on page 52 of this proxy statement/prospectus.

        Liberty Interactive and Merger Sub did not consider the purchase prices paid by HSNi in previous purchases during the past two years, as they did not consider those prices to represent the best available indicator of HSNi's pre-merger value but rather to be indicative of historical prices over such two year period, as described below.

        Other than as described in the third bullet on page 53 of this proxy statement/prospectus, Liberty Interactive and Merger Sub did not consider the historical market prices of HSNi common stock, as they did not consider those prices to represent the best available indicator of HSNi's pre-merger value but rather to be indicative of historical rather than current value and an implied acquisition premium due to Liberty Interactive being HSNi's largest stockholder. These historical market prices reflect historical industry outlooks and past expectations regarding HSNi's operating performance, do not reflect current pricing regimes or its current expectations, and have been impacted by market speculation regarding the timing of a potential acquisition by Liberty Interactive.

        Notwithstanding that the opinions of Centerview Partners and Goldman Sachs were provided for the confidential use of the Special Committee, and neither Liberty Interactive nor Merger Sub are entitled to rely on nor adopt, and neither did rely on nor adopt, such opinions, in making their determination that the merger is substantively and procedurally fair to the unaffiliated HSNi stockholders, Liberty Interactive and Merger Sub favorably considered the fact that the Special Committee received (i) an opinion from Centerview Partners, dated July 5, 2017, that, as of that date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview Partners in preparing its opinion, the merger consideration to be received by the HSNi stockholders (other than as specified in such opinion) pursuant to the merger agreement was fair from a financial point of view to such stockholders and (ii) an opinion from Goldman Sachs, dated July 5, 2017, that, as of that date and based upon and subject to the factors and assumptions set forth therein, the exchange ratio to be received by the HSNi stockholders (other than Liberty Interactive, a significant stockholder of Liberty Interactive, and their respective affiliates) pursuant to the merger agreement was fair from a financial point of view to such stockholders, each as more fully described below under the heading "—Opinion of the Special Committee Financial Advisor (Centerview Partners)" and "—Opinion of the Special Committee Financial Advisor (Goldman Sachs)."

        Liberty Interactive and Merger Sub are not aware of any firm offer for a merger, purchase of all or a substantial part of HSNi's assets, or a purchase of a controlling amount of HSNi common stock having been received by HSNi from anyone other than Liberty Interactive and Merger Sub in the two years preceding the signing of the merger agreement.

        The foregoing discussion of the factors considered by Liberty Interactive and Merger Sub in connection with the fairness of the merger is not intended to be exhaustive but includes all material factors considered by Liberty Interactive and Merger Sub in making a determination regarding the fairness of the merger for the purpose of complying with the requirements of Rule 13e-3 and the related rules under the Exchange Act. Liberty Interactive and Merger Sub did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the merger. Rather, Liberty Interactive and Merger Sub made their fairness determination after considering all of the factors as a whole.

  Role of Allen & Co.

        Liberty Interactive formally engaged Allen & Co. to act as its financial advisor with respect to a potential transaction with HSNi on June 21, 2017. Liberty Interactive's management team selected Allen & Co. based on their global reputation as a premier investment bank with specific sector expertise in Technology, Media and Telecommunications (TMT) and a strong M&A franchise, coupled with Allen & Co.'s deep understanding of the domestic eCommerce and Home shopping market. Liberty Interactive has agreed to pay Allen & Co. an aggregate fee of $10 million in connection with the engagement. At the time it retained Allen & Co., Liberty Interactive was aware that Allen & Co. had recently represented SiriusXM Holdings, Inc., a majority owned subsidiary of Liberty Media Corporation, in connection with its recent investment in Pandora Media Inc., which further supports Allen & Co.'s strong reputation in the TMT space. Liberty Interactive is a separate publicly traded company from Liberty Media Corporation and its subsidiary SiriusXM Holdings, Inc., and neither Liberty Interactive nor Liberty Media Corporation considers itself an affiliate of the other. As such, Liberty Media Corporation had no influence or involvement in the selection of Allen & Co. by Liberty Interactive.

        From time to time during the negotiations described in "—Background of the Merger" (including prior to their official engagement), upon the request by senior management of Liberty Interactive, representatives of Allen & Co. provided strategic advice and informal analysis to, and consulted with, senior management of Liberty Interactive with respect to the potential transaction with HSNi. Allen & Co. assisted Liberty Interactive's management team in compiling and analyzing the historical trading price differential between HSNi and QVC, assessing the pro forma capitalization and implied valuation of the QVC Group at various prices for HSNi and mixes of consideration, assessing the manner in which Liberty Interactive's various offers split synergy value between HSNi and the QVC Group, and comparing HSNi's 2017 second quarter operating results to sell-side expectations and management forecasts. Allen & Co. conducted its analysis based only on publicly available data, certain information provided by Liberty Interactive and certain information provided by HSNi to both Liberty Interactive and Allen & Co. Allen & Co. did not conduct any business diligence independent of that conducted by Liberty Interactive with respect to HSNi. Such analyses were considered by Liberty Interactive's senior management when preparing its own materials, reports, projections and analyses with respect to the transaction. In addition, Allen & Co. provided strategic advice with respect to negotiation strategy and specific deal terms set forth in the various drafts of the transaction documents, and acted as a liaison for Liberty Interactive to the financial advisors engaged by HSNi.

        Allen & Co. engaged with and provided its analyses to senior management of Liberty Interactive only. Representatives of Allen & Co. were not asked to, and did not, participate in any meeting of the Liberty Interactive board at which a transaction with HSNi was discussed, and otherwise did not prepare or present or submit any analysis, reports, opinions or materials to the Liberty Interactive board, except to the extent Liberty Interactive's management incorporated certain statistical information provided by Allen & Co. in management's own analyses presented to the Liberty Interactive board. All analyses, reports, opinions and materials presented to, and relied on by, the Liberty Interactive board, whether written or oral, were prepared and made by management of Liberty Interactive. Liberty Interactive only engaged, or approached for purposes of potential engagement, Allen & Co. for such purposes.

        Allen & Co. did not issue an opinion on the fairness to the HSNi stockholders or to the stockholders of Liberty Interactive, from a financial point of view, of the proposed merger. In addition, Allen & Co. did not provide any other type of report, opinion or appraisal, or otherwise make any finding, within the meaning of Rule 1015 of Regulation M-A. Allen & Co. did not express any view on, and its analyses did not address, the fairness of the proposed merger to, or any consideration received in connection therewith by, the holders of any other securities, creditors or other constituents of HSNi or Liberty Interactive, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of HSNi or Liberty Interactive, or any class of such persons, whether relative to the merger consideration or otherwise. Other than as described above, Allen & Co. did not express any view relating to the consideration to be offered to the HSNi stockholders. Allen & Co.'s analysis did not constitute a recommendation to the Liberty Interactive board, any Liberty Interactive stockholder or to any other persons in respect of the proposed merger.

Interests of Certain Persons of HSNi in the Merger

        In considering the recommendation of the HSNi board with respect to the merger, HSNi stockholders should be aware that executive officers and non-employee directors of HSNi have certain interests in the merger that may be different from, or in addition to, the interests of HSNi stockholders generally. These interests include the following:

  Certain Designated Directors on Boards of HSNi and Liberty Interactive

        The HSNi board includes two designees of Liberty Interactive—Ms. Chun and Mr. Costello. Ms. Chun serves as Senior Vice President of Investor Relations for Liberty Interactive and Liberty Media Corporation.

        Under the terms of the merger agreement, at the effective time, Liberty Interactive is required (i) to appoint one designee from the HSNi board, who will be chosen in Liberty Interactive's sole discretion (but who cannot be an HSNi director designated by Liberty Interactive pursuant to the Spinco Agreement), to the Liberty Interactive board at the effective time, and (ii) use its reasonable best efforts to cause such person to be elected to the Liberty Interactive board at the first annual meeting of the stockholders of Liberty Interactive following the effective time. See "—The Merger Agreement—Additional Covenants and Agreements" and "—Certain Relationships and Related Party Transactions—Relationship Between HSNi and Liberty Interactive—Spinco Agreement" below.

  Indemnification and Insurance

        The merger agreement provides that Liberty Interactive will:

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  (i) indemnify and hold harmless each present and former director and officer of HSNi in respect of losses, damages, liabilities, costs, expenses (including attorney's fees), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges) in connection with any such persons having served in such capacity prior to the effective time, to the fullest extent permitted by Delaware law or any other law or provided under the amended and restated certificate of incorporation of HSNi (the HSNi charter) or amended and restated bylaws of HSNi (the HSNi bylaws), and (ii) if any such person is a party to any claim, action, suit, proceeding or investigation arising out of or relating to matters that would be indemnifiable, advance, and cause HSNi to advance, fees costs and expenses (including attorneys' fees and disbursements) as incurred by such person in connection with and prior to the final disposition of such claim, action, suit, proceeding or investigation;

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  cause to be maintained in effect in the surviving corporation's organizational documents regarding elimination of liability of directors, indemnification of directors, officers and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence in HSNi's charter and bylaws on the date of the merger agreement;

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  maintain in effect from and after the effective time, in accordance with its terms, each indemnification agreement between HSNi and any present or former officer or director of HSNi and not amend, repeal or otherwise modify any such agreement in any manner that would materially and adversely affect any indemnification right of such present or former HSNi officer or director; and

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  if HSNi fails to obtain such insurance policies as of the effective time, maintain in effect, for a period of at least six years from and after the effective time, the D&O Insurance in place with HSNi's current insurance carrier or with an insurance carrier with the same or better credit rating as HSNi's current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under HSNi's existing policies.

  Equity Awards

        As described in more detail below under "—The Merger Agreement—Treatment of HSNi Stock Options and Other Equity-Based Awards in the Merger" at the effective time, all HSNi equity awards then held by non-employee directors and executive officers (and other employees) will convert into equity awards based on Liberty QVCA common stock. All such awards that are then unvested will continue to vest following the effective time in accordance with the terms, exercisability, vesting schedules and other provisions applicable to such awards. The vesting of such awards will accelerate on termination of the holder's employment or service by HSNi without "cause" or by the holder for "good reason" during the one-year period following the effective time. In the event of such termination, HSNi PSUs will be deemed earned based on the level of attainment of the applicable relative total stockholder return goal measured as of the date on which the holder's employment or service terminates or the date on which the effective time occurs, whichever produces the greater payout.

        For the estimated values of the potential accelerated vesting of the equity awards held by HSNi's executive officers on a qualifying termination of employment, see the "Equity" column of the table below under "—Golden Parachute Compensation."

        The table below sets forth the estimated values of the accelerated vesting of the non-employee directors' deferred stock units, assuming that the effective time had occurred on November 24, 2017 and that the directors' service was terminated without "cause" immediately thereafter. The values were calculated, in accordance with the applicable rules under Regulation S-K under the Exchange Act, by assuming a price per share of HSNi common stock of $37.64, which equals the average closing price of a share over the five business day period following the first public announcement of the merger.

Director	Deferred Stock Unit Acceleration ($)
Courtnee Chun	125,202
William Costello	125,202
Fiona Dias	125,202
James M. Follo	125,202
Stephanie Kugelman	125,202
Arthur C. Martinez	284,508
Thomas J. McInerney	125,202
Matthew E. Rubel	125,202
Ann Sarnoff	125,202

  Annual Bonuses

        Under the terms of the merger agreement, each executive officer (and each other bonus-eligible employee) is entitled to the annual bonus opportunities described below if the executive officer remains employed through the regular payment date or if, following the effective time and prior to such date, the executive officer's employment is terminated by HSNi without "cause" or by the executive officer for "good reason:"

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  Bonus for First Half of 2017.  For the period from January 1, 2017 through June 30, 2017, the executive officer is eligible for an annual bonus in an amount determined based on the level of attainment of the applicable performance measures under the applicable bonus plan, measured as of July 5, 2017 against budgeted performance for such period, as prorated to reflect the number of days during such period.

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  Bonus for Second Half of 2017.  For the period from July 1, 2017 through December 31, 2017, the executive officer is eligible for an annual bonus in an amount determined based on the level of attainment of the applicable performance measures under the applicable bonus plan, measured as of December 31, 2017 against budgeted performance for such period (but in no event less than 70% of the target amount of such bonus), as prorated to reflect the number of days during such period.

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  Bonus for Pre-Closing Portion of 2018.  If the effective time occurs in 2018, for the period from January 1, 2018 through the effective time (or the last day of the month immediately preceding the effective time, if the effective time does not occur on the last day of a month), the executive officer is eligible for an annual bonus in an amount determined based on the level of attainment of the applicable performance measures under the applicable bonus plan, measured as of the effective time (or such last day of the month) against budgeted performance for such period (but in no event less than 70% of the target amount of such bonus), as prorated to reflect the number of days during such period.

  Performance Cash Awards

        Each named executive officer (other than Ms. Grossman) was granted a performance cash award in 2015 that is scheduled to vest on December 31, 2017 based on the level of attainment of the applicable relative total shareholder return goal measured over the three-year period ending on such date. Under the terms of the award, if prior to December 31, 2017 the effective time occurs and the executive's employment is terminated by HSNi without "cause" or by the executive for "good reason," the award will vest and be paid in cash at the target level, as prorated to reflect the number of months during the performance period that the executive was employed. The amount of the payment will be reduced to reflect the time value of the earlier payment of the award based on the whole number of months between the first day of the month in which the effective time occurs and the scheduled vesting date, using the federal short-term rate determined pursuant to Section 1274 of the Code for the month in which the effective time occurs, compounded monthly. For the estimated values of these payments, see the "Cash" column of the table below under "—Golden Parachute Compensation."

  Severance Plan

        Each executive officer participates in the HSN, Inc. Named Executive Officer and Executive Vice President Severance Plan, as amended (the severance plan). The severance plan was adopted in 2009 to formalize and standardize HSNi's severance practices for its most senior executive officers and was adopted in lieu of issuing new employment agreements.

        Under the severance plan, each executive officer whose employment is terminated by HSNi without "cause" or by the executive officer for "good reason," in either case within the one-year period following the effective time, would be entitled to the payments and benefits, subject to the conditions and limitations, described below:

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  Severance.  A lump sum cash severance payment in an amount equal to the sum of:

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  two times the executive officer's annual base salary in effect on the termination date; plus

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  the executive officer's target annual bonus in effect on the termination date multiplied by a fraction, the numerator of which is the number of days from the first day of the year in which the termination occurs and ending on the second anniversary of the termination date, and the denominator of which is the number of days in the year in which the termination occurs; plus.

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  an amount equal to HSNi's contribution for medical coverage under HSNi's medical plan for a period of eighteen (18) months.

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  Outplacement Benefits.  Payment or reimbursement of executive outplacement services in an amount not to exceed $20,000.

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  Conditions and Limitations on Payment.  The executive officer's right to these payments and benefits is subject to the following conditions and limitations:

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  The executive officer must sign, and not revoke, a separation and general release agreement waiving all claims against HSNi relating to his or her employment or separation from employment.

  •
  The executive officer must comply with all non-competition, non-solicitation, confidential information and proprietary rights or similar restrictive covenants contained in any agreement to which the executive officer is a party.

  •
  The executive officer must not have engaged in any conduct that would have constituted "cause" for dismissal.

  •
  The severance plan provides for a "contingent cutback" relating to the "golden parachute" excise tax under Section 4999 of the Code. Pursuant to this provision, the amount of the severance and any other merger-related payments and benefits that the executive officer otherwise would be entitled to receive will be reduced to the extent necessary to avoid the excise tax, but only if such reduction would result in the executive officer retaining a greater amount of such payments and benefits on an after-tax basis than had no reduction been made. The amounts set forth in the table below under "—Golden Parachute Compensation" do not take into account any such reduction.

  Definitions of "Cause" and "Good Reason"

        For purposes of the equity awards, annual bonuses and severance plan, "cause" and "good reason" are defined as follows:

  •
  The term "cause" generally means an executive officer's:

  •
  willful or gross neglect of his or her duties;

  •
  plea of guilty or nolo contendere to, or conviction for, the commission of a felony;

  •
  material breach of a fiduciary duty owed to HSNi;

  •
  material breach of any non-disclosure, non-solicitation or non-competition obligation owed to HSNi; or

  •
  for purposes of the severance plan, a violation of any HSNi policy pertaining to ethics, wrongdoing or conflicts of interest.

  •
  The term "good reason" generally means, without an executive officer's prior written consent:

  •
  a material reduction in the rate of the executive officer's annual base salary;

  •
  a relocation of the executive officer's principal place of business by more than 35 miles (for purposes of the equity awards and annual bonuses) or 50 miles (for purposes of the severance plan); or

  •
  a material and demonstrable adverse change in the nature and scope of the executive officer's duties.

  •
  To invoke a termination of employment for "good reason:"

  •
  the executive officer must provide written notice to HSNi of the existence of a condition described above within 90 days following the executive officer's knowledge of the initial existence of the condition;

  •
  HSNi has 30 days following receipt of such written notice to remedy the condition; and

  •
  if HSNi fails to remedy the condition within such 30-day period, the executive officer must terminate employment within 90 days after the end of such 30-day period.

  Golden Parachute Compensation

        The table below sets forth for each of HSNi's named executive officers estimates of the amounts of compensation that are based on or otherwise relate to the merger and that will or may become payable to the named executive officer on a qualifying termination of employment following the merger (i.e., on a "double trigger" basis). None of the named executive officers would be entitled to any such compensation immediately at the effective time (i.e., on a "single trigger" basis). Mindy Grossman, who resigned as HSNi's Chief Executive Officer effective as of May 24, 2017, would not be entitled to any payments or benefits that are based on or otherwise relate to the merger.

        The HSNi stockholders are being asked to approve, on a non-binding, advisory basis, such compensation for these named executive officers. See "HSNi Proposals—HSNi Proposal 3: The Non-Binding Compensation Advisory Proposal." Because the vote to approve such compensation is advisory only, it will not be binding on either HSNi or Liberty Interactive. Accordingly, if the merger agreement is adopted by HSNi's stockholders and the merger is completed, the compensation will be payable regardless of the outcome of the vote to approve such compensation, subject only to the conditions applicable thereto, which are described in the footnotes to the table below and above in this section.

        The table also sets forth estimates of the amounts of such compensation for Rod R. Little, who is an executive officer of HSNi (but was not a named executive officer for calendar year 2016 due to his appointment in January 2017).

        The estimates in the table assume that the merger had become effective on November 24, 2017 and that the employment of each of the executive officers (other than Ms. Grossman) had been terminated immediately thereafter by HSNi without "cause" or by the executive officer for "good reason" (see the definitions above under "—Definitions of 'Cause' and 'Good Reason"').

Name	Cash(1) ($)	Equity(2) ($)	Perquisites/ Benefits(3) ($)	Total ($)
Named Executive Officers
Mindy Grossman, Former Chief Executive Officer	0	0	0	0
Judy A. Schmeling, Chief Operating Officer, HSNi and President, Cornerstone Brands, Inc.	4,846,203	1,653,076	20,000	6,519,279
William C. Brand, President, HSN and Chief Marketing Officer, HSNi	3,459,517	1,217,744	20,000	4,697,262
Gregory J. Henchel, Chief Legal Officer and Secretary	2,274,570	703,236	20,000	2,997,806
Maria D. Martinez, Chief Human Resources Officer	1,633,217	500,313	20,000	2,153,529
Other Executive Officer
Rod R. Little, Chief Financial Officer and Interim Principal Executive Officer	3,966,051	2,302,377	20,000	6,288,428

(1)
The amounts in this column reflect the sum of the following cash payments that each executive officer (other than Ms. Grossman) would be entitled to receive on a "double trigger" basis on termination of employment by HSNi without "cause" or by the executive officer for "good reason" on the assumed termination date of November 24, 2017: (a) a lump sum severance payment (see above under "—Severance Plan"), (b) payment of a prorated portion of the target amount of the performance cash award that is scheduled to vest on December 31, 2017 (see above under "—Performance Cash Awards"), (c) for the period from January 1, 2017 through June 30, 2017, the annual bonus earned based on actual performance for such period, as prorated to reflect the number of days during such period (see above under "—Annual Bonuses—Bonus for First Half of 2017"), and (d) for the period from July 1, 2017 through the assumed termination date of November 24, 2017, 70% of the target annual bonus, as prorated to reflect the number of days during such period, which is the minimum amount that would be payable for such period (see above under "—Annual Bonuses—Bonus for Second Half of 2017").

(2)
Each of the executive officers (other than Ms. Grossman) holds unvested equity awards, the vesting of which would accelerate on a "double trigger" basis on termination of employment by HSNi without "cause" or by the executive officer for "good reason" on the assumed termination date of November 24, 2017 (see above under "—Equity Awards"). The amounts in this column reflect the value of such accelerated vesting. The amounts were calculated, in accordance with the applicable rules under Regulation S-K under the Exchange Act, by assuming a price per share of HSNi common stock of $37.64, which equals the average closing price of a share over the five business day period following the first public announcement of the merger.

(3)
The amounts in this column reflect outplacement services that each of the executive officers (other than Ms. Grossman) would be entitled to receive on a "double trigger" basis on termination of employment by HSNi without "cause" or by the executive for "good reason" on the assumed termination date of November 24, 2017 (see above under "—Severance Plan").

Effect of the Merger on HSNi Stockholders; What HSNi Stockholders Will Receive in the Merger

        HSNi stockholders (other than Liberty Interactive and its wholly owned subsidiaries) will receive the exchange ratio of 1.650 shares of Liberty QVCA common stock for each share of HSNi common stock held as of the effective time, which represents approximately $40.36 in shares of Liberty QVCA common stock-based on the closing price of shares of Liberty QVCA common stock on July 5, 2017, the last trading day before the public announcement of the execution of the merger agreement, and $40.95 in shares of Liberty QVCA common stock, based on the closing price of Liberty QVCA common stock on November 24, 2017, the last practicable date prior to the filing of this proxy statement/prospectus. Each share of HSNi common stock held by Liberty Interactive or any of its wholly owned subsidiaries will be converted into one validly issued, fully paid and non-assessable share of common stock of the surviving corporation.

        Based upon the number of outstanding shares of HSNi common stock on the HSNi record date, and on the number of shares of capital stock of Liberty Interactive outstanding on the HSNi record date, it is expected that (i) Liberty Interactive will issue 53.5 million shares of Liberty QVCA common stock in the merger, and (ii) former HSNi stockholders (excluding Liberty Interactive and any of its wholly owned subsidiaries) will own approximately 11.1% of the undiluted equity of the QVC Group and 7.2% of the undiluted voting power of the QVC Group. Additionally, HSNi stockholders are expected to own approximately 6.2% of the undiluted voting power of Liberty Interactive as a whole, taking into account the outstanding shares of the Ventures Group tracking stock as of October 31, 2017. See "Summary—The Companies—Liberty Interactive Corporation" for a discussion of Liberty Interactive's tracking stock structure.

        Certain rights pertaining to Liberty QVCA common stock to be received by the HSNi stockholders will be different from the rights pertaining to shares of HSNi common stock. A description of the rights pertaining to Liberty QVCA common stock is included under "Comparison of Stockholders' Rights."

Amount and Source of Funds and Financing of the Merger; Expenses

        The estimated fees and expenses incurred or expected to be incurred by Liberty Interactive, Merger Sub and HSNi in connection with the merger are as follows:

Total
(in millions)
Financial advisory fees and expenses	50
Legal, accounting and other professional fees	8.3
Filing fees	.4
Proxy solicitation, printing and mailing costs	.3
Miscellaneous	1
$60

        The estimate for legal fees set forth in the table above does not include any amounts attributable to any existing or future litigation challenging the merger. Pursuant to the terms of the merger agreement, each party agreed to pay its own expenses in connection with the merger, except that any expenses incurred by HSNi in connection with the solicitation of certain consents and amendments to its credit agreement in accordance with the merger agreement are subject to reimbursement by Liberty Interactive upon certain termination events set forth in the merger agreement.

Accounting Treatment

        Liberty Interactive will account for the merger under the acquisition method of accounting for business combinations in accordance with GAAP.

Regulatory Approvals

  General

        The parties' respective obligations to consummate the merger are conditioned upon, among other things, (i) the absence of any judgment, order, writ or award entered, enacted, promulgated, enforced or issued by any court or other governmental authority of competent jurisdiction which prohibits, renders illegal or permanently enjoins the consummation of the merger, (ii) the expiration or termination of any waiting period applicable to the consummation of the merger under the HSR Act and (iii) the effectiveness under the Securities Act of 1933, as amended (the Securities Act), of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part, with no stop order or proceeding seeking a stop order having been initiated by the SEC. In addition, Liberty Interactive's obligation to effect the merger is conditioned upon the approval of the FCC of applications for transfer of control and/or assignment of certain FCC licenses, authorizations and registrations.

        Liberty Interactive and HSNi have each agreed to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things, necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the merger, including preparing and filing as soon as practicable all applications, forms, registrations and notices required to be filed prior to the consummation of the merger and the taking of any actions as are reasonably necessary to obtain any requisite approvals, consents, orders, exemptions or waivers from any governmental authority or other third party required to be obtained prior to the consummation of the merger, including pursuant to the HSR Act, FCC requirements or as required in relation to any antitrust, trade, competition, or other regulatory matters. Liberty Interactive and HSNi have also agreed to take all reasonable actions necessary to resolve any objection asserted under any domestic or foreign competition or antitrust law or any communications law, or any action asserted by any governmental authority objecting to the merger. However, neither Liberty Interactive nor HSNi will be obligated to, consent to or agree to hold separate or otherwise dispose of, restrict, operate, invest or otherwise change, its respective assets or business in any manner that, individually or in the aggregate, (i) materially adversely affects the financial condition, business or operations of (x) HSNi and its subsidiaries or (y) QVC and zulily, and their respective subsidiaries, on a consolidated and post-closing basis, or (ii) prohibits or materially limits the ownership, control or operation by (x) HSNi and its subsidiaries or (y) QVC and zulily, and their respective subsidiaries, of any material portion of its or their respective businesses or assets, or compels Liberty Interactive (with respect to the QVC Group only) or HSNi to dispose of or hold separate any material portion of its business or assets.

        There can be no assurances that all of the regulatory approvals necessary to consummate the merger and described herein will be obtained and, if obtained, there can be no assurances as to the timing of any approvals, Liberty Interactive's and HSNi's ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. For more information, see "Risk Factors" below.

  Securities and Exchange Commission

        In connection with the issuance of shares of Liberty QVCA common stock in the merger, Liberty Interactive must file a registration statement with the SEC under the Securities Act, of which this proxy statement/prospectus forms a part, and it is a condition to the merger that such registration statement has become effective under the Securities Act, and that no stop order has been issued or initiated by the SEC and not rescinded.

  Federal Communications Commission

        HSNi, through multiple subsidiaries, holds satellite earth station authorizations, low-power television licenses, and business radio licenses issued by the FCC, the transfer of control of which requires the prior approval of the FCC. On July 18, 2017, the parties filed applications seeking the FCC's consent to transfer control of the FCC licenses and authorizations in connection with the merger, and no petitions to deny were filed. On July 26, 2017, the FCC consented to the transfer of the business radio licenses. On September 14, 2017, the FCC granted the application for transfer of control of the satellite earth station authorizations. On September 18, 2017, the FCC granted the application for transfer of control of the low-power television licenses. Television broadcast licensees must consummate an FCC-approved transfer of control within 90 days of public notice of approval, unless a request for an extension of time to consummate is filed prior to the expiration of this period. To finalize the transaction, the parties will seek a 90-day extension of their application for transfer of control of HSNi's low-power television licenses. The FCC routinely grants such requests for extension.

  HSR Act

        The merger is subject to the requirements of the HSR Act, which provides that certain transactions may not be completed until required information and materials are furnished to the Antitrust Division of the Department of Justice (the DOJ), and the Federal Trade Commission (the FTC), and until certain waiting period requirements have been satisfied. Each of HSNi and Liberty Interactive filed a Pre-merger Notification and Report Form under the HSR Act with the DOJ and the FTC in connection with the merger effective July 28, 2017. The waiting period expired at 11:59 p.m., Eastern Time, on August 28, 2017.

        The DOJ, the FTC, state attorneys general, and others may challenge the merger on antitrust grounds after the expiration or termination of the applicable waiting period. Accordingly, at any time before or after the completion of the merger, any of the DOJ, the FTC or others could take action under the antitrust laws, including without limitation seeking to enjoin the completion of the merger or permitting completion subject to regulatory concessions or conditions. Neither HSNi nor Liberty Interactive believes that the merger violates U.S. antitrust laws, but there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

No Appraisal Rights

        In accordance with Section 262 of the DGCL, HSNi stockholders will not have appraisal rights in connection with the merger.

The Merger Agreement

        This section summarizes material provisions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. This summary is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached as Annex A to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this summary or any other information contained in this proxy statement/prospectus. You are urged to read the merger agreement carefully and in its entirety before making any decisions regarding the merger agreement and the merger.

        This summary of the merger agreement is included in this proxy statement/prospectus only to provide you with information regarding the terms and conditions of the merger agreement, and not to provide any other factual information about Liberty Interactive or HSNi or their respective subsidiaries or businesses. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement/prospectus and in the documents incorporated by reference into this proxy statement/prospectus. For more information, see "Additional Information—Where You Can Find More Information."

        The representations, warranties and covenants set forth in the merger agreement and described in this proxy statement/prospectus were made only for purposes of the merger agreement, were made as of specific dates and may be subject to more recent developments, were made solely for the benefit of the parties to the merger agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by reference to confidential disclosures, were made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors. The representations and warranties set forth in the merger agreement do not, with certain exceptions, survive the effective time of the merger. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or conditions of Liberty Interactive, HSNi or any of their respective subsidiaries or affiliates, but instead should be read together with the information provided elsewhere in this proxy statement/prospectus and in the documents incorporated by reference into this proxy statement/prospectus. Moreover, information concerning the subject matter of the representations, warranties and covenants set forth in the merger agreement may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Liberty Interactive or HSNi.

  Form of the Merger

        Pursuant to the merger agreement, at the effective time, Merger Sub will merge with and into HSNi, with HSNi continuing as the surviving corporation and becoming a wholly owned subsidiary of Liberty Interactive.

  Consideration to HSNi Stockholders in the Merger

        HSNi stockholders (other than Liberty Interactive and its wholly owned subsidiaries) will receive the exchange ratio of 1.650 shares of Liberty QVCA common stock for each share of HSNi common stock held as of the effective time, which represents approximately $40.36 in shares of Liberty QVCA common stock based on the closing price of shares of Liberty QVCA common stock on July 5, 2017, the last trading day before the public announcement of the execution of the merger agreement, and $40.95 in shares of Liberty QVCA common stock based on the closing price of Liberty QVCA common stock on November 24, 2017, the last practicable date prior to the filing of this proxy statement/prospectus. Each share of HSNi common stock held by Liberty Interactive or any of its wholly owned subsidiaries will be converted into one validly issued, fully paid and non-assessable share of common stock of the surviving corporation.

        No fractional shares of Liberty QVCA common stock will be issued in the merger. To the extent that the merger would result in any HSNi stockholder being issued a fractional share, such HSNi stockholder will instead receive a cash payment in an amount based on the aggregation and sale of all fractional shares by the exchange agent at prevailing market prices on behalf of such HSNi stockholders. Amounts payable in lieu of such fractional shares will be payable from the proceeds of the aggregation and sale of the fractional shares as soon as practicable following the effective time. No HSNi stockholder will be entitled to dividends, voting rights or any other rights with respect to any fractional shares.

        Certain rights pertaining to Liberty QVCA common stock to be received by the HSNi stockholders will be different from the rights pertaining to shares of HSNi common stock. A description of the rights pertaining to Liberty QVCA common stock is included under "Comparison of Stockholders' Rights."

        For more information, see "—The Merger Agreement—Exchange of Shares in the Merger."

  Treatment of HSNi Stock Options and Other Equity-Based Awards in the Merger

        At the effective time of the merger, upon the terms and subject to the conditions of the merger agreement, outstanding equity awards with respect to shares of HSNi common stock granted by HSNi to employees and non-employee directors will be adjusted as follows:

  •
  Stock Options.  At the effective time, each HSNi stock option that is outstanding as of immediately prior to the effective time, whether vested or unvested, will be converted into an option to purchase a number of shares of Liberty QVCA common stock (rounded down to the nearest number of whole shares) equal to the product of (i) the number of shares of HSNi common stock subject to such HSNi stock option immediately prior to the effective time of the merger and (ii) the exchange ratio, rounded down to the nearest whole share, at an exercise price per share determined by dividing the per-share exercise price of the HSNi stock option immediately prior to the effective time of the merger by the exchange ratio (rounding the resulting quotient up to the nearest whole cent). Any restrictions applicable to the exercise of the HSNi stock options will continue in full force and effect following such adjustment and the terms, exercisability, vesting schedules and other provisions will remain unchanged.

  •
  Stock Appreciation Rights.  At the effective time, each HSNi SAR that is outstanding as of immediately prior to the effective time, whether vested or unvested, will be converted into a stock appreciation right with respect to a number of shares of Liberty QVCA common stock equal to the product of (i) the number of shares of HSNi common stock subject to such HSNi SAR immediately prior to the effective time of the merger and (ii) the exchange ratio, rounded down to the nearest whole share, at an exercise price per share determined by dividing the exercise price of such HSNi SAR immediately prior to the effective time by the exchange ratio (rounding the resulting quotient up to the nearest whole cent). Any restrictions applicable to the exercise of the HSNi SARs will continue in full force and effect following such adjustment and the terms, exercisability, vesting schedules and other provisions will remain unchanged.

  •
  Restricted Stock Units.  At the effective time, each HSNi RSU that is outstanding as of immediately prior to the effective time of the merger, that is subject to time-based vesting, will be converted into an award of restricted stock units with respect to a number of shares of Liberty QVCA common stock equal to the product of (i) the number of shares of HSNi common stock subject to such HSNi RSU immediately prior to the effective time of the merger and (ii) the exchange ratio, rounded to the nearest whole share. Any vesting conditions and restrictions on the receipt of any HSNi RSUs will continue in full force and effect following such adjustment and the terms, vesting schedules and other provisions will remain unchanged.

  •
  Performance Share Units.  At the effective time, each HSNi PSU that is outstanding as of immediately prior to the effective time of the merger will be converted into an award of performance share units with respect to a target number of shares of Liberty QVCA common stock equal to the product of (i) the target number of shares of HSNi common stock subject to such HSNi PSU immediately prior to the effective time of the merger and (ii) the exchange ratio, rounded to the nearest whole share. Any vesting conditions and restrictions on the receipt of any HSNi PSUs will continue in full force and effect following such adjustment and the terms, vesting schedules and other provisions will remain unchanged.

        Each adjusted HSNi stock option, HSNi SAR, HSNi RSU and HSNi PSU will be subject to further adjustment to reflect any stock split, division, consolidation, reclassification, recapitalization or similar transaction with respect to shares of Liberty QVCA common stock. In addition, each adjusted HSNi stock option, HSNi SAR, HSNi RSU and HSNi PSU will be subject to the authority of the compensation committee of the Liberty Interactive board and Liberty Interactive's equity compensation administrative procedures.

  Closing: Effective Time of the Merger

        Unless the merger agreement shall have been terminated in accordance with its terms, and subject to certain other conditions set forth in the merger agreement, the closing of the merger will occur as promptly as practicable (but in no event later than the second business day) after all of the conditions to the merger have been satisfied or waived by the party entitled to the benefit of the same (other than the conditions which by their terms are required to be satisfied or waived at the closing of the merger, but subject to the satisfaction or waiver of such conditions) (the date on which the closing occurs, or at such other time and on a date as agreed to by the parties in writing, the closing date).

        The merger will become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later date and time as Liberty Interactive and HSNi may agree and as is set forth in such Certificate of Merger.

  Organizational Documents

        Pursuant to the merger agreement, at the effective time, the HSNi charter will be amended and restated in the merger until thereafter further amended and restated as provided therein and in accordance with the DGCL. In addition, at the effective time, the HSNi bylaws will be amended and restated in the merger until thereafter further amended and restated as provided therein and in accordance with surviving corporation's certificate of incorporation and the DGCL.

  Directors and Management Following the Merger

        Subject to applicable law, the directors of Merger Sub as of immediately prior to the effective time will be the directors of the surviving corporation from and after the effective time and will hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal. The officers of HSNi as of immediately prior to the effective time will be the officers of the surviving corporation from and after the effective time and will hold office until their respective successors are duly elected or appointed and qualified, or their earlier death, incapacitation, retirement, resignation or removal.

  Exchange of Shares in the Merger

        Liberty Interactive has selected its transfer agent, Computershare Trust Company, N.A., as the exchange agent for the purpose of exchanging shares (whether certificated or in non-certificated book-entry form) for the merger consideration and will enter into an exchange agent agreement with the exchange agent setting forth the duties, responsibilities and obligations of the exchange agent consistent with the terms of the merger agreement.

        Pursuant to the merger agreement, Liberty Interactive will make available to the exchange agent, at or prior to the effective time, a number of shares of Liberty QVCA common stock sufficient to pay the merger consideration. Promptly after the effective time, Liberty Interactive will, or will cause the exchange agent to, if a stockholder held certificates representing shares of HSNi common stock (other than shares held by Liberty Interactive or any of its wholly owned subsidiaries) immediately prior to the effective time, send such holder a letter of transmittal and instructions for exchanging each of their certificated shares of HSNi common stock for the merger consideration. Holders of shares of HSNi common stock in book-entry form (other than shares held by Liberty Interactive or any of its wholly owned subsidiaries) immediately prior to the effective time will have the exchange of such shares effected in accordance with Liberty Interactive's customary procedures with respect to securities represented by book entry.

        Upon surrender of certificates for cancellation along with the properly completed letter of transmittal, or compliance with customary procedures with respect to the exchange of shares in book-entry form, as the case may be, each holder of shares of HSNi common stock that have been converted into a right to receive the merger consideration will be entitled to receive (i) the number of shares of Liberty QVCA common stock in non-certificated book entry form that such holder has a right to receive pursuant to the merger agreement, (ii) a check in the amount equal to the cash payable in lieu of any fractional shares following the aggregation and sale thereof, and (iii) any dividends or distributions with respect to such shares of Liberty QVCA common stock with a record date following the effective time and a payment time on or prior to the date of the surrender of certificate or transfer of book-entry shares, as applicable. The surrendered certificates will be cancelled. No interest will be paid or accrued on any merger consideration or any unpaid dividends or other distributions.

        The above procedures are subject to the terms and conditions of the merger agreement, including those relating to the endorsement of certificates, procedures relating to lost, stolen or destroyed certificates and the termination of the exchange fund.

  Representations and Warranties of Liberty Interactive and HSNi

        The merger agreement contains a number of representations and warranties made by each of Liberty Interactive and Merger Sub, on the one hand, and HSNi, on the other hand, solely for the benefit of each other. These representations and warranties are subject in some cases to certain exceptions, qualifications and limitations, including, among other things, as to materiality and to material adverse effects. In addition, several of the representations and warranties made by Liberty Interactive and Merger Sub were made solely with respect to the QVC Group (and the subsidiaries and equity affiliates attributed thereto other than HSNi).

        Some of the representations and warranties made by Liberty Interactive and Merger Sub, on the one hand, and HSNi, on the other hand, relate to, among other things:

  •
  organization, standing, and power;

  •
  organizational documents;

  •
  capital structure;

  •
  subsidiaries;

  •
  authority with respect to the execution and delivery of, and performance of obligations under, the merger agreement, and to consummate the merger;

  •
  required third party consents and approvals relating to the merger;

  •
  required stockholder approvals;

  •
  the absence of conflicts with, or violations of, organization documents or, assuming that all consents, approvals and other authorizations have been obtained, of applicable law;

  •
  filings made with the SEC and financial statements;

  •
  internal controls and procedures over financial reporting in compliance with SEC rules;

  •
  absence of undisclosed liabilities;

  •
  absence of certain changes;

  •
  absence of certain litigation;

  •
  compliance with applicable laws;

  •
  tax matters;

  •
  existence and validity of certain material contracts;

  •
  employee matters;

  •
  payments of broker's, finder's, financial advisor's or other similar fees in connection with the merger; and

  •
  independent investigation and analysis by each party of the other party.

        The merger agreement also contains representations of HSNi relating to, among other things, real property, intellectual property, IT systems and data security, environmental matters, insurance, anti-takeover statutes, stockholder rights plans and the rights plan amendment and receipt of certain opinions with respect to the merger consideration to be received by the HSNi stockholders (other than Liberty Interactive or any of its wholly owned subsidiaries).

  Definition of "Material Adverse Effect"

        Certain of the representations and warranties made by each of Liberty Interactive and HSNi are qualified by a "material adverse effect" standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct has had, or would reasonably be expected to have, a material adverse effect on such party and its subsidiaries, taken as a whole).

        Under the terms of the merger agreement, a "material adverse effect" means a material adverse effect (i) on the business, properties, assets, liabilities, results of operations or financial condition of the applicable party and its subsidiaries, taken as a whole, or (ii) that prevents, impairs or delays the ability of the applicable party to perform its obligations under the merger agreement or to consummate the merger by the outside date (or would reasonably be expected to do so). However, none of the following changes or events will be deemed to constitute, or taken into account when determining the occurrence of, a material adverse effect with respect to either Liberty Interactive or HSNi:

  •
  general economic, political, regulatory, legal or tax conditions, including financial or credit markets, or changes therein (including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, price levels or trading volumes in the United States or foreign securities markets);

  •
  geopolitical conditions or changes therein (including any changes arising out of acts of terrorism or war, sabotage, cyber attacks, weather conditions or other force majeure events);

  •
  financial or security market fluctuations or conditions;

  •
  changes in, or events affecting, the industries in which the applicable party or any of its respective subsidiaries operate;

  •
  any effect arising out of a change or proposed change in GAAP or applicable law or any authoritative interpretation thereof;

  •
  (i) the execution of the merger agreement or the announcement, pendency or consummation of the transactions contemplated by the merger agreement, including the merger, (ii) any actions taken by a party that are required or expressly contemplated by the merger agreement, including any actions required under the merger agreement to obtain any approvals, consents, registrations, permits, authorizations or other confirmations under law, (iii) any actions taken by a party with the express written consent of the other party that are otherwise expressly prohibited by the merger, or (iv) any actions omitted to be taken by a party that are expressly prohibited by the merger agreement, if such party has requested the consent of the other party to take such action and such other party unreasonably withholds its consent thereto (provided that for certain limited purposes specified in the merger agreement, the foregoing may be taken into account in determining whether a material adverse effect has occurred); or

  •
  any changes in the price or trading volume of the capital stock of a party (provided that the events, occurrences, facts, conditions, changes, developments or effects giving rise to or contributing to such change may, to the extent not otherwise excluded from the definition of "material adverse effect," be taken into account).

        Notwithstanding the foregoing, any event, occurrence, fact, condition, change development or effect listed in the first five bullets above which disproportionately affects the applicable party and its respective subsidiaries relative to other participants in the industries in which such party and its subsidiaries operate will not be excluded from determining whether a material adverse effect has occurred with respect to such party, but only to the extent such event occurrence, fact, condition, change, development or effect so disproportionately affects such party and its subsidiaries.

        In addition, with respect to HSNi, when determining whether a material adverse effect has occurred, the following will not be taken into account in determining whether a material adverse effect has occurred:

  •
  any revocation or modification by the FCC of any low-power television broadcast or satellite earth station license of HSNi, except to the extent attributable to HSNi's failure to operate in compliance with the terms of HSNi's FCC licenses and the Communications Act;

  •
  any claim, suit, proceeding, action, arbitration, mediation or investigation by or before any governmental authority arising out of, resulting from or related to the transactions contemplated by the merger agreement; or

  •
  any failure by HSNi or any of its subsidiaries to meet published or unpublished revenue or earning budgets, forecasts or projections (provided that the events, occurrences, facts, conditions, changes, developments or effects giving rise to or contributing to such failure may be taken into account in determining whether a material adverse effect has occurred).

        In addition, with respect to Liberty Interactive, when determining whether a material adverse effect has occurred, any event or occurrence required or contemplated by, or necessary to consummate, the GCI transactions will not be taken into account in determining whether a material adverse effect has occurred.

        Furthermore, with respect to Liberty Interactive, when determining whether a material adverse effect has occurred, such determination will be made only with respect to the QVC Group, taken as a whole (and the subsidiaries and equity affiliates attributed thereto other than HSNi).

  Conduct of HSNi Pending the Merger

        Pursuant to the terms of the merger agreement, from the date of the merger agreement until the effective time, except (x) as expressly required or contemplated by the merger agreement or any contract in effect as of the date of the merger agreement, (y) as consented to in writing by Liberty Interactive, or (z) for certain specified exceptions, HSNi has agreed that it will, and will cause each of its subsidiaries to, (i) conduct its business in the ordinary course of business consistent with past practice, and (ii) use reasonable best efforts to preserve intact its business organization and goodwill and relationships with material customers, suppliers, licensors, licensees, distributors and other third parties.

        In addition, from the date of the merger agreement until the effective time, except (x) as expressly required or contemplated by the merger agreement or any contract in effect as of the date of the merger agreement, (y) as consented to in writing by Liberty Interactive (which consent may not be unreasonably withheld, delayed or conditioned except under certain circumstances set forth in the merger agreement), or (z) for certain specified exceptions, HSNi has agreed, and has agreed to cause each of its subsidiaries, subject to the terms of the merger agreement, including certain exceptions for actions taken in the ordinary course of business consistent with past practice:

  •
  not to amend or propose to amend its organization documents;

  •
  not to (i) authorize for issuance, deliver, sell or transfer or agree to commit to issue, deliver, sell or transfer any shares of any class of capital stock, equity interest or other securities and rights of HSNi or any of its subsidiaries, or any options, warrants, or other rights to acquire any of the foregoing, other than to HSNi or any wholly owned subsidiary of HSNi or the issuance of HSNi common stock issuable pursuant to company equity awards, (ii) amend or modify any term or provision of any of its outstanding equity securities, or (iii) accelerate or waive any restrictions pertaining to the vesting of any options or other equity awards, warrants or other rights to acquire any shares of capital stock of HSNi (provided that HSNi may grant equity securities to the extent required under the HSNi rights plan);

  •
  not to sell, pledge, dispose of, transfer, lease, license, or encumber, or authorize any such action, with respect to any property or assets (tangible or intangible) of HSNi or any of its subsidiaries, except (i) in the ordinary course of business consistent with past practice, (ii) with respect to any business or business line, on arms-length terms and in an amount not to exceed $10 million in the aggregate, or (iii) to HSNi or any of its wholly owned subsidiaries;

  •
  not to (i) acquire, or agree to acquire, directly or indirectly, by merger, consolidation or otherwise, or by purchasing a substantial equity interest in, or a substantial portion of, any properties or assets of any business organization or outside the ordinary course of business with a fair market value in excess of $10 million in the aggregate, or (ii) merge or consolidate with any other entity, or engage in any liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of HSNi or any of its subsidiaries;

  •
  not to, nor propose or commit to, declare, set aside, make or pay any dividend or make any other distribution with respect to any shares of its capital stock (whether payable in cash, stock, property, or any combination thereof) (except, among other things, for dividends or distributions by a wholly owned subsidiary of HSNi to another wholly owned subsidiary of HSNi, and that HSNi may continue to declare and pay regular quarterly cash dividends to HSNi stockholders in an amount not to exceed $0.35 per share of HSNi common stock per quarter);

  •
  not to reclassify, combine, split or subdivide any of its capital stock, or redeem, purchase or otherwise acquire shares of its capital stock or other equity interests or those of its subsidiaries (subject to certain exceptions including in connection with the exercise, settlement or vesting of certain equity awards);

  •
  not to enter into any voting agreement with respect to shares of its capital stock;

  •
  not to, nor agree to, (i) make any loans, advances or capital contributions to, or investments in, any other legal entity or individual (except for investments by HSNi or its wholly owned subsidiaries to or in any of its wholly owned subsidiaries or otherwise in the ordinary course of business), (ii) incur, assume or modify any indebtedness for borrowed money, or (iii) assume, guarantee, endorse or otherwise become liable or responsible for indebtedness for borrowed money (other than in the case of (ii) and (iii), (x) any indebtedness or guarantee thereof incurred in the ordinary course of business or (y) indebtedness incurred between HSNi and any of its wholly owned subsidiaries or between any wholly owned subsidiaries, or guarantees by HSNi of indebtedness of any of its wholly owned subsidiaries);

  •
  not to cancel, terminate, extend, renew or materially amend certain material contracts, or waive, release or assign any rights or obligations thereunder, or enter into certain categories of contracts;

  •
  except for, in certain cases, ordinary course actions with respect to employees having a title of Vice President or below, not to (i) take certain specified actions with respect to changes in employee benefits or compensation, including materially increasing the compensation or benefits of, or making any loans to, any company employee or non-employee director, or (ii) grant, provide, or increase any bonus, severance, change of control or retention payments or benefits to any of the foregoing (provided that HSNi may implement a cash retention pool for key employees (other than named executive officers), in an aggregate amount not to exceed $2 million, with amounts and recipients to be determined after consultation with Liberty Interactive and HSNi may promote a current employee to the position of interim Chief Executive Officer without adjustments to compensation or benefits (including any enhanced severance benefits or severance entitlement once the interim period as Chief Executive Officer ends) except as may be consented to by Liberty Interactive (which consent shall not be unreasonably withheld, delayed or conditioned)), or (iii) establish, or enter into any new collective bargaining or other compensation or benefit agreement, or (iv) amend or modify any existing benefit plans, or (v) renew or enter into any modification to any labor agreement or implement any material reduction in work force or conduct any mass lay-off;

  •
  not to change its method of accounting, except as required by changes in GAAP or Regulation S-X under the Exchange Act, or as may be required by applicable law;

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  not to (i) make, change or revoke any material tax election, (ii) file any amended tax return relating to a material amount of taxes, (iii) settle or compromise any material tax liability, (iv) surrender any right to claim a material tax refund, (v) consent to an extension or waiver of the limitation period applicable to any material tax claim or assessment, (vi) enter into any closing agreement relating to taxes, or (vii) make a material change in its method of tax accounting;

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  not to authorize or enter into any commitment for any capital expenditure with respect to tangible or real property other than capital expenditures made in the ordinary course of business consistent with past practice; provided that the aggregate amount of such expenditures does not exceed $10 million;

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  not to enter into any new line of business other than the lines of business in which HSNi and its subsidiaries were engaged as of the date of the merger agreement, or establish any joint venture or any new subsidiary;

  •
  not to fail to defend, or to pay, discharge, settle or compromise, any actions before any governmental authority, other than actions taken in the ordinary course of business consistent with past practice where the amounts to be paid are less than $5 million in the aggregate; and

  •
  not to (i)(A) cancel, waive, terminate, extend, renew or materially amend any material contract (as such term is defined in the merger agreement) of HSNi, (B) waive, release or assign any material rights or obligations under any material contract, or (C) enter into any contract which would have been a material contract if entered into prior to the date of the merger agreement, or (ii) acquire, or agree to acquire by merger, consolidation or otherwise, or by purchasing a substantial equity interest in, or a substantial portion of, any properties or assets of any entity, if, in the case of clause (i) or (ii), such action would reasonably be expected to prevent, materially delay or impede the closing of the merger.

  Conduct of Liberty Interactive Pending the Merger

        From the date of the merger agreement until the effective time, except (x) as expressly required or contemplated by the merger agreement, (y) for certain specified exceptions, or (z) as consented to in writing by HSNi (which consent may not be unreasonably withheld, delayed or conditioned), Liberty Interactive has agreed:

  •
  not to amend or propose to amend its organizational documents or the organizational documents of Merger Sub or any of the subsidiaries attributed to the QVC Group;

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  not to authorize or adopt, or publicly propose, a plan or agreement of complete or partial dissolution;

  •
  not to issue, or authorize for issuance, any shares of QVC Group common stock, except for issuances (i) to raise cash at then-prevailing market prices, or (ii) in connection with an acquisition of a substantial equity interest or portion of assets of another legal entity, or issue or grant any equity awards with respect to shares of QVC Group common stock except pursuant to Liberty Interactive's equity incentive plans in the ordinary course of business consistent with past practice or pursuant to employment contracts in effect as of the date of the merger agreement, or accelerate the vesting of any compensatory equity award with respect to shares of QVC Group common stock;

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  not to declare or pay any cash dividend or make any other cash distribution with respect to shares of QVC Group common stock;

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  not to reattribute any assets or liabilities from the Ventures Group to the QVC Group or vice versa, unless such reattribution (i) is made in accordance with the Liberty Interactive charter and relevant management policies, (ii) is not made with a purpose of causing, and is not reasonably expected to cause, a material detriment to the value of the QVC Group, taken as a whole, and (iii) would not prevent, impair or materially delay the ability of the parties to consummate the merger; and

  •
  not to amend, supplement, modify or waive any provision of, or consent to any action of any other person under, the GCI reorganization agreement, or any material written contract entered into in connection with the GCI reorganization agreement to which Liberty Interactive or any of its subsidiaries is a party, or waive, release or assign any rights, claims or benefits thereunder, except as (i) is not made with a purpose of causing, and is not reasonably expected to cause, a material detriment to the value of the QVC Group, taken as a whole, and (ii) would not reasonably be expected to prevent, impair or materially delay the ability of the parties to consummate the merger.

  Additional Covenants and Agreements

        The merger agreement also contains certain other covenants and agreements of the parties, including:

  •
  each party's agreement to cooperate with the other party to prepare and file this proxy statement/prospectus;

  •
  each party's agreement to afford the representatives of the other party access to such party's books and records during normal business hours and such other information and governmental filings as is reasonably requested;

  •
  each party's agreement to maintain the confidentiality of certain information provided to such party by the other party;

  •
  each party's agreement to use reasonable best efforts to take all actions necessary to consummate the merger in the most expeditious manner practicable, including obtaining all requisite regulatory approvals from any governmental authority (provided that neither party will be required to sell or otherwise transfer its respective assets or businesses in any manner that materially adversely affects the financial condition or operations of, or the ownership or control of the business of, such party);

  •
  each party's agreement to promptly notify the other party of any material communications from or with any governmental authority regarding the merger, to allow such other party to review and discuss such communications, and to consider in good faith the view of such other party with respect to such communications;

  •
  each party's agreement to take all reasonable action necessary to ensure that no state takeover statute is or becomes applicable to the merger agreement or the merger;

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  each party's agreement to consult with the other party in connection with public statements and announcements with respect to the merger;

  •
  each party's agreement to use reasonable best efforts to cause the merger to qualify for the Intended Tax Treatment;

  •
  each party's agreement to provide prompt notice to the other party regarding certain matters relating to the representations and warranties or other covenants or agreements set forth in the merger agreement as they relate to the conditions necessary to close the merger;

  •
  each party's agreement to provide prompt notice to the other party regarding any action, proceeding or litigation commenced following the execution of the merger agreement and to provide certain consultation rights with respect thereto;

  •
  each party's agreement to take all requisite steps to obtain certain exemptions for certain individuals under Rule 16b-3 promulgated under the Exchange Act in connection with the merger;

  •
  HSNi's agreement to not adopt any stockholder rights plan or similar plan prior to the termination of the merger agreement, or amend the HSNi rights plan other than pursuant to the rights plan amendment;

  •
  Liberty Interactive's agreement to (i) appoint one designee from the HSNi board, who will be chosen in Liberty Interactive's sole discretion (but who cannot be an HSNi director designated by Liberty Interactive pursuant to the Spinco Agreement), to the Liberty Interactive board at the effective time, and (ii) use its reasonable best efforts to cause such person to be elected to the Liberty Interactive board at the first annual meeting of stockholders of Liberty Interactive following the effective time; and

  •
  HSNi's agreement, if it has declared and set a record date for a dividend permitted by the merger agreement, to deposit funds necessary to pay such dividends with its payment agent prior to the effective time, and Liberty Interactive's agreement to cause the surviving corporation to pay such dividend following the closing of the merger on the scheduled payment date for such dividend.

  Liberty Interactive Voting Obligations

        Pursuant to the terms of the merger agreement, at every meeting of the HSNi stockholders, and at any adjournment or postponement thereof, and on every action or approval by written consent of the HSNi stockholders called with respect to any of the following, Liberty Interactive has agreed to be present (in person or by proxy) and vote (or cause to be voted), or, with respect to any written consent solicitation, deliver (or cause to be delivered), a written consent with respect to all of the shares of HSNi common stock beneficially owned or owned of record by Liberty Interactive or any of its subsidiaries or affiliates as of the applicable record date (the subject securities): (i) in favor of the adoption of the merger agreement and the approval of the transactions contemplated by the merger agreement, including the merger, and any related proposals in furtherance of the merger, (ii) in favor of any proposal to adjourn or postpone any such meeting to a later date if there are not sufficient votes to adopt the merger agreement and/or if there are not sufficient shares present in person or by proxy at such meeting to constitute a quorum, and (iii) in favor of any other matter necessary to consummate the transactions contemplated by the merger agreement.

        In addition, Liberty Interactive has agreed to revoke all previous proxies granted with respect to the subject securities. If Liberty Interactive fails to satisfy its obligations under the merger agreement, it will irrevocably grant to and appoint HSNi as Liberty Interactive's proxy and attorney-in-fact to (i) represent the subject securities, and (ii) vote, execute written consents and otherwise act with respect to the subject securities regarding certain matters until the effective time. Any such proxy granted will be irrevocable and coupled with an interest and revoke any proxy previously granted by Liberty Interactive with respect to the subject securities. Such proxy will be automatically revoked at the effective time.

        Liberty Interactive has also agreed that, prior to the approval of the merger agreement proposal by the HSNi stockholders, it will not, and will not permit any of its subsidiaries or affiliates to (i) transfer, assign, sell, pledge, encumber, hypothecate or otherwise dispose of (whether by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise) or consent to any of the foregoing, or cause to be transferred, any of the subject securities, (ii) grant any proxies or powers of attorney, or any other authorization or consent with respect to any or all of its subject securities in respect of any matter addressed by the merger agreement, (iii) deposit any of the subject securities into a voting trust or enter into a voting agreement or arrangement with respect to any of the subject securities or grant any proxy or power of attorney with respect thereto that is inconsistent with the merger agreement, (iv) enter into any contract with respect to the transfer of any subject securities, or (v) take any other action, that would restrict, limit or interfere with the performance of Liberty Interactive's obligations under the merger agreement. Any transfer of the subject securities that violates the merger agreement will be null and void.

        Notwithstanding the foregoing restrictions, Liberty Interactive will be able to enter into bona fide loan, borrowing or other transactions used to finance, or refinance, the acquisition or holding by Liberty Interactive of any of the subject securities that could not result in it ceasing to have the power to vote the subject securities and does not have the effect of hedging Liberty Interactive's exposure to change in the price of the subject securities (a financing transaction) in respect of the subject securities and any payment or settlement thereunder, the granting of any lien, pledge, security interest, or other encumbrance in or on such subject securities to any financial institution acting as a lender, secured party or other counterparty (a financing counterparty) in connection with any financing transaction, the rehypothecation of any subject securities by the financing counterparty in connection with a financing transaction, and any transfer to, by or at the request of such financing counterparty in connection with an exercise of remedies by the financing counterparty under a financing transaction.

        Liberty Interactive's obligations with respect to the subject securities will terminate upon any adverse recommendation change made by HSNi (as discussed below).

  No Solicitation

        Pursuant to the terms of the merger agreement, HSNi has agreed to, and to cause its subsidiaries and the directors, officers and employees and representatives of HSNi and its subsidiaries to, and to use commercially reasonable efforts to cause their respective advisors, agents and other representatives to, immediately cease and terminate any and all existing activities, discussions or negotiations with any third party with respect to any alternative transaction proposal. In addition, HSNi has further agreed not to, and to cause its subsidiaries and its and their respective directors, officers and employees not to, and to use commercially reasonable efforts to cause their respective advisors, agents and other representatives not to:

  •
  solicit, initiate or knowingly facilitate (including by furnishing information), induce or encourage any inquiries, offers or proposals that constitute or would reasonably be expected to lead to an alternative transaction proposal (as described below); or

  •
  enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish any information to any third party with respect to, or cooperate in any way that would reasonably be expected to lead to, an alternative transaction proposal.

        An alternative transaction proposal means any offer, inquiry, proposal or indication of interest, written or oral (other than from Liberty Interactive or an affiliate of Liberty Interactive) relating to any of the following transactions: (i) any merger, consolidation, share exchange, business combination, reorganization, liquidation or similar transaction involving HSNi which would result in any third party owning 10% or more of the aggregate outstanding voting securities of HSNi, (ii) any direct or indirect acquisition or purchase, by any third party or group of third parties, whether in a single transaction or a series of related transactions, including by means of the acquisition of capital stock of any subsidiary of HSNi, of assets or properties that constitute 10% or more of the fair market value of the assets and properties of HSNi and its subsidiaries, taken as a whole, (iii) any direct or indirect acquisition or purchase, whether in a single transaction or a series of related transactions, of 10% or more of the aggregate outstanding equity securities or voting power of HSNi, or (iv) any other transaction having a similar effect to those described in any of clauses (i), (ii) or (iii), in each case, other than the transactions contemplated by the merger agreement.

        HSNi has agreed to notify Liberty Interactive within 24 hours of the receipt of an alternative transaction proposal, including a written summary of the material terms and conditions thereof. In the event that HSNi receives, after the date of the merger agreement and prior to obtaining the necessary stockholder approval, a bona fide written alternative transaction proposal which (i) did not result from a breach by HSNi of its non-solicitation obligations, and (ii) the HSNi board determines in good faith (after consultation with its outside legal counsel and financial advisor) to be, or to be reasonably expected to lead to, a superior transaction proposal (as described below), and that the failure to take certain actions with respect to such alternative transaction proposal would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, HSNi may take the following actions:

  •
  engage in negotiations with, furnish any information with respect to HSNi and its subsidiaries to, and afford access to the business, properties, assets, books or records of HSNi and its subsidiaries to, the third party making such alternative transaction proposal (provided that (i) prior to furnishing any such information, HSNi enters into a confidentiality agreement containing terms and restrictions, including a standstill provision, that are customary for confidentiality agreements executed in similar circumstances, and (ii) HSNi furnishes Liberty Interactive with any material non-public information concerning HSNi that HSNi provides to such third parties (to the extent not previously made available to Liberty Interactive); and

  •
  engage in further discussions or negotiations with the third party with respect to such alternative transaction proposal.

        A superior transaction proposal means a bona fide written alternative transaction proposal which the HSNi board determines in good faith (after consultation with the Special Committee and its outside legal counsel and financial advisor), taking into account all legal, financial, tax, regulatory timing and other aspects, (i) is reasonably likely to be consummated, (ii) to the extent financing is required, such financing is then fully committed or reasonably capable of being obtained, (iii) is more favorable from a financial point of view to the HSNi stockholders (other than Liberty Interactive and its wholly owned subsidiaries) as compared to the merger, and (iv) is otherwise on other terms superior to those of the merger. However, under the terms of the merger agreement, no alternative transaction proposal can constitute a superior transaction proposal unless each reference to "10%" in the definition of "alternative transaction proposal" is replaced with a reference to "60%."

        Notwithstanding the above restrictions, HSNi and its representatives are permitted to seek to clarify the terms and conditions of any inquiry or proposal to determine whether it constitutes or would reasonably be expected to lead to a superior transaction proposal and are permitted to inform third parties making an alternative transaction proposal of the restrictions imposed by the "no shop" and "non-solicitation" provisions of the merger agreement.

  Board Recommendation and Adverse Recommendation Change

        Pursuant to the merger agreement, the HSNi board has agreed not to, directly or indirectly, (i) withdraw (or qualify, amend or modify in a manner adverse to Liberty Interactive) or publicly propose to withdraw (or qualify, amend or modify in a manner adverse to Liberty Interactive) its recommendation in favor of the merger, (ii) recommend, adopt or approve (or publicly propose to recommend, adopt or approve) any alternative transaction proposal, (iii) make a public recommendation in connection with a tender offer or exchange offer other than a recommendation against such offer or a "stop, look and listen" communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, (iv) fail to recommend against acceptance of such tender or exchange offer by the close of business on the 10th business day after the commencement of such tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act, or (v) other than with respect to a tender offer or exchange offer, fail to publicly reaffirm its approval or recommendation of the merger agreement within five business days after Liberty Interactive so requests if any alternative transaction proposal has been made publicly or sent to the HSNi stockholders (any of the foregoing actions being an adverse recommendation change). In addition, HSNi has agreed not to approve or recommend, or execute or enter into, any letter of intent, merger agreement, acquisition agreement or other agreement constituting or relating to an alternative transaction proposal or requiring it to abandon, terminate or otherwise fail to consummate the merger.

        Notwithstanding the foregoing, the HSNi board may make an adverse recommendation change in response to an intervening event (as described below) or a superior transaction proposal or, solely in response to a superior transaction proposal, terminate the merger agreement in order to enter concurrently into a definitive agreement with respect to a superior transaction proposal, if in either case the HSNi board determines in good faith after consultation with the Special Committee and its outside legal counsel and financial advisor, that the failure to take such action would be likely to be inconsistent with its fiduciary duties under applicable law, but only if:

  •
  HSNi has provided to Liberty Interactive four business days prior written notice expressly stating (i) that it has received a superior transaction proposal or that there has been an intervening event, (ii) in the case of a superior transaction proposal, the material terms and conditions of such superior transaction proposal and copies of the proposed transaction documents with respect thereto, and (iii) that it intends to make an adverse recommendation change, or in the case of a superior transaction proposal, terminate the merger agreement;

  •
  prior to making an adverse recommendation change or terminating the merger agreement, HSNi has negotiated in good faith with Liberty Interactive to amend the merger agreement, and considered in good faith any bona fide counteroffer by Liberty Interactive; and

  •
  following such good faith negotiations (to the extent requested by Liberty Interactive), HSNi again determines, after consultation with the Special Committee and its outside legal counsel and financial advisor, that the failure to make an adverse recommendation change or terminate the merger agreement would be likely to be inconsistent with its fiduciary duties under applicable law.

        In the event that any amendment is made to any material term of the superior transaction proposal, HSNi will provide a new notice to Liberty Interactive in accordance with the first bullet above and HSNi will again negotiate in good faith with Liberty Interactive (to the extent requested by Liberty Interactive), provided that such negotiation period for an amendment to a superior transaction proposal will be three business days.

        An intervening event means any event, fact, condition, change, occurrence, development or effect that was not known or reasonably foreseeable (or the material consequences of which (or the magnitude of which) were not known or reasonably foreseeable) to the HSNi board as of the date of the merger agreement, did not result from a breach by HSNi of the merger agreement and does not relate to or involve an alternative transaction proposal, excluding (i) any changes in the price or trading volume of capital stock of HSNi or Liberty QVCA common stock, and (ii) HSNi failing to meet or exceeding revenue or earnings projections.

  Indemnification and Insurance

        The merger agreement provides that, for six years after the effective time, Liberty Interactive will indemnify and hold harmless present and former directors, officers, employees or agents of HSNi or its subsidiaries, and any individuals serving in such capacity (the Indemnified Persons) from and against all liabilities, losses, damages, costs, expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges) in connection with any action based on or arising out of such persons having served in such capacity prior to the effective time, to the fullest extent permitted by Delaware law or any other law or provided under the HSNi charter and HSNi bylaws. If any such person is a party to any claim, action, suit, proceeding or investigation arising out of or relating to matters that would be indemnifiable, Liberty Interactive shall, and shall cause HSNi to, advance fees, costs and expenses (including attorneys' fees and disbursements) as incurred by such person in connection with and prior to the final disposition of such claim, action, suit, proceeding or investigation. For six years after the effective time, Liberty Interactive will cause HSNi to maintain in HSNi's organizational documents provisions regarding the elimination of liability of directors, indemnification of directors, officers, employees, fiduciaries and agents and advancement of fees, costs and expenses no less advantageous to such individuals as those set forth in HSNi's organization documents as of the date of the merger agreement.

        The merger agreement further provides that, for a period of six years after the effective time, Liberty Interactive will cause HSNi to obtain and fully pay the premium for the non-cancellable extension of the directors' and officers' liability coverage of HSNi's existing directors' and officers' insurance policies and HSNi's existing fiduciary liability insurance policies (D&O Insurance). If HSNi fails to obtain such insurance policies as of the effective time, HSNi shall continue to maintain in effect, for a period of at least six years from and after the effective time, the D&O Insurance in place with HSNi's current insurance carrier or with an insurance carrier with the same or better credit rating as HSNi's current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under HSNi's existing policies, or following the closing of the merger HSNi will purchase from HSNi's current insurance carrier or from an insurance carrier with the same or better credit rating as HSNi's current insurance carrier with respect to D&O Insurance comparable D&O Insurance for such six year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in HSNi's existing policies; provided that in no event shall Liberty Interactive or HSNi be required to expend for such policies an annual premium amount in excess of 300% of the premium amount per annum for HSNi's existing policies.

        The merger agreement further provides that Liberty Interactive will cause HSNi and its subsidiaries to honor and comply with their respective obligations under any indemnification agreement with any Indemnified Person and will not amend, repeal or otherwise modify any such agreement in any manner that would adversely affect any indemnification right of any Indemnified Person.

  Employee Benefits Matters

        For a period of one (1) year following the date of the effective time, Liberty Interactive shall provide each employee of HSNi and its subsidiaries (as long as he or she is employed immediately prior to the effective time) (i) an annual rate of salary, wages and/or commissions that is no less favorable than that provided to such employee as of immediately prior to the effective time, (ii) incentive compensation opportunities (including annual incentives, equity-based incentives and other performance-based compensation) and employee benefits (other than severance) that are substantially comparable in the aggregate to the incentive compensation opportunities and employee benefits (other than severance) provided to such employee during applicable periods prior to the effective time (provided that Liberty Interactive may provide cash incentives of substantially comparable value in lieu of equity-based incentives), and (iii) severance protections and benefits no less favorable than those provided to such employee as of immediately prior to the effective time.

        For a discussion of the provisions related to annual bonuses under the merger agreement, see above under "—Interests of Certain Persons of HSNi in the Merger—Annual Bonuses."

        With respect to health and welfare plans, Liberty Interactive shall (i) waive preexisting conditions and other limitations and waiting periods with respect to coverage of the employees of HSNi and its subsidiaries (as long as they are employed immediately prior to the effective time) and (ii) recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by the employees of HSNi and its subsidiaries (as long as they are employed immediately prior to the effective time) during the calendar year of the effective time for the purposes of satisfying such year's deductible and co-payment limitations. Additionally, Liberty Interactive shall provide each employee of HSNi and its subsidiaries (as long as such employee is employed immediately prior to the effective time) with full credit for purposes of eligibility, vesting, accruals and determination of level of benefits under any employee benefit or compensation plan or arrangement maintained by Liberty Interactive or any of its affiliates that such employee may be eligible to participate in after the effective time for such employee's service with HSNi or any of its subsidiaries, to the same extent that such service was credited for purposes of any comparable HSNi benefit plan immediately prior to the effective time; provided, however, that such credit will not be required if it would result in (A) duplication of benefits, (B) service credit for benefit accruals under a defined benefit pension plan, or (C) service credit under a newly established plan for which prior service is not taken into account for employees of Liberty Interactive generally.

        Nothing in the merger agreement limits Liberty Interactive's right to amend, terminate or otherwise modify any specific employee benefit plan that Liberty Interactive would otherwise have under the terms of such plan, or will give any individual a right to continued employment following the effective time.

  Conditions to the Completion of the Merger

        The respective obligations of Liberty Interactive and HSNi to effect the merger are subject to the satisfaction or waiver of the following conditions at or prior to the closing of the merger:

  •
  the approval by the HSNi stockholders of the merger agreement proposal;

  •
  the expiration or termination of any waiting periods applicable to the merger under the HSR Act;

  •
  the absence of any law, order or other legal restraint or prohibition entered, enacted, promulgated, enforced or issued by any governmental authority of competent jurisdiction rendering illegal, prohibiting or permanently enjoining the merger;

  •
  the effectiveness of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part, and the absence of any stop order or proceeding seeking a stop order initiated by the SEC; and

  •
  the approval of Nasdaq for the listing of the shares of Liberty QVCA common stock issuable to the HSNi stockholders in the merger.

        HSNi's obligations to effect the merger are also subject to the satisfaction or waiver of each of the following additional conditions:

  •
  the accuracy of the representations and warranties of Liberty Interactive set forth in the merger agreement, subject in certain cases to a "material adverse effect" standard;

  •
  Liberty Interactive's performance in all material respects with its covenants and agreements required by the merger agreement to be performed at or prior to the closing date; and

  •
  the absence of the occurrence of a "material adverse effect" with respect to Liberty Interactive (see "—Definition of Material Adverse Effect").

        Liberty Interactive's obligation to effect the merger is also subject to the satisfaction or waiver of each of the following additional conditions:

  •
  the accuracy of the representations and warranties of HSNi set forth in the merger agreement, subject in certain cases to a "material adverse effect" standard;

  •
  HSNi's performance in all material respects with its covenants and agreements required by the merger agreement to be performed at or prior to the closing date;

  •
  the continued effectiveness of, and absence of any modification to, the rights plan amendment;

  •
  the absence of the occurrence of a "material adverse effect" with respect to HSNi (see "—Definition of Material Adverse Effect"); and

  •
  the receipt of the requisite FCC Approvals.

  Listing of Liberty QVCA Common Stock in the Merger

        It is a condition to the completion of the merger that the Liberty QVCA common stock to be issued to the HSNi stockholders in the merger be authorized for listing on Nasdaq, subject to official notice of issuance.

  Termination of the Merger Agreement

        The merger agreement may be terminated prior to the effective time, whether before or after the required approval of the HSNi stockholders is obtained, in the following circumstances:

  •
  by the mutual written consent of each of Liberty Interactive, Merger Sub and HSNi;

  •
  by either Liberty Interactive or HSNi, if the merger is not consummated on or before the outside date, provided that either party may extend the outside date for a period of six months upon written notice to the other party if all of the conditions to the closing of the merger have been satisfied or are capable of being satisfied other than certain conditions relating to the receipt of regulatory approvals;

  •
  by either Liberty Interactive or HSNi, if there is a final, non-appealable order, injunction or other action by any governmental authority permanently restraining, enjoining or otherwise prohibiting the consummation of the merger; or

  •
  by either Liberty Interactive or HSNi, if the required approval of the HSNi stockholders is not obtained at the HSNi special meeting (or at any adjournment or postponement thereof).

        The merger agreement may also be terminated by Liberty Interactive:

  •
  if the HSNi board makes an adverse recommendation change, or HSNi materially breaches or fails to perform its non-solicitation obligations and such breach or failure to perform results in, or leads to, an alternative transaction proposal, in either case, if the required approval of the HSNi stockholders has not yet been obtained; or

  •
  if, provided that Liberty Interactive is not in material breach of any of its obligations, there is any continuing inaccuracy in the representations and warranties of HSNi, or HSNi is materially failing to perform any of its covenants or other agreements set forth in the merger agreement, in any case, that would result in the failure of a closing condition to be satisfied (subject to a cure period of 60 days).

        The merger agreement may also be terminated by HSNi:

  •
  in order for HSNi to enter concurrently into a definitive written agreement with respect to a superior transaction proposal if the required approval of the HSNi stockholders has not yet been obtained; or

  •
  provided that HSNi is not in material breach of any of its obligations, if there is any continuing inaccuracy in the representations and warranties of Liberty Interactive or Merger Sub, or Liberty Interactive or Merger Sub is materially failing to perform any of its covenants or other agreements set forth in the merger agreement, in any case, that would result in the failure of a closing condition to be satisfied (subject to a cure period of 60 days).

  Effect of Termination

        In the event that the merger agreement is terminated, it will become null and void and have no effect and the obligations of Liberty Interactive and HSNi thereunder will terminate, except for provisions relating to anti-takeover statutes, confidentiality obligations, indemnification, reimbursement of financing fees and payments, as well as specified general provisions, each of which will survive termination. If such termination results from (i) the intentional failure of any party to fulfill a condition to the performance of the obligations of the other party, or (ii) the willful material breach of the merger agreement by any party, such party will be fully liable for any and all damages that are the natural, probable and reasonably foreseeable result of the event giving rise thereto (which will not be limited to reimbursement of expenses or out-of-pocket costs, and may include the benefit of the bargain lost by such party's stockholders) incurred or suffered by the other party. Liberty Interactive and HSNi each agreed that the parties will be entitled to seek an injunction or injunctions to prevent breaches of the merger agreement and to seek specific enforcement of the terms and provisions of the merger agreement as described below. The termination of the merger agreement will not affect the terms of the confidentiality agreement between Liberty Interactive and HSNi, which will survive termination of the merger agreement.

  Termination Fees

        The merger agreement requires HSNi to pay Liberty Interactive a one-time termination fee of $40 million if (i) HSNi terminates the merger agreement prior to the receipt of the required HSNi stockholder approval to enter concurrently into a definitive agreement with respect to a superior transaction proposal, (ii) Liberty Interactive terminates the merger agreement prior to the receipt of the required HSNi stockholder approval as a result of (x) HSNi materially breaching or failing to perform its non-solicitation obligations and such breach or failure to perform leads to or results in an alternative transaction proposal, or (y) the HSNi board making an adverse recommendation change, or (iii)(A) an alternative transaction proposal is made to HSNi, (B) the merger agreement is thereafter terminated (1) by either party because the merger was not consummated on or before the outside date, (2) by either party following the failure of the HSNi stockholders to approve the merger agreement proposal at the HSNi special meeting or (3) by Liberty Interactive if HSNi commits a breach of any covenant that results in the failure of the related closing condition to be satisfied (subject to a cure period in certain circumstances), and (C) within fifteen (15) months of the date of such termination, HSNi enters into an agreement with respect to an alternative transaction, and such alternative transaction is subsequently consummated.

        The merger agreement requires Liberty Interactive to pay HSNi a one-time termination fee of $75 million if HSNi or Liberty Interactive terminates the merger agreement (i) in the event that the merger has not been consummated by the outside date (as it may be extended) as a result of the required regulatory approvals having not been obtained, or (ii) if any governmental authority issues or grants an order or takes any other action permanently restraining, enjoining or otherwise prohibiting the merger and such order or action is final and non-appealable.

  Specific Performance

        The merger agreement provides that the parties are entitled to seek an injunction or injunctions to prevent breaches of the merger agreement and to seek to enforce specifically its terms and provisions in the Court of Chancery of the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

        However, in no event will HSNi or the HSNi stockholders be permitted or entitled to seek a grant of specific performance or other equitable relief to consummate the merger unless (i) all of the conditions to the obligations of both parties and the conditions to the obligations of HSNi are satisfied (or capable of being satisfied at the closing and those conditions that Liberty Interactive's or Merger Sub's breach of the merger agreement has caused not to be satisfied) or waived, and (ii) HSNi has confirmed in writing that it is ready, willing and able to consummate the merger.

The Rights Plan Amendment

        In connection with the merger agreement, on July 5, 2017, HSNi and Computershare Trust Company, N.A., as successor-in-interest to The Bank of New York Mellon, a New York banking corporation, entered into the rights plan amendment with respect to the HSNi rights plan.

        Pursuant to the rights plan amendment, neither the approval, execution, delivery or performance of the merger agreement or the other contracts or instruments related thereto, nor the announcement or the consummation of the merger, will (i) cause the HSNi rights to acquire shares of HSNi common stock to become exercisable, (ii) cause Liberty Interactive, Merger Sub or any of their affiliates or associates to become an Acquiring Person (as defined in the HSNi rights plan) or (iii) give rise to a Stock Acquisition Date (as defined in the HSNi rights plan), Distribution Date (as defined in the HSNi rights plan) or Triggering Event (as defined in the HSNi rights plan). The rights plan amendment also provides that the HSNi rights will expire in their entirety, and the HSNi rights plan will terminate, immediately prior to the effective time (but only if the effective time occurs) without any consideration payable therefor or in respect thereof.

Plans for HSNi After the Merger

        Following the consummation of the merger, it is anticipated that HSNi will continue to conduct its operations and business substantially as they are currently being conducted, except that HSNi will be a wholly owned subsidiary of Liberty Interactive and integrated into the QVC Group. In accordance with the merger agreement, the HSNi common stock will be delisted from Nasdaq and deregistered under the Exchange Act. The deregistration of the HSNi common stock under the Exchange Act would suspend HSNi's obligation to file reports under Section 15(d) of the Exchange Act.

        As of the date of this proxy statement/prospectus, other than the merger, Liberty Interactive has no current plans or proposals or negotiations which would relate to or result in an extraordinary transaction involving HSNi's business or management, such as a merger, reorganization, liquidation, relocation of any operations, or sale or transfer of a material amount of assets, or the incurrence of any indebtedness. Following the merger, Liberty Interactive will continuously evaluate and review HSNi's business and operations and may propose or develop new plans and proposals which it considers to be in the best interests of Liberty Interactive and its stockholders, including engaging in acquisitions of new businesses or assets, dispositions of existing businesses or assets, the movement of businesses or assets within the Liberty Interactive corporate structure, the alteration of the mix of assets held by HSNi, or any of the types of extraordinary transactions described above.

Litigation Relating to the Merger

        On September 7, 2017, a putative class action complaint was filed by a purported HSNi stockholder in the United States District Court for the District of Delaware: McClure v. HSN, Inc., et al., Case No. 1:17-cv-01279. The complaint names as defendants HSNi and members of the HSNi board. The complaint asserts claims under Sections 14(a) and 20(a) of the Exchange Act and rules and regulations promulgated thereunder, and alleges that HSNi and the members of the HSNi board caused a registration statement that allegedly omitted material information to be filed in connection with the merger, which allegedly rendered the registration statement false and misleading. The complaint further alleges that the members of the HSNi board acted as controlling persons of HSNi and had knowledge of the allegedly false statements contained in the registration statement or were negligent in not knowing that material information was allegedly omitted from the registration statement. Among other relief, the complaint seeks a declaration certifying a class, an injunction to prevent the merger from proceeding unless and until HSNi discloses the material information allegedly omitted from the registration statement, unspecified damages, and unspecified costs, expenses and attorneys' fees. On November 13, 2017, the court entered a stipulated order providing that Defendants are not yet required to respond to the filed complaint. Instead, Plaintiffs are required to file a consolidated amended complaint 45 days after the court enters an order appointing lead plaintiff and lead counsel. Defendants' deadline to respond to the consolidated amended complaint is 45 days after the appointed lead plaintiff files the consolidated amended complaint. Defendants believe the claims are without merit and intend to defend vigorously against all claims asserted.

        On September 28, 2017, a putative class action complaint was filed by a purported HSNi stockholder in the United States District Court for the Middle District of Florida: Palkon v. HSN, Inc., et al., Case No. 8:17-cv-2271. The complaint names as defendants HSNi, members of the HSNi board, Liberty Interactive, and Merger Sub. The complaint asserts claims under Sections 14(a) and 20(a) of the Exchange Act and rules and regulations promulgated thereunder, and alleges that HSNi and the members of the HSNi board caused a registration statement that omitted material information to be filed in connection with the merger, which allegedly rendered the registration statement false and misleading. The complaint further alleges that the members of the HSNi board, Liberty Interactive, and Merger Sub acted as controlling persons of HSNi, were involved in the making and composition of the registration statement, and had knowledge of the allegedly false statements contained in the registration statement. The complaint seeks, among other relief, an injunction to prevent the merger from proceeding, rescission of the merger, an order directing HSNi to disseminate a registration statement that does not contain any untrue statements of material fact, a judgment declaring a violation of Sections 14(a) and/or 20(a) of the Exchange Act, as well as Rule 14a-9 promulgated thereunder, unspecified damages, and unspecified costs, expenses, and attorneys' fees. The deadline for certain members of the HSNi board to respond to the complaint is December 8, 2017. Defendants believe the claims are without merit and intend to defend vigorously against all claims asserted.

Security Ownership of Certain Beneficial Owners

Security Ownership of Certain HSNi Beneficial Owners and Management/Directors

        To HSNi's knowledge, the following tables set forth information as of the close of business on November 24, 2017 or such other specified date, with respect to the beneficial ownership of HSNi common stock by (i) each person who, to HSNi's knowledge, is the beneficial owner of more than 5% of the outstanding shares of HSNi common stock, (ii) each director and named executive officer, and (iii) all of its executive officers and directors as a group. The percentages below are based on 52,455,457 shares of HSNi common stock outstanding on November 24, 2017. In each case, except as otherwise indicated in the footnotes to the tables, the shares of HSNi common stock are owned directly by the named owners, with sole voting and dispositive power. Under the SEC rules, "beneficial ownership" for purposes of these tables take into account shares as to which the individual or entity has or shares voting and/or investment power as well as shares of HSNi common stock that may be acquired within 60 days of November 24, 2017 or such other specified date (such as by exercising vested stock options or RSUs subject to vesting within 60 days).

Security Ownership of HSNi Officers and Directors

        Unless otherwise indicated, the address for each officer and director is: c/o HSN, Inc., 1 HSN Drive, St. Petersburg, Florida 33729.

Name of Beneficial Owner	Total Shares Beneficially Owned	Percent of Class
Courtnee Chun(1)	—	*
William Costello(1)(2)(3)	35,881	*
Fiona Dias(1)	—	*
James M. Follo(1)	23,053	*
Stephanie Kugelman(1)	58	*
Arthur C. Martinez(1)	27,426	*
Thomas J. McInerney(1)(2)	53,669	*
Matthew E. Rubel(1)	—	*
Ann Sarnoff(1)	—	*
Mindy Grossman(4)	163,726	*
Judy A. Schmeling(5)	51,681	*
Rod R. Little(6)	—	*
William C. Brand(7)	46,746	*
Gregory J. Henchel(8)	21,881	*
Maria D. Martinez(9)	5,014	*
All executive officers and directors as a group (15 persons)(10)	429,135	*

*
The percentage of shares of HSNi common stock beneficially owned does not exceed 1%.

(1)
Does not include Deferred Stock Units (HSNi DSUs) credited to non-employee directors. As of November 24, 2017, the following directors had the indicated number of HSNi DSUs credited to their account: Ms. Chun—12,073, Mr. Costello—19,675, Ms. Dias—5,435, Mr. Follo—19,675, Ms. Kugelman—19,675, Mr. Martinez—47,484, Mr. McInerney—17,946, Mr. Rubel—12,050 and Ms. Sarnoff—14,423. HSNi DSUs will be paid out in an equivalent number of shares of HSNi common stock after their service on the HSNi board is complete.

(2)
Messrs. McInerney and Costello maintain margin securities accounts at brokerage firms, and the positions held in such margin accounts, which may from time-to-time include shares of HSNi common stock, are pledged as collateral security for the repayment of debit balances, if any, in the accounts. At November 24, 2017, Messrs. McInerney and Costello held 51,839 and 12,904 shares of common stock in such accounts, respectively.

(3)
Does not include units credited to non-employee director's accounts under the Amended and Restated Deferred Compensation Plan for Non-Employee Directors. As of November 24, 2017, Mr. Costello had 22,060 units credited to his account under the plan. At the end of the deferral period, the units will be paid out in an equivalent number of shares of HSNi common stock.

(4)
Ms. Grossman resigned her position at HSNi effective May 24, 2017. Includes, as of May 24, 2017, 163,726 shares held directly of which 25,000 shares Ms. Grossman has pledged as collateral to secure a loan.

(5)
Does not include 136,829 shares represented by an equal number of HSNi SARs which are currently exercisable or exercisable on or before January 9, 2018. Includes 51,681 shares held directly.

(6)
Mr. Little joined HSNi in January of 2017.

(7)
Does not include 154,497 shares represented by an equal number of HSNi SARs which are currently exercisable or exercisable on or before January 9, 2018. Includes (i) 12,035 shares represented by HSNi stock options which are currently exercisable or exercisable on or before January 9, 2018 and (ii) 34,711 shares of HSNi common stock held directly.

(8)
Does not include 61,549 shares represented by an equal number of HSNi SARs which are currently exercisable or exercisable on or before January 9, 2018. Includes 21,881 shares held directly.

(9)
Does not include 22,387 shares represented by an equal number of HSNi SARs which are currently exercisable or exercisable on or before January 9, 2018. Includes 5,014 shares held directly.

(10)
Includes 12,035 shares represented by HSNi stock options which are currently exercisable. Does not include (i) 375,262 shares represented by an equal number of HSNi SARs which are currently exercisable or exercisable on or before January 9, 2018, (ii)168,436 HSNi DSUs, and (iii) 22,060 units credited to accounts under the Amended and Restated Deferred Compensation Plan for Non-Employee Directors.

Security Ownership of Other HSNi Beneficial Owners

Name and Address of Beneficial Owner	Total Shares Beneficially Owned	Percent of Class
5% Beneficial Owners:
Liberty Interactive Corp.(1)	20,016,167	38.2
12300 Liberty Boulevard Englewood, CO 80112
Blackrock, Inc.(2)	3,086,792	5.9
55 East 52nd Street New York, NY 10055

(1)
Reflects shares beneficially owned by Liberty Interactive Corp. as of July 5, 2017 based on Schedule 13D/A filed with the SEC on July 12, 2017 which indicates that Liberty Interactive, whose principal business is owning a broad range of electronic retailing, media, communications and entertainment businesses and investments, has sole voting and dispositive power with respect to such shares.

(2)
Reflects shares beneficially owned by Blackrock, Inc. as of December 30, 2016 based on Schedule 13G/A filed with the SEC on January 24, 2017. According to its Schedule 13G/A, BlackRock, Inc. reported having sole voting power over 3,016,229 shares and sole dispositive power over 3,086,792 shares.

Transactions in HSNi Common Stock During the Past 60 Days

        Neither HSNi nor any executive officer, director, affiliate or subsidiary of HSNi has engaged in any transaction in HSNi common stock during the sixty (60) days ended November 24, 2017, except for the transactions described below by directors and executive officers of HSNi.

Transactions by Directors and Officers (sixty-day period ended November 24, 2017)	Date of Transaction	Number of Shares		Price
William Costello	9/30/2017	512	(1)	$0.00
Gregory J. Henchel	10/31/2017	205	(2)	$27.46

(1)
Grant of Share Units under HSNi's Amended and Restated Deferred Compensation Plan for Non-Employee Directors.

(2)
Shares acquired under the HSN, Inc. Employee Stock Purchase Plan.

Security Ownership of Liberty Interactive, Merger Sub and Certain Persons

Security Ownership of HSNi Common Stock by Liberty Interactive, Merger Sub and Certain Persons

        Except as set forth in the table under the heading "—Security Ownership of Certain HSNi Beneficial Owners and Management/Directors—Security Ownership of Other HSNi Beneficial Owners" and the table below, none of Liberty Interactive, Merger Sub or any director, executive officer, or controlling person of Liberty Interactive or Merger Sub beneficially owned any HSNi common stock as of November 24, 2017.

Name and Address of Beneficial Owner	Total Shares Beneficially Owned		Percent of Class
Richard N. Barton	80	(1)	*

*
The percentage of shares of HSNi common stock beneficially owned does not exceed 1%.

(1)
Includes 30 shares of HSNi common stock held by the Barton Descendants' Trust 12/30/2004 over which Mr. Barton has investment power but not voting power.

Transactions in HSNi Common Stock During the Past 60 Days

        Neither Liberty Interactive nor Merger Sub nor any of their respective directors, executive officers or controlling persons, associates or majority-owned subsidiaries has entered into any transactions with respect to HSNi common stock during the past sixty (60) days.

Transactions in HSNi Common Stock During the Past Two Years

        Neither Liberty Interactive nor Merger Sub nor any of their affiliates has purchased HSNi common stock during the past two (2) years.

Net Book Value and Net Earnings

        Following consummation of the merger, Liberty Interactive will own 100% of the interest in HSNi's net book value and net earnings. The table below sets forth the direct and indirect interests in HSNi's net book value and net earnings of Liberty Interactive and Merger Sub immediately before the merger and immediately after the merger based on the net book value at September 30, 2017 and

December 31, 2016 and net income attributable to stockholders for the fiscal year ended 2016 and net income for the nine months ended September 30, 2017.

	Prior to the Merger					After the Merger
	% Interest(1)	Net book value at September 30, 2017	Net book value at December 31, 2016	Net income for the nine months ended September 30, 2017	Net income attributable to stockholders for the year ended December 31, 2016	% Interest(1)	Net book value at September 30, 2017	Net book value at December 31, 2016	Net income for the nine months ended September 30, 2017	Net income attributable to stockholders for the year ended December 31, 2016
Liberty Interactive(2)	38.2%	$82.9	$74.7	$26.8	$45.3	100.0%	$217.0	$195.5	$70.2	$118.7
Merger Sub(3)	0.0%	$—	$—	$—	$—	N/A	N/A	N/A	N/A	N/A

(1)
Percentage interest expresses percentage interest in net book value and net earnings.

(2)
Reflects shares of HSNi common stock beneficially owned by Liberty Interactive.

(3)
Merger Sub's corporate existence will cease as a result of the merger.

Certain Relationships and Related Party Transactions

Relationship Between HSNi and Liberty Interactive

        On May 13, 2008, in connection with the settlement of litigation relating to the spin-offs by IAC to its stockholders of HSNi, ILG, Ticketmaster and LendingTree (the IAC spin-off), Liberty Interactive (then known as Liberty Media Corporation) and certain of its affiliates entered into a spinco agreement with IAC and, for limited purposes, Barry Diller, governing Liberty Interactive's rights with respect to each of the entities to be distributed in connection with the IAC spin-off. On August 20, 2008, Liberty Interactive and Liberty USA Holdings, LLC, a wholly owned subsidiary of Liberty Interactive that held all of the shares of IAC common stock and IAC Class B common stock beneficially owned by Liberty Interactive, entered into the Spinco Assignment and Assumption Agreement (the Spinco Assignment Agreement) with IAC and HSNi, pursuant to which IAC assigned and HSNi assumed from IAC all of IAC's rights and obligations under such spinco agreement that provide for certain post-IAC spin-off arrangements relating to HSNi. Such spinco agreement, as assigned to HSNi pursuant to the Spinco Assignment Agreement, is referred to as the Spinco Agreement.

        In addition, on August 20, 2008, as required by the Spinco Agreement, Liberty Interactive and HSNi entered into a registration rights agreement (the registration rights agreement).

  Spinco Agreement

  Representation of Liberty Interactive on the HSNi Board

        The Spinco Agreement provides that so long as Liberty Interactive beneficially owns securities of HSNi representing at least 20% of the total voting power of HSNi's equity securities, Liberty Interactive has the right to nominate 20% of the directors serving on the HSNi board (rounded up to the nearest whole number). Any director nominated by Liberty Interactive must be reasonably acceptable to a majority of the directors on the HSNi board who were not nominated by Liberty Interactive. Pursuant to the Spinco Agreement, HSNi will cause each director that Liberty Interactive nominates to be included in the slate of nominees recommended by the HSNi board to the HSNi stockholders for election as directors at each annual meeting of HSNi stockholders and HSNi will use commercially reasonable efforts to cause the election of each such Liberty Interactive designee, including soliciting proxies in favor of the election of such designees. Liberty Interactive has the right to designate a replacement director to the HSNi board in order to fill any vacancy of a director previously designated by Liberty Interactive. Currently, two designees of Liberty Interactive serve on the nine-person HSNi board.

        Pursuant to the Spinco Agreement, all but one of Liberty Interactive's nominees serving on the HSNi board must qualify as "independent" under applicable stock exchange rules. In addition, pursuant to the Spinco Agreement, the Nominating and/or Governance Committee of the HSNi board may include only directors who are Qualified Directors, which is defined in the Spinco Agreement as any member of the HSNi board other than any director who (i) was nominated by Liberty Interactive, (ii) is an officer or employee of HSNi or (iii) with respect to any person becoming a director following the IAC spin-off, was not nominated by the Nominating and/or Governance Committee in their initial election to the HSNi board and for whose election Liberty Interactive voted shares.

  Acquisition Restrictions

        Pursuant to the Spinco Agreement, Liberty Interactive may not acquire (except acquisitions made pursuant to rights offerings or similar offerings generally available to holders of equity securities of HSNi) beneficial ownership of any equity securities of HSNi unless:

  •
  after giving effect to such acquisition, Liberty Interactive's voting power of HSNi would not exceed the Applicable Percentage (as defined below);

  •
  the acquisition was approved in advance by a majority of the Qualified Directors; or

  •
  the acquisition is permitted under the provisions described in "—Competing Offers" below.

        The Applicable Percentage initially was Liberty Interactive's voting power in HSNi upon the IAC spin-off, plus 5%, but in no event more than 35%. Following the IAC spin-off, the Applicable Percentage would be reduced for specified transfers of equity securities of HSNi by Liberty Interactive. The Applicable Percentage is currently 35%.

  Transfer Restrictions

        Pursuant to the Spinco Agreement, unless a majority of the Qualified Directors consent, Liberty Interactive cannot transfer any equity securities of HSNi to any person except for the following permitted transfers:

  •
  transfers to HSNi or a subsidiary of HSNi;

  •
  transfers under Rule 144 under the Securities Act (or, if Rule 144 is not applicable, in "broker transactions");

  •
  transfers to Liberty Interactive or any of its affiliates that agrees in writing to be bound by the terms of the Spinco Agreement;

  •
  transfers pursuant to a third party tender or exchange offer for equity securities of HSNi or in connection with any merger or other business combination involving HSNi, which merger or business combination has been approved by HSNi;

  •
  transfers made in a public offering designed to result in a wide distribution; provided that no such transfer is made, to the knowledge of Liberty Interactive, to any person whose ownership percentage (based on voting power) of HSNi's equity securities, after giving effect to the transfer, would exceed 15%;

  •
  a transfer of all of the equity securities of HSNi beneficially owned by Liberty Interactive and its affiliates in a single transaction if the transferee's voting power of HSNi, after giving effect to the transfer, would not exceed the Applicable Percentage and the transferee assumes all of the rights and obligations (subject to limited exceptions) of Liberty Interactive under the Spinco Agreement;

  •
  indirect transfers of HSNi securities resulting from changes in the beneficial ownership of Liberty Interactive or any of its affiliates that hold equity securities of HSNi;

  •
  a transfer of HSNi securities resulting from certain spin-off or split-off transactions to stockholders of Liberty Interactive, so long as the entity beneficially owning such securities as a result of such spin-off or split-off enters into an agreement assuming all of Liberty Interactive's rights and obligations under the Spinco Agreement effective upon such spin-off or split-off; and

  •
  specified transfers relating to certain hedging transactions or stock lending transactions in respect of the HSNi securities beneficially owned by Liberty Interactive, subject to specified restrictions.

  Competing Offers

        For so long as Liberty Interactive has the right to nominate directors to the HSNi board, if the HSNi board determines to pursue certain types of transactions on a negotiated basis (either through an "auction" or with a bidder), Liberty Interactive has certain rights to compete with the bidder or bidders, including the right to receive certain notices and information, subject to specified conditions and limitations. In connection with any such transaction that HSNi is negotiating with a single bidder, the HSNi board must consider any offer for a transaction made in good faith by Liberty Interactive but is not obligated to accept any such offer or to enter into negotiations with Liberty Interactive.

        If a third party (x) commences a tender or exchange offer for at least 35% of the capital stock of HSNi other than pursuant to an agreement with HSNi or (y) publicly discloses that its voting power exceeds 20% and the HSNi board fails to take certain actions to block such third party from acquiring voting power of HSNi exceeding the Applicable Percentage, then Liberty Interactive will be relieved of its obligations described under "—Acquisition Restrictions" above to the extent reasonably necessary to permit Liberty Interactive to commence and consummate a competing offer. If Liberty Interactive's voting power as a result of the consummation of a competing offer in response to a tender or exchange offer described in (x) above exceeds 50%, any consent or approval requirements of the Qualified Directors in the Spinco Agreement will be terminated, and, following the date that Liberty Interactive's voting power exceeds 50%, the obligations described under "—Acquisition Restrictions" above will be terminated.

        The foregoing summary description of the Spinco Agreement does not purport to be complete and is qualified in its entirety by reference to the Spinco Agreement, which HSNi has filed as Exhibit 10.6 to the Current Report on Form 8-K on August 25, 2008.

  Registration Rights Agreement

        On August 20, 2008, Liberty Interactive and HSNi entered into the registration rights agreement. Pursuant to the registration rights agreement, Liberty Interactive and its permitted transferees (the Holders) are entitled to three demand registration rights (and unlimited piggyback registration rights) in respect of the shares of HSNi common stock received by Liberty Interactive in the IAC spin-off and other shares of HSNi common stock acquired by Liberty Interactive consistent with the Spinco Agreement (collectively, the Registrable Shares). The Holders are permitted to exercise their registration rights in connection with certain hedging transactions that they may enter into in respect of the Registrable Shares. HSNi is obligated to indemnify the Holders, and each selling Holder is obligated to indemnify HSNi, against specified liabilities in connection with misstatements or omissions in any registration statement.

        The foregoing summary description of the registration rights agreement does not purport to be complete and is qualified in its entirety by reference to the registration rights agreement, which HSNi has filed as Exhibit 10.5 to the Current Report on Form 8-K on August 25, 2008.

Material U.S. Federal Income Tax Consequences

        The following discussion is a summary of the material U.S. federal income tax consequences of the merger to U.S. Holders (as defined below) of HSNi common stock who exchange their shares of HSNi common stock for shares of Liberty QVCA common stock in the merger.

        This discussion is based on the Code, applicable U.S. Treasury regulations promulgated thereunder, judicial authority, and administrative rulings and practice, all as in effect as of the date of this proxy statement/prospectus, all of which may change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion.

        For purposes of this discussion, the term "U.S. Holder" means a beneficial owner of HSNi common stock that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds HSNi common stock, the tax treatment of a partner in such entity generally will depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding HSNi common stock, please consult your tax advisor regarding the tax consequences of the merger.

        This discussion only addresses those U.S. Holders that hold their shares of HSNi common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this summary does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances or that may be applicable to U.S. Holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, dealers or brokers in securities, traders in securities that elect mark-to-market treatment, insurance companies, mutual funds, tax-exempt organizations, partnerships or other flow-through entities and their partners or members, U.S. expatriates, HSNi stockholders who are not U.S. Holders, HSNi stockholders whose functional currency is not the U.S. dollar, HSNi stockholders who hold their HSNi common stock as part of a hedge, appreciated financial position, straddle, constructive sale, wash sale, or conversion or integrated transaction, HSNi stockholders that beneficially own five percent or more of HSNi common stock, and HSNi stockholders who acquired their HSNi common stock through the exercise of employee stock options or other compensation arrangements). Moreover, this discussion does not address any alternative minimum tax, any "Medicare" tax on certain net investment income, or any state, local, foreign or other federal tax consequences of the merger.

        ALL HOLDERS OF HSNi COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE EFFECTS OF ANY U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

U.S. Federal Income Tax Consequences of the Merger

        It is intended that, for U.S. federal income tax purposes, the merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. However, the completion of the merger is not conditioned on the merger qualifying for the Intended Tax Treatment or upon the receipt of an opinion of counsel to that effect. In addition, neither Liberty Interactive nor HSNi intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the merger. Accordingly, no assurance can be given that the merger will qualify for the Intended Tax Treatment. Further, even if Liberty Interactive and HSNi conclude that the merger qualifies for the Intended Tax Treatment, no assurance can be given that the IRS will not challenge that conclusion or that a court would not sustain such a challenge.

        If, at the effective time of the merger, any requirement for the merger to qualify for the Intended Tax Treatment is not satisfied, then a U.S. Holder generally would recognize gain or loss in an amount equal to the difference between (i) the sum of the fair market value of the shares of Liberty QVCA common stock received in the merger and the amount of any cash received in lieu of a fractional share of Liberty QVCA common stock pursuant to the merger and (ii) such holder's basis in the shares of HSNi common stock surrendered. Gain or loss must be calculated separately for each block of HSNi common stock exchanged by such U.S. Holder if such blocks were acquired at different times or for different prices. Any gain or loss recognized generally would be capital gain or loss, and long-term capital gain or loss if the U.S. Holder's holding period in a particular block of HSNi common stock exceeds one year as of the closing date of the merger. Long-term capital gains recognized by a non-corporate U.S. Holder currently are eligible for preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. A U.S. Holder's holding period in shares of Liberty QVCA common stock received in the merger would begin on the day following the merger.

        The remainder of this discussion under "—Material U.S. Federal Income Tax Consequences" assumes that the merger will qualify for the Intended Tax Treatment.

        Assuming the merger so qualifies, a U.S. Holder will not recognize any gain or loss upon the receipt of shares of Liberty QVCA common stock in the merger, except with respect to cash received in lieu of a fractional share of Liberty QVCA common stock. The U.S. Holder's aggregate tax basis in the Liberty QVCA common stock received in the merger (including any fractional share deemed received and sold as described below) will be equal to the aggregate tax basis of the shares of HSNi common stock surrendered, and the U.S. Holder's holding period for shares of Liberty QVCA common stock received in the merger (including any fractional share deemed received and sold as described below) will include such holder's holding period for its shares of HSNi common stock surrendered therefor.

        If a U.S. Holder has acquired different blocks of HSNi common stock at different times or at different prices, then such holder's tax basis and holding period in shares of Liberty QVCA common stock received in the merger may be determined with reference to each block of HSNi common stock. Any such holders should consult their tax advisors with respect to identifying the bases or holding periods of the shares of Liberty QVCA common stock received in the merger.

        A U.S. Holder that receives cash in lieu of a fractional share of Liberty QVCA common stock generally will be treated as having received such fractional share in the merger and then as having sold such fractional share for cash. Such U.S. Holder generally will recognize gain or loss equal to the difference between the amount of cash received in lieu of the fractional share of Liberty QVCA common stock and the tax basis allocated to such fractional share of Liberty QVCA common stock. Such gain or loss generally will be capital gain or loss, and long-term capital gain or loss if the holding period for such fractional share (including the holding period of the HSNi common stock surrendered therefor) is more than one year as of the closing date of the merger. Long-term capital gains of non-corporate U.S. Holders currently are eligible for preferential U.S. federal income tax rates.            The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        Information returns will be filed with the IRS in connection with payments of cash in lieu of a fractional share of Liberty QVCA common stock made to a U.S. Holder (other than U.S. Holders that are exempt recipients, such as corporations). In addition, U.S. federal backup withholding (currently, at a rate of 28%) may apply to such cash payments, unless the U.S. Holder provides proof of an applicable exemption or furnishes its taxpayer identification number and other required information to the exchange agent, and otherwise complies with all applicable requirements of the backup withholding rules. Any amount withheld under the backup withholding rules is not an additional tax and may be refunded or credited against such U.S. Holder's federal income tax liability, provided that the required information is timely furnished to the IRS.

Availability of Documents

        The reports, opinions or appraisals referenced in "Special Factors" will be made available for inspection and copying at the principal executive offices of HSNi during its regular business hours by any interested holder of HSNi common stock or representative who has been designated in writing, and copies may be obtained by requesting them in writing or by telephone from HSNi at the address provided under the caption "Additional Information—Where You Can Find More Information" in this proxy statement/prospectus which is incorporated herein by reference.

SELECTED FINANCIAL DATA OF LIBERTY INTERACTIVE AND HSNi

Selected Historical Financial Data of Liberty Interactive

        The following tables present selected historical information related to Liberty Interactive's financial condition and results of operations as of and for each of the years in the five year period ended December 31, 2016 and as of and for the nine months ended September 30, 2017 and 2016. The following data should be read in conjunction with Liberty Interactive's consolidated financial statements.

		December 31,
	September 30, 2017
		2016	2015	2014	2013	2012
	amounts in millions
Summary Balance Sheet Data:
Cash and cash equivalents	$895	825	2,449	2,306	902	2,291
Investments in available-for-sale securities and other cost investments	$2,481	1,922	1,353	1,224	1,313	1,720
Investment in affiliates, accounted for using the equity method	$573	581	714	1,119	760	420
Investment in Liberty Broadband measured at fair value	$4,068	3,161	—	—	—	—
Intangible assets not subject to amortization	$9,425	9,354	9,485	7,893	8,383	8,424
Noncurrent assets of discontinued operations(1)(2)	$—	—	927	514	7,572	7,859
Total assets	$21,447	20,355	21,180	18,598	24,642	26,223
Long-term debt	$7,050	7,166	7,481	7,062	6,072	5,873
Deferred income tax liabilities	$4,015	3,636	3,217	2,681	2,794	2,805
Noncurrent liabilities of discontinued operations(1)(2)	$—	—	285	140	1,584	1,878
Total equity	$7,559	6,861	6,875	5,780	11,435	12,051
Noncontrolling interest in equity of subsidiaries(1)	$105	89	88	107	4,499	4,489

	Nine months ended September 30,			Years ended December 31,
	2017		2016	2016	2015	2014	2013	2012
	amounts in millions, except per share amounts
Summary Statement of Operations Data:
Revenue		$7,060	7,485	10,647	9,989	10,499	10,219	9,888
Operating income (loss)		$675	596	968	1,116	1,188	1,136	1,163
Interest expense		$(267)	(277)	(363)	(360)	(387)	(380)	(466)
Share of earnings (losses) of affiliates, net		$(122)	(21)	(68)	(178)	(19)	2	(20)
Realized and unrealized gains (losses) on financial instruments, net		$1,186	942	1,175	114	(57)	(22)	(81)
Gains (losses) on transactions, net		$1	9	9	110	74	(1)	—
Earnings (loss) from continuing operations(3):
Liberty Interactive Corporation common stock		NA	NA	NA	NA	NA	NA	33
QVC Group common stock		$321	285	511	674	574	500	291
Liberty Ventures common stock		657	631	743	(43)	(36)	27	125

		$978	916	1,254	631	538	527	449

Basic earnings (loss) from continuing operations attributable to Liberty Interactive Corporation stockholders per common share(4):
Series A and Series B Liberty Interactive Corporation common stock		NA	NA	NA	NA	NA	NA	—
Series A and Series B QVC Group common stock		$0.71	0.59	0.99	1.35	1.10	0.88	0.48
Series A and Series B Liberty Ventures common stock		$7.73	4.35	5.54	(0.36)	(0.43)	0.37	1.89
Diluted earnings (loss) from continuing operations attributable to Liberty Interactive Corporation stockholders per common share(4):
Series A and Series B Liberty Interactive Corporation common stock	$	NA	NA	NA	NA	NA	NA	—
Series A and Series B QVC Group common stock		$0.71	0.59	0.98	1.33	1.09	0.86	0.47
Series A and Series B Liberty Ventures common stock(2)		$7.64	4.28	5.49	(0.36)	(0.43)	0.36	1.87

(1)
On December 11, 2012, Liberty Interactive acquired approximately 4.8 million additional shares of common stock of TripAdvisor, Inc. (TripAdvisor) (an additional 4% equity ownership interest), for $300 million, along with the right to control the vote of the shares of TripAdvisor's common stock and class B common stock Liberty Interactive owns.

  Following the transaction Liberty Interactive owned approximately 22% of the equity and 57% of the total votes of all classes of TripAdvisor common stock. On August 27, 2014, Liberty Interactive completed the spin-off of its former wholly owned subsidiary, Liberty TripAdvisor (the Liberty TripAdvisor spin-off), to holder of shares of its Liberty Ventures common stock. At the time of the Liberty TripAdvisor spin-off, Liberty TripAdvisor was comprised of Liberty Interactive's former interest in TripAdvisor as well as BuySeasons, Inc., Liberty Interactive's former wholly-owned subsidiary, and corporate level debt. Following the completion of the Liberty TripAdvisor spin-off, Liberty Interactive and Liberty TripAdvisor operate as separate, publicly traded companies, and neither has any stock ownership, beneficial or otherwise, in the other. The consolidated financial statements of Liberty Interactive have been prepared to reflect Liberty TripAdvisor as discontinued operations. However, the noncontrolling interest attributable to its former ownership interest in TripAdvisor is included in the noncontrolling interest line item in the consolidated balance sheet from the date of acquisition until the date of completion of the Liberty TripAdvisor spin-off.

(2)
The split-off of Liberty Expedia was effected on November 4, 2016 through the redemption of a portion of LVNTA and LVNTB for shares of the corresponding series of common stock of Liberty Expedia. The consolidated financial statements of Liberty Interactive have been prepared to reflect Liberty Interactive's interest in Expedia, Inc. as a discontinued operation.

(3)
Includes earnings (losses) from continuing operations attributable to the noncontrolling interests of $39 million, $42 million, $40 million, $45 million and $63 million for the years ended December 31, 2016, 2015, 2014, 2013 and 2012, respectively.

(4)
Basic and diluted earnings per share have been calculated for Liberty Interactive Corporation common stock for the periods from May 9, 2006 to August 9, 2012. Basic and diluted earnings per share have been calculated for QVC Group common stock and Liberty Ventures common stock subsequent to August 9, 2012.

Selected Historical Financial Data of HSNi

        The following table presents selected historical consolidated financial data for HSNi as of and for the years ended December 31, 2016, 2015, 2014, 2013 and 2012 and as of and for the nine months ended September 30, 2017 and 2016. The consolidated financial data for each of the years ended December 31, 2016, 2015 and 2014, and as of December 31, 2016 and 2015 have been derived from HSNi's selected financial data and audited consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein. The selected historical consolidated financial data of HSNi for each of the years ended December 31, 2013 and 2012 and as of December 31, 2014, 2013 and 2012 have been derived from HSNi's selected financial data and audited consolidated financial statements for such years, which have not been incorporated by reference herein. The selected historical consolidated financial data as of, and for the nine months ended, September 30, 2017 and for the nine months ended September 30, 2016 have been derived from HSNi's unaudited consolidated financial statements and related notes contained in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, which is incorporated by reference herein.

        The information set forth below is not necessarily indicative of future results and should be read together with the other information contained in HSNi's Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, including the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes therein. See "Additional Information—Where You Can Find More Information."

		December 31,
	September 30, 2017
		2016	2015	2014	2013	2012
	amounts in thousands
Summary Balance Sheet Data:
Working capital	$250,563	268,937	329,182	407,654	361,386	357,265
Total assets	$1,216,183	1,304,533	1,341,463	1,399,526	1,308,162	1,304,349
Total debt, including current maturities	$476,250	515,000	640,000	228,126	240,625	250,000
Other long-term liabilities, including deferred income taxes	$87,365	80,088	65,155	72,698	74,845	67,385

	Nine months ended September 30,		Years ended December 31,
	2017	2016	2016	2015	2014	2013	2012(1)
	amounts in thousands, except per share amounts
Statement of Operations Data:
Net sales	$2,389,358	2,494,096	3,567,485	3,690,575	3,587,995	3,403,983	3,266,739
Loss on sale of businesses and asset impairments(2)	$—	—	31,232	6,660	—	3,040	—
Operating income (loss)	$127,105	132,918	205,807	284,034	284,609	282,654	258,744
Income from continuing operations	$70,249	75,188	118,708	169,239	172,984	178,449	136,497
Net income	$70,249	75,188	118,708	169,239	172,984	178,449	130,675
Income from continuing operations per share:
Basic earnings per share:	$1.34	1.44	2.27	3.22	3.28	3.33	2.42
Diluted earnings (loss) per share:	$1.33	1.42	2.25	3.16	3.23	3.25	2.36
Net income per share:
Basic earnings per share:	$1.34	1.44	2.27	3.22	3.28	3.33	2.32
Diluted earnings (loss) per share:	$1.33	1.42	2.25	3.16	3.23	3.25	2.25

(1)
The Territory Ahead and Smith+Noble, two brands sold by Cornerstone in 2012, were presented as discontinued operations.

(2)
Includes the loss on sale of businesses and asset impairment charges related to Chasing Fireflies and TravelSmith, two brands sold by Cornerstone in 2016.

 UNAUDITED COMPARATIVE PER SHARE INFORMATION

        Presented below are the QVC Group's and HSNi's historical and pro forma per share data for the year ended December 31, 2016 and nine months ended September 30, 2017. Except for the historical information for the year ended December 31, 2016, the information provided in the table below is unaudited. This information should be read together with the historical consolidated financial statements and related notes of the QVC Group and HSNi filed by each with the SEC, and incorporated by reference in this proxy statement/prospectus, and with the unaudited pro forma condensed combined financial statements included in the section entitled "Unaudited Pro Forma Condensed Combined Financial Statements."

        The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the beginning of the periods presented, nor is it necessarily indicative of the future operating results or financial position of the combined company. The pro forma information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of restructuring, or other factors that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results.

QVC Group Common Stock Historical Per Share Data

        This table shows historical per share information for QVC Group common stock.

	As of and for the nine months ended September 30, 2017	As of and for the year ended December 31, 2016
Basic earnings per share attributable to the QVC Group	$0.71	$0.99
Diluted earnings per share attributable to the QVC Group	0.71	0.98
Cash dividends per share	—	—
Book value per share	11.12	10.61

HSNi Common Stock Historical Per Share Data

	As of and for the nine months ended September 30, 2017	As of and for the year ended December 31, 2016
Basic earnings per share	$1.34	$2.27
Diluted earnings per share	1.33	2.25
Cash dividends per share	1.05	1.40
Book value per share	4.14	3.74

QVC Group Pro Forma Per Share Data

        This table shows pro forma per share information for QVC Group common stock after giving effect to the HSNi business combination.

	As of and for the nine months ended September 30, 2017	As of and for the year ended December 31, 2016
Pro forma basic earnings per share attributable to QVC Group common stockholders	$0.60	$0.88
Cash dividends per share	—	—
Pro forma book value per share	13.52	NA

        The above pro forma earnings per share data was calculated by dividing net earnings (loss) attributable to QVC Group stockholders per the pro forma condensed combined statements of operations by 492 million common shares, which is the aggregate number of shares of Liberty QVCA common stock and QVCB outstanding if the business combination had occurred on September 30, 2017. The pro forma book value per share information was calculated by dividing QVC Group net assets plus pro forma adjustments to total equity per the pro forma condensed combined balance sheet by 492 million common shares outstanding.

 COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

Liberty Interactive Market Price

        On October 3, 2014, Liberty Interactive reattributed from the Interactive Group to the Ventures Group approximately $1 billion in cash and its digital commerce businesses, including Backcountry.com, Inc., Bodybuilding.com, LLC, CommerceHub, Inc. (then, Commerce Technologies, Inc.) (CommerceHub), Provide Commerce, Inc. and Evite. Subsequent to such reattribution, the Interactive Group is now referred to as the QVC Group. In connection with the reattribution, the Liberty Interactive tracking stock trading symbol "LINTA" was changed to "QVCA" and the "LINTB" tracking stock trading symbol was changed to "QVCB," effective October 7, 2014. Effective June 4, 2015, the name of the "Liberty Interactive common stock" was changed to the "QVC Group common stock." In connection with the split-off of Liberty Expedia, Liberty Interactive redeemed 0.4 of each outstanding share of LVNTA and LVNTB for 0.4 of a share of Liberty Expedia Series A and Series B common stock, respectively, at 5:00 p.m., New York City time, on November 4, 2016. Accordingly, the high and low sales prices of the Series A and Series B Liberty Ventures common stock have been retroactively restated in the table below. Each series of Liberty Interactive's common stock trades on Nasdaq. The following table sets forth the range of intra-day high and low sales prices of shares of Liberty Interactive's common stock for the periods indicated.

	QVC Group
	Series A (QVCA)		Series B (QVCB)
	High	Low	High	Low
2015
First quarter	$29.73	27.03	30.10	27.45
Second quarter	$29.70	27.01	30.06	27.91
Third quarter	$31.62	24.72	30.75	25.80
Fourth quarter	$28.71	25.01	28.26	26.02
2016
First quarter	$26.97	22.51	30.62	24.40
Second quarter	$27.25	23.01	26.98	24.02
Third quarter	$27.06	18.42	26.69	19.00
Fourth quarter	$22.33	17.88	24.10	17.78
2017
First quarter	$20.88	17.24	22.05	17.62
Second quarter	$24.94	19.81	24.93	19.40
Third quarter	$26.00	20.90	25.10	21.14
Fourth quarter (through November 24)	$25.42	20.79	25.13	20.93

	Liberty Ventures
	Series A (LVNTA)		Series B (LVNTB)
	High	Low	High	Low
2015
First quarter	$38.31	31.64	37.88	33.60
Second quarter	$41.06	35.13	40.62	34.42
Third quarter	$39.57	32.08	40.70	35.46
Fourth quarter	$41.03	35.96	42.24	39.08
2016
First quarter	$40.22	29.24	36.83	33.14
Second quarter	$36.55	30.97	36.72	34.36
Third quarter (July 1 - July 22)	$38.59	32.76	37.87	37.33
Third quarter (July 23 - September 30)(1)	$40.80	36.09	39.89	38.05
Fourth quarter (October 1 - November 4)	$41.37	38.40	41.57	39.29
Fourth quarter (November 5 - December 31)(2)	$41.74	36.54	41.94	36.93
2017
First quarter	$45.17	36.69	46.61	38.61
Second quarter	$55.93	44.13	56.33	53.33
Third quarter	$62.41	50.56	59.88	51.80
Fourth quarter (through November 24)	$59.90	52.43	59.88	59.88

(1)
Liberty Interactive effected the spin-off of CommerceHub on July 22, 2016 as a pro-rata dividend of shares of CommerceHub to the holders of Liberty Ventures common stock.

(2)
Liberty Interactive effected the split-off of Liberty Expedia on November 4, 2016 as a redemption of the Liberty Ventures common stock for shares of Liberty Expedia.

        As of July 5, 2017, the last trading day prior to the public announcement of the merger, Liberty QVCA common stock closed at $24.46. As of November 24, 2017, the most recent practicable date prior to the filing of this proxy statement/prospectus, Liberty QVCA common stock closed at $24.82.

HSNi Market Price

        Shares of HSNi common stock are traded on Nasdaq under the symbol "HSNI." The following table sets forth the range of intra-day high and low sales prices per share for HSNi common stock for the periods indicated and the cash dividends per share declared with respect to HSNi common stock in the periods indicated, in each case rounded to the nearest whole cent. HSNi's fiscal year ends on December 31.

	HSNi Common Stock
	High	Low	Dividend
2015
First quarter(1)	$79.80	64.13	10.35
Second quarter	$71.46	61.74	0.35
Third quarter	$75.43	57.17	0.35
Fourth quarter	$63.44	49.43	0.35
2016
First quarter	$55.87	40.83	0.35
Second quarter	$54.79	45.57	0.35
Third quarter	$54.03	37.34	0.35
Fourth quarter	$40.95	30.75	0.35
2017
First quarter	$41.35	32.70	0.35
Second quarter	$38.35	30.90	0.35
Third quarter	$42.75	31.25	0.35
Fourth quarter (through November 24)	$42.25	33.65	—

(1)
In January 2015, the HSNi board approved a special cash dividend of $10.00 per share payable February 19, 2015 to stockholders of record as of February 9, 2015. The intra-day high and low sales prices per share for HSNi common stock have not been adjusted for such special cash dividend.

        As of July 5, 2017, the last trading day prior to the public announcement of the merger, shares of HSNi common stock closed at $31.30. As of November 24, 2017, the most recent practicable date prior to the filing of this proxy statement/prospectus, shares of HSNi common stock closed at $41.35. You should obtain current market quotations for shares of HSNi common stock, as the market price of HSNi common stock will fluctuate between the date of this proxy statement/prospectus and the date on which the merger is completed, and at times in between. You can obtain these quotations from publicly available sources.

Dividends

        Liberty Interactive has not paid any cash dividends on shares of QVC Group common stock. In addition, until the completion of the merger, Liberty Interactive has agreed not to declare or pay any cash dividend or make any other cash distribution with respect to shares of QVC Group common stock.

        In the first quarter of 2017, the HSNi board approved a quarterly cash dividend of $0.35 per share of HSNi common stock resulting in a payment of $18.3 million on March 22, 2017. In the second quarter of 2017, the HSNi board approved a quarterly cash dividend of $0.35 per share of HSNi common stock resulting in a payment of $18.3 million on June 21, 2017. In the third quarter of 2017, the HSNi board approved a quarterly cash dividend of $0.35 per share of HSNi common stock resulting in a payment of $18.3 million on September 22, 2017. In the fourth quarter of 2017, the HSNi board approved a quarterly cash dividend of $0.35 per share of HSNi common stock, which is expected to be paid on December 15, 2017 to shareholders of record as of December 6, 2017. Under the terms of the merger agreement, HSNi may continue to pay regular dividends on a quarterly basis not to exceed $0.35 per share of HSNi common stock, provided that such dividend may not be paid using funds borrowed specifically for that purpose.

        The declaration of dividends is at the discretion of the HSNi board. The HSNi board periodically reviews the HSNi dividend policy based upon HSNi's financial results and cash flow projections. Decisions regarding whether or not to pay dividends and the amount of any dividends are determined after consideration of various factors, including earnings, cash requirements, the financial condition of HSNi, the DGCL, limitations under the merger agreement and other factors deemed relevant by the HSNi board.

Comparison of Liberty QVCA Common Stock and HSNi Market Prices and Implied Value of Share Value of the Stock Consideration

        The following table sets forth the closing sale price per share of Liberty QVCA common stock and HSNi common stock as reported on Nasdaq on July 5, 2017, the last trading day prior to the public announcement of the merger, and on November 24, 2017, the last practicable trading day before the filing of this proxy statement/prospectus with the SEC. The table also shows the estimated implied value of the stock consideration proposed for each share of HSNi common stock as of the same two dates. This implied value was calculated by multiplying the closing price of a share of Liberty QVCA common stock on the relevant date by the exchange ratio of 1.650 shares of Liberty QVCA common stock in exchange for each share of HSNi common stock.

	Liberty QVCA Common Stock	HSNi Common Stock	Implied Per Share Value of Stock Consideration
July 5, 2017	$24.46	$31.30	$40.36
November 24, 2017	$24.82	$41.35	$40.95

        The market prices of Liberty QVCA common stock and HSNi common stock have fluctuated since the date of the public announcement of the merger agreement and will continue to fluctuate prior to, and in the case of Liberty QVCA common stock, after, completion of the merger. No assurance can be given concerning the market prices of Liberty QVCA common stock or HSNi common stock before completion of the merger or of Liberty QVCA common stock after completion of the merger. Pursuant to the terms of the merger agreement the exchange ratio is fixed, but the market price of Liberty QVCA common stock (and therefore the value of the merger consideration) to be received by HSNi stockholders in the merger could be greater than, less than or the same as the prices shown in the table above after the merger is completed. Accordingly, holders of Liberty QVCA common stock and HSNi stockholders are encouraged to obtain current market quotations for Liberty QVCA common stock and HSNi common stock and to review carefully the other information contained in this proxy statement/prospectus or incorporated by reference herein. For more information, see "Additional Information—Where You Can Find More Information."

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus contain "forward-looking statements." All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws. The safe harbor provisions in Section 27A of the Securities Act and Section 21E of the Exchange Act which may be referenced in the periodic reports incorporated by reference into this proxy statement/prospectus do not apply to any forward-looking statements made in connection with the merger. Words such as "may," "will," "could," "anticipate," "estimate," "expect," "predict," "project," "future," "potential," "intend," "plan," "assume," "believe," "forecast," "look," "build," "focus," "create," "work," "continue" or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include:

  •
  statements about the merger and the GCI transactions;

  •
  the capitalization of the QVC Group following the proposed merger;

  •
  the continuation of Liberty Interactive's stock repurchase program;

  •
  the realization of estimated synergies and benefits from the proposed merger; business strategies; market potential;

  •
  future financial prospects;

  •
  new service and product offerings; and

  •
  the renaming of Liberty Interactive and other matters that are not historical facts.

        In addition to the risk factors described herein under the heading "Risk Factors," the following include some but not all of the factors that could cause actual results or events to differ materially from those expressed or implied by such statements, including, without limitation:

  •
  the expected timing and likelihood of completion of the proposed merger, including the timing and satisfaction of conditions to the proposed acquisition that could reduce anticipated benefits or cause the parties to abandon the merger;

  •
  the ability to successfully integrate the businesses;

  •
  risks related to disruption of management time from ongoing business operations due to the merger;

  •
  the risk that any announcements relating to the proposed merger could have adverse effects on the market price of the common stock of HSNi or Liberty Interactive;

  •
  the risk that the proposed merger and its announcement could have an adverse effect on the ability of HSNi and Liberty Interactive to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on their operating results and businesses generally;

  •
  market conditions conducive to stock repurchases;

  •
  the risk of the amount of any future dividend HSNi may pay; and

  •
  other factors.

        These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this proxy statement/prospectus, and Liberty Interactive, QVC and HSNi expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Interactive's, QVC's or HSNi's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. When considering such forward-looking statements, you should keep in mind the factors described in "Risk Factors" and other cautionary statements contained or incorporated in this document. Such risk factors and statements describe circumstances which could cause actual results to differ materially from those contained in any forward-looking statement. Where, in any forward-looking statement, Liberty Interactive or HSNi express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but such statements necessarily involve risks and uncertainties and there can be no assurance that the expectation or belief will result or be achieved or accomplished.

        Please refer to the publicly filed documents of Liberty Interactive, QVC and HSNi, including the most recent Forms 10-K and 10-Q for additional information about Liberty Interactive, QVC and HSNi and about the risks and uncertainties related to the business of each of Liberty Interactive, QVC and HSNi which may affect the statements made in this proxy statement/prospectus. For more information, see "Additional Information—Where You Can Find More Information."

COMPARISON OF STOCKHOLDERS' RIGHTS

        If the merger is consummated, HSNi stockholders (other than Liberty Interactive and its wholly-owned subsidiaries) will have their shares automatically converted into shares of Liberty QVCA common stock. The rights of HSNi stockholders are currently governed by the DGCL, the HSNi charter and the HSNi bylaws. The rights of holders of shares of Liberty QVCA common stock (the QVCA stockholders) are currently governed by the DGCL, the Liberty Interactive charter and the Liberty Interactive bylaws.

        The following is a summary of certain material differences between the rights of holders of shares of HSNi common stock and holders of shares of Liberty QVCA common stock, but does not purport to be a complete description of those differences. The following summary is qualified in its entirety by reference to the relevant provisions of (a) the DGCL, (b) the HSNi charter, (c) the HSNi bylaws, (d) the Liberty Interactive charter and (e) the Liberty Interactive bylaws.

        This section does not include a complete description of all differences between the rights of HSNi stockholders and QVCA stockholders, nor does it include a complete description of the specific rights of such holders. Furthermore, the identification of some of the differences in the rights of such holders as material is not intended to indicate that other differences that may be equally important do not exist. You are urged to read carefully the relevant provisions of the DGCL, as well as the applicable governing corporate instruments, copies of which are available, without charge, to any person, including any beneficial owner to whom this proxy statement/prospectus is delivered, by following the instructions listed under "Additional Information—Where You Can Find More Information."

	Rights of HSNi stockholders	Rights of QVCA stockholders
Corporate Governance	HSNi is a Delaware corporation. The rights of HSNi stockholders are governed by the DGCL, the HSNi charter and the HSNi bylaws.	Liberty Interactive is a Delaware corporation. The rights of holders of shares of QVC Group common stock are governed by the DGCL, the Liberty Interactive charter and the Liberty Interactive bylaws.
Authorized Capital Stock	HSNi is authorized to issue up to 325 million shares of stock, consisting of (i) up to 300 million shares of HSNi common stock and (ii) up to 25 million shares of preferred stock.

Liberty Interactive is authorized to issue up to 8.150 billion shares of QVC Group common stock, of which (i) 4 billion shares are designated as Liberty QVCA common stock (referred to in this section as QVCA), (ii) 150,000,000 shares are designated as QVCB and (iii) 4 billion shares are designated as Series C QVC Group common stock, par value $0.01 per share (QVCK).

Liberty Interactive is also authorized to issue up to (i) 815 million shares of Liberty Ventures common stock, of which (A) 400 million shares are designated as LVNTA, (B) 15 million shares are designated as LVNTB and (C) 400 million shares are designated as Series C Liberty Ventures common stock, par value $0.01 per share (LVNTK), and (ii) up to 50 million shares of preferred stock.

	Rights of HSNi stockholders	Rights of QVCA stockholders
Voting Rights

HSNi stockholders are entitled to one vote for each share of HSNi common stock held on each matter properly submitted to the HSNi stockholders for their vote, provided that, unless otherwise required by law, HSNi stockholders may not vote on any amendment to the HSNi charter (including any preferred stock designation) that relate solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled to vote thereon pursuant to the HSNi charter (including any preferred stock designation).

QVCA stockholders are entitled to one vote for each share of such stock held of record and holders of QVCB (the QVCB stockholders) are entitled to ten votes for each share of such stock held of record, on all matters submitted to a vote of its stockholders. Holders of Liberty QVCK common stock (the QVCK stockholders) are not entitled to any voting powers, except as otherwise required by Delaware law. When so required, the QVCK stockholders will be entitled to 1/100th of a vote for each share of such stock held of record.

Holders of QVCA, QVCB and QVCK (collectively, the QVC Group stockholders) will vote as a single class, along with holders of Liberty Ventures common stock (the Liberty Ventures stockholders) on all matters that are submitted to a vote of its stockholders unless a separate class vote is required by the terms of the Liberty Interactive charter, Delaware law or any preferred stock designation.

In connection with certain dispositions of QVC Group assets, the Liberty Interactive board may determine to seek the approval of the holders of the majority of the aggregate voting power of QVC Group common stock, voting together as a separate class, to avoid effecting a mandatory dividend, redemption or conversion under the Liberty Interactive charter.

Liberty Interactive may not redeem outstanding shares of QVC Group common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the QVC Group unless its board of directors seeks and receives the approval to such redemption by holders of the majority of the aggregate voting power of QVC Group common stock, voting together as a separate class, and, if such subsidiary also holds assets and liabilities of the Ventures Group, the approval of holders of the majority of the aggregate voting power of Liberty Ventures common stock, voting together as a separate class.

	Rights of HSNi stockholders	Rights of QVCA stockholders
Supermajority

Liberty Interactive imposes supermajority voting requirements in connection with certain charter amendments and other extraordinary transactions which have not been approved by 75% of the directors then in office. When these requirements apply, the threshold vote required is 66 2/3% of the aggregate voting power of Liberty Interactive's outstanding voting securities, voting together as a single class.
Dividends and Securities Distributions

The DGCL provides that a corporation's board of directors may declare and pay dividends to its stockholders, subject to the terms of its certificate of incorporation, either out of surplus, or, if there is no surplus, out of net profits for the current or preceding fiscal year in which the dividend is declared, subject to certain limitations.

Subject to prior dividend rights of the holders of preferred stock, HSNi stockholders are entitled to receive dividends when, as and if declared by the HSNi board out of funds legally available for that purpose.

Liberty Interactive is permitted to pay dividends on QVC Group common stock out of the lesser of its assets legally available for the payment of dividends and the "QVC Group Available Dividend Amount" (defined generally as a fraction of the excess of the total assets less the total liabilities of the QVC Group over the aggregate par value, or any greater amount determined to be capital in respect of, all outstanding shares of QVC Group common stock and each series of preferred stock attributed to the QVC Group or, if there is no such excess, an amount equal to the earnings or loss attributable to the QVC Group (if positive) for the fiscal year in which such dividend is to be paid and/or the preceding fiscal year). If dividends (other than share distributions) are paid on any series of QVC Group common stock, an equal per share dividend will be paid on the other series of QVC Group common stock.

	Rights of HSNi stockholders	Rights of QVCA stockholders

Liberty Interactive is permitted to make (i) share distributions of (A) QVCA or QVCK to QVCA, QVCB and QVCK stockholders, on an equal per share basis; and (B) Liberty QVCA common stock to QVCA stockholders, QVCB common stock to QVCB stockholders, and QVCK to QVCK stockholders, in each case, on an equal per share basis; (ii) share distributions of (A) LVNTA or LVNTK to QVCA, QVCB or QVCK stockholders, on an equal per share basis and subject to certain limitations; and (B) LVNTA to QVCA stockholders, LVNTB to QVCB stockholders, and LVNTK to QVCK stockholders, in each case, on an equal per share basis and subject to certain limitations; and (iii) share distributions of any other class or series of Liberty Interactive's securities or the securities of any other person to holders of all series of QVC Group common stock, on an equal per share basis and subject to certain limitations.

Conversion at Option of Holder	Not applicable.	Each share of QVCB is convertible, at any time, at the option of the holder, into one share of QVCA. Shares of QVCA and QVCK are not convertible at the option of the holder.
Conversion at Option of Issuer	Not applicable.

Liberty Interactive can convert each share of QVCA, QVCB and QVCK into a number of shares of the corresponding series of Liberty Ventures common stock at a ratio based on the relative trading prices of QVCA (or another series of QVC Group common stock, subject to certain limitations) to LVNTA (or another series of Liberty Ventures common stock, subject to certain limitations) over a specified 20-trading day period.

Optional Redemption for Stock of a Subsidiary	Not applicable.

Liberty Interactive may redeem at any time outstanding shares of QVC Group common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the QVC Group (which may or may not hold assets and liabilities attributed to the Ventures Group), provided that its board of directors seeks and receives the approval to such redemption of the QVC Group stockholders, voting together as a separate class.

Rights of HSNi stockholders	Rights of QVCA stockholders

If Liberty Interactive were to effect a redemption as described above with stock of a subsidiary that also holds assets and liabilities attributed to the Ventures Group, shares of Liberty Ventures common stock would also be redeemed in exchange for shares of that subsidiary, and the entire redemption would be subject to the voting rights of the QVC Group stockholders described above as well as the separate class vote of Liberty Ventures stockholders.

Mandatory Dividend, Redemption and Conversion Rights on Certain Dispositions of Assets	Not applicable.	If Liberty Interactive disposes, in one transaction or a series of transactions, of all or substantially all of the assets of the QVC Group, it is required to choose one of the following alternatives no less than 120 trading days following such transaction(s), unless its board of directors obtains the approval of the QVC Group stockholders to not take such action or the disposition qualifies under specified exemptions (in which case Liberty Interactive will not be required to take any of the follow actions):

•

pay a dividend to the QVC Group stockholders equal to the available net proceeds of such disposition;

•

if there are legally sufficient assets and the "QVC Group Available Dividend Amount" would have been sufficient to pay a dividend, then: (i) if the disposition involves all (not merely substantially all) of the assets of the QVC Group, redeem all outstanding shares of QVC Group common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition, or (ii) if the disposition involves substantially all (but not all) of the assets of the QVC Group, redeem a portion of the outstanding shares of QVC Group common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition;

•

convert each outstanding share of each series of QVC Group common stock into a number of shares of the corresponding series of Liberty Ventures common stock at a specified premium; or

	Rights of HSNi stockholders	Rights of QVCA stockholders

•

combine a conversion of a portion of the outstanding shares of QVC Group common stock into a number of shares of the corresponding series of Liberty Ventures common stock with either the payment of a dividend on or a redemption of shares of QVC Group common stock, subject to certain limitations.

Inter-Group Interest	Not applicable.

From time to time, the Liberty Interactive board may determine to create an inter-group interest in the QVC Group in favor of the Ventures Group, or vice versa, subject to the terms of the Liberty Interactive charter.

If the QVC Group has an inter-group interest in the Ventures Group at such time as any extraordinary action is taken with respect to the Liberty Ventures common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Ventures Group's assets), the Liberty Interactive board will consider what actions are required, or permitted, to be taken under the Liberty Interactive charter with respect to the QVC Group's inter-group interest in the Ventures Group. For example, in some instances, the Liberty Interactive board may determine that a portion of the aggregate consideration that is available for distribution to Liberty Ventures stockholders must be allocated to the QVC Group to compensate the QVC Group on a pro rata basis for its interest in the Ventures Group.

Similarly, if the Ventures Group has an inter-group interest in the QVC Group at such time as any extraordinary action is taken with respect to the QVC Group common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the QVC Group's assets), the Liberty Interactive board will consider what actions are required, or permitted, to be taken under the Liberty Interactive charter with respect to the Ventures Group's inter-group interest in the QVC Group.

	Rights of HSNi stockholders	Rights of QVCA stockholders
All such board of director determinations are made in accordance with the Liberty Interactive charter and Delaware law.
Quorum

Except as otherwise provided by law, the holders of the majority of the total voting power of the outstanding shares of stock entitled to vote at a meeting shall be present in person or by proxy in order to constitute a quorum for all purposes. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or by proxy constitutes a quorum entitled to take action with respect to that vote on that matter.

Subject to the rights of the holders of any series of preferred stock and except as otherwise provided by law, the holders of a majority in total voting power of the outstanding shares of stock entitled to vote at the meeting shall be present in person or by proxy in order to constitute a quorum for the transaction of any business.

Size of the Board of Directors

The HSNi bylaws provide that, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors will be fixed from time to time exclusively by a resolution adopted by the majority of the HSNi board.

The Liberty Interactive charter and bylaws provide that, subject to any rights of the holders of any series of preferred stock to elect additional directors, the number of its directors will not be less than three, and the exact number will be fixed from time to time by a resolution of its board of directors.

Currently, there are nine (9) directors on the HSNi board.

Currently, there are 11 directors on the Liberty Interactive board. Pursuant to the merger agreement, at the effective time of the merger, Liberty Interactive will increase the size of its board of directors to 12, designate one member of the HSNi board as of the date of the merger agreement and use reasonable best efforts to cause such person to be elected to its board of directors at its first annual meeting after the effective time of the merger.

Classified Board	Not applicable.

The Liberty Interactive charter provides for a classified board of directors, divided into three classes, with each class consisting, as nearly as possible, of a number of directors equal to one-third of the number of members of the board of directors (subject to the rights of the holders of shares of any series of preferred stock to separately elect additional directors).

	Rights of HSNi stockholders	Rights of QVCA stockholders
Filling Vacancies and Newly Created Directorships on the Board of Directors	The HSNi bylaws provide that, subject to the rights of the holders of any series of preferred stock then outstanding and as otherwise required by law, vacancies on its board resulting from death, resignation, retirement, disqualification, removal or other cause, and newly created directorships resulting from any increase in the authorized number of directors on its board, will be filled only by the majority vote of the remaining directors then in office (even though less than a quorum).	The Liberty Interactive charter and bylaws provide that, subject to the rights of the holders of any series of preferred stock, vacancies on its board of directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on its board of directors, will be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director.
Removal of Directors

The DGCL provides that, subject to certain exceptions in the event a corporation has cumulative voting, (i) without a classified board, directors may be removed with or without cause by the holders of a majority of the voting power of the shares then entitled to vote at an election of directors and (ii) with a classified board, a director may be removed by the holders of a majority of the voting power of the shares then entitled to vote at an election of directors only for cause unless the certificate of incorporation provides otherwise.

The Liberty Interactive charter and bylaws provide that, subject to the rights of the holders of any series of preferred stock, directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the aggregate voting power of Liberty Interactive's outstanding capital stock entitled to vote at an election of directors, voting together as a single class.

Annual Meeting Proposals

The HSNi bylaws provide that in order to be transacted by stockholders at an annual meeting of the stockholders, business must be (i) proposed pursuant to HSNi's proxy materials with respect to such meeting, (ii) proposed by or at the direction of the board of directors, or (iii) otherwise properly requested to be brought before the meeting by a stockholder who complies with the notice procedures in the HSNi bylaws (as stated in "Director Nominations" below).

The Liberty Interactive bylaws provide that at an annual meeting of the stockholders, only business properly brought before the meeting will be conducted. To be properly brought before an annual meeting of the stockholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the meeting by or at the direction of the board of directors (or any duly authorized committee thereof), or (iii) otherwise properly requested to be brought before the meeting by a stockholder who complies with the notice procedures in the Liberty Interactive bylaws (as stated in "Director Nominations" below).

	Rights of HSNi stockholders	Rights of QVCA stockholders
Special Meetings of Stockholders

The HSNi bylaws provide that special meetings of stockholders, except those required by statute, may be called at any time by or at the direction of the board of directors or by a person specifically designated with such authority by the board of directors. No business other than that stated in the notice of special meeting will be transacted at any special meeting.

The Liberty Interactive bylaws provide that, except as otherwise required by law and subject to the rights of the holders of any series of Liberty Interactive's preferred stock, special meetings of Liberty Interactive's stockholders for any purpose or purposes may be called only by its Secretary at the written request of the holders of not less than 66 2/3% of the total outstanding voting power or at the request of at least 75% of the members of the Liberty Interactive board then in office. The Liberty Interactive bylaws provide that no business other than that stated in the notice of special meeting will be transacted at any special meeting.

Notice of Stockholder Meetings

The HSNi bylaws provide that, unless otherwise required by law, the written notice of any stockholders meeting shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

The Liberty Interactive bylaws provide that, unless otherwise provided by the DGCL, the written notice of any stockholders meeting shall be given not less than 10 days nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

Director Nominations

Director nominations at an annual meeting of stockholders may be (i) proposed pursuant to HSNi's proxy materials with respect to such meeting, (ii) proposed by or at the direction of the board of directors, or (iii) otherwise properly requested to be brought before the meeting by a stockholder who complies with the notice procedures in the HSNi bylaws.

Nominations may be made at a special meeting of stockholders at which directors are to be elected pursuant to HSNi's notice of meeting (i) by or at the direction of the board of directors or (ii) by any stockholder who complies with the notice procedures in the HSNi bylaws.

Director nominations may be made at an annual meeting of stockholders (i) when specified in the notice of meeting (or any supplement) given by or at the direction of the board of directors, or any duly authorized committee of the board of directors, (ii) when otherwise brought before the meeting by or at the direction of the board of directors, or any duly authorized committee of the board of directors or (iii) by any stockholder of record who is also entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in the Liberty Interactive bylaws.

In the event that Liberty Interactive calls a special meeting of the stockholders for the purpose of electing one or more directors to the board of directors, stockholders may nominate person(s) for election to such position(s) if they comply with the notice procedures in the Liberty Interactive bylaws.

Rights of HSNi stockholders	Rights of QVCA stockholders

For a nomination to be properly made by a stockholder, the stockholder must, among other things, give timely notice in writing to HSNi (i) with respect to an election to be held at an annual meeting of stockholders, not less than 45 days nor more than 75 days prior to the first anniversary of the date on which HSNi first mailed its proxy materials for the preceding year's annual meeting of stockholders; however, in the event the annual meeting of stockholders is more than 30 days before or is delayed by more than 30 days after such anniversary date or if HSNi did not hold an annual meeting during the preceding year, not later than the close of business on the later of (a) 90th day prior to such annual meeting or (b) the 10th day following the day on which public announcement of the date of such meeting is first made, and (ii) with respect to an election to be held at a special meeting of stockholders, not later than the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

For a nomination to be properly made by a stockholder, the stockholder must, among other things, give timely notice in writing to Liberty Interactive (i) with respect to an election to be held at an annual meeting of stockholders that is within 30 days before or after the anniversary date of the immediately preceding annual meeting, not less than 60 days nor more than 90 days prior to the meeting; provided, however, in the event the annual meeting of stockholders is more than 30 days before or more than 30 days after such anniversary date, not later than the close of business on the 10th day following the day on which notice of the date of the meeting was communicated to stockholders or public announcement, whichever occurs first, and (ii) with respect to an election to be held at a special meeting of stockholders, generally not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of such special meeting.

A stockholder's nomination of person(s) for election to the board of directors must set forth, in general, (i) information about each proposed nominee that would be required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act (including such person's written consent to serve as a director if elected), (ii) the name and address of nominating parties, (iii) the class, series and number of shares of HSNi which are owned beneficially and of record, directly and indirectly, by each nominating party, and all other related ownership interests (including derivatives, hedged positions and other economic or voting interests), and (iv) certain representations as described in the HSNi bylaws.

A stockholder's nomination of person(s) for election to the board of directors must set forth, in general, (i) information about each proposed nominee that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to be named in the proxy statement as a nominee and to serve as a director if elected), (ii) the name and address of nominating parties, (iii) the class and number of shares of Liberty Interactive which are owned beneficially and of record, directly and indirectly, by each nominating party, and all other related ownership interests (including derivatives, hedged positions and other economic or voting interests), (iv) a description of material relationships, including financial transactions and compensation, between or among any of the nominating parties, any of their respective associates and affiliates or any other person acting in concert therewith, and any of the nominee's associates and affiliates or any other person acting in concert therewith and (v) certain representations as described in the Liberty Interactive bylaws.

	Rights of HSNi stockholders	Rights of QVCA stockholders
Election of Directors	The HSNi bylaws provide that all elections shall be determined by a plurality of the votes cast.

The Liberty Interactive bylaws provide that, subject to the rights of the holders of shares of any series of preferred stock, at any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the combined voting power of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Stockholder Action by Written Consent

The HSNi charter provides that, subject to the rights of the holders of any series of preferred stock, any action required or permitted to be taken at any annual meeting or special meeting of stockholders may not be taken without a duly called annual or special meeting and may not be effected by any consent in writing by such holders.

The Liberty Interactive charter provides that, except as otherwise provided in the terms of any series of preferred stock, any action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may not be taken without a meeting and may not be effected by any consent in writing by such holders.

Charter Amendments

The HSNi charter provides that HSNi reserves the right to amend or repeal any provision contained in the HSNi charter in the manner prescribed by Delaware law and all rights conferred upon its stockholders are granted subject to this reservation.

The Liberty Interactive charter provides that, subject to the rights of the holders of any series of its preferred stock, the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of Liberty Interactive's outstanding capital stock entitled to vote thereon, voting together as a single class, is required to adopt, amend or repeal any provision of the Liberty Interactive charter or to add or insert any provision in the Liberty Interactive charter, provided that the foregoing enhanced voting requirement will not apply to any adoption, amendment, repeal, addition or insertion (1) as to which Delaware law does not require the consent of Liberty Interactive's stockholders or (2) which has been approved by at least 75% of the members of its board of directors then in office.

Bylaw Amendments

The HSNi bylaws provide that the board of directors is expressly authorized to adopt, amend and repeal the HSNi bylaws subject to the power of the holders of capital stock of HSNi to adopt, amend and repeal the HSNi bylaws.

The Liberty Interactive charter and bylaws provides that the board of directors, by action taken by affirmative vote of not less than 75% of the members of the board of directors then in office, are authorized to adopt, amend or repeal any provision of the Liberty Interactive bylaws.

	Rights of HSNi stockholders	Rights of QVCA stockholders

Subject to the rights of the holders of any series of preferred stock, the Liberty Interactive bylaws may be adopted, amended or repealed by the affirmative vote of the holders of not less than 66 2/3% of the total voting power of the then outstanding capital stock of Liberty Interactive entitled to vote thereon; provided, however, that the applicable provision in the Liberty Interactive charter and bylaws has no effect on the ability of the board of directors to amend the Liberty Interactive bylaws without any vote of the stockholders.

Limitation of Personal Liability of Directors

HSNi's directors are not liable to it or any of its stockholders for monetary damages for breaches of fiduciary duties while serving as director, except for liability (i) for any breach of the director's duty of loyalty to HSNi or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

To the fullest extent permitted by the DGCL, Liberty Interactive's directors are not liable to it or any of its stockholders for monetary damages for breaches of fiduciary duties while serving as a director.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of HSNi will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Indemnification

HSNi indemnifies, to the fullest extent permitted the DGCL, any person involved in any suit, action or proceeding by reason of the fact that such person is a director or officer of HSNi or, at its request, a director, officer, or trustee of another corporation, partnership, joint venture or other enterprise, against all liability, loss and expenses incurred by such person, provided that HSNi will not indemnify such indemnitee in connection with proceedings initiated by such indemnitee unless such proceeding was authorized by its board of directors. HSNi will pay expenses of a director or officer in defending any proceeding in advance of its final disposition, provided that such payment is made upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to indemnification.

Liberty Interactive indemnifies, to the fullest extent permitted by applicable law, any person involved in any suit or action by reason of the fact that such person is a director or officer of Liberty Interactive or, at its request, a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity, against all liability, loss and expenses incurred by such person. Liberty Interactive will pay expenses of a director or officer in defending any proceeding in advance of its final disposition, provided that such payment is made upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to indemnification.

	Rights of HSNi stockholders	Rights of QVCA stockholders
Supermajority Voting Provision

Except in certain limited circumstances where stockholder approval is not required, the DGCL requires that a merger agreement be adopted by the holders of a majority of the voting power of the outstanding stock of the corporation entitled to vote thereon.

The DGCL provides that any sale, lease or exchange of all of substantially all of a corporation's property and assets requires approval of the holders of a majority of the voting power of the outstanding shares of stock of the corporation entitled to vote thereon.

In addition to the supermajority voting provisions discussed under "Charter Amendments" above, the Liberty Interactive charter provides that, subject to the rights of the holders of any series of its preferred stock, the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of its outstanding capital stock generally entitled to vote upon all matters submitted to its stockholders, voting together as a single class, is required for:

•

its merger or consolidation with or into any other corporation, provided, that the foregoing voting provision will not apply to any such merger or consolidation (1) as to which the laws of the State of Delaware, as then in effect, do not require the consent of its stockholders, or (2) that at least 75% of the members of its board of directors then in office have approved;

•

the sale, lease or exchange of all, or substantially all, of its assets, provided, that the foregoing voting provisions will not apply to any such sale, lease or exchange that at least 75% of the members of its board of directors then in office have approved; or

•

its dissolution, provided, that the foregoing voting provision will not apply to such dissolution if at least 75% of the members of its board of directors then in office have approved such dissolution.

Dissolution and Liquidation

The DGCL provides that dissolution must be approved by (i) the board of directors and (ii) the holders of a majority of the voting power of the outstanding shares of stock of the corporation entitled to vote thereon. Dissolution may also be authorized without board approval by the unanimous written consent of the stockholders.

The Liberty Interactive charter requires the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding shares of Liberty Interactive capital stock entitled to vote, voting together as a single class, in order for the corporation to dissolve (in addition to the statutorily required approval), unless at least 75% of the members of the board of directors then in office have approved such dissolution.

	Rights of HSNi stockholders	Rights of QVCA stockholders

Upon Liberty Interactive's liquidation, dissolution or winding up, QVC Group and Liberty Ventures stockholders will be entitled to receive in respect of such stock their proportionate interests in Liberty Interactive's assets, if any, remaining for distribution to holders of common stock (regardless of the Group to which such assets are then attributed) in proportion to their respective number of liquidation units per share.

Each share of QVC Group common stock is entitled to receive 0.82029 liquidation units, and each share of Liberty Ventures common stock is entitled to receive 1.26409 liquidation units.
State Anti-Takeover Statutes

Under Section 203 of the DGCL, a corporation is prohibited from engaging in a "business combination" with a stockholder who owns 15% or more of the corporation's voting stock (an interested stockholder) for three years following the date that such stockholder became an interested stockholder unless (i) prior to the date such stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in such stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owns at least 85% of the voting stock outstanding at the time the transaction commenced (subject to certain exclusions), or (iii) at or subsequent to such time, the business combination is approved by the board of directors and by the affirmative vote (but not written consent) of at least 66 2/3% of the corporation's outstanding voting stock that is not owned by the interested stockholder.

Liberty Interactive has not elected to opt-out of Section 203.
A Delaware corporation may opt out of Section 203 in its certificate of incorporation or a stockholder approved bylaw.
HSNi has elected to opt-out of Section 203.

OTHER IMPORTANT INFORMATION REGARDING THE PARTIES

Liberty Interactive

        The business address of Liberty Interactive and each of its directors and executive officers is 12300 Liberty Boulevard, Englewood, Colorado 80112, and their business telephone number at that address is (720) 875-5300. The beneficial ownership of HSNi common stock by Liberty Interactive and each of its directors and executive officers, if any, is described in "Special Factors—Security Ownership of Certain Beneficial Owners" beginning on page 118 of this proxy statement/prospectus. Each of the directors and executive officers of Liberty Interactive is a citizen of the United States, except for M. Ian G. Gilchrist, who is a citizen of both the United States and Canada.

        During the past five years neither Liberty Interactive nor any of its directors or executive officers has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

        The names and material occupations, positions, offices or employment during the past five years of the directors and executive officers of Liberty Interactive are as follows:

Directors

Name	Age	Position
John C. Malone	76	Director, Chairman of the Board
Gregory B. Maffei	57	Director, President and Chief Executive Officer
Richard N. Barton	50	Director
Michael A. George	56	Director
M. Ian G. Gilchrist	68	Director
Evan D. Malone	47	Director
David E. Rapley	76	Director
M. LaVoy Robison	82	Director
Larry E. Romrell	77	Director
Mark C. Vadon	47	Director
Andrea L. Wong	51	Director

John C. Malone

        Mr. Malone has served as the Chairman of the Board of Liberty Interactive, including its predecessors, since its inception in 1994 and served as Liberty Interactive's Chief Executive Officer from August 2005 to February 2006. Mr. Malone served as Chairman of the Board of Tele-Communications, Inc. (TCI) from November 1996 until March 1999, when it was acquired by AT&T Corp., and as Chief Executive Officer of TCI from January 1994 to March 1997.

        Mr. Malone has served as (i) Chairman of the Board of Liberty Media (including its predecessor) since August 2011 and as a director since December 2010, (ii) the Chairman of the Board of Liberty Broadband since November 2014, (iii) the Chairman of the Board of Liberty Global plc (LGP) since June 2013, having previously served as Chairman of the Board of Liberty Global, Inc. (LGI) from June 2005 to June 2013 and LGI's predecessor, Liberty Media International, Inc. (LMI) from March 2004 to June 2005 and a director of UnitedGlobalCom, Inc., now a subsidiary of LGP, from January 2002 to June 2005, (iv) a director of Discovery Communications, Inc. (Discovery) since September 2008 and a director of Discovery's predecessor, Discovery Holding Company (DHC) from May 2005 to September 2008 and as Chairman of the Board from March 2005 to September 2008, (v) a director of

Expedia, Inc. since December 2012, having previously served as a director from August 2005 to November 2012, (vi) a director of Charter since May 2013, (vii) a director of Lions Gate Entertainment Corp. (Lions Gate) since March 2015 and (viii) Chairman of the Board of Liberty Expedia since November 2016. Previously, he served as (i) the Chairman of the Board of Liberty TripAdvisor from August 2014 to June 2015, (ii) a director of Sirius XM Holdings Inc. (Sirius XM) from April 2009 to May 2013, (iii) a director of Ascent Capital Group, Inc. from January 2010 to September 2012, (iv) a director of Live Nation Entertainment, Inc. (Live Nation) from January 2010 to February 2011, (v) Chairman of the Board of DIRECTV and its predecessors from February 2008 to June 2010 and (vi) a director of IAC from May 2006 to June 2010.

Gregory B. Maffei

        Mr. Maffei has served as a director of Liberty Interactive since November 2005, and as the President and Chief Executive Officer of Liberty Interactive since February 2006. He also served as Liberty Interactive's CEO-Elect from November 2005 through February 2006. Mr. Maffei has served as the President and Chief Executive Officer of Liberty Media (including its predecessor) since May 2007, Liberty TripAdvisor since July 2013 and Liberty Broadband since June 2014. Prior thereto, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation, Chairman, President and Chief Executive Officer of 360networks Corporation, and Chief Financial Officer of Microsoft Corporation (Microsoft).

        Mr. Maffei has served as (i) a director of Liberty Media (including its predecessor) since May 2007, (ii) a director of Liberty TripAdvisor since July 2013 and as its Chairman of the Board since June 2015 and (iii) a director of Liberty Broadband since June 2014. He has served as (i) the Chairman of the Board of Sirius XM since April 2013 and as a director since March 2009, (ii) the Chairman of the Board of Live Nation since March 2013 and as a director since February 2011, (iii) the Chairman of the Board of TripAdvisor since February 2013, (iv) a director of Charter since May 2013, (v) a director of Zillow Group, Inc. (Zillow Group) since May 2005 and (vi) the Chairman of the Board of Pandora Media, Inc. since September 2017. Mr. Maffei served as (i) a director of DIRECTV and its predecessors from February 2008 to June 2010, (ii) a director of Electronic Arts, Inc. from June 2003 to July 2013, (iii) a director of Barnes & Noble, Inc. from September 2011 to April 2014 and (iv) Chairman of the Board of Starz from January 2013 until its acquisition by Lions Gate in December 2016.

Richard N. Barton

        Mr. Barton has served as a director of Liberty Interactive since December 2016. Mr. Barton is co-founder and Executive Chairman of Zillow Group and was Chief Executive Officer from December 2004 to September 2010. He has also been co-founder and Chairman of Glassdoor since January 2008. Mr. Barton has served as a venture partner at Benchmark Capital, a venture capital firm, since February 2005. Mr. Barton founded Expedia as a group within Microsoft in 1994, which was spun out as Expedia, Inc. in 1999. Mr. Barton served as Expedia, Inc.'s Chief Executive Officer and President from 1999 to 2003.

        Mr. Barton has served as Executive Chairman of Zillow Group since September 2010 and has been a member of its board of directors since its founding in December of 2004. Mr. Barton has served on the board of directors of Netflix, Inc. since 2002. Mr. Barton also served on the board of directors of Expedia, Inc. from 1999 to 2003. Mr. Barton served on the board of directors of Ticketmaster from December 2001 to August 2002.

Michael A. George

        Mr. George has served as a director of Liberty Interactive since September 2011. He has served as the President of QVC since November 2005 and as its Chief Executive Officer since April 2006. Mr. George also serves on the board of directors of several non-profit organizations. Mr. George previously held various positions with Dell, Inc. (Dell) from March 2001 to November 2005, most notably as the chief marketing officer and general manager of Dell's U.S. consumer business.

        Mr. George has served as a director of Brinker International, Inc. since March 2013.

M. Ian G. Gilchrist

        Mr. Gilchrist has served as a director of Liberty Interactive since July 2009. Mr. Gilchrist held various officer positions including Managing Director at Citigroup/Salomon Brothers from 1995 to 2008, CS First Boston Corporation from 1988 to 1995, and Blyth Eastman Paine Webber from 1982 to 1988 and served as a Vice President of Warburg Paribas Becker Incorporated from 1976 to 1982. Previously, he worked in the venture capital field and as an investment analyst.

        Mr. Gilchrist has served as a director of Liberty Media (including its predecessor) since September 2011.

Evan D. Malone

        Dr. Malone has served as a director of Liberty Interactive since August 2008. Since June 2009, he has served as President of NextFab Studio, LLC, which provides manufacturing-related technical training, product development, and business acceleration services. Since January 2008, Dr. Malone has served as the owner and manager of a real estate property management company, 1525 South Street LLC. Dr. Malone has served as co-owner and director of Drive Passion PC Services, CC, an Internet café, telecommunications and document services company, in South Africa since 2007 and served as an applied physics technician for Fermi National Accelerator Laboratory, part of the national laboratory system of the Office of Science, U.S. Department of Energy, from 1999 until 2001. He also is a founding member of Jet Wine Bar, a wine bar, and Rex 1516, a restaurant, both in Philadelphia. Since November 2016, he has served as director and president of the NextFab Foundation, an IRS 501(c)(3) private operating foundation, which provides manufacturing-related technology and education to communities affected by economic or humanitarian distress.

        Dr. Malone has served as a director of Liberty Media (including its predecessor) since September 2011 and of Sirius XM since May 2013.

David E. Rapley

        Mr. Rapley has served as a director of Liberty Interactive since July 2002, having previously served as a director during 1994. Mr. Rapley founded Rapley Engineering Services, Inc. (RESI) and served as its Chief Executive Officer and President from 1985 to 1998. Mr. Rapley also served as Executive Vice President of Engineering of VECO Corp. Alaska (a company that acquired RESI in 1998) from January 1998 to December 2001. Mr. Rapley served as the President and Chief Executive Officer of Rapley Consulting, Inc. from January 2000 to December 2014. From 2003 to 2013, Mr. Rapley was a director of Merrick & Co., a private firm providing engineering and other services to domestic and international clients. From 2008 to 2011, Mr. Rapley was chairman of the board of Merrick Canada ULC.

        Mr. Rapley has served as a director of Liberty Media (including its predecessor) since September 2011. He has served as a director of LGP since June 2013, having previously served as a director of LGI from June 2005 to June 2013 and as a director of LMI from May 2004 to June 2005.

M. LaVoy Robison

        Mr. Robison has served as a director of Liberty Interactive since June 2003. Mr. Robison served as the executive director of The Anschutz Foundation, a private foundation, from January 1998 to November 2010 and has served as a board member of that foundation since January 1998. He has also served as a deputy director of the American Museum of Western Art—The Anschutz Collection since February 2011. Prior to joining The Anschutz Foundation, he was a partner for over 25 years with KPMG LLP, having served at one point as that firm's audit partner for Liberty Interactive's former parent, TCI.

        Mr. Robison served as a director of Discovery from September 2008 to May 2017, served as a director of DHC from May 2005 to September 2008 and served as a director of LMI from June 2004 to June 2005.

Larry E. Romrell

        Mr. Romrell has served as a director of Liberty Interactive since December 2011, having previously served as a director from March 1999 to September 2011. Mr. Romrell held numerous executive positions with TCI from 1991 to 1999. Previously, Mr. Romrell held various executive positions with Westmarc Communications, Inc.

        Mr. Romrell has served as a director of Liberty Media (including its predecessor) since September 2011. He has served as a director of LGP since June 2013, having previously served as a director of LGI from June 2005 to June 2013 and as a director of LMI from May 2004 to June 2005. Mr. Romrell has served as a director of Liberty TripAdvisor since August 2014.

Mark C. Vadon

        Mr. Vadon has served as a director of Liberty Interactive since October 2015. Mr. Vadon co-founded zulily and previously served as Chairman of zulily's board of directors from October 2009 until October 2015 when Liberty Interactive completed the acquisition of zulily. Since 2013, Mr. Vadon also has served as a board member of the Vadon Foundation.

        Mr. Vadon has served on the board of directors of The Home Depot, Inc. since August 2012. From August 2014 to May 2017, Mr. Vadon served as Chairman of the board of directors of chewy.com, an internet retailer of pet food. From May 1999 to February 2008, Mr. Vadon was Chief Executive Officer of Blue Nile, Inc., which he founded in 1999 and also served as its Chairman of the board of directors from May 1999 to December 2013.

Andrea L. Wong

        Ms. Wong has served as a director of Liberty Interactive since April 2010. Ms. Wong served as President, International Production for Sony Pictures Television and President, International for Sony Pictures Entertainment from September 2011 to March 2017. She previously served as President and Chief Executive Officer of Lifetime Entertainment Services from 2007 to April 2010. Ms. Wong also served as an Executive Vice President with ABC, Inc., a subsidiary of The Walt Disney Company, from 2003 to 2007.

        Ms. Wong has served as a director of Liberty Media (including its predecessor) since September 2011, as a director of Hudson's Bay Company since September 2014, as a director of Hudson Pacific Properties, Inc. since August 2017 and as a director of Social Capital Hedosophia Holdings Corp. since September 2017.

Executive Officers

        The following lists the executive officers of Liberty Interactive (other than Gregory B. Maffei, Liberty Interactive's President and Chief Executive Officer, who also serves as a director of Liberty Interactive and is listed under "—Liberty Interactive—Directors" above).

Name	Age	Position
Richard N. Baer	60	Chief Legal Officer
Albert E. Rosenthaler	58	Chief Corporate Development Officer
Mark D. Carleton	57	Chief Financial Officer

Richard N. Baer

        Mr. Baer has served as Chief Legal Officer of Liberty Interactive, Liberty Media, Liberty TripAdvisor and Liberty Broadband since January 2016 and Liberty Expedia since March 2016. He previously served as Senior Vice President and General Counsel of Liberty Interactive and Liberty Media from January 2013 to December 2015, Liberty TripAdvisor from July 2013 to December 2015 and Liberty Broadband from June 2014 to December 2015. Previously, Mr. Baer served as Executive Vice President and Chief Legal Officer of UnitedHealth Group Incorporated from May 2011 to December 2012. He served as Executive Vice President and General Counsel of Qwest Communications International Inc. from December 2002 to April 2011 and Chief Administrative Officer from August 2008 to April 2011.

Albert E. Rosenthaler

        Mr. Rosenthaler has served as Chief Corporate Development Officer of Liberty Interactive, Liberty Media, Liberty TripAdvisor, Liberty Broadband and Liberty Expedia since October 2016. He previously served as Chief Tax Officer of Liberty Interactive, Liberty Media, Liberty TripAdvisor and Liberty Broadband from January 2016 to September 2016 and Liberty Expedia from March 2016 to September 2016. He previously served as a Senior Vice President of Liberty Interactive from April 2002 to December 2015, Liberty Media (including its predecessor) from May 2007 to December 2015, Liberty TripAdvisor from July 2013 to December 2015 and Liberty Broadband from June 2014 to December 2015.

Mark D. Carleton

        Mr. Carleton has served as Chief Financial Officer of Liberty Interactive, Liberty Media and Liberty Broadband since October 2016. He previously served as Chief Development Officer of Liberty Interactive, Liberty Media, Liberty Broadband and Liberty TripAdvisor from January 2016 to September 2016, as a Senior Vice President of Liberty Interactive from November 2014 to December 2015, of Liberty Media from January 2013 to December 2015, of Liberty Broadband from October 2014 to December 2015, and as a Senior Vice President of predecessors of Liberty Media from December 2003 to January 2013. Prior to that time, Mr. Carleton served as a partner at KPMG LLP.

Merger Sub

        The business address of Merger Sub and each of its directors and executive officers is 12300 Liberty Boulevard, Englewood, Colorado 80112, and their business telephone number at that address is (720) 875-5300. The beneficial ownership of HSNi common stock by Merger Sub and each of its directors and officers, if any, is described in "Special Factors—Security Ownership of Certain Beneficial Owners" beginning on page 118 of this proxy statement/prospectus. Each of the directors and executive officers of Merger Sub is a citizen of the United States.

        During the past five years none of Merger Sub or any of its directors and executive officers have been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

        Set forth in the table below is the name, age and position of each director and executive officer of Merger Sub. Each such person has held his position since June 2017. Their material occupations, positions, offices or employment during the past five years are described above under "—Liberty Interactive—Directors" and "—Liberty Interactive—Executive Officers."

Name	Age	Position
Gregory B. Maffei	57	Director, President and Chief Executive Officer
Richard N. Baer	60	Director, Chief Legal Officer
Mark D. Carleton	57	Chief Financial Officer

HSNi

        The business address of HSNi and each of its directors and executive officers is 1 HSN Drive, St. Petersburg, Florida, 33729, and their business telephone number at that address is (727) 872-1000. Each of the directors and executive officers of HSNi is a citizen of the United States, except for Maria D. Martinez who is a citizen of both the United States and Spain.

        During the past five years neither HSNi nor any of its directors or executive officers has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

        The names and material occupations, positions, offices or employment during the past five years of the directors and executive officers of HSNi are as follows:

Directors

Name	Age	Position
Courtnee Chun	43	Director
William Costello	71	Director
Fiona Dias	51	Director
James M. Follo	58	Director
Stephanie Kugelman	70	Director
Arthur C. Martinez	78	Director, Chairman of the Board
Thomas J. McInerney	53	Director
Matthew E. Rubel	59	Director
Ann Sarnoff	56	Director

Courtnee Chun

        Ms. Chun has served as a member of HSNi's Board of Directors since May 2013. Ms. Chun is Senior Vice President of Investor Relations for Liberty Interactive and Liberty Media. Prior to joining Liberty Media in 2008, Ms. Chun held executive level positions at Level 3 and New Global Telecom (NGT), where she served as Chief Financial Officer. Prior to NGT, Ms. Chun received extensive transaction experience in mergers and acquisitions and the financial markets at FirstWorld Communications and at J.P. Morgan. Ms. Chun currently serves on the board of advisors for ACE Scholarships Colorado. Ms. Chun was nominated as a director of HSNi by Liberty Interactive.

William Costello

        Mr. Costello has served as a member of HSNi's Board of Directors since August 2008. Until his retirement in March 2007, Mr. Costello served in a number of executive positions with QVC. He joined QVC as its Chief Financial Officer in November 1989, became President of QVC International in July 2001 and Chief Operating Officer in May 2002. Prior to joining QVC, Mr. Costello served as Chief Financial Officer, then Chief Operating Officer and a member of the board of directors of Best Products, a catalog showroom retailer. Prior to joining Best Products, Mr. Costello was a partner at KPMG LLP. Mr. Costello was nominated as a director of HSNi by Liberty Interactive.

Fiona Dias

        Ms. Dias has served as a member of HSNi's Board of Directors since July 2016. Ms. Dias is currently Principal Digital Partner at Ryan Retail Consulting, a global consulting firm, and has held this position since January 2015. Previously, she was Chief Strategy Officer of ShopRunner, an online shopping service, from August 2011 to October 2014. Before that, she was Executive Vice President, Strategy & Marketing, of GSI Commerce, Inc., a provider of digital commerce solutions from February 2007 to June 2011. Prior to 2007, Ms. Dias was Executive Vice President and Chief Marketing Officer of Circuit City Stores, Inc., a specialty retailer of consumer electronics, and also held senior marketing positions with PepsiCo, Pennzoil-Quaker State Company and The Procter & Gamble Company. Ms. Dias currently serves on the board of directors of Advance Auto Parts, Inc., a specialty retailer, since September 2009 and Realogy Holdings Corp, a real estate brokerage company, since June 2013. Ms. Dias previously served as a director of Choice Hotels, Inc., a hotel franchisor, from November 2004 to April 2012.

James M. Follo

        Mr. Follo has served as a member of HSNi's Board of Directors since August 2008. Since January 2014, Mr. Follo has served as Executive Vice President and Chief Financial Officer of The New York Times Company, a diversified media company that includes newspapers and internet businesses. From 2007 to 2014, Mr. Follo served as Senior Vice President and Chief Financial Officer. From July 1998 through March 2006, Mr. Follo served in various senior financial management positions at Martha Stewart Living Omnimedia, Inc., an integrated media and merchandising company, most recently as Chief Financial and Administrative Officer. Mr. Follo is a certified public accountant.

Stephanie Kugelman

        Ms. Kugelman has served as a member of HSNi's Board of Directors since August 2008. Ms. Kugelman currently serves as a principal of A.S.O., A Second Opinion, a brand consultancy firm that she founded in 2007 and since January 2015 as Vice Chairman at Solera Capital, a private equity firm. Prior to that, for 36 years and until her retirement in 2007, Ms. Kugelman was employed by Young & Rubicam, a marketing and communications company specializing in advertising, public relations, direct marketing and brand identity consulting. During her tenure at Young & Rubicam, Ms. Kugelman served in increasingly senior roles, most recently as Vice Chairman and Chief Strategic Officer from June 2001 to March 2007 and as Chairman and Chief Executive Officer of Young & Rubicam's New York office from May 1999 to May 2001. Ms. Kugelman continues to serve as a Vice Chairman Emeritus at Young & Rubicam. From December 2008 to August 2017 she was also a member of the board of directors of Whole Foods Market, Inc., the world's largest retailer of natural and organic foods.

Arthur C. Martinez

        Mr. Martinez has served as the Chairman of HSNi's Board of Directors since August 2008. Mr. Martinez retired in 2000 as Chairman of the Board, President and Chief Executive Officer of Sears Roebuck and Co., positions he held since 1995. From 1992 to 1995, he was Chairman and Chief Executive Officer of the former Sears Merchandise Group, the fourth largest broadline retailer with approximately 3,900 retail stores. From 1990 to 1992, Mr. Martinez served as Vice Chairman and a director of Saks Fifth Avenue, a fashion retail organization. Mr. Martinez is Executive Chairman of Abercrombie & Fitch Co. Mr. Martinez also previously served on the board of directors of American International Group, Inc., Kate Spade and Company, International Flavors & Fragrances Inc. where he served as lead director, IAC and PepsiCo, Inc. In addition, Mr. Martinez serves as a Trustee of Greenwich Hospital, Northwestern University, Norton Museum of Art, the Chicago Symphony Orchestra and Maine Coast Heritage Trust.

Thomas J. McInerney

        Mr. McInerney has served as a member of HSNi's Board of Directors since August 2008. Mr. McInerney has served as Chief Executive Officer of Altaba, Inc. since June 2017, and been a member of the board of directors of Altaba, Inc. since April 2012. Mr. McInerney was a member of the Strategic Review Committee of Yahoo's board of directors from January 2016 until June 2017, and its Chairman from April 2016 until June 2017. Previously, Mr. McInerney served as Executive Vice President and Chief Financial Officer of IAC, an Internet company, from January 2005 to March 2012. From January 2003 through December 2005, he also served as Chief Executive Officer of the retailing division of IAC (which included HSNi and Cornerstone Brands). From May 1999 to January 2003, Mr. McInerney served as Executive Vice President and Chief Financial Officer of Ticketmaster, formerly Ticketmaster Online-CitySearch, Inc., a live entertainment ticketing and marketing company. From 1986 to 1988 and from 1990 to 1999, Mr. McInerney worked at Morgan Stanley, a global financial services firm, most recently as a Principal. Mr. McInerney also serves on the boards of directors of ILG, a provider of professionally delivered vacation experiences in the alternative lodging industry, and Match Group, Inc., a provider of dating products.

Matthew E. Rubel

        Mr. Rubel has served as a member of HSNi's Board of Directors since September 2013. Mr. Rubel is currently an independent advisor and investor. He served as President and Chief Executive Officer of Varsity Brands from February 2016 to February 2017. From 2015 to 2016, Mr. Rubel also served as a Senior Advisor with Roark Capital Croup, a leading middle market private equity firm. From 2011 to 2015, Mr. Rubel served as a Senior Advisor to TPG Capital. Until 2011, Mr. Rubel was the Chairman, President and Chief Executive Officer of Collective Brands, a leading retailer and marketer of lifestyle, fashion and performance brands. Mr. Rubel joined Collective Brands in 2005 as Chief Executive Officer and President. Mr. Rubel's extensive merchandising and retailing background includes serving as Chairman, President and CEO of Cole Haan from 1999 to 2005. Prior to that, Mr. Rubel served as Executive Vice President of J. Crew Group and CEO of Popular Club Plan. Mr. Rubel has led a number of other top brands, including as President and Chief Executive Officer of Pepe Jeans, USA, as well as managing Revlon Inc.'s prestige cosmetic brands as President of the Specialty Store Division. Mr. Rubel also served as Executive Vice President of Murjani International Ltd., where he was in charge of the Tommy Hilfiger businesses. Mr. Rubel is also a director and serves as Chairman of the Governance Committee for Hudson's Bay Company. Mr. Rubel previously served as Chairman and a director at Collective Brands, Inc. Formerly, Mr. Rubel was a member of the board of directors of SUPERVALU Inc. and served as Chairman of its Leadership Development and Compensation Committee. A White House appointee, Mr. Rubel serves on the United States Trade Representative

(USTR) Advisory Committee for Trade Policy and Negotiations. Mr. Rubel is on the Board of the University of Miami Business School.

Ann Sarnoff

        Ms. Sarnoff has served as a member of HSNi's Board of Directors since December 2012. Since August 2015, Ms. Sarnoff has served as the President of BBC Worldwide Americas, a media company that delivers high-quality, innovative and intelligent programming. Ms. Sarnoff is responsible for the company's businesses in North and South America. Ms. Sarnoff is responsible for the company's North American businesses. From 2010 through July 2015, she served as Chief Operating Officer of BBC Worldwide North America. She also sits on the board, the operating committee and the editorial committee of BBC America, a joint venture with AMC Networks. From 2006 until joining the BBC in 2010, Ms. Sarnoff was President of Dow Jones Ventures and Senior Vice President of Strategy for Dow Jones & Company, Inc. Previously, Ms. Sarnoff served for two years as Chief Operating Officer of the Women's National Basketball Association and spent ten years at Viacom Inc. where she ultimately became Chief Operating Officer for VH1 and Country Music Television. Ms. Sarnoff is a member of the board of directors of PayPal Holdings, Inc. and Georgetown University as well as the vice chair of the board of advisors at McDonough School of Business at Georgetown. She is the vice president of the board of The Women's Forum of New York and on the board of the Harvard Business School Women's Association of New York. Ms. Sarnoff earned a Bachelor of Science degree from Georgetown University and a Masters in Business Administration from Harvard Business School. She has been named one of the Most Powerful Women in Cable by CableFAX Magazine.

Executive Officers

        The following lists the executive officers of HSNi.

Name	Age	Position
Judy A. Schmeling	57	Chief Operating Officer, HSNi and President, Cornerstone Brands, Inc.
William C. Brand	52	President, HSN and Chief Marketing Officer, HSNi
Rod R. Little	48	Chief Financial Officer
Gregory J. Henchel	50	Chief Legal Officer and Secretary
Maria D. Martinez	49	Chief Human Resources Officer

Judy A. Schmeling

        Ms. Schmeling has been a member of the Office of the Chief Executive since May 2017, and has served as President of Cornerstone Brands, Inc. since August 2016 and Chief Operating Officer of HSNi since May 2013. Ms. Schmeling served as Chief Financial Officer of HSNi from August 2008 through December 2016. Ms. Schmeling has also held positions of increasing responsibility with HSN, one of HSNi's two operating segments, since joining the Company in September 1994. From February 2002 through August 2008, she served as Executive Vice President and Chief Financial Officer of HSN, when it was IAC Retailing. From November 1999 to February 2002, Ms. Schmeling served as Senior Vice President, Finance; from January 2001 to February 2002, served as Chief Operating Officer of HSN's international operations, and from January 1998 to November 1999, as Vice President, Strategic Planning and Analysis. Ms. Schmeling served as Director of Investor Relations and Operating Vice President, Finance of HSN from September 1994 to January 1998 during the time in which HSN was a separately traded public company. Prior to joining HSN, Ms. Schmeling was Managing Director of Tunstall Consulting, Inc., a corporate financial planning firm, from 1986 to 1994. Ms. Schmeling began her career at Deloitte & Touche, an international public accounting firm, where she held various positions of increasing responsibility from 1982 to 1986. Ms. Schmeling also serves on the Board of

Directors, as Chair of the Audit Committee, and as a member of the Corporate Governance Committee of Constellation Brands, Inc., a premium wine, beer and spirits company.

William C. Brand

        Mr. Brand has been a member of the Office of the Chief Executive since May 2017, and has served as President of HSN and Chief Marketing Officer of HSNi since March 2013. Prior to that, since joining the Company in 2006, Mr. Brand has held positions of increasing responsibility with HSN, one of HSNi's two operating segments. Most recently, Mr. Brand served as Executive Vice President of Programming, Marketing and Business Development for HSN. Prior to joining HSN, from 2001 to 2006, Mr. Brand served as Senior Vice President of Reality Programming for Lifetime. Previously, Mr. Brand was Vice President of Programming and Production at VH1 for five years. Mr. Brand is on the Board of Directors for Habitat for Humanity International, the Moffitt Cancer Center Foundation and the National Retail Federation Foundation.

Rod R. Little

        Mr. Little has been a member of the Office of the Chief Executive since May 2017, and has served as Chief Financial Officer of HSNi since January 2017. Mr. Little previously served as Executive Vice President and Chief Financial Officer of Elizabeth Arden, Inc. from April 2014 to November 2016. Prior to joining Elizabeth Arden, Mr. Little spent 17 years with Procter & Gamble where he held numerous positions of increasing responsibility in Procter & Gamble's divisional and corporate finance organization, ultimately serving as the chief finance officer of their global salon professional division from 2009 until 2014. Mr. Little also served for five years in the United States Air Force prior to joining Procter & Gamble in 1997.

Gregory J. Henchel

        Mr. Henchel has served as Chief Legal Officer and Secretary of HSNi since February 2010. Prior to joining HSNi, Mr. Henchel was Senior Vice President and General Counsel of Tween Brands, Inc., a specialty retailer, from October 2005 to February 2010 and served as the company's Secretary from August 2008 to February 2010. From May 1998 to October 2005, Mr. Henchel held positions of increasing responsibility with Cardinal Health, Inc., a global medical device, pharmaceutical and healthcare technology company. From 2001 to 2005, Mr. Henchel served as Assistant General Counsel of Cardinal Health and from 1998 to 2001, Mr. Henchel served as Senior Litigation Counsel. Prior to his service at Cardinal Health, Mr. Henchel was an associate with the law firm of Jones Day from September 1993 to May 1998. Mr. Henchel also served on the Board of Directors of the Electronic Retailing Association from 2010 to 2013.

Maria D. Martinez

        Ms. Martinez has served as Chief Human Resources Officer of HSNi since June 2014. In February 2015, Ms. Martinez was elected as an executive officer of the Company. From July 2010 to June 2014, Ms. Martinez was the Senior Vice President overseeing the talent management function for HSN and human resources and talent development for the Cornerstone brands. She has held positions of increasing responsibility with the Company since initially joining the Company in 1995. Prior to re-joining the Company in 2010, Ms. Martinez served as the Vice President, Human Resources for the Laser Spine Institute from September 2008 to June 2010 where she established the company's human resources function and supported the expansion of the organization's business to multiple sites. She has also held senior-level positions in human resources for Bausch & Lomb from April 2007 to September 2008 and Darden Restaurants from July 2005 to April 2007. Ms. Martinez serves as President of the Board of Girls Inc. of Pinellas and was recently appointed to the Board of Directors for Good360 and the Board of Managers for MGT of America, LLC. She has also served as a mentor through the USF Corporate Mentor Program and volunteers at Metropolitan Ministries in Tampa. In 2015, 2016, and 2017 Ms. Martinez received the distinguished honor of being named by Cablefax Magazine as one of the Most Influential Minorities in Cable.

 THE HSNi SPECIAL MEETING

Time, Place and Date

        The HSNi special meeting will be held at 10:00 a.m., local time, on December 29, 2017, at HSNi's corporate headquarters, located at 1 HSN Drive, St. Petersburg, Florida 33729, telephone (727) 872-1000.

Purpose of the HSNi Special Meeting

        At the HSNi special meeting, the HSNi stockholders will be asked to consider and vote upon:

  •
  the merger agreement proposal;

  •
  the adjournment proposal; and

  •
  the non-binding compensation advisory proposal.

Recommendation of the HSNi Board

        The HSNi board recommends that the HSNi stockholders vote:

  •
  "FOR" the merger agreement proposal;

  •
  "FOR" the adjournment proposal; and

  •
  "FOR" the non-binding compensation advisory proposal.

        See "Special Factors—HSNi's Purpose and Reasons for the Merger and Other Proposals; Recommendations of the Special Committee and HSNi Board; Fairness of the Merger."

HSNi Record Date; Stock Entitled to Vote

        Only HSNi stockholders, as recorded in HSNi's stock register as of the HSNi record date for the HSNi special meeting, are entitled to notice of and to vote at the HSNi special meeting or any adjournment or postponement thereof.

Quorum

        In order to conduct the business of the HSNi special meeting, a quorum must be present. A quorum will exist at the HSNi special meeting if the holders of a majority of the voting power of all of the shares of HSNi common stock issued and outstanding and entitled to vote on the HSNi record date are present in person or represented by proxy at the HSNi special meeting. All shares represented by proxy are counted as present for purposes of establishing a quorum, including abstentions. If a broker is a record holder of your shares and it indicates on the form of proxy that the broker does not have discretionary authority to vote those shares, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares will not be treated as present for purposes of determining the presence of a quorum, unless you instruct your broker how to vote those shares. If a quorum is not established with respect to the HSNi special meeting, the chairman of the meeting or the HSNi stockholders present may adjourn the meeting despite the absence of a quorum.

        If you submit a properly executed proxy card, even if you do not vote for some or all of the proposals or vote to "abstain" in respect of some or all of the proposals, your shares of HSNi common stock will be counted for purposes of determining whether a quorum is present at the HSNi special meeting.

Required Vote

        Approval of the merger agreement proposal requires the affirmative vote of a majority of the aggregate voting power of HSNi common stock outstanding and entitled to vote on such proposal, voting together as a single class. Your abstention or failure to vote will have the same effect as a vote "AGAINST" the merger agreement proposal (assuming a quorum is present).

        Approval of each of the adjournment proposal and the non-binding compensation advisory proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on such proposal. Your abstention or failure to vote will have no effect on the adjournment proposal or the non-binding compensation advisory proposal (assuming a quorum is present).

        At the HSNi special meeting, each HSNi stockholder will have one vote per share that HSNi's records show is owned by such HSNi stockholder as of the close of business on the HSNi record date.

Outstanding Shares

        As of the HSNi record date, there were 52,434,369 shares of HSNi common stock outstanding and entitled to vote at the HSNi special meeting, held by approximately 1,229 record holders (which amounts do not include the number of HSNi stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one HSNi stockholder).

Voting Procedures for Record Holders

        HSNi stockholders, whether holding shares directly as stockholders of record or beneficially in "street name," may vote via the Internet by going to the web address provided on the enclosed proxy card and following the instructions for Internet voting; by telephone using the toll-free telephone number listed on the enclosed proxy card; or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

        HSNi stockholders of record may vote in person by ballot at the HSNi special meeting or by submitting their proxies:

  •
  via the Internet until 5:00 p.m. Eastern Time on December 28, 2017;

  •
  by telephone until 5:00 p.m. Eastern Time on December 28, 2017; or

  •
  by completing, signing and returning your proxy or voting instruction card via mail to be received before 5:00 p.m. Eastern Time on December 28, 2017.

        HSNi stockholders who hold their shares in "street name" by a broker, nominee, fiduciary or other custodian should refer to the proxy card, voting instruction form or other information forwarded by their broker, nominee, fiduciary or other custodian for instructions on how to vote their shares.

  Voting in Person

        Shares of HSNi common stock held directly in your name as stockholder of record may be voted in person by ballot at the HSNi special meeting. If you choose to vote your shares in person at the HSNi special meeting, please bring your enclosed proxy card and government issued proof of identification. Even if you plan to attend the HSNi special meeting, the HSNi board recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the HSNi special meeting.

        If you are a beneficial holder, you will receive separate voting instructions from your broker, bank or other nominee explaining how to vote your shares. Please note that if your shares are held in "street name" by a broker, bank or other nominee and you wish to vote at the HSNi special meeting, you will not be permitted to vote in person unless you first obtain a legal proxy issued in your name from the record owner. You are encouraged to request a legal proxy from your broker, bank or other nominee promptly as the process can be lengthy.

  Voting by Proxy

        Whether you hold your shares of HSNi common stock directly as the stockholder of record or beneficially in "street name," you may direct your vote by proxy without attending the HSNi special meeting. HSNi stockholders of record can vote by proxy via the Internet, by telephone or by mail by following the instructions provided in the enclosed proxy card.

        Your vote is important. Accordingly, please sign and return the enclosed proxy card whether or not you plan to attend the HSNi special meeting in person.

        If you submit an executed proxy but do not indicate how you want to vote, your vote will be counted as a vote "FOR" the approval for each of the merger agreement proposal, the adjournment proposal and the non-binding compensation advisory proposal.

        If you submit a proxy in which you indicate that you abstain from voting, your shares will count as present for purposes of determining a quorum, but will have the same effect as a vote "AGAINST" the merger agreement proposal but will have no effect on the adjournment proposal or the non-binding compensation advisory proposal (assuming a quorum is present).

        If you do not submit a proxy or you do not vote in person at the HSNi special meeting, your shares will not be counted as present and entitled to vote for purposes of determining a quorum. Your failure to vote will have the same effect as a vote "AGAINST" the merger agreement proposal, but will have no effect on the adjournment proposal or the non-binding compensation advisory proposal (assuming a quorum is present).

Revoking a Proxy

        If you are a stockholder of record of HSNi, whether you vote by telephone, Internet or mail, you can change or revoke your proxy before it is voted at the HSNi special meeting in one of the following ways:

  •
  submit a new proxy card bearing a later date;

  •
  vote again by telephone or the Internet at a later time;

  •
  give written notice before the meeting to the HSNi Corporate Secretary at the above address stating that you are revoking your proxy; or

  •
  attend the HSNi special meeting and vote your shares in person. Please note that your attendance at the meeting will not alone serve to revoke your proxy.

Proxy Solicitation Costs

        The enclosed proxy card is being solicited on behalf of the HSNi board. In addition to solicitation by mail, HSNi's directors, officers and employees may solicit proxies in person, by telephone or by electronic means. These persons will not be specifically compensated for doing this.

        HSNi has retained Georgeson to assist in the solicitation process. HSNi will pay Georgeson a fee of approximately $5,000, as well as reasonable and documented out-of-pocket expenses. HSNi also has agreed to indemnify Georgeson against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions).

        HSNi will ask banks, brokers and other custodians, nominees and fiduciaries to forward the proxy solicitation materials to the beneficial owners of shares of HSNi common stock held of record by such nominee holders. HSNi will reimburse these nominee holders for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.

Other Information

        The matters to be considered at the HSNi special meeting are of great importance to HSNi stockholders. Accordingly, you are urged to read and carefully consider the information contained in or incorporated by reference into this proxy statement/prospectus and submit your proxy via the Internet or by telephone or complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope. If you submit your proxy via the Internet or by telephone, you do not need to return the enclosed proxy card.

Assistance

        If you need assistance in completing your proxy card or have questions regarding the HSNi special meeting, please contact:

Georgeson LLC
1290 Avenue of the Americas, 9th Floor
New York, NY 10104
(888) 206-5896

or

HSN, Inc.
1 HSN Drive
St. Petersburg, FL 33729
Attn.: Investor Relations
1 (727) 872-1000
ir@hsn.net

Vote of HSNi's Directors and Executive Officers

        At the close of business on the HSNi record date, HSNi's directors and executive officers, as a group, owned and were entitled to vote 429,135 shares of HSNi common stock, or less than 1% of the total outstanding shares of HSNi common stock entitled to vote at the HSNi special meeting.

        HSNi currently expects that all of its directors and executive officers will vote their shares "FOR" the merger agreement proposal, "FOR" the adjournment proposal and "FOR" the non-binding compensation advisory proposal.

Vote of Liberty Interactive

        As of the close of business on the HSNi record date, Liberty Interactive beneficially owned and was entitled to vote 20,016,167 shares of HSNi common stock, or approximately 38.2% of the total outstanding shares of HSNi common stock entitled to vote at the HSNi special meeting. Liberty Interactive has agreed under the merger agreement that, unless the HSNi board effects an adverse recommendation change in accordance with the terms of the merger agreement, Liberty Interactive will be present (in person or by proxy) and vote (or cause to be voted), or with respect to any written consent solicitation, deliver (or cause to be delivered), a written consent with respect to all of the shares of HSNi common stock beneficially owned or owned of record by it or any of its subsidiaries or affiliates as of the applicable record date for the following, subject to certain exceptions: (i) in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, and any related proposals in furtherance of the merger, (ii) in favor of any proposal to adjourn or postpone any such meeting to a later date if there are not sufficient votes to adopt the merger agreement and/or if there are not sufficient shares present in person or by proxy at such meeting to constitute a quorum and (iii) in favor of any other matter necessary to consummate the transactions contemplated by the merger agreement. See "Special Factors—The Merger Agreement—Liberty Interactive Voting Obligations."

Attending the HSNi Special Meeting

        You are entitled to attend the HSNi special meeting only if you were a stockholder of record of HSNi as of the at the close of business on the HSNi record date or you held your shares of HSNi common stock beneficially in the name of a broker, bank or other nominee as of the close of business on the HSNi record date, or you hold a valid proxy for the HSNi special meeting.

        If you were a stockholder of record of HSNi as of the close of business on the HSNi record date and wish to attend the HSNi special meeting, please so indicate on the appropriate proxy card or as prompted by the Internet or telephone voting system. Your name will be verified against the list of HSNi stockholders of record prior to your being admitted to the HSNi special meeting.

        If a broker, bank or other nominee is the record owner of your shares of HSNi common stock, you will need to have proof that you are the beneficial owner at the close of business on the HSNi record date to be admitted to the HSNi special meeting. A recent account statement or letter from your broker, bank or other nominee confirming your beneficial ownership as of the HSNi record date, or presentation of a valid proxy from a broker, bank or other nominee that is the record owner of your shares, would be acceptable proof of your beneficial ownership.

        You should be prepared to present government issued photo identification for admittance. If you do not provide photo identification or comply with the other procedures outlined above upon request, you might not be admitted to the HSNi special meeting.

Stockholder List

        A complete list of HSNi stockholders entitled to vote at the HSNi special meeting will be available for examination by any such stockholder for a period of at least ten days prior to the HSNi special meeting. This stockholder list will be available for inspection during ordinary business hours at HSNi's principal place of business located at 1 HSN Drive, St. Petersburg, Florida 33729.

Results of the HSNi Special Meeting

        The preliminary voting results will be announced at the HSNi special meeting. In addition, within four business days following the HSNi special meeting, HSNi intends to file the final voting results with the SEC on a Current Report on Form 8-K. If the final voting results have not been certified within that four business day period, HSNi will report the preliminary voting results on a Current Report on Form 8-K at that time and will file an amendment to the Current Report on Form 8-K to report the final voting results within four business days of the date that the final results are certified.

        HSNi STOCKHOLDERS SHOULD CAREFULLY READ THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY FOR MORE DETAILED INFORMATION CONCERNING THE MERGER AGREEMENT PROPOSAL AND THE OTHER MATTERS TO BE VOTED ON AT THE HSNi SPECIAL MEETING.

Householding

        To reduce the expense of delivering duplicate proxy materials to HSNi stockholders who may have more than one account holding HSNi common stock but who share the same address, HSNi has adopted a procedure approved by the SEC called "householding." Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of this proxy statement/prospectus until such time as one or more of these stockholders notifies HSNi that they want to receive separate copies. In addition, the broker, bank or other nominee for any stockholder who is a beneficial owner of HSNi common stock may deliver only one copy of this proxy statement/prospectus to multiple HSNi stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the HSNi stockholders. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. HSNi stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions. If, now or in the future, you no longer wish to participate in householding and would prefer to receive a separate proxy statement/prospectus or other proxy materials, please notify HSNi by calling HSNi's Investor Relations Department at (727) 872-1000 or by sending a written request to HSNi's Investor Relations Department at HSN, Inc., 1 HSN Drive, St. Petersburg, Florida 33729, Attn.: Investor Relations, email: ir@hsn.net, and HSNi will promptly deliver a separate copy of these materials. Record owners who are receiving multiple copies and wish to receive only one, please call HSNi's Investor Relations Department at the number listed above or send a written request to HSNi's Investor Relations Department at the address listed above.

HSNi PROPOSALS

HSNi Proposal 1: The Merger Agreement Proposal

        HSNi is asking the HSNi stockholders to consider and vote on the adoption of the merger agreement, which provides for the terms and conditions of the merger. In the merger, each HSNi stockholder (other than Liberty Interactive and its wholly owned subsidiaries) will receive 1.650 shares of Liberty QVCA common stock, in exchange for each share of HSNi common stock held by such holder immediately prior to the effective time. For a detailed discussed of the merger and the merger agreement, see "Special Factors—The Merger Agreement."

        As discussed in the section entitled "Special Factors—HSNi's Purpose and Reasons for the Merger and Other Proposals; Recommendations of the Special Committee and HSNi Board; Fairness of the Merger," the HSNi board, acting on the recommendation of the Special Committee, has determined the proposed merger to be advisable, fair to and in the best interests of HSNi and the HSNi stockholders.

        The approval by the HSNi stockholders of the merger agreement proposal is required by Section 251 of the DGCL and is a condition to the completion of the merger. If the merger agreement proposal is not approved, the merger will not occur.

  Required Vote

        Approval of the merger agreement proposal requires the affirmative vote of a majority of the aggregate voting power of HSNi common stock outstanding and entitled to vote on the proposal, voting together as a single class. Your abstention or failure to vote will have the same effect as a vote "AGAINST" the merger agreement proposal.

  Vote Recommendation

        The HSNi board recommends a vote "FOR" the merger agreement proposal.

HSNi Proposal 2: The Adjournment Proposal

        HSNi stockholders are also being asked to consider and vote on a proposal to adjourn or postpone the HSNi special meeting, if necessary and for a minimum period of time reasonable under the circumstances, to ensure that any necessary supplement or amendment to this proxy statement/prospectus is provided to HSNi stockholders a reasonable amount of time in advance of the HSNi special meeting, or to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

        The approval by the HSNi stockholders of the adjournment proposal is not a condition to the completion of the merger.

  Required Vote

        Approval of the adjournment proposal requires the affirmative vote of holders of a majority of the votes cast affirmatively or negatively. Your abstention or failure to vote will have no effect on the outcome of the vote (assuming a quorum is present).

  Vote Recommendation

        The HSNi board recommends a vote "FOR" the adjournment proposal.

HSNi Proposal 3: The Non-Binding Compensation Advisory Proposal

        As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, which were enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, HSNi is required to provide the HSNi stockholders the opportunity to vote to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to HSNi's named executive officers that is based on or otherwise relates to the merger, as described in the section entitled "Special Factors—Interests of Certain Persons of HSNi in the Merger." Accordingly, HSNi stockholders are being provided the opportunity to cast an advisory vote on such payments.

        As an advisory vote, this proposal is not binding upon HSNi or the HSNi board, and approval of this proposal is not a condition to completion of the merger. Because the merger-related executive compensation to be paid in connection with the merger is based on the terms of the merger agreement as well as the contractual arrangements with HSNi's named executive officers, such compensation will be payable, regardless of the outcome of this advisory vote, if the merger agreement is adopted (subject only to the contractual conditions applicable thereto). However, HSNi seeks the support of the HSNi stockholders and believes that HSNi stockholder support is appropriate because HSNi has a comprehensive executive compensation program designed to link the compensation of its executives with HSNi's performance and the interests of HSNi stockholders.

  Vote Required

        Approval of the non-binding compensation advisory proposal requires the affirmative vote of holders of a majority of the votes cast affirmatively or negatively. Your abstention or failure to vote will have no effect on the outcome of the vote (assuming a quorum is present).

  Vote Recommendation

        The HSNi board recommends a vote "FOR" the non-binding compensation advisory proposal.

ADDITIONAL INFORMATION

Legal Matters

        Legal matters relating to the validity of the securities to be issued in the merger will be passed upon by Baker Botts L.L.P.

Experts

        The consolidated financial statements of Liberty Interactive and subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated by reference herein and in the proxy statement/prospectus on Form S-4/A in reliance upon the reports of KPMG LLP (KPMG), independent registered public accounting firm, incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Liberty Broadband Corporation as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated by reference herein and in the proxy statement/prospectus on Form S-4/A in reliance upon the reports of KPMG incorporated by reference herein, and upon authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of HSNi included in HSNi's Annual Report on Form 10-K for the year ended December 31, 2016, including the schedule appearing therein, and the effectiveness of HSNi's internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered certified public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Stockholder Proposals

  HSNi

        If the merger is not consummated, eligible HSNi stockholders may submit proposals for consideration at HSNi's future annual stockholder meetings. In order for a stockholder proposal to be considered for inclusion in the proxy materials for HSNi's 2018 Annual Meeting of Stockholders, proposals must be received by HSNi's Corporate Secretary no later than 5:00 p.m., Eastern Time, on December 11, 2017 and must comply with the provisions of Rule 14a-8 of the Exchange Act.

        Eligible HSNi stockholders who intend to present a proposal at HSNi's 2018 Annual Meeting of Stockholders without inclusion of the proposal in the proxy materials must provide notice no earlier than January 25, 2018 and no later than 5:00 p.m., Eastern Time, February 24, 2018 and must comply with the provisions of the HSNi bylaws. We advise you to review the HSNi bylaws, which contain these and other requirements with respect to advance notice of stockholder proposals and director nominations, including certain information that must be included concerning the HSNi stockholder making the proposal, each nominee and the proposal itself. The HSNi bylaws were filed as an exhibit to HSNi's Form 8-K filed with the SEC on February 14, 2014. HSNi's public filings can be viewed by visiting its investor relations website at http://www.hsni.com/. You may also obtain a copy, free of charge, by writing to HSNi's Corporate Secretary at HSNi's principal executive office at 1 HSN Drive, St. Petersburg, Florida 33729, Attn.: Legal Department.

  Liberty Interactive

        Liberty Interactive currently expects that its annual meeting of stockholders for the calendar year 2018 will be held during the second quarter of 2018. In order to be eligible for inclusion in Liberty Interactive's proxy materials for the 2018 annual meeting, any stockholder proposal must have been submitted in writing to Liberty Interactive's Corporate Secretary and received at Liberty Interactive's executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on December 25, 2017 unless a later date is determined and announced in connection with the actual scheduling of the annual meeting. To be considered for presentation at the 2018 annual meeting, any stockholder proposal must have been received at Liberty Interactive's executive offices at the foregoing address not earlier than February 23, 2018 and not later than March 26, 2018 to be considered for presentation at the 2018 annual meeting. If the 2018 annual meeting takes place more than 30 days before or 30 days after May 24, 2018 (the anniversary of the 2017 annual meeting), a stockholder proposal will instead be required to be received at Liberty Interactive's executive offices at the foregoing address not later than the close of business on the tenth day following the first day on which notice of the date of the 2018 annual meeting is communicated to stockholders or public disclosure of the date of the 2018 annual meeting is made, whichever occurs first, in order to be considered for presentation at the 2018 annual meeting.

        All stockholder proposals for inclusion in Liberty Interactive's proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder (regardless of whether it is included in Liberty Interactive's proxy materials), the Liberty Interactive charter and the Liberty Interactive bylaws and Delaware law.

Provisions For Unaffiliated HSNi Stockholders

        Except as may be provided to stockholders who make a written demand in accordance with DGCL 220(b), and otherwise comply with the requirements thereof, no provision has been made (1) to grant unaffiliated HSNi stockholders access to the corporate files of HSNi or any other party to the proposed merger or (2) to obtain counsel or appraisal services at the expense of HSNi or any other such party.

Where You Can Find More Information

        Liberty Interactive and HSNi file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including Liberty Interactive and HSNi, who file electronically with the SEC. The address of that site is www.sec.gov.

        Investors may also consult the website of Liberty Interactive or HSNi for more information concerning the merger. The website of Liberty Interactive is www.libertyinteractive.com. The website of HSNi is www.hsni.com. Information included on these websites is not incorporated by reference into this proxy statement/prospectus.

        Liberty Interactive has filed with the SEC a registration statement on Form S-4, of which this proxy statement/prospectus forms a part and is incorporated by reference herein. The registration statement registers the shares of Liberty QVCA common stock to be issued to HSNi stockholders in the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about the Liberty QVCA common stock. The rules and regulations of the SEC allow Liberty Interactive and HSNi to omit certain information included in the registration statement from this proxy statement/prospectus.

        In addition, the SEC allows Liberty Interactive and HSNi to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information included directly in this proxy statement/prospectus.

        This proxy statement/prospectus incorporates by reference the documents listed below that Liberty Interactive has previously filed with the SEC (File No. 001-33982); provided, however, that we are not incorporating by reference, in each case, any documents, portions of documents or information deemed to have been furnished and not filed in accordance with SEC rules. The following documents may contain important information about Liberty Interactive, its financial condition or other matters:

  •
  Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 28, 2017;

  •
  Quarterly Reports on Form 10-Q for the quarter ended March 31, 2017, filed on May 9, 2017, for the quarter ended June 30, 2017, filed on August 8, 2017, and for the quarter ended September 30, 2017, filed on November 9, 2017;

  •
  Current Reports on Form 8-K, filed on April 4, 2017 (as amended by the Current Report on Form 8-K/A, filed on April 10, 2017), April 10, 2017 (as amended by the Current Report on Form 8-K/A, filed on May 1, 2017), April 11, 2017, May 15, 2017, May 30, 2017, July 6, 2017, July 11, 2017, July 12, 2017 and November 9, 2017 (other than documents or portions of those documents deemed to be furnished but not filed); and

  •
  The description of Liberty Interactive's Series A and Series B QVC Group Common Stock contained in Liberty Interactive's Amendment No. 4 to Form 8-A on Form 8-A/A filed under the Exchange Act on June 4, 2015, and any amendment or report filed for the purpose of updating such description.

        In addition, Liberty Interactive incorporates by reference into this proxy statement/prospectus any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus. Such documents are considered to be a part of this proxy statement/prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

        You can obtain any of the documents listed above from the SEC, through the website of the SEC at the address described above, or from Liberty Interactive, at no cost, by requesting them in writing or by telephone at the following address:

Liberty Interactive Corporation
12300 Liberty Blvd.
Englewood, Colorado 80112
(720) 875-5300
Attn.: Investor Relations

        These documents are available from Liberty Interactive without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

        This proxy statement/prospectus also incorporates by reference the documents listed below that HSNi has previously filed with the SEC (File No. 01-34061); provided, however, that HSNi is not incorporating by reference, in each case, any documents, portion of documents or information deemed to have been furnished and not filed in accordance with SEC rules. The following documents contain important information about HSNi, its financial condition or other matters:

  •
  Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 24, 2017;

  •
  Quarterly Reports on Form 10-Q for the three months ended March 31, 2017, filed on May 3, 2017, for the three months ended June 30, 2017, filed on August 3, 2017, and for the three months ended September 30, 2017, filed on November 8, 2017;

  •
  Current Reports on Form 8-K, filed on April 26, 2017, May 3, 2017, May 24, 2017, July 6, 2017, August 29, 2017 and September 18, 2017 (other than documents or portions of those documents deemed to be furnished but not filed);

  •
  Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders on May 24, 2017 (filed with the SEC on April 10, 2017); and

  •
  The description of HSNi common stock contained in its Registration Statement on Form S-1 (File No. 333-152697) declared effective by the SEC on August 8, 2008.

        In addition, HSNi incorporates by reference into this proxy statement/prospectus any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the date of the HSNi special meeting. Such documents are considered to be a part of this proxy statement/prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

        You can obtain any of these documents from the SEC, without charge, through the website of the SEC at the address described above, or HSNi will provide you with copies of these documents, upon written or oral request to:

HSN, Inc.
1 HSN Drive
St. Petersburg, FL 33729
Attn.: Investor Relations
1 (727) 872-1000
ir@hsn.net

        If you are an HSNi stockholder and would like to request documents, please do so five business days before the date of the HSNi special meeting in order to receive them before the meeting. If you request any documents from Liberty Interactive or HSNi, Liberty Interactive or HSNi will mail them to you by first class mail, or by another equally prompt means, within one business day after Liberty Interactive or HSNi receives your request.

        This document is a prospectus of Liberty Interactive and is a proxy statement of HSNi for the HSNi special meeting. Neither Liberty Interactive nor HSNi has authorized anyone to give any information or make any representation about the merger or Liberty Interactive or HSNi that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that Liberty Interactive or HSNi has incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus reads only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

        The following unaudited pro forma combined financial information and related notes present the historical financial statements of Liberty Interactive Corporation ("Liberty Interactive") and HSN, Inc. ("HSNi") as if the completion of Liberty Interactive's acquisition of HSNi (the "HSNi business combination") had occurred on the dates specified below.

        On July 6, 2017, Liberty Interactive announced that it had entered into an Agreement and Plan of Merger, dated as of July 5, 2017 (the "Merger Agreement"), by and among Liberty Interactive, Liberty Horizon, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Liberty Interactive ("Merger Sub"), and HSNi. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into HSNi, with HSNi surviving as a wholly owned subsidiary of Liberty Interactive (the "Merger"). As a result of the Merger, Liberty Interactive will acquire the approximately 62% of HSNi it does not already own in an all-stock transaction, making HSNi a wholly owned subsidiary, attributed to the QVC Group tracking stock group. Liberty Interactive currently owns approximately 38% of HSNi. HSNi stockholders (other than Liberty Interactive or any of its wholly owned subsidiaries) will receive fixed consideration of 1.650 shares of Series A QVC Group common stock (the "Liberty QVCA common stock") for each share of HSNi common stock. Based on the Liberty QVCA common stock's closing price as of July 5, 2017 and the number of HSNi undiluted shares outstanding as of May 1, 2017, this equates to a total enterprise value for HSNi of $2.6 billion, and an equity value of $2.1 billion. Liberty Interactive expects to issue approximately 53.5 million shares of Liberty QVCA common stock to HSNi stockholders.

Pro Forma Information

        The unaudited pro forma financial information reflects the estimated aggregate consideration of approximately $2.0 billion, which represents the equity value of HSNi as of October 31, 2017. The consideration used in the application of acquisition accounting, after the HSNi business combination is consummated, will be based on HSNi's equity value as of the acquisition date.

        The unaudited pro forma financial information related to the HSNi business combination was prepared using the acquisition method of accounting and is based on the assumption that the HSNi business combination took place as of September 30, 2017 for purposes of the unaudited pro forma balance sheet and as of January 1, 2016 for purposes of the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 and the nine month period ended September 30, 2017.

        In accordance with the acquisition method of accounting, the actual consolidated financial statements of Liberty Interactive will reflect the HSNi business combination only from and after the date of the completion of the acquisition. Liberty Interactive has not yet undertaken a detailed analysis of the fair value of HSNi's assets and liabilities and will not complete the purchase price allocation related to the HSNi business combination until after the transaction is consummated. Accordingly, the unaudited pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material. Additionally, the differences, if any, could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and Liberty Interactive's future results of operations and financial position.

        The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not purport to represent what the results of operations or financial position of Liberty Interactive would actually have been had the business combination occurred on the dates noted

above, or to project the results of operations or financial position of Liberty Interactive for any future periods. The unaudited pro forma adjustments are based on available information and certain assumptions that Liberty Interactive's management believes are reasonable. The unaudited pro forma adjustments are directly attributable to the business combination and are expected to have a continuing impact on the results of operations of Liberty Interactive. In the opinion of Liberty Interactive's management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

        The accompanying unaudited pro forma condensed combined financial information should be read in conjunction with the notes hereto along with Liberty Interactive's and HSNi's most recent historical financial information on Forms 10-K and 10-Q incorporated by reference herein.

Liberty Interactive Corporation

Pro Forma Condensed Combined Balance Sheet

As of September 30, 2017

(unaudited)

	Historical Liberty Interactive Corporation, as reported	Pro Forma Adjustment to Eliminate Equity Method Investment in HSN	Historical HSN, as reported	Pro Forma Adjustments for the HSN Business Combination		Other Pro Forma Adjustments	Presentation Reclassifications		Pro Forma
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$895	—	20	—		(18) (f)	—		897
Trade and other receivables, net	945	—	217	—		—	—		1,162
Inventory, net	1,197	—	439	—		—	—		1,636
Other current assets	81	—	48	—		—	—		129

Total current assets	3,118	—	724	—		(18)	—		3,824

Investments in available-for-sale securities and other cost investments	2,481	—	—	—		—	—		2,481
Investments in affiliates, accounted for using the equity method	573	(198) (a)	—	—		—	—		375
Investment in Liberty Broadband measured at fair value	4,068	—	—	—		—	—		4,068
Property and equipment, net	1,117	—	212	—		—	(40)	(g)	1,289
Goodwill	6,123	—	10	1,007	(b)	—	—		7,140
Trademarks	3,302	—	254	526	(c)	—	—		4,082
Intangible assets subject to amortization, net	635	—	—	717	(d)	—	40	(g)	1,392
Other assets, at cost, net of accumulated amortization	30	—	16	—		—	—		46

Total assets	$21,447	(198)	1,216	2,250		(18)	—		24,697

Liabilities and Equity
Current liabilities:
Accounts payable	$833	—	228	—		—	—		1,061
Accrued liabilities	641	—	—	—		—	—		641
Current portion of debt	1,011	—	34	—		—	—		1,045
Other current liabilities	161	—	212	—		—	—		373

Total current liabilities	2,646	—	474	—		—	—		3,120

Long-term debt	7,050	—	438	—		—	—		7,488
Deferred income tax liabilities	4,015	9	67	467	(e)	—	—		4,558
Other liabilities	177	—	20	—		—	—		197

Total liabilities	13,888	9	999	467		—	—		15,363

Equity
Combined equity:
Series A QVC Group common stock	5	—	—	—		—	—		5
Series B QVC Group common stock	—	—	—	—		—			—
Series A Liberty Ventures common stock	1	—	—	—		—	—		1
Series B Liberty Ventures Group common stock	—	—	—	—		—			—
Series A HSN common stock	—	—	1	(1)		—	—		—
Treasury stock	—	—	—	—		—	—		—
APIC	—	(9)	965	1,035	(b)(c)(d)	(18) (f)	—		1,973
AOCI, net of tax	(157)	—	2	(2)		—	—		(157)
Retained earnings (accumulated deficit)	7,605	(198) (a)	(751)	751		—	—		7,407

Total combined equity	7,454	(207)	217	1,783		(18)	—		9,229
Noncontrolling interests in equity of combined company	105	—	—	—		—	—		105

Total equity	7,559	(207)	217	1,783		(18)	—		9,334

Total liabilities and equity	$21,447	(198)	1,216	2,250		(18)	—		24,697

See accompanying notes to unaudited pro forma condensed combined financial information

Liberty Interactive Corporation

Pro Forma Condensed Combined Statement of Operations

For the nine months ended September 30, 2017

(unaudited)

	Historical Liberty Interactive Corporation, as reported	Pro Forma Adjustment to Eliminate Equity Method Investment in HSN	Historical HSN, as reported	Pro Forma Adjustments for the HSN Business Combination		Pro Forma
	amounts in millions
Total revenue, net	$7,060	—	2,389	—		9,449
Operating costs and expenses:
Cost of goods sold	4,553	—	1,551	—		6,104
Operating expense	461	—	—	—		461
Selling, general and administrative, including stock-based compensation	777	—	671	—		1,448
Depreciation and amortization	594	—	33	113	(h)	740
Transaction costs	—	—	7	(7)	(j)	—

	6,385	—	2,262	106		8,753

Operating income	675	—	127	(106)		696
Other income (expense):
Interest expense (including amortization of deferred loan fees)	(267)	—	(12)	—		(279)
Share of earnings (losses) of affiliates	(122)	(35)	—	—		(157)
Realized and unrealized gains (losses) on financial instruments	1,186	—	—	—		1,186
Other, net	1	1	—	—		2

	798	(34)	(12)	—		752

Income (loss) before income taxes	1,473	(34)	115	(106)		1,448
Income tax (expense) benefit	(462)	13 (i)	(45)	39	(e)(i)	(455)

Net earnings (loss)	1,011	(21)	70	(67)		993
Less net earnings (loss) attributable to the noncontrolling interests	33	—	—	—		33

Net earnings (loss) attributable to Liberty Interactive shareholders	$978	(21)	70	(67)		960

Net earnings (loss) attributable to Liberty Interactive shareholders
QVC Group common stock	321	(21)	70	(67)		303
Ventures Group common stock	657					657

	$978					960

Basic earnings per share attributable to QVC Group common shareholders	$0.71					0.60
Basic earnings per share attributable to Ventures Group common shareholders	$7.73					7.73
Diluted earnings per share attributable to QVC Group common shareholders	$0.71					0.60
Diluted earnings per share attributable to Ventures Group common shareholders	$7.64					7.64
Shares used in computing earnings per share QVC Group	451					505 (k)
Shares used in computing earnings per share Ventures Group	85					85
Shares used in computing diluted earnings per share QVC Group	454					508 (k)
Shares used in computing diluted earnings per share Ventures Group	86					86

See accompanying notes to unaudited pro forma condensed combined financial information

Liberty Interactive Corporation

Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2016

(unaudited)

	Historical Liberty Interactive Corporation, as reported	Pro Forma Adjustment to Eliminate Equity Method Investment in HSN	Historical HSN, as reported	Pro Forma Adjustments for the HSN Business Combination		Presentation Reclassifications		Pro Forma
	amounts in millions
Total revenue, net	$10,647	—	3,567	—		—		14,214
Operating costs and expenses:
Cost of goods sold	6,908	—	2,351	—		—		9,259
Operating expense	707	—	—	—		—		707
Selling, general and administrative, including stock-based compensation	1,190	—	936	—		—		2,126
Depreciation and amortization	874	—	43	151	(h)	—		1,068
Loss on sale of businesses and asset impairments	—	—	31	—		(11)	(g)	20

	9,679	—	3,361	151		(11)		13,180

Operating income	968		206	(151)		11		1,034
Other income (expense):
Interest expense (including amortization of deferred loan fees)	(363)	—	(16)	—		—		(379)
Share of earnings (losses) of affiliates	(68)	(48)	—	—		—		(116)
Realized and unrealized gains (losses) on financial instruments	1,175	—	—	—		—		1,175
Gains (losses) on transactions, net	9	—	—	—		(11)	(g)	(2)
Other, net	131	1	—	—		—		132

	884	(47)	(16)	—		(11)		810

Income (loss) before income taxes	1,852	(47)	190	(151)		—		1,844
Income tax (expense) benefit	(598)	17 (i)	(71)	56	(e)(i)	—		(596)

Net earnings (loss) from continuing operations	1,254	(30)	119	(95)		—		1,248
Earning (loss) from continuing operations, net of taxes	20	—	—	—		—		20

Net earnings (loss)	1,274	(30)	119	(95)		—		1,268
Less net earnings (loss) attributable to the noncontrolling interests	39	—	—	—		—		39

Net earnings (loss) attributable to Liberty Interactive shareholders	$1,235	(30)	119	(95)		—		1,229

Net earnings (loss) attributable to Liberty Interactive shareholders
QVC Group common stock	473	(30)	119	(95)		—		467
Ventures Group common stock	762							762

	$1,235							1,229

Basic earnings per share attributable to QVC Group common shareholders	$0.99							0.88
Basic earnings per share attributable to Ventures Group common shareholders	$5.69							5.69
Diluted earnings per share attributable to QVC Group common shareholders	$0.98							0.87
Diluted earnings per share attributable to Ventures Group common shareholders	$5.64							5.64
Shares used in computing earnings per share QVC Group	476							530
Shares used in computing earnings per share Ventures Group	134							134
Shares used in computing diluted earnings per share QVC Group	481							535
Shares used in computing diluted earnings per share Ventures Group	135							135

See accompanying notes to unaudited pro forma condensed combined financial information

Notes to Unaudited Pro Forma Condensed Combined Financial Information

(1) Basis of Pro Forma Presentation

        The unaudited pro forma condensed combined balance sheet as of September 30, 2017 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2017 and for the year ended December 31, 2016 are based on (i) the historical unaudited consolidated financial statements of Liberty Interactive Corporation ("Liberty Interactive") as of and for the nine months ended September 30, 2017 contained in Liberty Interactive's Quarterly Report on Form 10-Q filed with the SEC on November 9, 2017, (ii) the historical audited consolidated financial information of Liberty Interactive as of and for the year ended December 31, 2016 contained in Liberty Interactive's Annual Report on 10-K filed with the SEC on February 28, 2017, (iii) the historical unaudited consolidated financial statements of HSN, Inc. ("HSNi") as of and for the nine months ended September 30, 2017 contained in HSNi's Quarterly Report on Form 10-Q filed with the SEC on November 8, 2017; and (iv) the historical audited consolidated financial information of HSNi as of and for the year ended December 31, 2016 contained in HSNi's Annual Report on Form 10-K filed with the SEC on February 24, 2017.

        The pro forma adjustments are included only to the extent they are (i) directly attributable to the business combination, (ii) factually supportable, and (iii) with respect to the unaudited pro forma statements of operations, expected to have a continuing impact on the combined results.

        The unaudited pro forma financial information is presented for illustrative purposes only and does not purport to represent what the results of operations or financial position of Liberty Interactive would actually have been had the transaction occurred in prior periods, or to project the results of operations or financial position of Liberty Interactive for any future periods. The unaudited pro forma adjustments are based on available information and certain assumptions that Liberty Interactive management believes are reasonable. The unaudited pro forma adjustments are directly attributable to the transaction and are expected to have a continuing impact on the results of operations of Liberty Interactive. In the opinion of Liberty Interactive management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

(2) Estimated Consideration and Pro Forma Purchase Price Allocation

        As required by acquisition accounting, an estimate of such consideration has been made at estimated fair value, which was determined based on HSNi's equity value as of October 31, 2017, $2.0 billion. The final acquisition consideration may differ significantly from the amount determined as of September 30, 2017. When the final purchase consideration is determined, such information will be included and amounts could be significant. Had the fair value of HSNi's common stock been 10% higher, total purchase consideration would have been greater by $200 million and the difference would primarily impact goodwill.

Notes to Unaudited Pro Forma Condensed Combined Financial Information (Continued)

(2) Estimated Consideration and Pro Forma Purchase Price Allocation (Continued)

        The following is a pro forma purchase price allocation as if the HSNi business combination had occurred on September 30, 2017 (amounts in millions):

Current assets	$724
Property and equipment	172
Goodwill	1,017
Indefinite-lived intangible assets	780
Definite-lived intangible assets	757
Long term assets	16
Current liabilities	(474)
Long-term debt	(438)
Deferred tax liabilities, net	(534)
Other long term liabilities	(20)

$2,000

        The final determination of the allocation of the purchase price will be based on the fair value of such assets and liabilities as of the transaction date and may change significantly from the amounts used in the pro forma purchase price allocation.

(3) Pro Forma Adjustments

        The unaudited pro forma adjustments related to the HSNi business combination included in the unaudited pro forma condensed combined financial statements are as follows:

  (a)
  Eliminate Equity Method Investment in HSNi

        As of September 30, 2017, Liberty Interactive's investment in HSNi, accounted for as an equity method investment, had a carrying value of $198 million, and was eliminated, along with the related deferred tax liability, through Additional paid-in capital in the condensed combined pro forma balance sheet.

  (b)
  Goodwill

September 30, 2017
amounts in millions
To eliminate the historical Goodwill of HSNi	$(10)
To record pro forma Goodwill for the purchase consideration in excess of the fair value of net assets acquired in connection with the HSNi business combination	1,017

Total adjustment to Goodwill	$1,007

Notes to Unaudited Pro Forma Condensed Combined Financial Information (Continued)

(3) Pro Forma Adjustments (Continued)

  (c)
  Trademarks and Trade names

September 30, 2017
amounts in millions
To eliminate the historical net book value of HSNi's Trademarks and Trade names	$(254)
To record pro forma fair value of estimated Trademarks and Trade names	780

Total adjustment to Trademarks and Trade names	$526

        The pro forma fair value of HSNi's Trademarks and Trade names was estimated based on the percentage of similar assets allocated as part of a recent Liberty Interactive acquisition within the retail category. We believe such allocation is a reasonable estimate of fair value. The final allocation will be determined by independent appraisal and could be materially different. HSNi's Trademarks and Trade names are indefinite-lived intangible assets.

  (d)
  Intangible assets subject to amortization, net

September 30, 2017
amounts in millions
To eliminate the historical net book value of HSNi's Intangible assets subject to amortization, net	$(40)
To record pro forma fair value of estimated Intangible assets subject to amortization	757

Total adjustment to Intangible assets subject to amortization, net	$717

        The pro forma fair value of HSNi's Intangible assets subject to amortization, net was estimated based on the percentage of similar assets allocated as part of a recent Liberty Interactive acquisition within the retail category. We believe such allocation is a reasonable estimate of fair value. The final allocation will be determined by independent appraisal and could be materially different. Liberty Interactive reclassified a portion of HSNi's historical property and equipment, net amount related to capitalized software to intangible assets subject to amortization, net to conform to the Liberty Interactive's presentation (see note (e) below).

  (e)
  Deferred income tax liabilities

        The adjustment to deferred income taxes was calculated by applying HSNi's statutory tax rate at September 30, 2017, 38%, to the taxable pro forma adjustments, which are Intangible assets subject to amortization and Trademarks and Trade names.

  (f)
  Other pro forma adjustments

        In the fourth quarter of 2017, HSNi's Board of Directors approved a quarterly cash dividend of $0.35 per common share. The dividend will be paid on December 15, 2017 to HSNi's stockholders of record as of December 6, 2017. The adjustment in the condensed combined pro forma balance sheet

Notes to Unaudited Pro Forma Condensed Combined Financial Information (Continued)

(3) Pro Forma Adjustments (Continued)

for dividends declared of $18 million was calculated using HSNi's shares outstanding as of September 30, 2017 of 52,432,249.

  (g)
  Presentation reclassifications

        The adjustments represent reclassifications to conform HSNi's financial statement presentation and accounting policies to those of Liberty Interactive.

  (h)
  Depreciation and amortization

        The adjustment for the nine months ended September 30, 2017 reverses historical amortization of intangible assets subject to amortization of $15 million and includes amortization of pro forma intangible assets subject to amortization of $128 million with a weighted average useful life of 5.6 years. The adjustment for the year ended December 31, 2016 reverses historical amortization of intangible assets subject to amortization of $19 million and includes amortization of pro forma intangible assets subject to amortization of $170 million with a weighted average useful life of 5.6 years.

  (i)
  Income tax (expense) benefit

        Adjustment to record taxes at Liberty's expected blended tax rate of 37%.

  (j)
  Deal-related costs

        In connection with the HSNi business combination, HSNi incurred approximately $7 million for financial advisory and legal services in the nine months ended September 30, 2017. As these fees are non-recurring, direct, incremental costs of acquisition, an adjustment has been made to exclude these costs in the unaudited pro forma condensed combined statement of operations for the corresponding period.

  (k)
  Shares used in computing earnings per share

        As of September 30, 2017, Liberty Interactive intends to issue approximately 53.5 million shares of Liberty QVCA common stock to HSNi stockholders upon completion of the HSNi business combination. Therefore pro forma shares used to compute earnings per share were calculated using Liberty Interactive historical QVC Group weighted average shares outstanding at September 30, 2017 and December 31, 2016, plus the approximately 53.5 million shares that will be issued in connection with the HSNi business combination.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

Liberty Interactive Corporation,

Liberty Horizon, Inc.,

and

HSN, Inc.

Dated as of July 5, 2017

A-i

A-ii

A-iii

Page
Section 8.10	Severability	A-74
Section 8.11	Failure or Delay Not Waiver; Remedies Cumulative	A-75
Section 8.12	Specific Performance	A-75
Section 8.13	Waiver of Jury Trial	A-75
Section 8.14	Consent to Jurisdiction	A-75
Section 8.15	Incorporation of Exhibits	A-76
Section 8.16	No Joint Venture	A-76
EXHIBITS AND SCHEDULES
Exhibit A—Amendment to Company Rights Plan
Exhibit B—Form of Surviving Corporation Certificate of Incorporation
Exhibit C—Form of Surviving Corporation Bylaws
Exhibit D—Form of Company Tax Representation Letter
Exhibit E—Form of Parent Tax Representation Letter

A-iv

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of July 5, 2017 by and among Liberty Interactive Corporation, a Delaware corporation ("Parent"), Liberty Horizon, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Parent ("Merger Sub"), and HSN, Inc., a Delaware corporation (the "Company").

RECITALS

        WHEREAS, on the date hereof, Parent beneficially owns 20,016,167 shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock", and such shares of Company Common Stock owned by Parent, the "Parent Shares"), representing approximately 38.2% of the shares of Company Common Stock issued and outstanding on June 29, 2017;

        WHEREAS, the parties intend that, subject to the terms and conditions hereinafter set forth, Merger Sub shall merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation in the Merger, on the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

        WHEREAS, the Boards of Directors of Parent and the Company (acting, in the case of the Board of Directors of the Company, upon the unanimous recommendation of a special committee thereof consisting only of independent and disinterested directors (the "Special Committee")) each have determined that the Merger is advisable and in the best interests of their respective companies and stockholders, and accordingly have agreed to effect the Merger provided for herein upon the terms and subject to the conditions set forth herein;

        WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and an inducement to Parent's and Merger Sub's entering into this Agreement and incurring the obligations set forth herein, the Company is entering into an amendment, in the form attached hereto as Exhibit A, to the Rights Agreement, dated as of December 23, 2008, by and between the Company and The Bank of New York Mellon, as rights agent (the "Company Rights Plan", and such amendment thereto, the "Company Rights Plan Amendment"); and

        WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to constitute a "plan of reorganization" within the meaning of Treasury Regulations Sections 1.368-2(g).

        NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

        Section 1.1    Definitions.     As used in this Agreement, the following terms shall have the meanings set forth below.

        "Action" means any claim, action, suit, proceeding, arbitration, mediation or investigation by or before any Governmental Authority.

        "Affiliate" means with respect to any Person, another Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided that, except as otherwise specified in this Agreement, (i) none of the

Specified Persons or Permitted Holders will be treated as an Affiliate of Parent or any of its Subsidiaries or any of their respective Affiliates for any purpose hereunder and (ii) at any time prior to the Closing, Parent will not be treated as an Affiliate of the Company or any of its Subsidiaries or any of their respective Affiliates for any purpose hereunder and vice versa.

        "Agreement" has the meaning set forth in the Preamble.

        "Alternative Company Transaction" means any of the following transactions: (a) any merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company which would result in any Person owning ten percent (10%) or more of the aggregate outstanding voting securities of the Company, (b) any direct or indirect acquisition or purchase, by any Person or group of Persons, in a single transaction or a series of related transactions, including by means of the acquisition of capital stock of any Subsidiary of the Company, of assets or properties that constitute ten percent (10%) or more of the fair market value of the assets and properties of the Company and its Subsidiaries, taken as a whole, (c) any direct or indirect acquisition or purchase, in a single transaction, or series of related transactions, of ten percent (10%) or more of the aggregate outstanding equity securities or voting power of the Company, or (d) any other transaction having a similar effect to those described in any of clauses (a), (b) or (c), in each case, other than the transactions contemplated hereby.

        "Alternative Company Transaction Proposal" means any offer, inquiry, proposal or indication of interest, written or oral (whether binding or non-binding and other than an offer, inquiry, proposal or indication of interest by Parent or an Affiliate of Parent), relating to an Alternative Company Transaction.

        "Amended Company Notice Period" has the meaning set forth in Section 5.2(e).

        "Attribution Change" has the meaning set forth in Section 5.1(b)(v).

        "Book Entry Shares" means shares of Company Common Stock other than Parent Shares that are in non-certificated book-entry form.

        "Business Day" means any day except a Saturday, Sunday or other day on which commercial banking institutions in New York City are authorized by Law or executive order to be closed.

        "Certificate" means a certificate that immediately prior to the Effective Time represented shares of Company Common Stock other than Parent Shares.

        "Certificate of Merger" means a certificate of merger, in such appropriate form as is determined by the parties and in accordance with the DGCL.

        "Closing" has the meaning set forth in Section 2.4.

        "Closing Date" has the meaning set forth in Section 2.4.

        "Code" has the meaning set forth in the Recitals.

        "Communications Act" means the Communications Act of 1934, as amended, and the rules, regulations, and published policies adopted by the FCC pursuant thereto.

        "Company" has the meaning set forth in the Preamble.

        "Company Acquisition Agreement" has the meaning set forth in Section 5.2(d).

        "Company Adverse Recommendation Change" has the meaning set forth in Section 5.2(d).

        "Company Bylaws" means the Amended and Restated By-laws of the Company, dated as of February 13, 2014.

        "Company Charter" means the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on August 19, 2008, as amended.

        "Company Common Stock" has the meaning set forth in the Recitals.

        "Company Disclosure Letter" means the disclosure letter delivered by the Company to Parent concurrently with the execution of this Agreement.

        "Company Employee" means an employee of the Company or any of its Subsidiaries.

        "Company Equity Awards" means the Company Options, the Company SARs, the Company RSUs and the Company PSUs. For clarity, the Adjusted Awards (as defined in the HSN, Inc. Second Amended and Restated 2008 Stock and Annual Incentive Plan) shall constitute Company Equity Awards for all purposes under this Agreement.

        "Company Financial Statements" has the meaning set forth in Section 3.6(b).

        "Company Intellectual Property" means the Intellectual Property that is necessary for the conduct of the business of the Company and its Subsidiaries.

        "Company Intervening Event" means any event, occurrence, fact, condition, change, development or effect that (i) was not known or reasonably foreseeable (or the material consequences of which (or the magnitude of which) were not known or reasonably foreseeable) to the Board of Directors of the Company as of the date of this Agreement and did not result from a breach of this Agreement by the Company, and (ii) does not relate to or involve an Alternative Company Transaction; provided, however, that (A) any change in the price or trading volume of Company Common Stock or Parent QVC Common Stock or (B) the Company or Parent meeting, failing to meet or exceeding published or unpublished revenue or earnings projections, in each case, shall not be taken into account for purposes of determining whether a Company Intervening Event has occurred (provided that for each of the changes or events described in clauses (A) and (B), the events, occurrences, facts, conditions, changes, developments or effects giving rise to or contributing to either such change or event may, to the extent satisfying the portion of this definition preceding this proviso, be taken into account in determining whether a Company Intervening Event has occurred).

        "Company Leased Property" has the definition set forth in Section 3.11(b).

        "Company Material Adverse Effect" means a material adverse effect on the business, assets, properties, liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (a) general economic, political, regulatory, legal or tax conditions, including financial or credit markets, or changes therein (including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, price levels or trading volumes in the United States or foreign securities markets), (b) geopolitical conditions or changes therein (including any changes arising out of acts of terrorism or war, sabotage, cyber attacks, weather conditions or other force majeure events), (c) financial or security market fluctuations or conditions, (d) changes in, or events affecting, the industries in which the Company or any of its Subsidiaries operate, (e) any effect arising out of a change or proposed change in GAAP or applicable Law or any authoritative interpretation thereof, (f) (1) the execution of this Agreement or the announcement, pendency or consummation of the transactions contemplated by this Agreement, including the Merger, (2) any actions taken by the Company that are required or expressly contemplated by this Agreement, including any actions required under this Agreement to obtain any approvals, consents, registrations, permits, authorizations or other confirmations under Law, (3) any actions taken by the Company with the express written consent of Parent that are otherwise expressly prohibited by this Agreement, or (4) any actions omitted to be taken by the Company that are expressly prohibited by this Agreement, if the Company has requested the consent of Parent to take such action and Parent unreasonably withholds its consent thereto (provided that, for purposes of Sections 3.5(a) and 3.5(b), events, occurrences, facts, conditions, changes, developments or effects described in subclauses (1) through

(4) of this clause (f) may, to the extent not otherwise excluded by any other clause of this definition, be taken into account in determining whether a Company Material Adverse Effect has occurred), (g) any changes in the price or trading volume of the Company Common Stock (provided that the events, occurrences, facts, conditions, changes, developments or effects giving rise to or contributing to such change may, to the extent not otherwise excluded by any other clause of this definition, be taken into account in determining whether a Company Material Adverse Effect has occurred, (h) any revocation or modification by the FCC of any low-power television broadcast or satellite earth station license of the Company, except to the extent attributable to the Company's failure to operate in compliance with the terms of the Company's FCC licenses and the Communications Act, (i) any Action arising out of, resulting from or related to the transactions contemplated by this Agreement or (j) any failure by the Company or any of its Subsidiaries to meet published or unpublished revenue or earning budgets, forecasts or projections ( provided that the events, occurrences, facts, conditions, changes, developments or effects giving rise to or contributing to such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred); provided, that in the cases of clauses (a) through (e), any such event, occurrence, fact, condition, change, development or effect shall not be excluded from the determination of whether there has been a Company Material Adverse Effect to the extent it disproportionately affects the Company and its Subsidiaries relative to other participants in the industries in which the Company and its Subsidiaries operate, or (B) prevents or impairs or delays the ability of the Company to perform its obligations under this Agreement, or to consummate the transactions contemplated hereby, on or prior to the Outside Date, or would reasonably be expected to do so.

        "Company Material Contract" has the meaning set forth in Section 3.14(a).

        "Company Notice Period" has the meaning set forth in Section 5.2(e).

        "Company Option" has the meaning set forth in Section 2.8(a).

        "Company Owned Property" has the meaning set forth in Section 3.11(a).

        "Company Plan" means any material employee benefit plan including any "employee benefit plan," as defined in Section 3(3) of ERISA and each stock grant, stock purchase, stock option, restricted stock, other equity or equity-related, severance, change-in-control, retention, fringe benefit, bonus, incentive, sabbatical, medical, dental, vision, disability, cafeteria benefit, dependent care, welfare benefit, life insurance or accident insurance, retirement, supplemental retirement, deferred compensation or other benefit plan, agreement, program, policy or other arrangement, whether or not subject to ERISA, established, maintained, sponsored, entered into or contributed to (or with respect to which any obligation to contribute has been undertaken) by the Company or any of its ERISA Affiliates, or to which the Company or any of its ERISA Affiliates is a party, whether written or unwritten, insured or self-insured, for the benefit of any present or former employee, officer, consultant or director of the Company or any of its Subsidiaries (including their dependents or beneficiaries) or with respect to which the Company or any of its ERISA Affiliates has any liability (contingent or otherwise).

        "Company Preferred Stock" means the preferred stock, par value $0.01 per share, of the Company.

        "Company PSU" has the meaning set forth in Section 2.8(d).

        "Company Real Property" has the meaning set forth in Section 3.11(b).

        "Company Recourse Related Party" has the meaning set forth in Section 7.3(d).

        "Company Rights" means the Rights as such term is defined in the Company Rights Plan.

        "Company Rights Plan" has the meaning set forth in the Recitals.

        "Company Rights Plan Amendment" has the meaning set forth in the Recitals.

        "Company RSU" has the meaning set forth in Section 2.8(c).

        "Company SAR" has the meaning set forth in Section 2.8(b).

        "Company SEC Documents" has the meaning set forth in Section 3.6(a).

        "Company Series A Preferred Stock" has the meaning set forth in Section 3.2(a).

        "Company Stockholder" means any holder of Company Common Stock.

        "Company Stockholder Approval" has the meaning set forth in Section 3.4(a).

        "Company Stockholders' Meeting" has the meaning set forth in Section 5.3(a)(iv).

        "Company Tax Representation Letter" means a tax representation letter in the form of Exhibit D to this Agreement to be executed by the Company in connection with a request pursuant to Section 5.12.

        "Company Termination Fee" has the meaning set forth in Section 7.3(a)(i).

        "Competition Law" means any Law that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or lessening of competition through merger or acquisition or restraint of trade.

        "Confidentiality Agreement" means the Confidentiality Agreement, dated June 5, 2017, by and between Parent and the Company.

        "Continuing Employee" has the meaning set forth in Section 5.11(a).

        "Contract" means any written or oral binding contract, agreement, instrument, commitment or undertaking (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts and purchase orders).

        "Copyrights" means registered and unregistered copyrights and similar rights in protectable material, including rights to use and all renewals and extensions thereof and registrations of the foregoing and applications therefor, and equivalents of the foregoing.

        "Credit Agreement" means that certain Credit Agreement, dated as of January 27, 2015, among the Company, as the borrower, the lenders from time to time party thereto and Bank of America, N.A., as the administrative agent and the collateral agent, as amended by Amendment No. 1 to Credit Agreement, dated as of May 29, 2015.

        "Credit Agreement Consent and Amendment" has the meaning set forth in Section 5.16(a).

        "Credit Agreement Termination" has the meaning set forth in Section 5.16(b)(i).

        "Delaware Courts" has the meaning set forth in Section 8.14.

        "DGCL" has the meaning set forth in the Recitals.

        "Effective Time" has the meaning set forth in Section 2.3.

        "Encumbrance" means any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, collateral assignment, adverse claim, restriction or other encumbrance of any kind (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, but other than restrictions under applicable securities laws).

        "Environmental Claim" means any letter, citation, report, investigation, pleading or other Action or written demand alleging actual or potential liability (including actual or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties) based on or resulting from (a) the presence, or release into the environment, of any Hazardous Materials at any property currently or formerly owned or operated by the

Company or any of its Subsidiaries or currently or formerly used by them for storage, treatment or disposal of Hazardous Materials or (b) any violation, or alleged violation, of any Environmental Law.

        "Environmental Law" means any Law or Governmental Permit relating to pollution or protection of human health or safety or the environment, including Laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Materials and all Laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

        "Equity Award Exchange Ratio" means 1.65.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means, with respect to any Person, each trade or business, whether or not incorporated, that, together with such Person, would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA or Section 414 of the Code.

        "ESPP" has the meaning set forth in Section 2.8(g).

        "Exchange Act" means the Securities Exchange Act of 1934.

        "Exchange Agent" has the meaning set forth in Section 2.7(a).

        "Exchange Fund" has the meaning set forth in Section 2.7(a).

        "Excluded Shares" means the shares of Company Common Stock which are to be converted pursuant to Section 2.6(b)(ii) or which are to be cancelled pursuant to Section 2.6(a).

        "FCC" means the Federal Communications Commission, any bureau or division thereof acting on delegated authority, or any successor agency.

        "Final Order" means action by the FCC (including action duly taken by the FCC's staff pursuant to delegated authority) (a) which has not been vacated, reversed, stayed, set aside, annulled or suspended, (b) with respect to which no appeal, request for stay, or petition for rehearing, reconsideration or review by any court or administrative agency or by the FCC is pending, and (c) as to which the time for filing any such appeal, request, petition, or similar document for rehearing, reconsideration or review has expired (or if any such appeal, request, petition or similar document has been filed, the FCC action has been upheld in a proceeding pursuant thereto and no additional rehearing, review or reconsideration may be sought).

        "Financial Institution" means a bank of internationally recognized standing that acts as a lender, secured party or other counterparty in Financing Transactions without the purpose of influencing or controlling the management or policies of Parent.

        "Financing Counterparty" means any Financial Institution acting as lender, secured party or other counterparty in connection with a Financing Transaction.

        "Financing Fees" has the meaning set forth in Section 5.16(f).

        "Financing Transaction" means any bona fide loan, borrowing or other transaction used to finance, or refinance, the acquisition or holding by Parent of any Subject Securities that (i) could not result in Parent ceasing to have the power to vote or direct the voting of any Subject Securities (other than in connection with a default or the exercise of remedies by a Financing Counterparty) and (ii) does not have the effect of hedging Parent's exposure to changes in the market price of the Subject Securities (provided that, for the avoidance of doubt, a margin loan shall not be considered to have a hedging effect for this purpose).

        "GAAP" means United States generally accepted accounting principles.

        "GCI Reorganization Agreement" means the Reorganization Agreement, dated as of April 4, 2017, by and among Parent, Liberty Interactive LLC and General Communication, Inc. (as the same may be amended from time to time in accordance with Section 5.1(b)(vi)).

        "Governmental Authority" means any national, supranational, federal, state, provincial, county, local or municipal government or any court or tribunal, regulatory or administrative agency, board or commission, arbitrator, arbitration tribunal or other governmental authority or instrumentality, domestic or foreign.

        "Governmental Permit" means with respect to the Company or any of its Subsidiaries, any consent, license, permit, grant, or other authorization of a Governmental Authority that is required for the operation of such entity's business or the holding of any of its material assets or properties.

        "Hazardous Materials" means all substances defined as Hazardous Materials, Oils, Pollutants or Contaminants (including any constituent, raw material, product or by-products thereof) in the National Oil and Hazardous Materials Pollution Contingency Plan, 40 C.F.R. §300.5 or defined as such by, or regulated as such under, any Environmental Law, including asbestos or asbestos-containing material, polychlorinated biphenyls, lead paint, any hazardous, industrial or hazardous solid waste, and any toxic, radioactive, infectious or hazardous substance, material or agent.

        "Holdings" means Liberty USA Holdings, LLC, a Delaware limited liability company.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

        "Incentive Plans" means (i) the HSN, Inc. Second Amended and Restated 2008 Stock and Annual Incentive Plan and (ii) the HSN, Inc. 2017 Omnibus Incentive Plan.

        "Indebtedness" means, as to a Person (which term shall include any of its Subsidiaries for purposes of this definition of Indebtedness), without duplication, (i) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (A) indebtedness for borrowed money and (B) obligations evidenced by bonds, debentures, notes or other similar instruments for the payment of which such Person is liable, (ii) obligations or liabilities of such Person under or in connection with letters of credit or bankers' acceptances or similar items; provided, however, that undrawn amounts shall not be treated as outstanding Indebtedness until drawn, (iii) that portion of obligations with respect to capital leases that is properly classified as a long term liability on a balance sheet in conformity with GAAP, (iv) all obligations of such Person under interest rate or currency swap transactions, (v) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, Indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Encumbrance on any property or asset of such Person (whether or not such obligation is assumed by the Person or any of its Subsidiaries).

        "Indemnified Person" has the meaning set forth in Section 5.7(a).

        "Intellectual Property" means any and all of the following, and rights in, arising out of, or associated therewith, whether domestic or international, including applications or other filings therefor: (a) Patents, (b) Trademarks, (c) Copyrights, (d) Trade Secrets, (e) computer programs, computer models, data, tools, algorithms, processes, methodologies, inventions, discoveries, improvements, technology and technical data, whether patentable or not or otherwise protectable, (f) Software (including data, databases and documentation therefor), (g) moral rights, rights of attribution, rights of privacy, publicity and all other intellectual property, proprietary and intangible rights, and (h) all other intellectual property or proprietary rights.

        "IT Systems" has the meaning set forth in Section 3.13(i).

        "Key Employee" means (i) a Company Employee with the title of Senior Vice President or above or (ii) an on-air talent.

        "Knowledge of the Company" means the actual knowledge, after due inquiry, of the individuals listed on Section 1.1(a) of the Company Disclosure Letter.

        "Law" means all foreign, federal, state, provincial, local or municipal laws, statutes, ordinances, regulations and rules of any Governmental Authority, and all Orders.

        "Liabilities" means debts, liabilities, commitments and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, known or unknown, asserted or unasserted, including those arising under any Law, Action or Order and those arising under any Contract.

        "Merger" has the meaning set forth in the Recitals.

        "Merger Consideration" has the meaning set forth in Section 2.6(b)(i).

        "Merger Sub" has the meaning set forth in the Preamble.

        "Merger Sub Common Stock" means the common stock, par value $0.01 per share, of Merger Sub.

        "NASDAQ" means The Nasdaq Stock Market LLC.

        "Order" means any judgment, order, writ, award, preliminary or permanent injunction or decree of any Governmental Authority.

        "Other Interests" has the meaning set forth in Section 3.3(c).

        "Outside Date" has the meaning set forth in Section 7.1(b)(i).

        "Parent" has the meaning set forth in the Preamble.

        "Parent Bylaws" means the Amended and Restated Bylaws of Parent, effective as of August 4, 2015.

        "Parent Charter" means the Restated Certificate of Incorporation of Parent, as amended pursuant to the Certificate of Amendment to the Restated Certificate of Incorporation of Parent, each as filed with the Secretary of State of the State of Delaware on June 4, 2015.

        "Parent Common Stock" has the meaning set forth in Section 4.2(a).

        "Parent Disclosure Letter" means the disclosure letter delivered by Parent to the Company concurrently with the execution of this Agreement.

        "Parent Equity Awards" means the Parent Options, the Parent SARs, the Parent RSUs and the Parent PSUs.

        "Parent Financial Statements" has the meaning set forth in Section 4.6(b).

        "Parent Material Adverse Effect" means a material adverse effect on the business, assets, properties, liabilities, results of operations or financial condition of the QVC Group, taken as a whole; provided, however, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Parent Material Adverse Effect: (a) general economic, political, regulatory, legal or tax conditions, including financial or credit markets, or changes therein (including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, price levels or trading volumes in the United States or foreign securities markets), (b) geopolitical conditions or changes therein (including any changes arising out of acts of terrorism or war, sabotage, cyber attacks, weather conditions or other force majeure events), (c) financial or security market fluctuations or conditions, (d) changes in, or events affecting, the industries in which the Subsidiaries or any businesses attributed to the QVC Group operate, (e) any effect arising out of a change or proposed change in GAAP or applicable Law or any authoritative interpretation thereof, (f) (1) the execution of this Agreement or the announcement, pendency or consummation of the transactions contemplated by this Agreement, including the Merger, (2) any actions taken by Parent that are required or expressly contemplated by this Agreement, including any actions required under this Agreement to obtain any approvals, consents, registrations, permits, authorizations or other confirmations under Law, (3) any actions taken by Parent with the express written consent of the Company that are otherwise expressly prohibited by this Agreement, or (4) any actions omitted to be taken by Parent that are expressly prohibited by this Agreement, if Parent has requested the consent of the Company to take such action and the Company unreasonably withholds its consent thereto (provided that, for purposes of Sections 4.4(a) and 4.4(b), events, occurrences, facts, conditions, changes, developments or effects described in subclauses (1) through (4) of this clause (f) may, to the extent not otherwise excluded by any other clause of this definition, be taken into account in determining whether a Parent Material Adverse Effect has occurred), (g) any changes in the price or trading volume of the Parent QVC Common Stock (provided that the events, occurrences, facts, conditions, changes, developments or effects giving rise to or contributing to such change may, to the extent not otherwise excluded by any other clause of this definition, be taken into account in determining whether a Parent Material Adverse Effect has occurred) or (h) any event or occurrence required or contemplated by, or necessary to consummate the transactions contemplated by, the GCI Reorganization Agreement; provided, that in the cases of clauses (a) through (e), any such event, occurrence, fact, condition, change, development or effect shall not be excluded from the determination of whether there has been a Parent Material Adverse Effect to the extent it disproportionately affects the QVC Group Subsidiaries relative to other participants in the industries in which the QVC Group Subsidiaries operate, or (B) prevents or impairs or delays the ability of Parent to perform its obligations under this Agreement or to consummate the transactions contemplated hereby on or prior to the Outside Date, or would reasonably be expected to do so.

        "Parent Material Contract" has the meaning set forth in Section 4.13.

        "Parent Offer" has the meaning set forth in Section 5.2(e).

        "Parent Option" has the meaning set forth in Section 2.8(a).

        "Parent Plan" means any material written compensatory or benefit plan or agreement, in each case that is sponsored or maintained by Parent or any of its Subsidiaries for the benefit of any employee or director of Parent or any of its Subsidiaries, other than any such plan or agreement that is (i) statutorily mandated or (ii) implemented, administered or operated by any Governmental Authority.

        "Parent Preferred Stock" has the meaning set forth in Section 4.2(a).

        "Parent PSU" has the meaning set forth in Section 2.8(d).

        "Parent QVC Common Stock" has the meaning set forth in Section 4.2(a).

        "Parent QVCA Common Stock" has the meaning set forth in Section 4.2(a).

        "Parent QVCB Common Stock" has the meaning set forth in Section 4.2(a).

        "Parent QVCK Common Stock" has the meaning set forth in Section 4.2(a).

        "Parent QVC Stockholder" means any holder of Parent QVC Common Stock.

        "Parent Recourse Related Party" has the meaning set forth in Section 7.3(e).

        "Parent RSU" has the meaning set forth in Section 2.8(c).

        "Parent SAR" has the meaning set forth in Section 2.8(b).

        "Parent SEC Documents" has the meaning set forth in Section 4.6(a).

        "Parent Shares" has the meaning set forth in the Recitals.

        "Parent Surviving Corporation Shares" has the meaning set forth in Section 2.6(b)(ii).

        "Parent Tax Representation Letter" means a tax representation letter in the form of Exhibit E to this Agreement to be executed by Parent in connection with a request pursuant to Section 5.12.

        "Parent Termination Fee" has the meaning set forth in Section 7.3(b).

        "Parent Ventures Common Stock" has the meaning set forth in Section 4.2(a).

        "Parent Ventures Series A Common Stock" has the meaning set forth in Section 4.2(a).

        "Parent Ventures Series B Common Stock" has the meaning set forth in Section 4.2(a).

        "Parent Ventures Series C Common Stock" has the meaning set forth in Section 4.2(a).

        "Party" means any of Parent, Merger Sub or the Company.

        "Patents" means patents, pending patent applications, invention disclosures, and all divisionals, continuations, continuations-in-part, reissues, renewals, extensions, re-examinations and other related rights and equivalents thereof.

        "Payoff Letter" has the meaning set forth in Section 5.16(b)(i).

        "Permitted Encumbrances" means: (a) statutory Encumbrances for current Taxes or other payments that are not yet due and payable, (b) Encumbrances for Taxes being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP in the Company SEC Documents or the Parent SEC Documents, as applicable, filed prior to the date hereof, (c) Encumbrances in favor of vendors, mechanics, carriers, workmen, warehousemen, repairmen, materialmen or similar Encumbrances arising under applicable Law in the ordinary course of business, which would not materially impair the use, operation or value of the asset subject thereto, (d) valid licenses to Intellectual Property, (e) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance or similar programs mandated by applicable Law, (f) with respect to any licensed or leased asset or property, the rights of any lessor, lessee, licensor or licensee under the applicable lease or license, (g) liens securing Indebtedness of Parent to the extent the terms of such Indebtedness, as in effect on the date hereof, require the incurrence of such liens, (h) liens securing Indebtedness of the Company to the extent the terms of such Indebtedness, as in effect on the date hereof, require the incurrence of such liens, provided that the Credit Agreement Consent and Amendment is obtained in accordance with Section 5.16, (i) defects, imperfections or irregularities in title, easements, covenants, restrictions and rights of way and other similar Encumbrances, or other liens of record, zoning, building and other similar codes and restrictions, with respect to real property, in each case, that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use, (j) with respect to any securities, any transfer restrictions of general applicability as may be provided under the Securities Act or other applicable Law or restrictions under the organizational documents of the issuer of such securities, and (k) other Encumbrances that do not materially detract from or interfere with the value or use of the asset subject thereto.

        "Permitted Holder" means (a) each of John C. Malone and Gregory B. Maffei (whether such persons are acting individually or in concert), and their respective spouses, siblings or lineal descendants (including adoptees), (b) any trusts or private foundations created primarily for the benefit of, or controlled at the time of creation by, any of the persons described in clause (a), or any trusts or private foundations created primarily for the benefit of any such trust or private foundation or for charitable purposes, (c) in the event of the incompetence or death of any of the persons described in clause (a), such person's estate, executor, administrator, committee or other personal representative or similar fiduciary or beneficiaries, heirs, devisees or distributees, in each case, who at any particular date shall beneficially own shares of Parent QVC Common Stock, or (d) any group consisting solely of persons described in clauses (a) to (c).

        "Person" means any individual, corporation, company, limited liability company, general or limited partnership, trust, estate, proprietorship, joint venture, association, organization, entity or Governmental Authority.

        "Personal Information" means, in addition to any definition provided by the Company for any similar term (e.g., "personally identifiable information" or "PII") in any Company privacy policy or other public-facing statement, all information that identifies, allows identification of or is otherwise identifiable with an individual, including name, physical address, telephone number, email address, financial account number or government-issued identifier (including Social Security number and driver's license number), date of birth, and any other data used or intended to be used to identify, contact or precisely locate an individual (e.g., geolocation data), together with other information to the extent collected and associated by the Company with such individual, as so associated, which may include (to the extent collected and associated by the Company with such individual, as so associated): (a) information that is created, maintained, or accessed by an individual (e.g., videos, audio or individual contact information); (b) any data regarding an individual's activities online or on a mobile device or other application (e.g., searches conducted, web pages or content visited or viewed); and (c) Internet Protocol addresses, unique device identifiers or other persistent identifiers. Personal Information may relate to any individual, including a current, prospective or former customer or employee of any Person. Personal Information includes the foregoing information in any form, including paper, electronic and other forms.

        "PPACA" has the meaning set forth in Section 3.18(f).

        "Privacy Laws means all Laws and other standards governing the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disclosure or transfer of Personal Information, including the Children's Online Privacy Protection Act, the Communications Decency Act, the Payment Card Industry Data Security Standard, the CAN-SPAM Act, Canada's Anti-Spam Legislation and all Laws governing breach notification, each as in effect on the date of this Agreement and as of the Closing Date.

        "Proxy Statement" means the proxy statement/prospectus to be filed with the SEC as part of the Registration Statement.

        "Qualified Plan" has the meaning set forth in Section 3.18(b).

        "QVC Group" means the QVC Group as defined in the Parent Charter; provided, that Parent's ownership interest in the Company as represented by the Parent Shares, and the assets and liabilities related to Parent's ownership interest in the Company, shall not be deemed a part of the QVC Group for any purposes under this Agreement.

        "QVC Group Subsidiary" means (i) QVC, Inc. and (ii) zulily, llc, and their respective Subsidiaries.

        "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

        "Registration Statement" means the registration statement on Form S-4 to be filed by Parent with the SEC in connection with the issuance and distribution of Parent QVCA Common Stock in connection with the Merger.

        "Representatives" means, with respect to Parent or the Company or any of their Subsidiaries, financial advisors, legal counsel, financing sources, accountants or other advisors, agents or representatives.

        "Sarbanes Act" means the Sarbanes-Oxley Act of 2002.

        "SEC" means the Securities and Exchange Commission.

        "Section 409A" has the meaning set forth in Section 2.8(a).

        "Securities Act" means the Securities Act of 1933.

        "Senior Management" means a Company Employee with the title of Executive Vice President or above, including any interim Chief Executive Officer.

        "Senior Secured Credit Financing" has the meaning set forth in Section 5.16(b)(ii).

        "Specified Persons" means the persons set forth on Section 1.1 of the Parent Disclosure Letter.

        "Software" means all computer programs, code, and related documentation and materials (including Internet Web sites and Intranet sites), including programs, tools, operating system programs, application software, system software, databases, firmware and middleware, including the source and object code versions thereof, in any and all forms and media, and all documentation, user manuals, training materials and development materials related to the foregoing.

        "Special Committee" has the meaning set forth in the Recitals.

        "Spinco Agreement" means the Spinco Agreement, dated as of May 13, 2008, by and among IAC/InterActive Corp, Barry Diller (for the limited purposes set forth therein), Parent (formerly known as Liberty Media Corporation), and the other Liberty Parties (as defined therein), as assigned pursuant to the Spinco Assignment and Assumption Agreement (HSN), dated as of August 20, 2008, among InterActiveCorp, the Company, Parent, and Holdings.

        "Subject Securities" has the meaning set forth in Section 5.20(a).

        "Subsidiary" means, with respect to any Person, any corporation, general or limited partnership, limited liability company, joint venture or other entity (i) that is consolidated with such Person for purposes of financial reporting under GAAP or (ii) in which such Person (a) owns, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities, equity securities, profits interest or capital interest, (b) is entitled to elect at least one-half of the board of directors or similar governing body or (c) in the case of a limited partnership or limited liability company, is a general partner or managing member and has the power to direct the policies, management and affairs of such entity, respectively.

        "Superior Company Proposal" means a bona fide written Alternative Company Transaction Proposal which the Board of Directors of the Company determines in good faith (after consultation with the Special Committee and its outside legal counsel and a financial advisor), taking into account all legal, financial, tax, regulatory, timing and other aspects of the proposal and the identity of the Person making the proposal (a) is reasonably likely to be consummated on the terms proposed, (b) to the extent financing is required, such financing is then fully committed or reasonably capable of being obtained, (c) such Alternative Company Transaction Proposal is more favorable from a financial point of view to the Company and its stockholders (other than Parent, the Permitted Holders, the Specified Persons and their respective Affiliates) than the terms of the Merger and the other transactions contemplated hereby as determined in good faith (after such consultation as aforesaid) by the Board of Directors of the Company and (d) is otherwise on terms that the Board of Directors of the Company has determined to be superior to the transactions contemplated hereby, including the Merger; provided, however, that for purposes of this definition of "Superior Company Proposal," the term "Alternative Company Transaction Proposal" shall have the meaning assigned to such term in this Agreement, except that each reference to ten percent (10%) in the definition of "Alternative Company Transaction" when used in the definition of "Alternative Company Transaction Proposal" shall be replaced with a reference to sixty percent (60%).

        "Surviving Corporation" has the meaning set forth in Section 2.1.

        "Surviving Corporation Common Stock" means the common stock, par value $0.01 per share, of the Surviving Corporation immediately following the Effective Time.

        "Taxes" means any and all federal, state, local, foreign or other taxes, charges, fees, levies, or other assessments of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including any income, alternative or add-on minimum, estimated, gross receipts, sales, use, goods and services, ad valorem, value added, transfer, margin, franchise, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental, windfall or other profits, custom duty or other tax of any kind or charge in the nature of a tax.

        "Taxing Authority" means any Governmental Authority imposing or responsible for the collection or administration of any Taxes.

        "Tax Law" means any applicable Law relating to Taxes.

        "Tax Return" means any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, amended return, claim for refund or declaration of estimated Tax) supplied to or filed with, or required to be supplied to or filed with, a Taxing Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax.

        "Third Party" means any Person, including as defined in Section 13(d) of the Exchange Act, other than the Company, Parent or any of their respective Affiliates.

        "Trade Secrets" means all trade secrets and all other confidential information (including ideas, know-how, inventions, proprietary processes, formulae, models, and methodologies) that is confidential to the Company or Company Subsidiaries and has independent economic value to the Company and Company Subsidiaries because it is confidential.

        "Transfer" has the meaning set forth in Section 5.20(c).

        "Tax Sharing Agreements" means all existing agreements or arrangements (whether or not written) that provide for the allocation, apportionment, sharing, assignment or indemnification of any Tax liability or benefit or the transfer or assignment of income, revenues, receipts or gains for the purpose of determining any Person's Tax liability (other than commercial agreements the primary purpose of which does not relate to Taxes).

        "Trademarks" means trademarks, service marks, trade dress, trade names (including fictitious, assumed and d/b/a names), Internet domain names, URLs, social media accounts, designs, logos and slogans, together with goodwill, registrations, equivalents and applications relating to the foregoing.

        "Treasury Regulations" means the regulations promulgated under the Code in effect on the date hereof and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

        "Voting Company Debt" has the meaning set forth in Section 3.2(c).

        "Voting Parent Debt" has the meaning set forth in Section 4.2(d).

        Section 1.2    Rules of Construction.     In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

          (a)   when a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

          (b)   the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

          (c)   whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

          (d)   the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

          (e)   references to any agreement, instrument, statute, rule or regulation are to the agreement, instrument, statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under said statutes) and to any section of any statute, rule or regulation including any successor to said section;

          (f)    all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

          (g)   the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

          (h)   references to a Person are also to its successors and permitted assigns;

          (i)    references to monetary amounts are to the lawful currency of the United States;

          (j)    references to documents or information being "made available", "provided" or "delivered" shall include any and all documents and information that was (i) posted at least twenty-four (24) hours prior to the date hereof in the online data room maintained by the Company in connection with the transactions contemplated hereby (or posted subsequent to such time at the express prior written request of Parent or any of its Representatives, but in no event later than 5:00 p.m., New York City time, on the date hereof), (ii) filed with the SEC prior to the date hereof or (iii) otherwise delivered to Parent or its Representatives at least twenty-four (24) hours prior to the date hereof (or delivered subsequent to such time at the express prior written request of Parent or any of its Representatives, but in no event later than 5:00 p.m., New York City time, on the date hereof);

          (k)   words importing the singular include the plural and vice versa and words importing gender include all genders;

          (l)    whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action;

          (m)  time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and, in the case of time periods calculated by reference to a specified number of Business Days, including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day; and

          (n)   the parties have participated jointly in the negotiation and drafting of this Agreement, and in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

ARTICLE II
THE MERGER

        Section 2.1    Merger.     Upon the terms and subject to the conditions set forth in this Agreement and the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall continue as the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of the Company with all its property, rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        Section 2.2    Charter and Bylaws.     At the Effective Time: (a) the certificate of incorporation of the Surviving Corporation shall be amended and restated in the Merger to read in its entirety as set forth on Exhibit B until thereafter further amended as provided therein and in accordance with the DGCL, and (b) the bylaws of the Surviving Corporation shall be amended and restated in the Merger to read in their entirety as set forth on Exhibit C until thereafter further amended as provided therein and in accordance with the Surviving Corporation's certificate of incorporation and the DGCL.

        Section 2.3    Effective Time of the Merger.     Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Company and Merger Sub shall file a Certificate of Merger as contemplated by the DGCL, together with any required related certificates, filings or recordings with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later date and time as the Company and Parent may agree upon and as is set forth in such Certificate of Merger (such time, the "Effective Time").

        Section 2.4    Closing.     Unless this Agreement shall have been terminated in accordance with Section 7.1, the closing of the Merger (the "Closing") shall occur as promptly as practicable (but in no event later than the second (2nd) Business Day) after all of the conditions set forth in Article VI shall have been satisfied or waived by the party entitled to the benefit of the same (other than conditions which by their terms are required to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions), or at such other time and on a date as agreed to by the parties in writing (the "Closing Date"). The Closing shall take place at 10:00 a.m., New York City time, on the Closing Date, at the offices of Baker Botts L.L.P., 30 Rockefeller Plaza, New York, New York or at such other place and time as agreed to by the parties hereto.

        Section 2.5    Directors and Officers of the Surviving Corporation.     Subject to applicable Law, the directors of Merger Sub as of immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation or removal. The officers of the Company as of immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected or appointed and qualified, or their earlier death, incapacitation, retirement, resignation or removal.

        Section 2.6    Effect on Common Stock.

          (a)    Cancelled Shares.    At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub, any Company Stockholder, any holder of Merger Sub Common Stock or any other Person, each share of Company Common Stock held by the

  Company as treasury stock immediately prior to the Effective Time shall be cancelled and shall cease to exist, and no securities of Parent or other consideration shall be delivered in exchange therefor.

          (b)    Effect on Company Common Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub, any Company Stockholder, any holder of Merger Sub Common Stock or any other Person:

              (i)  Each share of Company Common Stock held by the Company Stockholders immediately prior to the Effective Time (other than the Excluded Shares) shall automatically, and without any election on the part of the Company Stockholders, be converted into and represent the right to receive, and will be exchangeable for, 1.65 shares of validly issued, fully paid and non-assessable shares of Parent QVCA Common Stock (the "Merger Consideration").

             (ii)  Each share of Company Common Stock held by Parent or any of its wholly-owned Subsidiaries immediately prior to the Effective Time (which, for the avoidance of doubt, represent all Parent Shares) shall be converted into one validly issued, fully paid and non-assessable share of Surviving Corporation Common Stock (the "Parent Surviving Corporation Shares").

            (iii)  From and after the Effective Time, all shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to Section 2.6(b)(i), upon the conversion thereof, shall cease to be outstanding and shall cease to exist, and each holder of a Certificate or a Book Entry Share shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the Merger Consideration to be issued in consideration therefor, any cash payable in lieu of fractional shares and any dividends or other distributions to which holders of shares of Company Common Stock become entitled in accordance with this Article II upon the surrender of such Certificate or transfer of Book Entry Shares in accordance with Section 2.7.

          (c)    Conversion of Merger Sub Common Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub, any Company Stockholder, any holder of Merger Sub Common Stock or any other Person, each outstanding share of Merger Sub Common Stock immediately prior to the Effective Time shall automatically be converted into and become a number of validly issued, fully paid and non-assessable shares of Surviving Corporation Common Stock equal to the quotient of (x) the number of outstanding shares of Company Common Stock (other than the Excluded Shares) immediately prior to the Effective Time and (y) the number of outstanding shares of Merger Sub Common Stock immediately prior to the Effective Time. Such shares of Surviving Corporation Common Stock, together with the Parent Surviving Corporation Shares, shall constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately following the Merger.

          (d)    Changes to Stock.    If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding Parent QVC Common Stock or Company Common Stock shall occur by reason of any reclassification, recapitalization, stock split or combination, split-up, exchange or readjustment of shares or any stock or extraordinary cash dividend thereon with a record date during such period, or any similar transaction or event affecting any class or series of stock (including, for the avoidance of doubt, any merger, consolidation, share exchange, business combination or similar transaction as a result of which Parent QVC Common Stock will be converted or exchanged), the Merger Consideration, the Equity Award Exchange Ratio and any other similarly dependent items, as the case may be, shall be appropriately and equitably adjusted to provide the holders of shares of Company Common Stock comparable economic effect to that contemplated by this Agreement prior to such event.

          (e)    No Appraisal Rights.    In accordance with Section 262 of the DGCL, no appraisal rights shall be available to Company Stockholders in connection with the Merger.

        Section 2.7    Exchange of Certificates and Book Entry Shares.

          (a)   Prior to the Effective Time, Parent shall select an institution reasonably acceptable to the Company to act as the exchange agent (the "Exchange Agent") in the Merger for the purpose of exchanging Certificates and Book Entry Shares for the Merger Consideration (for the avoidance of doubt, Parent's transfer agent as of the date hereof shall be reasonably acceptable to the Company). Prior to the Effective Time, Parent shall enter or shall have entered into an exchange agent agreement with the Exchange Agent, which agreement shall set forth the duties, responsibilities and obligations of the Exchange Agent consistent with the terms of this Agreement, and shall be reasonably acceptable to the Company. Parent will make available to the Exchange Agent, at or prior to the Effective Time, a number of shares of Parent QVCA Common Stock sufficient to pay the Merger Consideration pursuant to Section 2.6(b)(i) (such shares of Parent QVCA Common Stock, together with any dividends or distributions with respect thereto, the "Exchange Fund"). Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of record (as of immediately prior to the Effective Time) of a Certificate (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent or by appropriate guarantee of delivery in the form customarily used in transactions of this nature from a member of a national securities exchange, a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company in the United States) for use in effecting delivery of shares of Company Common Stock to the Exchange Agent and (ii) instructions for effecting the surrender of Certificates in exchange for the Merger Consideration issuable and payable in respect thereof, and any dividends or other distributions to which such holders are entitled pursuant to Section 2.7(d)(i). Exchange of any Book Entry Shares shall be effected in accordance with Parent's customary procedures with respect to securities represented by book entry.

          (b)    Exchange Procedure.    Each holder of shares of Company Common Stock that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, or compliance with Parent's customary procedure with respect to the exchange of Book Entry Shares, will be entitled to receive (i) the number of shares of Parent QVCA Common Stock (which shall be in non-certificated book-entry form) that such holder has the right to receive pursuant to Section 2.6(b)(i), (ii) a check in the amount equal to the cash payable in lieu of fractional shares pursuant to Section 2.7(e) and (iii) any dividends or distributions with respect to such shares of Parent QVCA Common Stock to which such holder is entitled pursuant to Section 2.7(d)(i). Such Certificate shall forthwith be cancelled. No interest shall be paid or accrued on any Merger Consideration, cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates or Book Entry Shares. Until so surrendered, each Certificate and Book Entry Share shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration and any dividends and other distributions in accordance with Section 2.7(b) and Section 2.7(d), and any cash to be paid in lieu of any fractional share of Parent QVCA Common Stock in accordance with Section 2.7(e).

          (c)    Certificate Holder.    If any portion of the Merger Consideration is to be paid to or registered in the name of a Person other than the Person in whose name the applicable surrendered Certificate is registered, it shall be a condition to the payment or registration thereof that the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such delivery of the Merger Consideration shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment or registration in the name of a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent and the Exchange Agent that such Tax has been paid or is not payable.

          (d)    Dividends and Distributions.    No dividends or other distributions with respect to shares of Parent QVCA Common Stock issued pursuant to the Merger shall be paid to the holder of any unsurrendered Certificates or non-transferred Book Entry Shares until such Certificates are properly surrendered or Book Entry Shares are properly transferred in accordance with this Section 2.7. Following such surrender, there shall be paid, without interest thereon, to the record holder of the shares of Parent QVCA Common Stock issued in exchange therefor (i) at the time of such surrender or transfer, all dividends and other distributions payable in respect of such shares of Parent QVCA Common Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender or transfer and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such shares of Parent QVCA Common Stock with a record date after the Effective Time but with a payment date subsequent to such surrender or transfer. For purposes of dividends or other distributions in respect of shares of Parent QVCA Common Stock, all shares of Parent QVCA Common Stock to be issued pursuant to the Merger shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.

          (e)    Fractional Shares.    No fractional shares of Parent QVCA Common Stock shall be issued in connection with the Merger. If any holder of shares of Company Common Stock otherwise would be entitled to receive a fractional share of Parent QVCA Common Stock as a result of the Merger, such holder of Company Common Stock will instead receive cash in an amount based on the aggregation and sale of all fractional shares by the Exchange Agent at prevailing market prices on behalf of such holders (after taking into account applicable procedures of The Depository Trust Company). Any amounts payable in lieu of fractional shares pursuant to this Section 2.7(e) will be payable from the proceeds of the aggregation and sale of fractional shares by the Exchange Agent as soon as practicable after the Merger is completed. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share. The parties hereto acknowledge that the payment of cash in lieu of fractional shares pursuant to this Section 2.7(e) is not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience to Parent that would otherwise be caused by the issuance of fractional shares.

          (f)    No Further Ownership Rights.    The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock pursuant to Section 2.6(b)(i) shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates or Book Entry Shares formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

          (g)    Termination of Exchange Fund.    Any portion of the Exchange Fund that remains undistributed to the holders of shares of Company Common Stock for nine (9) months after the Effective Time shall be delivered to Parent, upon demand, and any holder of Company Common Stock who has not theretofore complied with this Article II shall thereafter look only to Parent and/or the Surviving Corporation for payment of its claim for the Merger Consideration.

          (h)    No Liability.    None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any Person in respect of any shares of Parent QVCA Common Stock or cash from the Exchange Fund delivered to a public official to the extent required by any applicable abandoned property, escheat or similar Law. If any Certificate or Book Entry Share has not been surrendered or transferred in accordance with this Section 2.7 immediately prior to such date on which the Merger Consideration in respect of such Certificate or Book Entry Share would otherwise irrevocably escheat to or become the property of any Governmental Authority, any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

          (i)    Lost Certificates.    If any Certificate shall have been lost, stolen, defaced or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, defaced or destroyed and, if reasonably required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay in respect of such lost, stolen, defaced or destroyed Certificate the Merger Consideration, cash in lieu of fractional shares of Parent QVCA Common Stock pursuant to Section 2.7(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.7(d), with respect to each share of Company Common Stock formerly represented by such Certificate.

          (j)    Withholding Rights.    Notwithstanding anything in this Agreement to the contrary, Parent, Merger Sub, the Company, the Surviving Corporation and the Exchange Agent (and any Affiliate thereof or any other withholding agent) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or under any applicable provisions of state, local or non-U.S. Tax Law. To the extent that amounts are so withheld and remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

        Section 2.8    Treatment of Company Equity Awards.

          (a)   At the Effective Time, each option to purchase shares of Company Common Stock granted under any Incentive Plan, whether vested or unvested (each, a "Company Option"), that is outstanding as of immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of such Company Option, be converted into an option (each, a "Parent Option") to purchase a number of shares of Parent QVCA Common Stock (rounded down to the nearest number of whole shares) equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time and (ii) the Equity Award Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Company Option immediately prior to the Effective Time, divided by (B) the Equity Award Exchange Ratio. Any restrictions on the exercise of any Parent Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Parent Option shall otherwise remain unchanged as a result of the assumption of such Parent Option; provided, however, that: (1) each Parent Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, issuance of bonus shares, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Parent QVCA Common Stock subsequent to the Effective Time; (2) the compensation committee of Parent's board of directors shall succeed to the authority and responsibility of the Board of Directors of the Company or any committee thereof with respect to each Parent Option; and (3) each Parent Option shall be subject to administrative procedures consistent with those in effect under Parent's equity compensation plan. The Parties hereto acknowledge that the assumption of the Company Options pursuant to this Section 2.8(a) is intended to comply with the requirements of Treasury Regulations section 1.409A-1(b)(5)(v)(D) so as to not result in the grant of a new stock right or otherwise result in the loss of the applicable exemption from Section 409A of the Code and the Treasury Regulations thereunder ("Section 409A").

          (b)   At the Effective Time, each stock appreciation right granted under any Incentive Plan with respect to Company Common Stock, whether vested or unvested (each, a "Company SAR"), that is outstanding as of immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of such Company SAR, be converted into a stock appreciation right (each, a "Parent SAR") with respect to a number of shares of Parent QVCA Common Stock (rounded down to the nearest number of whole shares) equal to the product of (i) the number of shares of Company Common Stock subject to such Company SAR immediately prior to the Effective Time and (ii) the Equity Award Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Company SAR immediately prior to the Effective Time, divided by (B) the Equity Award Exchange Ratio. Any restrictions on the exercise of any Parent SAR shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Parent SAR shall otherwise remain unchanged as a result of the assumption of such Parent SAR; provided, however, that: (1) each Parent SAR shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, issuance of bonus shares, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Parent QVCA Common Stock subsequent to the Effective Time; (2) the compensation committee of Parent's board of directors shall succeed to the authority and responsibility of the Board of Directors of the Company or any committee thereof with respect to each Parent SAR; and (3) each Parent SAR shall be subject to administrative procedures consistent with those in effect under Parent's equity compensation plan. The Parties hereto acknowledge that the assumption of the Company SARs pursuant to this Section 2.8(b) is intended to comply with the requirements of Treasury Regulations section 1.409A-1(b)(5)(v)(D) so as to not result in the grant of a new stock right or otherwise result in the loss of the applicable exemption from Section 409A.

          (c)   At the Effective Time, each award of restricted stock units granted under any Incentive Plan with respect to Company Common Stock (each, a "Company RSU") that is subject to time-based vesting and that is outstanding as of immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of such Company RSU, be converted into an award of restricted stock units (each, a "Parent RSU") with respect to a number of shares of Parent QVCA Common Stock (rounded to the nearest number of whole shares) equal to the product of (i) the number of shares of Company Common Stock subject to such Company RSU immediately prior to the Effective Time and (ii) the Equity Award Exchange Ratio. Any vesting conditions and restrictions on the receipt of any Parent RSUs shall continue in full force and effect and the term, vesting schedule and other provisions of such Parent RSUs shall otherwise remain unchanged as a result of the assumption of such Parent RSUs; provided, however, that: (1) each Parent RSU award shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, issuance of bonus shares, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Parent QVCA Common Stock subsequent to the Effective Time; (2) the compensation committee of Parent's board of directors shall succeed to the authority and responsibility of the Board of Directors of the Company or any committee thereof with respect to each Parent RSU award; and (3) each Parent RSU award shall be subject to administrative procedures consistent with those in effect under Parent's equity compensation plan. For clarity, any award of deferred restricted stock units with respect to Company Common Stock, and any amount deferred under a Company Plan that is denominated in Company Common Stock, shall be treated as a Company RSU for all purposes under this Agreement.

          (d)   At the Effective Time, each award of performance share units with respect to Company Common Stock (each, a "Company PSU") that is outstanding as of immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of such Company PSU, be converted into an award of performance share units (each, a "Parent PSU") with respect to a target number of shares of Parent QVCA Common Stock (rounded to the nearest number of whole shares) equal to the product of (i) the target number of shares of Company Common Stock subject to such Company PSU immediately prior to the Effective Time and (ii) the Equity Award Exchange Ratio. Any vesting conditions and restrictions on the receipt of any Parent PSUs shall continue in full force and effect and the term, vesting schedule and other provisions of such Parent PSUs shall otherwise remain unchanged as a result of the assumption of such Parent PSUs; provided, however, that: (1) each Parent PSU award shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, issuance of bonus shares, reverse stock split, consolidation of shares reclassification, recapitalization or other similar transaction with respect to Parent QVCA Common Stock subsequent to the Effective Time; (2) the compensation committee of Parent's board of directors shall succeed to the authority and responsibility of the Board of Directors of the Company or any committee thereof with respect to each Parent PSU award; and (3) each Parent PSU award shall be subject to administrative procedures consistent with those in effect under Parent's equity compensation plan.

          (e)   Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement until the earlier of (i) the Effective Time or (ii) any termination of this Agreement in accordance with Article VII, the outstanding shares of Parent QVCA Common Stock or Company Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment, or other similar transaction, or a stock dividend thereon shall be declared with a record date within said period, then the Equity Award Exchange Ratio and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide Parent and the holders of Company Common Stock (including Company Options exercisable for Company Common Stock, Company SARs exercisable with respect to Company Common Stock, Company RSUs and Company PSUs) the same economic effect as contemplated by this Agreement prior to such event. Nothing in this Section 2.8 shall be construed to permit any Party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

          (f)    Parent shall take such actions as are necessary for the conversion of the Company Equity Awards pursuant to this Section 2.8, including the reservation, issuance and listing of shares of Parent QVCA Common Stock as are necessary to effectuate the transactions contemplated by this Section 2.8. Parent shall prepare and file with the SEC a registration statement on an appropriate form, or a post-effective amendment to a registration statement previously filed under the Securities Act, with respect to the shares of Parent QVCA Common Stock subject to the Parent Equity Awards and, where applicable, shall use its reasonable best efforts to have such registration statement declared effective as soon as practicable following the Effective Time and to maintain the effectiveness of such registration statement covering the Parent Equity Awards (and to maintain the current status of the prospectus contained therein) for so long as the Parent Equity Awards remain outstanding.

          (g)   As soon as practicable following the date hereof, the Company shall take all actions with respect to the Company's Employee Stock Purchase Plan (the "ESPP") that are necessary to provide that, contingent on the Effective Time, with respect to the offering period in effect under the ESPP that is scheduled to end after the Effective Time, establish a date (which date shall be not later than five Business Days prior to the Effective Time) as the final purchase date under the ESPP. The Company shall cause the amount credited to each participant's account under the ESPP on such final purchase date to be applied to purchase the number of shares of Company Common Stock that could be purchased with such amount on such date pursuant to the ESPP. The Company shall terminate the ESPP in its entirety effective as of, and contingent on, the Effective Time.

        Section 2.9    Company Rights Plan.     Pursuant to the Company Rights Plan Amendment, immediately prior to the Effective Time (but only if the Effective Time shall occur), (a) all issued and outstanding Company Rights exercisable to purchase shares of Company Series A Preferred Stock will expire in their entirety without any consideration payable therefor or in respect thereof and (b) the Company Rights Plan will terminate.

        Section 2.10    Further Assurances.     If, at any time before or after the Effective Time, the Company, Parent or Merger Sub reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Effective Time, then the Company, Parent, Merger Sub, the Surviving Corporation and their respective officers and directors shall execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things reasonably necessary or desirable to consummate the Merger and to carry out the purposes and intent of this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in (i) the Company SEC Documents filed prior to the date of this Agreement (other than any disclosure set forth under "Risk Factors" or any "forward-looking statements" section; it being understood that any factual information contained in such sections shall not be excluded) or (ii) in the corresponding section of the Company Disclosure Letter (it being agreed that disclosure of any item in any section of the Company Disclosure Letter shall be deemed disclosure with respect to any other section but only to the extent the relevance of a disclosure or statement therein to a section of this Article III is reasonably apparent on its face without independent inquiry) (provided, that in no event will any disclosure in the Company SEC Documents qualify or limit the representations and warranties in Sections 3.2 (Capitalization), 3.3(b) (Subsidiaries), 3.4 (Authorization), 3.16 (Tax Matters), 3.19 (Anti-takeover Statutes), 3.20 (Stockholder Rights Plan), 3.21 (Brokers and Other Advisors) or 3.22 (Opinion of Financial Advisor) of this Agreement), the Company represents and warrants to Parent as follows:

        Section 3.1    Organization; Standing and Power.     The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware, (b) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted and (c) is duly qualified or licensed to do business as a foreign corporation, and is in good standing (with respect to jurisdictions which recognize such concept), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except in the case of clauses (b) and (c) as would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent, prior to the date hereof, a true, complete and correct copy of the Company Charter and Company Bylaws, in each case, in effect as of the date of this Agreement.

        Section 3.2    Capitalization.

          (a)   The authorized capital stock of the Company consists of (i) Three Hundred Million (300,000,000) shares of Company Common Stock and (ii) Twenty Five Million (25,000,000) shares of Company Preferred Stock, of which One Hundred Thousand (100,000) shares have been designated Series A Junior Participating Preferred Stock (the "Company Series A Preferred Stock"). The Company has made available to Parent, prior to the date hereof, a true, complete and correct copy of (A) the certificate of designation setting forth the rights and preferences of the Company Series A Preferred Stock and (B) the Company Rights Plan, in each case, as in effect as of the date of this Agreement. No other shares of capital stock of, or other equity interests in, the Company are authorized.

          (b)   As of the close of business on June 29, 2017, (i) 52,380,693 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held in treasury by the Company and its Subsidiaries, (iii) no shares of Company Preferred Stock (including Series A Junior Participating Preferred Stock) were issued or outstanding, (iv) 17,905,660 shares of Company Common Stock were reserved for issuance pursuant to Company Plans, (v) 392,826 shares of Company Common Stock were underlying outstanding unexercised Company Options, (vi) 2,519,368 shares of Company Common Stock underlying outstanding unexercised Company SARs (assuming attainment of the applicable maximum value), (vii) 841,993 shares of Company Common Stock were underlying outstanding Company RSUs, (viii) 122,122 shares of Company Common Stock were underlying outstanding Company PSUs (assuming target level attainment of the applicable performance goals), (ix) 52,380,693 Company Rights were issued and outstanding pursuant to the Company Rights Plan and (x) no other shares of capital stock of, or other equity interests in, the Company were issued, reserved for issuance or outstanding. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and non-assessable and were issued in compliance with applicable securities Laws. No shares of capital stock of the Company are owned by any Subsidiary of the Company.

          (c)   There are no preemptive or similar rights granted by the Company or any Subsidiary of the Company on the part of any holders of any class of securities of the Company or any Subsidiary of the Company. Neither the Company nor any Subsidiary of the Company has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Company Stockholders or the stockholders of any such Subsidiary on any matter ("Voting Company Debt"). Except as set forth above or as listed on Section 3.2(c) of the Company Disclosure Letter, other than the Company Equity Awards, there are not, as of the date of this Agreement, any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, restricted stock units, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which the Company or any of the Subsidiaries of the Company is a party or by which any of them is bound (i) obligating the Company or any of its Subsidiaries to issue, deliver or sell or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity interests in, or any security convertible into or exercisable for or exchangeable into any capital stock of, or other equity interest in, the Company or any of its Subsidiaries or any Voting Company Debt, (ii) obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of capital stock of, or other equity interests in, the Company. As of the date of this Agreement, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of the Subsidiaries of the Company. There are no proxies, voting trusts or other agreements or understandings to which the Company or any of the Subsidiaries of the Company is a party or is bound with respect to the voting of the capital stock of, or other equity interests in, the Company or any of its Subsidiaries.

          (d)   Other than the Company Rights Plan, a true, complete and correct copy of which in effect as of the date hereof has been made available to Parent prior to the date hereof, the Company is not party to any "poison pill" rights plan or similar plan or agreement relating to any shares of capital stock or other equity interests of the Company.

          (e)   Section 3.2(e) of the Company Disclosure Letter sets forth (i) in all material respects, the following information as of the close of business on the most recent practicable date prior thereto, with respect to each outstanding Company Equity Award: the aggregate number of shares issuable thereunder, the type of award, the grant date, the expiration date, the exercise price and the vesting schedule, including a description of any acceleration provisions, that differ from the provisions included in the Incentive Plans or the form award agreements (and any material variations thereto) made available to Parent pursuant to the following clause (ii) and (ii) true, complete and correct copies of each Incentive Plan and each form of award agreement used under such plans and any material variations to such forms, identifying the Person(s) to whom such variations apply.

        Section 3.3    Subsidiaries.

          (a)   Each Subsidiary of the Company (i) is a corporation or other entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of its jurisdiction of incorporation or organization, (ii) has all power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except in each case as would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent true, complete and correct copies of the certificate of incorporation and bylaws (or similar organizational documents) of each Subsidiary of the Company with material operations or assets and all amendments thereto, as in effect as of the date of this Agreement.

          (b)   All of the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with applicable securities Laws. All of the outstanding capital stock or securities of, or other equity interests in, each of the Subsidiaries of the Company, is owned, directly or indirectly, by the Company, and is owned free and clear of any Encumbrance and free of any other limitation or restriction, other than Permitted Encumbrances.

          (c)   Section 3.3(c) of the Company Disclosure Letter (i) lists (A) each Subsidiary of the Company, (B) its jurisdiction of incorporation or organization, (C) the location of its principal executive office and (D) the type and number of interests held of record by any third party that is not wholly owned directly or indirectly by the Company or its Subsidiaries and (ii) sets forth all capital stock or other equity interest in any entity that is owned, in whole or in part, directly or indirectly, by the Company or its Subsidiaries (other than capital stock of, or other equity interests in, its Subsidiaries) (clause (ii), collectively, the "Other Interests"). All Other Interests are fully paid and non-assessable and are owned, directly or indirectly, by the Company free and clear of any Encumbrance and free of any other limitation or restriction, other than Permitted Encumbrances. There are no restrictions with respect to the Company (or any Subsidiary of the Company, as applicable) voting any of the Other Interests.

        Section 3.4    Authorization.

          (a)   The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by the Company of the Merger have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than, with respect to the Merger, the adoption of this Agreement by the holders of at least a majority of the outstanding aggregate voting power of Company Common Stock, voting together as a single class (the "Company Stockholder Approval"). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due execution and delivery by Parent and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar Laws now or hereafter affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or law).

          (b)   The Board of Directors of the Company has, acting upon the unanimous recommendation of the Special Committee, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (iii) resolved to recommend that the Company Stockholders approve the adoption of this Agreement and (iv) directed that this Agreement be submitted to the Company Stockholders for adoption.

          (c)   This Agreement and the transactions contemplated hereby, including the Merger and the acquisition of "Beneficial Ownership" of "Equity Securities" (as each such term is defined in the Spinco Agreement) of the Company by Parent, have been approved in advance by a majority of the "Qualified Directors" (as such term is defined in the Spinco Agreement) of the Company, such that this Agreement and the transactions contemplated hereby, including the Merger and the acquisition of Beneficial Ownership of Equity Securities of the Company by Parent, qualify as a "Qualified Acquisition" (as such term is defined in the Spinco Agreement) for purposes of Section 5(a) of the Spinco Agreement.

          (d)   The Company Stockholder Approval is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and to consummate the transactions contemplated hereby, including the Merger, under applicable Law or under the Company Charter or Company Bylaws.

        Section 3.5    Consents and Approvals; No Violations.

          (a)   The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not require any filing or registration with, notification to, or authorization, permit, license, declaration, Order, consent or approval of, or other action by or in respect of, any Governmental Authority by the Company other than (i) as may be required by the HSR Act or any other Competition Law, (ii) the filing with the SEC of (A) the Proxy Statement, (B) the Registration Statement, and (C) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) such clearances, consents, approvals, Orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under applicable U.S. federal and state or foreign securities Laws or the rules and regulations of NASDAQ, (iv) approval by the FCC of applications for transfer of control and/or assignment of the FCC licenses, authorizations and registrations listed on Section 3.5(a) of the Company Disclosure Letter (collectively, the "FCC Applications"), (v) the filing of the Certificate of Merger or other documents as required by the DGCL or (vi) any other filings, registrations, notifications, authorizations, permits, licenses, declarations, Orders, consents, approvals or other actions the absence of which would not reasonably be expected to have a Company Material Adverse Effect.

          (b)   The execution, delivery and, subject to the receipt of the Company Stockholder Approval, performance by the Company of this Agreement and, assuming the accuracy of the representations and warranties made in Section 3.5(a) for purposes of clauses (ii), (iii) and (iv) below, the consummation by the Company of the transactions contemplated by this Agreement do not and will not (i) conflict with or violate any provision of the Company Charter or Company Bylaws, (ii) conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound, (iii) require any consent or notice, or result in any violation or breach of, or conflict with, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, result in the loss of any benefit under, or result in the triggering of any payments pursuant to, any of the terms, conditions or provisions of any Company Material Contract or (iv) result in the creation of an Encumbrance (except for Permitted Encumbrances) on any property or asset of the Company or any of its Subsidiaries, except, with respect to clauses (ii), (iii) and (iv) of this Section 3.5(b) as would not reasonably be expected to have a Company Material Adverse Effect.

        Section 3.6    SEC Reports and Financial Statements.

          (a)   The Company has timely filed with, or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, forms, statements, schedules, certifications and other documents required to be filed or furnished by the Company since January 1, 2015 (together with all exhibits and schedules thereto and all information incorporated therein by reference, the "Company SEC Documents"). As of their respective dates, or if amended, as of the date of the last such amendment, the Company SEC Documents (i) were prepared in accordance and complied in all material respects with the requirements of the Sarbanes Act, the Securities Act and the Exchange Act (to the extent then applicable) and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b)   Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in or incorporated by reference in the Company SEC Documents (the "Company Financial Statements"), (i) complied, as of its respective date of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis during the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented in all material respects and in accordance with GAAP the consolidated financial position of the Company and its Subsidiaries as of the respective date thereof and the consolidated results of the Company's and its Subsidiaries' operations and cash flows for the periods indicated (except that the unaudited interim financial statements were or will be subject to normal and recurring year-end and quarter-end adjustments that are not in the aggregate material).

          (c)   The Company has maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 under the Exchange Act. The Company's disclosure controls and procedures are designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company's management has completed an assessment of the effectiveness of the Company's internal controls and procedures and, to the extent required by applicable Law, presented in any applicable Company SEC Document, or any amendment thereto, its conclusions about the effectiveness of the internal control structures and procedures as of the end of the period covered by such report or amendment based on such evaluation. Based on the Company management's most recently completed assessment of the Company's internal control over financial reporting prior to the date hereof, (i) the Company had no significant deficiencies or material weaknesses in the design or operation of its internal controls that would reasonably be expected to adversely affect the Company's ability to record, process, summarize and report financial data and (ii) the Company does not have Knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

          (d)   To the Knowledge of the Company, there are no outstanding or unresolved comments in any comment letters from the Staff of the SEC relating to the Company SEC Documents and received by the Company that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. None of the Company SEC Documents filed on or prior to the date hereof is, to the Knowledge of the Company, subject to ongoing SEC review or investigation that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

          (e)   The Company is in compliance with the applicable listing and corporate governance rules and regulations of NASDAQ except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

        Section 3.7    No Undisclosed Liabilities.     As of the date hereof, except as reflected or reserved against in the balance sheet of the Company dated December 31, 2016 included in the Form 10-K filed by the Company with the SEC on February 24, 2017 (or described in the notes thereto), neither the Company nor any of its Subsidiaries has any Liabilities of the type required to be disclosed in the liabilities column of a balance sheet prepared in accordance of with GAAP except (a) Liabilities incurred since December 31, 2016, in the ordinary course of business consistent with past practice, (b) Liabilities incurred in connection with this Agreement and the transactions contemplated hereby and (c) Liabilities that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any material "off-balance sheet arrangement" (as defined in Item 303(a) of Regulation S-K of the Exchange Act)), where the result, purpose or intended effect of such Contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company Financial Statements or Company SEC Documents.

        Section 3.8    Absence of Certain Changes.     Since January 1, 2017, (a) through the date hereof, there has been no event or condition which has had, or would reasonably be expected to have, a Company Material Adverse Effect, and (b) the Company and each of its Subsidiaries have, in all material respects, conducted their businesses in the ordinary course of business consistent with past practice.

        Section 3.9    Litigation.     As of the date hereof, there is no Action pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of its or their respective properties or assets that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. As of the date hereof, neither the Company nor any of its Subsidiaries (or any of its or their respective properties or assets) is subject to or bound by any Order except as set forth on Section 3.9 of the Company Disclosure Letter (true, complete and correct copies of which have been made available to Parent prior to the date hereof) and the Company and its Subsidiaries, as applicable, have complied with, and are now in compliance with, all such Orders, except in each case as would not reasonably be expected to have a Company Material Adverse Effect.

        Section 3.10    Compliance with Applicable Laws.

          (a)   The Company and each of its Subsidiaries have since January 1, 2015 complied, and are now in compliance, in each case, with all applicable Laws, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, (i) no investigation or review by any Governmental Authority with respect to the Company or any of its Subsidiaries is pending or threatened that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole and (ii), no Governmental Authority has indicated in writing to the Company prior to the date hereof an intention to conduct any such investigation or review.

          (b)   The Company and its Subsidiaries (i) hold all material Governmental Permits necessary for the lawful conduct of their respective businesses or ownership of their respective assets and properties, and all such Governmental Permits are in full force and effect and (ii) are in material compliance with all terms and conditions of such Governmental Permits and, to the Knowledge of the Company, no such Governmental Permits are subject to any formal revocation, withdrawal, suspension, cancellation, termination or modification action by the issuing Governmental Authority that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

          (c)   The Company is not an "investment company" under the Investment Company Act of 1940.

        Section 3.11    Real Property.

          (a)   Section 3.11(a) of the Company Disclosure Letter sets forth, as of the date hereof, all real property that (i) is owned by the Company or any of its Subsidiaries, (ii) is primarily used by the Company or any of its Subsidiaries to conduct its business and (iii) is material to the Company and its Subsidiaries, taken as a whole (the "Company Owned Property"). The Company and its Subsidiaries have good title to all Company Owned Property. The use and operation of the Company Owned Property in the conduct of business by the Company and its Subsidiaries do not violate any instrument of record or agreement affecting such property, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

          (b)   Section 3.11(b) of the Company Disclosure Letter sets forth, as of the date hereof, a true, correct and complete list of all material real property leases, subleases, licenses and other occupancy arrangements to which the Company or any of its Subsidiaries is a party and each material amendment thereto (the "Company Leases") under which the Company or any of its Subsidiaries leases, subleases or licenses any material real property necessary to conduct its business (the "Company Leased Property" and together with the Company Owned Property, the "Company Real Property"). Each Company Lease is valid and in full force and effect and binding on the Company and its Subsidiaries, and neither the Company nor, to the Knowledge of the Company, any other party to any such lease, is in material default under any such lease, and no condition exists that with notice or lapse of time or both would constitute a material default of any such lease, except in each case as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Except as set forth on Section 3.11(b) of the Company Disclosure Letter, no ownership or leasehold interest identified on Section 3.11(b) of the Company Disclosure Letter has been leased, subleased, transferred or assigned, in whole or in part, by the Company or any of its Subsidiaries to another Person, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, no right of any other party to such leasehold interest identified on Section 3.11(b) of the Company Disclosure Letter has materialized entitling such party to terminate such leasehold interest prior to such leasehold's expiration, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

          (c)   No condemnation or eminent domain proceeding is pending or, to the Knowledge of the Company, threatened against any part of the Company Real Property, except as would not reasonably be expected to have a Company Material Adverse Effect.

        Section 3.12    Intellectual Property.

          (a)   The Company and its Subsidiaries own, free and clear of any Encumbrances (other than Permitted Encumbrances), or lease, license, or otherwise possess the valid right to use, and to assign and/or transfer use of all Company Intellectual Property, including any Software or other subject matter created or modified by employees or contractors of the Company within the scope of their employment or engagement by the Company or purchased by the Company from a third party, except as would not reasonably be expected to have a Company Material Adverse Effect, either individually or in the aggregate. Except as would not reasonably be expected to have a Company Material Adverse Effect either individually or in the aggregate, the Intellectual Property owned by the Company and its Subsidiaries is valid, subsisting and enforceable.

          (b)   Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole: (i) to the Knowledge of the Company as of the date hereof, neither the Company nor any of its Subsidiaries has infringed, induced or contributed to the infringement of, misappropriated or otherwise violated, the Intellectual Property rights of any Person, (ii) there is no claim, action, suit, investigation or proceeding pending against, or, to the Knowledge of the Company, no written or oral notice given to, the Company or any of its Subsidiaries challenging, in whole or in part, the validity, enforceability, use, or ownership of the Company Intellectual Property, nor to the Company's Knowledge as of the date hereof, is there any reasonable basis for any such claim, (iii) as of the date hereof the Company and its Subsidiaries have taken reasonable measures, in accordance with normal industry practice, to maintain and protect the Company Intellectual Property, (iv) to the Knowledge of the Company as of the date hereof, there has not been since January 1, 2015 any disclosure of any Trade Secrets in a manner that has resulted or is reasonably likely to result in the loss of trade secret protection for such Trade Secrets, and (v) as of the date hereof neither the Company nor its Subsidiaries have given notice to any Person asserting the infringement or misappropriation by such Person of any of the Company Intellectual Property that remains unresolved and, to the Knowledge of the Company as of the date hereof, no Person is infringing or misappropriating any Company Intellectual Property.

        Section 3.13    IT Systems and Data Security.     To the Knowledge of the Company: (i) either the Company or the Company Subsidiaries owns or has a valid right to access and use all computer systems, networks, hardware, technology, software, algorithms, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company (the "IT Systems"), as such IT Systems are currently used by the Company, (ii) the IT Systems are in good working condition to effectively perform all information technology operations for which they are used as required in connection with the current operations of the Company and (iii) the Company maintains commercially reasonable controls and processes that are designed (A) to provide for the back-up and restoration of critical data, (B) to manage physical access to the IT Systems, and (C) to secure and protect customer information collected, stored, maintained, processed or otherwise used by the IT Systems, except in each case as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

        Section 3.14    Material Contracts.

          (a)   Except as set forth on Section 3.14(a) of the Company Disclosure Letter, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to, or bound by, any of the following (each, a "Company Material Contract"):

              (i)  any Contract that is a "material contract" as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act (other than any Company Plan);

             (ii)  any material Contract relating to Indebtedness for borrowed money or financial guaranty thereof for an amount in excess of $10,000,000, other than (A) Contracts among the Company and/or its wholly owned Subsidiaries and (B) financial guarantees entered into in the ordinary course of business consistent with past practice;

            (iii)  any Contract that (A) limits, or purports to limit, the ability of the Company or any of its Affiliates to compete in any line of business or within any geographic area or with any Person (other than Contracts with such restrictions that are not material to the conduct of the business of the Company and its Subsidiaries taken as a whole), (B) contains any material exclusivity or similar provision, or (C) in any material respect limits the ability of the Company or its Affiliates to hire or solicit for hire for employment any individual or group engaged in business competitive with the business of the Company and its Subsidiaries in any material respect;

            (iv)  (A) any Contract between the Company and any of its Affiliates (other than (x) immaterial Contracts entered into in the ordinary course of business consistent with past practice, or (y) any Contract solely between or among the Company and/or its wholly owned Subsidiaries) and (B) any contract required to be disclosed pursuant to Item 404 of Regulation S-K of the Exchange Act;

             (v)  any material license, sublicense, assignment, option or other Contract relating to Company Intellectual Property, including any such material Contract pursuant to which the Company or any of its Subsidiaries is granted any right to use, is restricted in its rights to use or register or permits any other Person to use, enforce or register any Company Intellectual Property, but in each case excluding any enterprise software license or other license to use commercial off-the-shelf computer software under nondiscriminatory pricing terms, licenses contained in service contracts to the extent the licenses contained therein are incidental to such contract, non-exclusive and granted in the ordinary course of business or any other Contract that is not material to the Company and its Subsidiaries, taken as a whole;

            (vi)  any Contract that provides for any most favored nation provision or equivalent preferential pricing terms or similar obligations to which the Company or any of its Affiliates is subject or a beneficiary thereof, which is material to the Company and its Subsidiaries taken as a whole;

           (vii)  any purchase, sale or supply Contract that (x) contains volume requirements or commitments, exclusive or preferred purchasing arrangements or promotional requirements and (y) has more than one year remaining in the term of the Contract and requires in excess of $10,000,000 in remaining obligations;

          (viii)  any Contract involving future payments, performance of services or delivery of goods or materials to or by the Company and its Subsidiaries of an amount or value reasonably expected to exceed $10,000,000 in the aggregate during the twelve (12) month period following the date hereof;

            (ix)  any material Contract with (A) any of the Company's top 5 multichannel video programming distributors (based on number of subscribers during the 2016 fiscal year) or (B) any of the Company's other multichannel video programming distributors under which the Company had more than 7,500,000 subscribers during the 2016 fiscal year, if any;

             (x)  any material inboard or outbound freight and shipping Contract pursuant to which the Company made payments of more than $10,000,000 during the 2016 fiscal year;

            (xi)  any Contract entered into after January 1, 2016 involving the acquisition or disposition, directly or indirectly (by merger or otherwise), of a business or capital stock or other equity interests of another Person for aggregate consideration (in one or a series of related transactions) under such Contract of $10,000,000 or more;

           (xii)  any collective bargaining agreement or other Contract with any labor union or other employee representative or group;

          (xiii)  any Contract that is a partnership or joint venture agreement or similar Contract that in each case is material to the Company and its Subsidiaries, taken as a whole; or

          (xiv)  any Contract that commits the Company or any of its Affiliates to enter into any of the foregoing.

          (b)   The Company has made available to Parent prior to the date hereof true, correct and complete copies of all Company Material Contracts.

          (c)   Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to a Company Material Contract, is in breach or violation of, or in default under, any Company Material Contract, (i) with respect to either the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party to a Company Material Contract, no event has occurred or circumstance exists which would reasonably be expected to result in a breach or violation of, or a default under, any Company Material Contract (in each case, with or without notice or lapse of time or both), and (ii) each Company Material Contract is valid and binding on each of the Company and its Subsidiaries, as applicable, and, to the Knowledge of the Company, each other party thereto and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar Laws now or hereafter affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or law), and is in full force and effect with respect to each of the Company and its Subsidiaries, as applicable, and, to the Knowledge of the Company each other party thereto, in the case of each of the foregoing, other than as would not reasonably be expected to have a Company Material Adverse Effect.

        Section 3.15    Environmental Matters.     To the Knowledge of the Company as of the date hereof, except as would not reasonably be expected to have a Company Material Adverse Effect:

          (a)   the Company and each of its Subsidiaries operates its business in compliance with applicable Environmental Laws;

          (b)   neither the Company nor any of its Subsidiaries has used any Company Real Property for the manufacture, transportation, treatment, storage or disposal of Hazardous Materials except for such use of Hazardous Materials customary in the construction, maintenance and operation of a broadcast network or the retail, on-line and wholesale sale and distribution of goods and in commercially reasonable quantities or under circumstances that would not reasonably be expected to give rise to liability for remediation;

          (c)   no surface impoundments or underground storage tanks are located on any Real Property;

          (d)   none of the Company Real Property is the subject of any Federal or state investigation concerning any use or release of any Hazardous Materials; and

          (e)   the Company and its Subsidiaries are not subject to any pending, or to the Knowledge of the Company, threatened Environmental Claim by any Governmental Entity.

        Section 3.16    Tax Matters.

          (a)   Except as individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect and except as otherwise set forth on Section 3.16 of the Company Disclosure Letter:

              (i)  All Tax Returns required to be filed with any Taxing Authority by or on behalf of the Company and each of its Subsidiaries have been filed when due (taking into account any extension of time within which to file) in accordance with all applicable Laws. All such Tax Returns are accurate and complete in all respects and have been prepared in substantial compliance with all applicable Laws. All Taxes due and payable by the Company and its Subsidiaries (whether or not shown on any Tax Return) have been timely paid, or withheld and remitted, to the appropriate Tax Authority, except for Taxes for which adequate reserves have been established in accordance with GAAP on the Company Financial Statements. No written claim has been made by any Taxing Authority in a jurisdiction where the Company or any of its

    Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. There are no Encumbrances, other than Permitted Encumbrances, on any of the assets or properties of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

             (ii)  The Company and its Subsidiaries have complied with all applicable Laws relating to the payment and withholding of any Taxes and have, within the time and the manner prescribed by applicable Law, withheld from and paid over to the proper Taxing Authorities all amounts required to be so withheld and paid over under all applicable Laws (including any Taxes that are required to be deducted and withheld in connection with any amounts paid or owing to any employee, stockholder, creditor, independent contractor or other third party).

            (iii)  No written claim has been received, and no audit, action, suit or proceeding is in progress, against or with respect to the Company or any of its Subsidiaries in respect of any Tax; and all deficiencies, assessments or proposed adjustments asserted against the Company or any of its Subsidiaries by any Taxing Authority have been paid or fully and finally settled.

            (iv)  No waiver or extension of any statute of limitations in respect of any Taxes or any extension of time with respect to any Tax assessment or deficiency is in effect for the Company or any of its Subsidiaries.

             (v)  Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (A) any change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date, (B) any "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed prior to the Closing, (C) any installment sale or open transaction disposition made prior to the Closing, (D) any prepaid amount received on or prior to the Closing Date, (E) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), or (F) Section 108(i) of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

            (vi)  Neither the Company nor any of its Subsidiaries (A) is or has been, since January 1, 2010, a member of an affiliated group (within the meaning of Section 1504 of the Code) filing a consolidated federal income Tax Return, other than an affiliated group the common parent of which is the Company, (B) is or has been, since January 1, 2010, a member of any affiliated, combined, consolidated, unitary, or similar group for state, local or non-U.S. Tax purposes, other than a group the common parent of which is the Company, (C) is a party to, or has any liability under, any Tax Sharing Agreement, or (D) has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Law), as a transferee or successor, by contract, or otherwise.

           (vii)  The Company and its Subsidiaries have complied with all unclaimed property or escheat Laws with respect to unclaimed or abandoned property and do not hold property required to have been remitted or escheated to a Governmental Authority.

          (viii)  Neither the Company nor any of its Subsidiaries has participated in, or is currently participating in, any "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b) (or any transaction requiring disclosure under a corresponding or similar provision of state, local or non-U.S. Tax Law), except as disclosed in previously filed Tax Returns.

          (b)   Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (or is a successor to a "distributing corporation" or a "controlled corporation") in a distribution of stock qualifying or intended to qualify for tax-free treatment (in whole or in part) under Sections 355 or 361(c) of the Code within the last two (2) years.

          (c)   Neither the Company nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent or preclude the Merger from qualifying as a "reorganization" described in Section 368(a)(1)(B) of the Code.

        Section 3.17    Insurance.     The Company has made available to Parent prior to the date of this Agreement true, complete and correct copies of all material insurance policies which are, as of the date of this Agreement, maintained by the Company or its Subsidiaries. The Company and each of its Subsidiaries maintains insurance coverage against such risks and in such amounts as the Company believes to be reasonably customary for companies of similar size, in their geographic regions and in the respective businesses in which the Company and its Subsidiaries operate. As of the date hereof, neither the Company nor any of its Subsidiaries have received notice of cancellation of any such insurance policy and all premiums due thereunder on or prior to the date of this Agreement have been paid. As of the date hereof, there is no material claim by the Company or any of its Subsidiaries pending under any such insurance policy as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

        Section 3.18    Employees and Employee Benefits.

          (a)   Section 3.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list of each Company Plan.

          (b)   The Company has made available to Parent (i) a copy of each Company Plan and all material amendments thereto, (ii) the most recent annual reports (Form Series 5500), if any, required under ERISA or the Code in connection with each Company Plan; (iii) the most recent actuarial reports (if applicable) for all Company Plans; (iv) the most recent summary plan description, if any, required under ERISA with respect to each Company Plan; (v) all material written contracts, instruments or agreements relating to each Company Plan, including administrative service agreements and group insurance contracts and trust documents; (vi) the most recent determination letter from the Internal Revenue Service (or in the case of a master or prototype plan, a favorable opinion letter or in the case of a volume submitter plan, a favorable advisory letter) issued with respect to each Company Plan intended to be qualified under Section 401(a) of the Code (each a "Qualified Plan"); and (vii) all filings since January 1, 2016 under the Internal Revenue Service Employee Plans Compliance Resolution System program or the Department of Labor's Delinquent Filer Voluntary Compliance Program or Voluntary Fiduciary Correction Program (if any).

          (c)   Neither the Company nor any ERISA Affiliates contribute to or have any obligation to contribute to, or have had any such obligation during the past six-year period preceding the Closing Date, and no Company Plan is (i) a defined benefit pension plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code or (ii) a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (d)   Each Qualified Plan has received from the Internal Revenue Service a favorable determination letter (or in the case of a master or prototype plan, a favorable opinion letter or in the case of a volume submitter plan, a favorable advisory letter) as to its qualification under Section 401(a) of the Code, and to the Knowledge of the Company, no event of condition exists, whether by action or by failure to act, that would reasonably be expected to adversely affect the qualified status of any such Qualified Plan. Except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, (i) each Company Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including ERISA and the Code, which are applicable to such Company

  Plan, (ii) there are no pending or, to the Knowledge of the Company, threatened Action against any Company Plan, any fiduciary thereof, the Company or any of its Subsidiaries other than routine claims for benefits, (iii) with respect to each Company Plan, all contributions, reimbursements and premium payments that are due have been made, and all contributions, reimbursements and premium payments for any period ending on or before the Closing that are not yet due have been made or properly accrued and (iv) with respect to each of the Company Plans which are subject to ERISA, no "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any Subsidiary of the Company or any officer of the Company or of any Subsidiary of the Company to any material Tax or penalty on prohibited transactions imposed by such Section 4975 of the Code or to any material liability under Section 502(i) or 502(1) of ERISA has occurred or is reasonably expected to occur.

          (e)   Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby (either alone or together with any other event) will (i) result in the accelerated vesting or payment of, or any increase in, or in the funding (through a grantor trust or otherwise) of, any compensation or benefits to any Key Employee (other than with respect to the treatment of Company Equity Awards in accordance with Section 2.8); (ii) result in the entitlement of any Key Employee to severance or termination pay or benefits; or (iii) limit or restrict the right of the Company to merge, amend or terminate any of the Company Plans.

          (f)    Except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, with respect to each Company Plan which is a group health plan, the Company and its ERISA Affiliates have complied with the health care continuation provisions of Section 4980B of the Code and corresponding provisions of ERISA, the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations thereunder and the Patient Protection and Affordable Care Act of 2010, as amended ("PPACA"), and neither the Company nor any of its ERISA Affiliates have incurred any liability under Section 4980 of the Code or the excise tax or penalty provisions of PPACA. No Company Plan provides any post-retirement medical, dental or life insurance benefits to any current or former Company Employee (other than coverage mandated by applicable Law, including the Consolidated Omnibus Budget Reconciliation Act of 1985).

          (g)   No current or former director, officer, employee, independent contractor or consultant of the Company or any Subsidiary of the Company is entitled to receive any gross-up or additional payment by reason of the "additional tax" or "excise tax" required by Section 409A or Section 4999 of the Code being imposed on such Person. Except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, since January 1, 2005, each Company Plan that is a nonqualified deferred compensation plan or arrangement has been maintained in good faith operational compliance and, for all periods after December 31, 2008, in documentary compliance with Section 409A.

          (h)   No action, suit, investigation, audit, proceeding or claim (other than routine claims for benefits) is pending against or, to the Knowledge of the Company, is threatened against, any Company Plan before any Governmental Authority that, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff's demands, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (i)    The Company and its Subsidiaries are and, since January 1, 2015 have been, in compliance with all applicable Laws respecting employment and employment practices, including all Laws respecting terms and conditions of employment, health and safety, wages and hours, classification under wage laws, child labor, immigration and work authorization, employment discrimination and retaliation, disability rights or benefits, equal opportunity, whistleblowing and whistleblower protection, plant closures and layoffs, affirmative action, workers' compensation, labor relations and unemployment insurance, except for noncompliance as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (j)    Neither the Company nor any of its Subsidiaries is a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement, agreement with any works council, or labor contract. To the Knowledge of the Company, as of the date hereof there is no labor union organizing activity being conducted with respect to any material segment of Company Employees. There is no labor strike, lockout, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Subsidiary of the Company and no such strike, lockout, slowdown or stoppage has occurred since January 1, 2015.

          (k)   The Company has properly classified all individuals providing services to the Company or on the Company's behalf pursuant to applicable wage and hour and tax laws, including but not limited to employees, independent contractors, consultants, agents, staff augmentation, and contingent workers, except for any failure to properly classify which, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

        Section 3.19    Anti-takeover Statutes.     The Company has expressly elected not to be governed by Section 203 of the DGCL pursuant to a provision in its original certificate of incorporation in accordance with Section 203(b)(1) of the DGCL, and since initially incorporating in the State of Delaware has not elected by a provision of any amendment to its certificate of incorporation to be governed by Section 203 of the DGCL, with the effect that the restrictions set forth therein are inapplicable to the Company, this Agreement and the transactions contemplated hereby, including the Merger. No other fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation in any jurisdiction applies or purports to apply to this Agreement and the transactions contemplated hereby, including the Merger.

        Section 3.20    Stockholder Rights Plan.     On or prior to the date of this Agreement, the Company has validly executed and entered into the Company Rights Plan Amendment to the effect that, among other things, (a) neither the approval, execution, delivery or performance of this Agreement or the other contracts or instruments related hereto, nor the announcement or the consummation of the Merger, will (i) cause the Company Rights to become exercisable, (ii) cause Parent, Merger Sub or any of their "Affiliates" or "Associates" (as such terms are defined in the Company Rights Plan) to become an "Acquiring Person" (as such term is defined in the Company Rights Plan), or (iii) give rise to a "Stock Acquisition Date", "Distribution Date" or "Triggering Event" (as such terms are defined in the Company Rights Plan), and (b) the Company rights will expire in their entirety, and the Company Rights Plan will terminate, immediately prior to the Effective Time (but only if the Effective Time shall occur) without any consideration payable thereof or in respect thereof. No additional corporate action or approval is required by the Company or any other Person to consummate the transactions contemplated by the Company Rights Plan Amendment.

        Section 3.21    Brokers and Other Advisors.     Except for fees payable to Centerview Partners LLC and Goldman Sachs & Co. LLC pursuant to engagement letters, copies of which have been provided to Parent, no Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions or with this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

        Section 3.22    Opinion of Financial Advisor.     The Special Committee has received the respective opinions of (a) Centerview Partners LLC, financial advisor to the Special Committee, to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Merger Consideration provided for pursuant to this Agreement is fair, from a financial point of view, to the holders of shares of Company Common Stock (other than shares held by the Company as treasury stock, the Parent Shares or any shares held by the Specified Persons, the Permitted Holders or any other Affiliate of Parent); and (b) Goldman

Sachs & Co. LLC, financial advisor to the Special Committee, to the effect that, as of the date of such opinion and based upon and subject to the qualifications, assumptions and limitations set forth therein, the Merger Consideration pursuant to this Agreement is fair from a financial point of view to the holders (other than Parent and its Affiliates, including affiliates of a significant shareholder of Parent) of shares of Company Common Stock. A copy of each such opinion will be delivered promptly after the date hereof to Parent for informational purposes only.

        Section 3.23    Disclosure Documents..     The information with respect to the Company or any of its Subsidiaries that the Company supplies to Parent specifically for use in the Registration Statement, or any amendment or supplement thereto will not, at the time the Registration Statement is declared effective by the SEC (or, with respect to any post-effective amendment or supplement, at the time such post-effective amendment or supplement becomes effective), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.23 do not apply to statements or omissions included or incorporated by reference in the Registration Statement or the Proxy Statement based upon information supplied to the Company by Parent or Merger Sub or any of their respective Representatives specifically for use or incorporation by reference therein.

        Section 3.24    Investigation by the Company; Limitation on Warranties.     The Company has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations and financial condition of the QVC Group and acknowledges that the Company has been made available access to personnel, properties, premises and records of Parent for such purposes. In entering into this Agreement, except as expressly provided herein, the Company has relied solely upon its independent investigation and analysis of Parent and the Company acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Parent or any of its directors, officers, stockholders, employees, affiliates, agents, advisors or representatives that are not expressly set forth in this Agreement, whether or not such representations, warranties or statements were made in writing or orally. The Company also acknowledges and agrees that neither Parent nor Merger Sub makes any representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of Parent or any of its Subsidiaries or the future business, operations or affairs of Parent or any of its Subsidiaries heretofore or hereafter delivered to or made available to the Company or its Representatives or Affiliates.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT

        Except as set forth in (i) the Parent SEC Documents filed prior to the date of this Agreement (other than any disclosure set forth under "Risk Factors" or any "forward-looking statements" section; it being understood that any factual information contained in such sections shall not be excluded) or (ii) in the corresponding section of the Parent Disclosure Letter (it being agreed that disclosure of any item in any section of the Parent Disclosure Letter shall be deemed disclosure with respect to any other section but only to the extent the relevance of a disclosure or statement therein to a section of this Article IV is reasonably apparent on its face without independent inquiry) (provided, that in no event will any disclosure in the Parent SEC Documents qualify or limit the representations and warranties in Sections 4.2 (Capitalization), 4.4 (Authorization), 4.11 (Tax Matters) and 4.14 (Brokers and Other Advisors) of this Agreement), Parent and Merger Sub represent and warrant to the Company as follows:

        Section 4.1    Organization; Standing and Power.     (a) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware, (b) Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the state of

Delaware, (c) each of Parent and Merger Sub has all requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted and (d) each of Parent and Merger Sub is duly qualified or licensed to do business as a foreign corporation and foreign entity, respectively, and is in good standing (with respect to jurisdictions which recognize such concept), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except in the case of clause (d) as would not reasonably be expected to have a Parent Material Adverse Effect. Parent has made available to the Company, prior to the date hereof, a true, complete and correct copy of the Parent Charter and Parent Bylaws and the certificate of incorporation and bylaws of Merger Sub, in each case, in effect as of the date of this Agreement.

        Section 4.2    Capitalization.

          (a)   The authorized capital stock of Parent consists of (i) Four Billion (4,000,000,000) shares of Series A QVC Group Common Stock, par value $0.01 per share (the "Parent QVCA Common Stock"), (ii) One Hundred Fifty Million (150,000,000) shares of Series B QVC Group Common Stock, par value $0.01 per share (the "Parent QVCB Common Stock"), (iii) Four Billion (4,000,000,000) shares of Series C QVC Group Common Stock, par value $0.01 per share (the "Parent QVCK Common Stock", and collectively with the Parent QVCA Common Stock and the Parent QVCB Common Stock, the "Parent QVC Common Stock"), (iv) Four Hundred Million (400,000,000) shares of Series A Liberty Ventures Common Stock, par value $0.01 per share (the "Parent Ventures Series A Common Stock"), (v) Fifteen Million (15,000,000) shares of Series B Liberty Ventures Common Stock, par value $0.01 per share (the "Parent Ventures Series B Common Stock"), (vi) Four Hundred Million (400,000,000) shares of Series C Liberty Ventures Common Stock, par value $0.01 per share (the "Parent Ventures Series C Common Stock", and collectively with the Liberty Ventures Series A Common Stock and the Liberty Ventures Series B Common Stock, the "Parent Ventures Common Stock") (the Parent QVC Common Stock and the Parent Ventures Common Stock together referred to as the "Parent Common Stock"), and (vii) Fifty Million (50,000,000) shares of Preferred Stock, par value $0.01 per share (the "Parent Preferred Stock"). No other shares of capital stock of, or other equity interests in, Parent are authorized.

          (b)   As of the close of business on June 30, 2017, (1) 421,923,159 shares of Parent QVCA Common Stock were issued and outstanding (including 326,665 shares of Parent QVC Restricted Stock), 29,233,605 shares of Parent QVCB Common Stock were issued and outstanding, no shares of Parent QVCK Series C Common Stock were issued and outstanding, 81,318,474 shares of Parent Ventures Series A Common Stock were issued and outstanding (including 28,289 shares of Parent Ventures Restricted Stock), 4,271,867 shares of Parent Ventures Series B Common Stock were issued and outstanding, no shares of Parent Ventures Series C Common Stock were issued and outstanding, and no shares of Parent Preferred Stock were issued and outstanding; (2) no shares of Parent QVCA Common Stock, Parent QVCB Common Stock, Parent Ventures Series A Common Stock and Parent Ventures Series B Common Stock, in each case, were held in treasury by Parent and its Subsidiaries; (3) no shares of Parent QVCA Common Stock, Parent QVCB Common Stock, Parent Ventures Series A Common Stock and Parent Ventures Series B Common Stock were reserved for issuance pursuant to outstanding unexercised Parent SARs; (4) 2,973,161 shares of Parent QVCA Common Stock, 115,207 shares of Parent QVCB Common Stock, 32,263 shares of Parent Ventures Series A Common Stock and zero shares of Parent Ventures Series B Common Stock were reserved for issuance pursuant to outstanding unexercised Parent RSUs; and (5) 31,620,752 shares of Parent QVCA Common Stock, 1,642,867 shares of Parent QVCB Common Stock, 1,586,160 shares of Parent Ventures Series A Common Stock and 1,256,411 shares of Parent Ventures Series B Common Stock, in each case, were issuable upon either the exercise of outstanding stock options to acquire shares of such series of Parent Common Stock (whether or not presently vested or exercisable). Except as set forth above, and for shares of Parent Common Stock reserved for issuance under Parent equity plans, as of the close of business on June 30, 2017, no other securities of Parent are issued, reserved for issuance or outstanding.

          (c)   Other than the Parent Shares, as of the date hereof, neither Parent nor any of its Subsidiaries owns, or since January 1, 2012 has owned, any shares of capital stock of the Company or any of its Subsidiaries. Parent is the Beneficial Owner of all of the Parent Shares and has good and marketable title thereto free and clear of any and all Encumbrances (including any restriction on the right to vote, sell or otherwise dispose of such Parent Shares), and has, and will have at all times, the sole right to vote and direct the vote of, and to dispose of and direct the disposition of, such Parent Shares, except in each case as set forth herein, in the Spinco Agreement, pursuant to any applicable restrictions on transfer under the Securities Act or any Encumbrances or restrictions arising in connection with any Financing Transaction permitted under Section 5.20(d). The term "Beneficial Owner" shall be interpreted in accordance with the term "beneficial owner" as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided that, without limiting the generality of the foregoing, for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any Contract or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time (including the passage of time in excess of 60 days), the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms "Beneficial Ownership," "Beneficially Own" and "Beneficially Owned" shall have correlative meanings.

          (d)   There are no preemptive or similar rights granted by Parent or any Subsidiary of Parent on the part of any holders of any class of securities which track the economic performance of the QVC Group or any of the QVC Group Businesses. Neither Parent nor any Subsidiary of Parent has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with Parent QVC Stockholders or the stockholders of any QVC Group Subsidiary on any matter ("Voting Parent Debt"). Except as set forth above or as listed on Section 4.2(d) of Parent Disclosure Letter, other than Parent Equity Awards, there are not, as of the date of this Agreement, any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, restricted stock units, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind to which Parent or any of the QVC Group Subsidiaries is a party or by which any of them is bound (i) obligating Parent or any of the QVC Group Subsidiaries to issue, deliver or sell or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity interests in, or any security convertible into or exercisable for or exchangeable into any capital stock, or other equity interest, which tracks the economic performance of the QVC Group or any Voting Parent Debt, (ii) obligating Parent or any of the QVC Group Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of capital stock, or other equity interests , that track the economic performance of the QVC Group.

          (e)   The authorized capital stock of Merger Sub consists solely of Ten Thousand (10,000) shares of Merger Sub Common Stock. There are One Hundred (100) shares of Merger Sub Common Stock issued and outstanding, all of which are held directly or indirectly by Parent. All of the outstanding shares of Merger Sub Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights. Merger Sub was formed solely for the purposes of engaging in the transactions contemplated by this Agreement and, since the date of its incorporation, Merger Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

          (f)    The shares of Parent QVCA Common Stock to be issued as part of the Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof will not be subject to any preemptive or other similar right.

        Section 4.3    Subsidiaries

          (a)   Each QVC Group Subsidiary (i) is a corporation or other entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of its jurisdiction of incorporation or organization, (ii) has all power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except in the case of clause (iii) as would not reasonably be expected to have a Parent Material Adverse Effect.

          (b)   All of the outstanding shares of capital stock of, or other equity interests in, the QVC Group Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with applicable securities Laws. Except as set forth on Section 4.3(b) of the Parent Disclosure Letter, as of the date hereof, all of the outstanding capital stock or securities of, or other equity interests in, each of the QVC Group Subsidiaries that is owned by Parent and its Subsidiaries is owned free and clear of any Encumbrance and free of any other limitation or restriction, other than Permitted Encumbrances.

        Section 4.4    Authorization.

          (a)   Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by Parent and Merger Sub of the Merger have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than the approval of the adoption of this Agreement by the sole stockholder of Merger Sub. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due execution and delivery by the Company, constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar Laws now or hereafter affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or law).

          (b)   The Board of Directors of Parent has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, Parent and its stockholders and (ii) approved and declared advisable this Agreement and the Transactions.

          (c)   The Board of Directors of Merger Sub has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, Merger Sub and its sole stockholder, (ii) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, (iii) recommended that the sole stockholder of Merger Sub approve the adoption of this Agreement and (iv) directed that this Agreement be submitted to the sole stockholder of Merger Sub for adoption.

          (d)   There is no vote of the holders of any class or series of capital stock of Parent necessary to adopt this Agreement or to consummate the transactions contemplated hereby, including the Merger, under applicable Law or under the Parent Charter or Parent Bylaws.

        Section 4.5    Consents and Approvals; No Violations.

          (a)   The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement do not and will not require any filing or registration with, notification to, or authorization, permit, license, declaration, Order, consent or approval of, or other action by or in respect of, any Governmental Authority by Parent or Merger Sub other than (i) as may be required by the HSR Act or any other Competition Law, (ii) the filing with the SEC of (A) the Proxy Statement, (B) the Registration Statement, and (C) such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) such clearances, consents, approvals, Orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under applicable U.S. federal and state or foreign securities Laws or the rules and regulations of NASDAQ, (iv) approval by the FCC of applications for transfer of control and/or assignment of the FCC licenses, authorizations and registrations listed on Section 4.5(a) of the Parent Disclosure Letter, (v) the filing of the Certificate of Merger or other documents as required by the DGCL or (vi) any other filings, registrations, notifications, authorizations, permits, licenses, declarations, Orders, consents, approvals or other actions the absence of which would not reasonably be expected to have a Parent Material Adverse Effect.

          (b)   The execution, delivery and performance by Parent and Merger Sub of this Agreement and, assuming the accuracy of the representations and warranties made in Section 4.5(a) for purposes of clauses (ii), (iii) and (iv) below, the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement do not and will not (i) conflict with or violate any provision of the Parent Charter or Parent Bylaws or the certificate of incorporation or bylaws of Merger Sub, (ii) conflict with or violate any Law applicable to the Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound, (iii) require any consent or notice, or result in any violation or breach of, or conflict with, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of purchase, termination, amendment, acceleration or cancellation) under, result in the loss of any benefit under, or result in the triggering of any payments pursuant to, any of the terms, conditions or provisions of any Parent Material Contract or (iv) result in the creation of an Encumbrance (except for Permitted Encumbrances) on any property or asset of Parent or Merger Sub, except, with respect to clauses (ii), (iii) and (iv) of this Section 4.5(b), as would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.6    SEC Reports and Financial Statements.

          (a)   Parent has timely filed with, or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, forms, statements, schedules, certifications and other documents required to be filed or furnished by Parent since January 1, 2015 (together with all exhibits and schedules thereto and all information incorporated therein by reference, the "Parent SEC Documents"). As of their respective dates, or if amended, as of the date of the last such amendment, the Parent SEC Documents (i) were prepared in accordance and complied in all material respects with the requirements of the Sarbanes Act, the Securities Act and the Exchange Act (to the extent then applicable) and (ii)did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b)   Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in or incorporated by reference in the Parent SEC Documents (the "Parent Financial Statements"), (i) complied, as of its respective date of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis during the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented in all material respects and in accordance with GAAP the consolidated financial position of Parent and as of the respective date thereof and the consolidated results of Parent's operations and cash flows for the periods indicated (except that the unaudited interim financial statements were or will be subject to normal and recurring year-end and quarter-end adjustments that are not in the aggregate material).

          (c)   Parent has maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) substantially as required by Rules 13a-15 and 15d-15 under the Exchange Act. Parent's disclosure controls and procedures are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Parent's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Parent's management has completed an assessment of the effectiveness of Parent's internal controls and procedures and, to the extent required by applicable Law, presented in any applicable Parent SEC Document, or any amendment thereto, its conclusions about the effectiveness of the internal control structures and procedures as of the end of the period covered by such report or amendment based on such evaluation. Based on Parent management's most recently completed assessment of Parent's internal controls over financial reporting prior to the date hereof, (i) Parent had no significant deficiencies or material weaknesses in the design or operation of its internals that would reasonably be expected to adversely affect Parent's ability to record, process, summarize and report financial data and (ii) Parent does not have Knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal controls.

          (d)   To the Knowledge of Parent as of the date hereof, there are no outstanding or unresolved comments in any comment letters from the Staff of the SEC relating to Parent SEC Documents and received by Parent prior to the date hereof. None of Parent SEC Documents filed on or prior to the date hereof is, to the Knowledge of Parent as of the date hereof, subject to ongoing SEC review or investigation.

        Section 4.7    No Undisclosed Liabilities.     As of the date hereof, except as reflected or reserved against in the balance sheet of Parent dated December 31, 2016 included in the Form 10-K filed by Parent with the SEC on February 28, 2017 (or described in the notes thereto), neither Parent nor any of its Subsidiaries has any Liabilities of the type required to be disclosed in the liabilities column of a balance sheet prepared in accordance of with GAAP except (a) Liabilities incurred since December 31, 2016, in the ordinary course of business consistent with past practice which would not reasonably be expected to have a Parent Material Adverse Effect and (b) Liabilities incurred in connection with this Agreement or the transactions contemplated hereby and (c) Liabilities that would not reasonably be expected to be material to Parent and the QVC Group Subsidiaries, taken as a whole. Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among Parent and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any material "off-balance sheet arrangement" (as defined in Item 303(a) of

Regulation S-K of the Exchange Act)), where the result, purpose or intended effect of such Contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Parent SEC Documents.

        Section 4.8    Absence of Certain Changes.     Since January 1, 2017, (a) through the date hereof, there has been no event or condition which has had, or would reasonably be expected to have, a Parent Material Adverse Effect and (b) the QVC Group Subsidiaries have, in all material respects, conducted their business in the ordinary course consistent with past practice.

        Section 4.9    Litigation.     As of the date hereof, there is no material Action pending or, to the Knowledge of Parent, threatened against Parent or any of the QVC Group Subsidiaries or any of its or their respective properties or assets that if decided adversely against the Parent would reasonably be expected to have a Parent Material Adverse Effect. Neither Parent nor Merger Sub nor any QVC Group Subsidiary (or any of its or their respective properties or assets) is subject to or bound by any Order except as set forth on Section 4.9 of the Parent Disclosure Letter (true, complete and correct copies of which have been made available to the Company prior to the date hereof) and Parent, Merger Sub and each QVC Group Subsidiary, as applicable, have complied with, and are now in compliance with, all such Orders, except in each case as would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.10    Compliance with Applicable Laws.

          (a)   Parent and the QVC Group Subsidiaries have since January 1, 2015 complied, and are now in compliance, in each case, with all applicable Laws, except as would not reasonably be expected to be material to the QVC Group Subsidiaries, taken as a whole. To the Knowledge of Parent, (i) no investigation or review by any Governmental Authority with respect to Parent or any of the QVC Group Subsidiaries is pending or threatened that would reasonably be expected to be material to the QVC Group Subsidiaries, taken as a whole and (ii), no Governmental Authority has indicated in writing to Parent prior to the date hereof an intention to conduct any such investigation or review.

          (b)   Parent and its Subsidiaries (i) hold all material Governmental Permits necessary for the lawful conduct of business of the QVC Group Subsidiaries or ownership of the QVC Group Subsidiaries respective assets and properties, and all such Governmental Permits are in full force and effect and (ii) are in material compliance with all such Governmental Permits and, to the Knowledge of Parent, no such Governmental Permits are subject to any formal revocation, withdrawal, suspension, cancellation, termination or modification action by the issuing Governmental Authority that would reasonably be expected to be material to the QVC Group Subsidiaries, taken as a whole.

          (c)   Parent is not an "investment company" under the Investment Company Act of 1940.

        Section 4.11    Tax Matters

          (a)   Holdings is an indirect, wholly-owned subsidiary of Parent. Holdings is treated as an entity disregarded as separate from Parent for U.S. federal income tax purposes pursuant to Treasury Regulations Section 301.7701-3(b)(1)(ii). Parent has no plan or intention to take any action, or to cause Holdings to take any action, in connection with the Merger that would have the effect of causing Holdings to be treated as other than an entity disregarded as separate from Parent for U.S. federal income tax purposes.

          (b)   Holdings owns directly the Parent Shares. Other than the Parent Shares, Company Rights that were issued in respect of such Parent Shares, and any shares of Company stock acquired pursuant to the exercise of Company Rights, none of Parent, any Subsidiary of Parent, or any person related (as defined in Treasury Regulations Section 1.368-1(e)(4)) to Parent owns any shares of Company stock or any rights to acquire any shares of Company stock (except pursuant to the Agreement). Holdings acquired all of the Parent Shares before January 1, 2012 in one or more transactions that were not part of a plan that includes the Merger.

          (c)   None of Parent, Merger Sub or any of their respective Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent or preclude the Merger from qualifying as a "reorganization" described in Section 368(a)(1)(B) of the Code.

        Section 4.12    Employee Matters.     For each Parent Plan in effect with respect to Parent or QVC, Inc. or any of its Subsidiaries which Parent Plan is material to the QVC Group taken as a whole, subject to applicable Law, Parent has made available to the Company a copy of such plan and all material amendments thereto. No action, suit, investigation, audit, proceeding or claim (other than routine claims for benefits) is pending against or involves or, to the Knowledge of Parent, is threatened against or threatened to involve, any Parent Plan before any Governmental Authority that, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff's demands would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No QVC Group Subsidiary is a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement in the United States. To the Knowledge of Parent, as of the date hereof there is no labor union organizing activity being conducted with respect to any material segment of the employees of the QVC Group Subsidiaries in the United States.

        Section 4.13    Material Contracts.

          (a)   Except as set forth on Section 4.13(a) of the Parent Disclosure Letter, as of the date of this Agreement, no QVC Group Subsidiary is a party to, or bound by, any of the following (each, a "Parent Material Contract"):

              (i)  any Contract that is a "material contract" as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act (other than any Parent Plan);

             (ii)  any material Contract relating to Indebtedness for borrowed money or financial guaranty thereof for an amount (other than ordinary course arrangements among the Subsidiaries of Parent) in excess of $50,000,000, other than Contracts among Parent and/or its wholly owned Subsidiaries;

            (iii)  any Contract that limits the ability of any of the QVC Group Subsidiaries to compete in any line of business or within any geographic area or with any Person (other than Contracts with such restrictions that are not material to the conduct of business of the QVC Group, taken as a whole);

            (iv)  any Contract involving future payments, performance of services or delivery of goods or materials to or by any of the QVC Group Subsidiaries of an amount or value reasonably expected to exceed $50,000,000 in the aggregate during the twelve (12) month period following the date hereof;

             (v)  any Contract entered into after January 1, 2017 involving the acquisition or disposition, directly or indirectly (by merger or otherwise), of a business (other than equipment or inventory in the ordinary course of business) or capital stock or other equity interests of another Person for aggregate consideration (in one or a series of related transactions) under such Contract of $50,000,000 or more;

            (vi)  any joint venture, partnership or limited liability company agreements or other similar agreements or arrangements relating to the formation, creation, operation, management or control of any joint venture, partnership or limited liability company, other than any agreement or arrangement with respect to the QVC Group Subsidiaries;

           (vii)  the GCI Reorganization Agreement, including any exhibits, schedules or annexes thereto (it being understood that certain of such exhibits, schedules and annexes are forms which will be executed at the closing thereunder and do not constitute binding agreements prior to their execution), and any material written Contract entered into in connection therewith to which Parent or any of its Subsidiaries is a party;

          (viii)  any Contract that restricts the ability of any of the QVC Group Subsidiaries to guarantee Indebtedness of another Person; or

            (ix)  any Contract that restricts the ability of a QVC Group Subsidiary to pay dividends, make distributions, make loans or transfer assets to its equity holders.

          (b)   Neither Parent nor any of its Subsidiaries nor, to the Knowledge of Parent, any other party to a Parent Material Contract, is in breach or violation of, or in default under, any Parent Material Contract, (i) with respect to either Parent or any of its Subsidiaries or, to the Knowledge of Parent, any other party to a Parent Material Contract, no event has occurred or circumstance exists which would reasonably be expected to result in a breach or violation of, or a default under, any Parent Material Contract (in each case, with or without notice or lapse of time or both), and (ii) each Parent Material Contract is valid and binding on each of Parent and its Subsidiaries, as applicable, and, to the Knowledge of Parent, each other party thereto and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar Laws now or hereafter affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or law), and is in full force and effect with respect to each of Parent and its Subsidiaries, as applicable, and, to the Knowledge of Parent each other party thereto, in the case of each of the foregoing, other than as would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.14    Brokers and Other Advisors.     Except for fees payable to Allen & Company pursuant to an engagement letter, no Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

        Section 4.15    Disclosure Documents.     The information with respect to Parent or any of its Subsidiaries or Affiliates (including for this purpose the Permitted Holders) supplied by Parent or Merger Sub for inclusion in the Proxy Statement will not, at the time the Proxy Statement is filed with the SEC, or at the time the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company Stockholder Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.15 do not apply to statements or omissions included or incorporated by reference in the Registration Statement or Proxy Statement based upon information supplied to Parent by the Company or any of its Representatives specifically for use or incorporation by reference therein.

        Section 4.16    Investigation by Parent; Limitation on Warranties.     Parent has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations and financial condition of the Company and acknowledges that Parent has been made available access to personnel, properties, premises and records of the Company for such purposes. In entering into this Agreement, except as expressly provided herein, Parent has relied solely upon its independent investigation and analysis of the Company and Parent acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by the Company or any of its directors, officers, stockholders, employees, affiliates, agents, advisors or representatives that are not expressly set forth in this Agreement, whether or not such representations, warranties or statements were made in writing or orally. Parent also acknowledges and agrees that the Company does not make any representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or the future business, operations or affairs of the Company heretofore or hereafter delivered to or made available to Parent or its Representatives or Affiliates.

ARTICLE V
COVENANTS

        Section 5.1    Operating Covenants of the Company and Certain Covenants of Parent.

          (a)    Operating Covenants of the Company.    From the date hereof until the Effective Time, except (x) as expressly required or contemplated by this Agreement or any Contract in effect as of the date hereof (a true, correct and complete copy of which has been made available to Parent), (y) as consented to in writing by Parent or (z) as set forth in the Company Disclosure Letter, the Company will, and will cause each of its Subsidiaries to, (A) conduct its business in the ordinary course of business consistent with past practice and (B) use reasonable best efforts to preserve intact its business organization and goodwill and relationships with material customers, suppliers, licensors, licensees, distributors and other third parties. In addition to and without limiting the generality of the foregoing, from the date hereof until the Effective Time, except (1) as expressly required or contemplated by this Agreement or any Contract in effect as of the date hereof (a true, correct and complete copy of which has been made available to Parent), (2) as consented to in writing by Parent (which consent shall not, except in the case of clauses (i), (ii) and (v), be unreasonably withheld, delayed or conditioned) or (3) as set forth in the Company Disclosure Letter:

              (i)  Governing Documents.    The Company shall not amend or propose to amend the Company Charter or Company Bylaws, and shall cause each of its Subsidiaries not to amend or propose to amend its respective certificate of incorporation or bylaws or similar organizational or governance documents.

             (ii)  Issuance of Securities.    The Company shall not, and shall cause each of its Subsidiaries not to, (A) authorize for issuance, issue, deliver, sell or transfer or agree or commit to issue, deliver, sell or transfer any shares of any class of capital stock of or other equity interest in the Company or any of its Subsidiaries or securities convertible into or exchangeable for, or any options, warrants, or other rights of any kind to acquire, any shares of any class or series of such capital stock, or any other equity interest, other than to the Company or any direct or indirect wholly owned Subsidiary of the Company or the issuance of Company Common Stock issuable pursuant to Company Equity Awards issued under the Company Plans and outstanding as of the date of this Agreement or granted after the date of this Agreement as permitted under Section 5.1(a)(viii), (B) amend or modify any term or provision of any of its outstanding equity securities (other than with respect to Company Equity Awards as permitted under Section 5.1(a)(viii)) or (C) accelerate or waive any restrictions pertaining to the vesting of any options or other equity awards, warrants or other rights of any kind to acquire any shares of capital stock (other than with respect to Company Equity Awards as permitted under Section 5.1(a)(viii)); provided, however, that the Company may grant equity securities to the extent required pursuant to the terms of and in accordance with the Company Rights Plan.

            (iii)  No Dispositions.    The Company shall not, and shall cause each of its Subsidiaries not to, sell, pledge, dispose of, transfer, lease, license, or encumber, or authorize the sale, pledge, disposition, transfer, lease, license, or encumbrance of, any tangible or intangible property or tangible or intangible assets of the Company or any of its Subsidiaries, except (A) in the ordinary course of business consistent with past practice, (B) with respect to any business or business line, on arms-length terms in an amount not to exceed $10,000,000 in the aggregate, or (C) to the Company or a wholly owned Subsidiary of the Company.

            (iv)  No Acquisitions.    The Company shall not, and shall cause each of its Subsidiaries not to, (A) acquire or agree to acquire, directly or indirectly, by merger, consolidation or otherwise, or by purchasing a substantial equity interest in, or a substantial portion of, any properties or assets constituting a business or outside the ordinary course of business with a fair market value in excess of $10,000,000 in the aggregate or (B) merge or consolidate with any other Person or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries.

             (v)  Dividends; Changes in Stock.    The Company shall not, and shall cause each of its Subsidiaries not to, and shall not propose or commit to (and shall cause each of its Subsidiaries not to propose or commit to), (A) declare, set aside, make or pay any dividend or make any other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of the capital stock of the Company (other than any dividend or distribution by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company) or enter into any voting agreement with respect to the capital stock of the Company, (B) reclassify, combine, split or subdivide any capital stock of the Company or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, or (C) redeem, purchase or otherwise acquire, directly or indirectly, any capital stock or other equity interests of the Company or any of its Subsidiaries (other than in connection with the exercise, settlement or vesting of any Company Equity Awards); provided that the Company may continue to declare and pay regular quarterly cash dividends to the holders of shares of Company Common Stock in an amount not to exceed $0.35 per share of Company Common Stock per fiscal quarter (provided that such dividends shall not be paid using funds borrowed specifically for that purpose).

            (vi)  Investments; Indebtedness.    The Company shall not, and shall cause each of its Subsidiaries not to, or otherwise agree to, (A) make any loans, advances or capital contributions to, or investments in, any other Person, other than investments by the Company or a wholly owned Subsidiary of the Company to or in any wholly owned Subsidiary of the Company or otherwise in the ordinary course of business, (B) incur, assume or modify any Indebtedness for borrowed money or (C) assume, guarantee, endorse or otherwise become liable or responsible (directly or contingently), Indebtedness for borrowed money other than, in the case of clause (B) and (C), (1) any Indebtedness or guarantee thereof incurred in the ordinary course of business or (2) Indebtedness incurred between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries or guarantees by the Company of Indebtedness of any wholly owned Subsidiary of the Company; provided, that nothing in this Section 5.1(a)(vi) shall prohibit the Company from complying with its obligations under Section 5.16.

           (vii)  Material Contracts.    Except as otherwise set forth in this Agreement (including pursuant to Section 5.16), the Company shall not, and shall cause each of its Subsidiaries not to, (A) cancel, terminate, extend, renew or materially amend any Company Material Contract, (B) waive, release or assign, in any respect, any material rights or obligations under any Company Material Contract or (C) enter into any Contract which would have been a Company Material Contract pursuant to clause (i), (iii), (iv), (vi), (vii), (ix), (xi) or (xiii) of the definitions thereof if entered into prior to the date hereof.

          (viii)  Benefits Changes.    Except as set forth on Section 5.1(a)(viii) of the Company Disclosure Letter, as required under applicable Law or the terms of any Company Plan, or in the ordinary course of business consistent with past practice with respect to any Company Employee who is not a Key Employee, the Company shall not, and shall cause each of its Subsidiaries not to, (A) materially increase the compensation or benefits of, or make any loans to, any Company Employee or non-employee director, (B) grant, provide, or increase any bonus, severance, change of control or retention payments or benefits to any Company Employee or non-employee director, or grant, issue, or modify any equity or equity-based awards to any Company Employee or non-employee director that may be settled in any capital stock or other equity interests or securities of the Company or any of its Subsidiaries (provided that Parent's consent for any action taken by the Company pursuant to this Section 5.1(a)(viii)(B) with respect to any Key Employee may not to be unreasonably withheld, conditioned or delayed), (C) establish, adopt, or enter into any new collective bargaining, bonus, pension, other retirement, deferred compensation, equity compensation, change in control, severance, retention or other compensation or benefit agreement, plan or arrangement for the benefit of any current or former Company Employee or non-employee director, (D) materially amend or materially modify any existing Company Plan, (E) accelerate the payment of compensation or benefits to any Company Employee or non-employee director, (F) hire any new Company Employee (which, for the avoidance of doubt, excludes any Company Employee who would be a Key Employee), consultant or other service provider, or terminate any Key Employee other than for "cause" (as determined in the ordinary course of business consistent with past practice), or (G) renew or enter into any material modification of any labor agreement or implement or announce any material reduction in labor force or mass lay-offs.

            (ix)  Accounting Matters.    The Company shall not change its method of accounting, except (A) as required by changes in GAAP or Regulation S-X under the Exchange Act, or (B) as may be required by a change in applicable Law. The Company shall not, and shall cause each of its Subsidiaries not to, change its or any such Subsidiary's fiscal year.

             (x)  Tax Matters.    Except as required by applicable Law, the Company shall not, and shall cause each of its Subsidiaries not to, (A) make, change or revoke any material Tax election (other than making any Tax election consistent with past practice), (B) file any amended Tax Return relating to a material amount of Taxes, (C) settle or compromise any material Tax Liability with any Taxing Authority, (D) surrender any right to claim a material refund of Taxes, (E) consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or any of its Subsidiaries, (F) enter into any "closing agreement" within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Tax Law) relating to Taxes, or (G) make a material change in its method of Tax accounting.

            (xi)  Capital Expenditures.    The Company shall not, and shall cause each of its Subsidiaries not to, authorize, or enter into any commitment for, any capital expenditures with respect to tangible property or real property other than (A) the capital expenditures set forth on Section 5.1(a)(xi) of the Company Disclosure letter and (B) any capital expenditure not set forth on Section 5.1(a)(xi) of the Company Disclosure Letter that is made in the ordinary course of business consistent with past practice (provided that the aggregate amount of all such capital expenditures under this clause (B) shall not exceed $10,000,000).

           (xii)  Lines of Business/New Subsidiaries.    The Company shall not, and shall cause each of its Subsidiaries not to, (A) enter into any new line of business other than the lines of business in which the Company and its Subsidiaries are currently engaged as of the date of this Agreement or (B) establish any new Subsidiary or joint venture.

          (xiii)  Discharge of Liabilities.    The Company shall not, and shall cause each of its Subsidiaries not to, pay, discharge, settle or compromise, or fail to defend, any Actions before any Governmental Authority or consent to the entry of any Order in connection therewith, other than (A) in the ordinary course of business consistent with past practice where the amounts paid or to be paid are in an amount less than $5 million in the aggregate (net of amounts covered by insurance or indemnification agreements with third parties), (B) that do not involve the admission of wrongdoing by the Company or any of its Subsidiaries and (C) that do not impose any material restrictions on the business of the Company or any of its Subsidiaries, or on the Surviving Corporation following the Effective Time.

          (xiv)  Certain Actions.    The Company shall not, and shall cause each of its Subsidiaries not to, (A) (1) cancel, terminate, extend, renew or materially amend any Company Material Contract, (2) waive, release or assign, in any respect, any material rights or obligations under any Company Material Contract, or (3) enter into any Contract which would have been a Material Contract if entered into prior to the date hereof, or (B) acquire, or agree to acquire, directly or indirectly, by merger, consolidation or otherwise, or by purchasing a substantial equity interest in, or a substantial portion of, any properties or assets of any corporation, partnership, association or other business organization, in the case of clause (A) or (B), if such action would reasonably be expected to prevent, materially delay or impede the Closing.

            (xv)  General.    The Company shall not, and shall cause each of its Subsidiaries not to, authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing set forth in this Section 5.1(a).

          (b)    Certain Covenants of Parent.    From the date hereof until the Effective Time, except (w) as expressly required or contemplated by this Agreement any Parent Material Contracts in effect as of the date hereof, (x) as set forth above or as listed on Section 5.1(b) of Parent Disclosure Letter or (y) as consented to in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned):

              (i)  Governing Documents.    Parent shall not, and shall cause each of the QVC Group Subsidiaries not to, amend or propose to amend the Parent Charter or Parent Bylaws, or the certificate of incorporation, bylaws or other similar organizational or governance document of Merger Sub or any of the QVC Group Subsidiaries.

             (ii)  No Dissolution:    Parent shall not authorize or adopt, or publicly propose, a plan or agreement of complete or partial liquidation or dissolution of Parent or any QVC Group Subsidiary.

            (iii)  Issuance of Parent QVC Common Stock:    Parent shall not (A) authorize for issuance or issue (or enter into any agreement to authorize for issuance or issue) any shares of Parent QVC Common Stock, except for issuances of shares of Parent QVC Common Stock (x) to raise cash at then-prevailing market prices or (y) in connection with the acquisition, by merger, consolidation or otherwise, or purchase of a substantial equity interest in, or a substantial portion of, the assets of any corporation, partnership, association, or other business organization or division thereof (other than, in the case of each of clause (x) and clause (y), issuances made in connection with any transaction involving the Permitted Holders, the Specified Persons or their respective controlled Affiliates), (B) issue or grant, or commit to issue or grant, any compensatory equity awards, including options, stock appreciation rights, restricted stock units or shares of restricted stock, with respect to shares of Parent QVC Common Stock, other than (1) pursuant to Parent's equity incentive plans in the ordinary course of business consistent with past practice, provided that such awards shall be in the form and terms used in the ordinary course of business for these purposes and any such options shall have an exercise price not less than the fair market value of the Parent QVC Common Stock covered by such options determined as of the time of the grant of such options, or (2) pursuant to any employment Contract in effect on the date hereof or executed following the date hereof in the ordinary course of business consistent with past practice, (C) amend any material term of any compensatory equity awards with respect to shares of Parent QVC Common Stock, except in the ordinary course of business consistent with past practice or (D) accelerate the vesting of any compensatory equity awards with respect to shares of Parent QVC Common Stock to the extent that such acceleration of vesting does not occur automatically under the terms of the applicable award (other than any acceleration effected in the ordinary course of business consistent with past practice).

            (iv)  Cash Dividends.    Parent shall not declare, set aside, make or pay any cash dividend or make any other cash distributions with respect to the Parent QVC Common Stock; provided, that, for the avoidance of doubt, this Section 5.1(b)(iv) shall not prohibit any cash repurchases of Parent QVC Common Stock made pursuant to ordinary course share repurchase programs.

             (v)  Reattributions.    Parent shall not reattribute to the QVC Group any assets or liabilities attributed to the Ventures Group or reattribute to the Ventures Group any assets or liabilities attributed to the QVC Group (any such action, an "Attribution Change"), unless such Attribution Change (A) is made in accordance with the Parent Charter and the Management and Allocation Policies of Parent as made available to the Company prior to the date hereof, (B) is not made with a purpose of causing, and is not reasonably expected to cause, a material detriment to the value of the QVC Group, taken as a whole, and (C) would not prevent, impair or materially delay the ability of the Company, Parent or Merger Sub to consummate the transactions contemplated hereby, including the Merger; provided, however, that, notwithstanding anything contained in this Section 5.1(b)(v), Parent shall be permitted to take any action permitted by Section 5.20 of the GCI Reorganization Agreement as provided to the Company prior to the date hereof.

            (vi)  GCI Reorganization Agreement.    Parent shall not, and shall cause each of its Subsidiaries not to, amend, supplement, modify or waive any provision of, or consent to any action (or inaction) of any other person otherwise prohibited under, the GCI Reorganization Agreement, including any exhibits, schedules or annexes thereto (it being understood that certain of such exhibits, schedules and annexes are forms which will be executed at the closing thereunder and do not constitute binding agreements prior to their execution), or any material written Contract entered into in connection therewith to which Parent or any of its Subsidiaries is a party, or otherwise waive, release or assign any rights, claims or benefits thereunder, except as (A) is not made with a purpose of causing, and is not reasonably expected to cause, a material detriment to the value of the QVC Group, taken as a whole, and (B) would not reasonably be expected to prevent, impair or materially delay the ability of the Company, Parent or Merger Sub to consummate the transactions contemplated hereby, including the Merger.

           (vii)  General.    Parent shall not, and shall cause each of its Subsidiaries not to, authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing set forth in this Section 5.1(b).

        Section 5.2    No Solicitation by Company.

          (a)    Alternative Company Transaction.    The Company will, and will cause each of its Subsidiaries and each of the directors, officers and employees of the Company and its Subsidiaries to, and shall use commercially reasonable efforts to cause their respective Representatives to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Third Party conducted prior to the date hereof with respect to any Alternative Company Transaction Proposal. The Company will promptly request each such Person that has, within the 12 months preceding the date hereof, executed a confidentiality agreement in connection with its consideration of any Alternative Company Transaction Proposal to return or destroy all confidential information furnished prior to the execution of this Agreement to or for the benefit of such Person by or on behalf of the Company or any of its Subsidiaries. The Company shall not, and shall cause its Subsidiaries and each of the directors, officers and employees not to, and shall use commercially reasonable efforts to cause the Representatives of the Company and its Subsidiaries not to, directly or indirectly, (i) solicit, initiate or knowingly facilitate (including by way of furnishing information), induce or encourage any inquiries or the making of any proposal or offer (including any proposal or offer to the Company Stockholders) that constitutes or would reasonably be expected to lead to an Alternative Company Transaction Proposal, or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or cooperate in any way that would in each case reasonably be expected to lead to any Alternative Company Transaction Proposal, except in each case as provided herein; provided that, notwithstanding anything to the contrary in this Agreement, the Company or any of its Representatives may in any event (A) seek to clarify the terms and conditions of any inquiry or proposal to determine whether such inquiry or proposal constitutes or would reasonably be expected to lead to a Superior Company Proposal (it being understood that any such communications with any such Third Party shall be limited to the clarification of the original inquiry or proposal made by such Third Party and shall not include (x) any negotiations or similar discussions with respect to such inquiry or proposal or (y) the Company's view or position with respect thereto) and (B) inform any Person that makes an Alternative Company Transaction Proposal of the restrictions imposed by the provisions of this Section 5.2. Notwithstanding the foregoing, the Company will not be in breach of Section 5.2 as a result of actions taken by any Person designated to the Company's board of directors pursuant to the Spinco Agreement (except for any actions taken at the direction or with the consent of the Company's board of directors).

          (b)    Superior Company Proposal.    Notwithstanding anything to the contrary contained in Section 5.2(a) or elsewhere in this Agreement, in the event that the Company receives after the date of this Agreement and prior to obtaining the Company Stockholder Approvals, a bona fide written Alternative Company Transaction Proposal which did not result from a breach of this Section 5.2 and which the Board of Directors of the Company determines in good faith (after consultation with its outside legal counsel and a financial advisor) to be, or to be reasonably expected to lead to, a Superior Company Proposal, and that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, the Company may then take the following actions:

              (i)  Engage in negotiations with, furnish any information with respect to the Company and its Subsidiaries to and afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries, the Person or group (and their respective Representatives) making such Alternative Company Transaction Proposal; provided, that prior to furnishing any such information, it (x) receives from such Person or group an executed confidentiality agreement containing terms and restrictions, including a standstill provision with respect to such Person or group, that are customary for confidentiality agreements executed in similar circumstances and (y) provides prior written notice to Parent in accordance with Section 5.2(c); and

             (ii)  Following any discussions regarding, and the execution of, the confidentiality agreement referenced in the foregoing clause (i), engage in further discussions or negotiations with such Person or group (and their Representatives) with respect to such Alternative Company Transaction Proposal.

          (c)    Notification.    In addition to the obligations of the Company set forth in Sections 5.2(a), (b) and (d) hereof, as promptly as practicable (and in any event within twenty-four (24) hours) after receipt of any Alternative Company Transaction Proposal, or any inquiry or request for information from, or for the initiation of negotiations with, the Company or its Representatives concerning an Alternative Company Transaction Proposal, the Company shall provide Parent with an initial written notice of such Alternative Company Transaction Proposal, inquiry or request. The Company's notice shall include a written summary of the material terms and conditions of such Alternative Company Transaction Proposal, inquiry or request (including copies of any written proposed agreements), and the identity of the Person or group of Persons making such Alternative Company Transaction Proposal, inquiry or request. In addition, the Company shall (i) keep Parent reasonably currently informed of the status of, the written or material oral communications regarding, and the material terms and conditions of, such Alternative Company Transaction Proposal, inquiry or request, and any related discussions or negotiations, and (ii) provide Parent promptly (and in any event within forty-eight (48) hours) with all material non-public information concerning the Company or any of its Subsidiaries that is made available to the Person or group of Persons making such Alternative

  Company Transaction Proposal (or any of their Representatives) which was not previously made available to Parent or its Representatives.

          (d)    Change of Recommendation.    Neither the Board of Directors of the Company nor any committee thereof shall, directly or indirectly, (i) (A) withdraw (or qualify, amend or modify in a manner adverse to Parent) or publicly propose to withdraw (or qualify, amend or modify in a manner adverse to Parent), the approval, recommendation or declaration of advisability by such Board of Directors or such committee thereof of this Agreement, or the Merger or the other transactions contemplated by this Agreement, (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Alternative Company Transaction Proposal, (C) make any public recommendation in connection with a tender offer or exchange offer other than a recommendation against such offer or a "stop, look and listen" communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, or fail to recommend against acceptance of such tender or exchange offer by the close of business on the 10th business day after the commencement of such tender offer or exchange offer pursuant to Rule 14d-2 under the Exchange Act (it being understood and agreed that the Company's Board of Directors and the Special Committee may take no position with respect to an Alternative Company Transaction Proposal that is a tender offer or exchange offer during the period referred to in this clause) or (D) other than with respect to a tender offer or exchange offer, fail to publicly reaffirm its approval or recommendation of this Agreement within five (5) Business Days after Parent so requests in writing if an Alternative Company Transaction Proposal or any material modification thereto shall have been made publicly or sent or given to the Company Stockholders (or any Person or Group of Persons shall have publicly announced an intention, whether or not conditional, to make an Alternative Company Transaction Proposal) (any action described in this clause (i) being referred to as a "Company Adverse Recommendation Change") or (ii) except as expressly provided herein, approve or recommend, or publicly propose to approve or recommend, or allow the Company or any of its Affiliates to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding (a "Company Acquisition Agreement") (A) constituting, or providing for, any Alternative Company Transaction Proposal or (B) requiring it (or that would require it) to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement. Notwithstanding anything to the contrary set forth in this Section 5.2 or in any other provision of this Agreement, at any time prior to obtaining the Company Stockholder Approval, the Board of Directors of the Company may, subject to compliance with Section 5.2(e), solely in response to either (x) a Company Intervening Event or (y) a Superior Company Proposal, make a Company Adverse Recommendation Change or, solely in response to an Alternative Company Transaction Proposal, terminate this Agreement pursuant to Section 7.1(c)(i) in order to enter concurrently into a definitive agreement with respect to a Superior Company Proposal, if in either case the Board of Directors of the Company determines in good faith after consultation with the Special Committee and its outside legal counsel and financial advisor, that the failure to take such action would be likely to be inconsistent with its fiduciary duties under applicable Law.

          (e)   The Company shall not make a Company Adverse Recommendation Change or terminate this Agreement pursuant to Section 7.1(c)(i) in order to enter concurrently into a definitive agreement with respect to a Superior Company Proposal unless (i) the Company shall have first (A) provided to Parent four (4) Business Days' prior written notice (the "Company Notice Period"), which notice shall state expressly (1) that it has received a Superior Company Proposal or that there has been a Company Intervening Event, (2) in the case of a Superior Company Proposal, the material terms and conditions of the Superior Company Proposal (including the per share value of the consideration offered therein and the identity of the Person or group of Persons making the Superior Company Proposal), and that the Company shall have provided to Parent prior to or contemporaneously with the delivery of such notice a copy of the relevant material proposed transaction agreements with the

  Person or group of Persons making such Superior Company Proposal and other material documents (it being understood and agreed that any amendment (or subsequent amendment) to the financial terms, including but not limited to the proposed purchase price, or to any other material term of such Superior Company Proposal shall each require the Company to provide a new notice to Parent in accordance with this clause (e), provided that the Company Notice Period in connection with any such new notice shall be three (3) Business Days (the "Amended Company Notice Period")) and (4) that it intends to make a Company Adverse Recommendation Change or terminate this Agreement and specifying, in reasonable detail, the reasons therefor, and (B) prior to making a Company Adverse Recommendation Change or terminating this Agreement, during the Company Notice Period or the Amended Company Notice Period, as applicable, to the extent requested by Parent, engaged in good faith negotiations with Parent during such Company Notice Period or Amended Company Notice Period, as applicable, to amend this Agreement, and has considered in good faith any bona fide offer (a "Parent Offer") by Parent to the Company, and, after such negotiations and good faith consideration of such Parent Offer, if any, the Board of Directors of the Company again makes the determination described in the last sentence of Section 5.2(d) (it being understood that the delivery of the notification contemplated by this Section 5.2(e) shall not, in and of itself, constitute a Company Adverse Recommendation Change) and (ii) the Company shall have complied with this Section 5.2 in all material respects.

          (f)    Tender Offer Rules.    Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from (i) taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer) or from making any legally required disclosure to stockholders with regard to the transactions contemplated by this Agreement or an Alternative Company Transaction Proposal or (ii) making any "stop look and listen" or similar communication to its stockholders of the nature contemplated by Rule 14d-9 under the Exchange Act, provided that, except as otherwise required by applicable Law, in no event shall the Company or its Board of Directors take, or agree or resolve to take, any action prohibited by this Section 5.2, except as provided herein. For the avoidance of doubt, if any disclosure or other action pursuant to clause (i) of this Section 5.2(f) includes a Company Adverse Recommendation Change, it shall be deemed to be a Company Adverse Recommendation Change for all purposes under this Agreement.

        Section 5.3    Preparation of SEC Documents; Company Stockholders' Meeting.

          (a)    Proxy Statement; Registration Statement and Prospectus.

              (i)  As promptly as practicable following the date hereof, and in any event within sixty (60) days following the date of this Agreement, Parent and the Company shall prepare and Parent shall file with the SEC, the Registration Statement, in which the Proxy Statement will be included. Each of Parent and the Company shall use its reasonable best efforts to cause the Registration Statement and the Proxy Statement to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Each of Parent and the Company shall furnish all information concerning it and its Subsidiaries and Affiliates as may reasonably be requested by the other party in connection with such actions and the preparation of the Proxy Statement and the Registration Statement. The Company will cause the Proxy Statement to be mailed to the Company Stockholders promptly after the Registration Statement is declared effective under the Securities Act.

             (ii)  All filings by the Company or Parent with the SEC in connection with the transactions contemplated hereby and all mailings by the Company to the Company Stockholders in connection with the Merger and the other transactions contemplated by this Agreement shall be subject to the prior review and reasonable comment by the other party.

            (iii)  Each of Parent and the Company shall (A) as promptly as practicable notify the other of (1) the receipt of any comments from the SEC and all other written correspondence and oral communications with the SEC relating to the Proxy Statement or the Registration Statement (including the time when the Registration Statement becomes effective and the issuance of any stop order or suspension of qualifications of the Parent QVCA Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction) and (2) any request by the SEC for any amendment or supplements to the Proxy Statement or the Registration Statement or for additional information with respect thereto and (B) supply each other with copies of (1) all correspondence between it or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement, the Registration Statement or the Merger and (2) all Orders of the SEC relating to the Registration Statement.

            (iv)  Each of Parent and the Company shall ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in (A) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at each time at which it is amended and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading or (B) the Proxy Statement will, at the date it is first mailed to the Company Stockholders and at the time of the meeting of Company Stockholders (the "Company Stockholders' Meeting"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

             (v)  If at any time prior to the Effective Time any information relating to the Company or Parent or any of their respective Affiliates, directors or officers, is discovered by the Company or Parent which is required to be set forth in an amendment or supplement to the Proxy Statement or the Registration Statement, so that neither of such documents would include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the Company Stockholders.

          (b)    Company Stockholders' Meeting.

              (i)  The Company shall duly give notice of, convene and hold the Company Stockholders' Meeting as promptly as practicable following the date the Registration Statement is declared effective under the Securities Act and the SEC Staff advises that it has no further comments on the Proxy Statement or that the Company may commence mailing the Proxy Statement, for the purpose of seeking the Company Stockholder Approval and shall, subject to Section 5.2(d), (A) recommend to its stockholders the adoption of this Agreement and include in the Proxy Statement such recommendation and (B) use its reasonable best efforts to solicit such adoption and obtain the Company Stockholder Approval. Once the Company Stockholders' Meeting has been called and noticed, the Company shall not adjourn or postpone the Company Stockholders' Meeting without the consent of Parent other than (x) to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Company Stockholders a reasonable amount of time in advance of a vote on the adoption of this Agreement, (y) if, as of the time for which the Company Stockholders' Meeting is originally scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting or (z) otherwise to comply with applicable Law; provided that in the case of either clause (x), (y) or (z), the Company Stockholders' Meeting shall only be adjourned or postponed for a minimum period of time reasonable under the circumstances (it being understood that any such adjournment or postponement shall not affect the Company's obligation to hold the Company Stockholders' Meeting as aforesaid). The Company shall ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Company Stockholders' Meeting are solicited in compliance with applicable Law, the rules of NASDAQ and the Company Charter and the Company Bylaws. Without limiting the generality of the foregoing, the Company's obligations pursuant to this Section 5.3(b) (including its obligation to hold the Company Stockholders' Meeting at which this Agreement shall be submitted to the Company Stockholders for adoption as aforesaid) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Alternative Company Transaction Proposal or by a Company Adverse Recommendation Change, unless this Agreement has been terminated pursuant to Section 7.1(c)(i).

             (ii)  Except to the extent expressly permitted by Section 5.2, (A) the Board of Directors of the Company shall recommend that its stockholders vote in favor of the adoption of this Agreement at the Company Stockholders' Meeting, (B) the Proxy Statement shall include a statement to the effect that the Board of Directors of the Company has recommended that the Company Stockholders vote in favor of adoption of this Agreement at the Company Stockholders' Meeting and (C) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of its Board of Directors that Company Stockholders vote in favor of the adoption of this Agreement.

        Section 5.4    Access to Information; Confidentiality.

          (a)    Access to Information.    Upon reasonable prior notice and subject to applicable Law, from the date hereof until the Effective Time, each of the Company and Parent shall, and shall cause each of their respective Subsidiaries and each of its and its Subsidiaries' respective officers, directors and employees to, and shall use its reasonable best efforts to cause its Representatives to, afford the other party hereto, and such other party's officers, directors, employees and Representatives, following reasonable notice from the examining party in accordance with this Section 5.4, reasonable access during normal business hours to officers, employees, agents, properties, offices and other facilities, books and records of each of it and its Subsidiaries, and all other financial, operating and other data and information as shall be reasonably requested and, during such period shall furnish, and shall cause to be furnished, as promptly as reasonably practicable, a copy of each report, schedule and other document filed or received pursuant to the requirements of the federal securities laws or a Governmental Authority, except, with respect to examination reports, as may be restricted by applicable Law. Notwithstanding the foregoing, the neither party shall be obligated to disclose any information that, in its reasonable judgment, (i) it is not legally permitted to disclose or the disclosure of which would contravene any applicable Law or Order or (ii) the disclosure of which could cause the loss or waiver of any attorney-client or other legal privilege or trade secret protection (provided that the such party will use its reasonable best efforts to provide such disclosure in a manner that would not have the effects described in the foregoing (i) and (ii)). The examining party shall be entitled to have its Representatives present at all times during any such inspection. No investigation pursuant to this Section 5.4 or information provided, made available or delivered pursuant to this Section 5.4 or otherwise shall affect any representations or warranties or conditions or rights contained in this Agreement.

          (b)    Limitations.    Each of the Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this

  Section 5.4 or Section 5.5 as "outside counsel only." Such material and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient unless express permission is obtained in advance from the source of the materials (the Company or Parent, as the case may be) or its legal counsel. Each of the Company and Parent agree that it will not, and will cause its Representatives not to, prior to the Effective Time, use any information obtained pursuant to this Section 5.4 for any competitive or other purpose unrelated to the consummation of the Merger.

          (c)    Confidentiality.    All information and materials provided pursuant to this Agreement will be subject to the provisions of the Confidentiality Agreement, which will remain in full force and effect in accordance with its terms.

        Section 5.5    Reasonable Best Efforts.

          (a)    Governmental and Third Party Approvals.    Each of the Company and Parent shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including (i) preparing and filing as soon as practicable (which, in the case of each of the Notification and Report Form pursuant to the HSR Act and the FCC Applications, shall be within twenty-five (25) days after the date hereof) all forms, registrations and notices required to be filed prior to the Closing to consummate the transactions contemplated by this Agreement and the taking of such actions as are reasonably necessary to obtain any requisite approvals, consents, Orders, exemptions or waivers by any Governmental Authority or other third party required to be obtained prior to the Closing, including filings pursuant to the HSR Act, the Communications Act or as required by any other Governmental Authority relating to antitrust, competition, trade, pre-merger notification or other regulatory matters, (ii) responding as promptly as reasonably practicable to any inquiries received from the FTC, the Antitrust Division or the FCC for additional information or documentary material, (iii) obtaining all necessary consents, approvals, authorizations or waivers from, and providing notices to, third parties, including providing any further information as may be required by such third party; provided, however, that, in connection with any such approvals, consents, exemptions or waivers from third parties (excluding Governmental Authorities), (x) the parties hereto shall not be required to (and they shall not be required to cause any of their Subsidiaries to) make any material payments or incur any other material Liabilities (including becoming a guarantor of any Contract) and (y) neither the Company nor any of its Subsidiaries shall agree to make any payments or incur any other Liabilities, or make or agree to make any amendment to the terms of any applicable Contract, in order to obtain any such consent, approval, authorization or waiver without the prior written consent of Parent; provided, further, that, except as expressly required by this Agreement, no consent of any third party (excluding Governmental Authorities) shall be a condition to the Closing pursuant to Article VI, (iv) the defending of any Actions challenging this Agreement or the consummation of the Merger or the other transactions contemplated hereby, including seeking to have vacated or reversed any Order that would restrain, prevent or delay the completion of the Merger and (v) the execution and delivery of any additional instruments required by applicable Law necessary to consummate the Merger and the other transactions contemplated hereby and to fully carry out the purposes of this Agreement. Each of the parties hereto shall furnish to the other parties such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing. In addition, each of the parties hereto shall consult with the other with respect to, provide any necessary information with respect to, and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Authority or any other information supplied by such party to a Governmental Authority in connection with this Agreement and the transactions contemplated hereby, including the Merger.

          (b)    Notification.    Each of the Company and Parent shall keep the other party hereto reasonably apprised of the status of matters relating to the consummation of the Merger and the other transactions contemplated hereby. In furtherance of the foregoing, each party shall use its reasonable best efforts to: (i) promptly notify the other of, and if in writing, furnish the other with copies of (or, in the case of material oral communications, advise the other orally of) any material communications from or with any Governmental Authority or other third party with respect to the Merger or the other transactions contemplated by this Agreement, (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed written (or any material proposed oral) communication with any such Governmental Authority or other third party with respect to the Merger or any of the other transactions contemplated by this Agreement, (iii) to the extent reasonably practical, not participate in any meeting or teleconference with (A) any Governmental Authority with respect to the Merger or any of the other transactions contemplated by this Agreement and (B) any third party (excluding Governmental Authorities) with respect to any material consent, approval or waiver in connection with the Merger or any of the other transactions contemplated by this Agreement, in each case, unless it consults with the other in advance and, to the extent permitted by such Governmental Authority or other third party, as applicable, gives the other the opportunity to attend and participate thereat, and (iv) furnish the other party hereto with such necessary information and reasonable assistance as the Company or Parent, as applicable, may reasonably request in connection with its preparation of necessary filings or submissions of information to any such third party.

          (c)    No Divestitures.    In furtherance of the covenants set forth in Section 5.5(a), if any objections are asserted with respect to the Merger or the other transactions contemplated hereby under any domestic or foreign antitrust or Competition Law or if any Action is instituted (or threatened to be instituted) by the Federal Trade Commission, the Department of Justice, the FCC or any other applicable Governmental Authority challenging the Merger or any of the other transactions contemplated hereby or which would otherwise prohibit or materially impair or delay the consummation of the Merger, Parent shall take all reasonable actions necessary to resolve any such objections or Actions (or threatened Actions) so as to consummate the Merger and the other transactions contemplated hereby as soon as reasonably practicable; provided, however, that notwithstanding anything to the contrary contained in this Agreement, in no case shall the Company or Parent be obligated to (and the Company shall not, without the written consent of Parent, and in no event shall Parent be deemed to have breached any representation, warranty, covenant or agreement solely for refusing to) become subject to, consent to or agree to, or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order to sell, to hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change its respective assets or business (including that of its Affiliates (but for the avoidance of doubt excluding any Specified Persons or Permitted Holders, as to whom no such requirements, conditions, understandings, agreements or order shall apply)) in any manner that, either individually or in the aggregate, (i), materially adversely affects the financial condition, business, or the operations of (x) the Company and its Subsidiaries or (y) the QVC Group Subsidiaries, on a consolidated basis and post-Closing basis, or (ii) prohibits or materially limits the ownership, control or operation by (x) the Company and its Subsidiaries or (y) the QVC Group Subsidiaries of any material portion of its or their respective businesses or assets, or compels the Company or Parent (with respect to the QVC Group only) to dispose of or hold separate any of its material businesses or assets or any portion thereof.

          (d)   The Company and Parent acknowledge that, to the extent reasonably necessary to expedite the grant by the FCC of any application for renewal of any low-power television broadcast FCC license and thereby to facilitate the grant of the FCC Approval with respect to such low-power television broadcast FCC license, each of the Company, Parent and their applicable Subsidiaries shall be permitted to enter into tolling agreements with the FCC to extend the statute of limitations for the FCC to determine or impose a forfeiture penalty against such low-power television broadcast FCC license in connection with (i) any pending complaints that such low-power television broadcast station aired programming that contained obscene, indecent or profane material or (ii) any other enforcement matters against such low-power television broadcast station with respect to which the FCC may permit the Company or Parent (or any of their respective Subsidiaries) to enter into a tolling agreement.

          (e)   If the Closing shall not have occurred for any reason within the original effective periods of the FCC Approvals, and neither party shall have terminated this Agreement pursuant to the terms hereof, the Company and Parent shall use their reasonable best efforts to obtain one or more extensions of the effective period of the FCC Approvals to permit consummation of the transactions hereunder. Upon receipt of the FCC Approvals, the Company and Parent shall use their respective reasonable best efforts to maintain in effect the FCC Approvals to permit consummation of the transactions hereunder.

        Section 5.6    State Takeover Statutes.     In connection with and without limiting the foregoing, the Company and Parent shall (a) take all reasonable action necessary to ensure that no "fair price," "business combination," "control share acquisition" or other state takeover statute or similar Law is or becomes applicable to this Agreement or the Merger or any of the other transactions contemplated hereby and (b) if any "fair price," "business combination," "control share acquisition" or other state takeover statute or similar Law becomes applicable to this Agreement or the Merger or any of the other transactions contemplated hereby, take all reasonable action necessary to ensure that such transactions may be consummated as promptly as practicable on the terms required by, or provided for, in this Agreement and otherwise to minimize the effect of such Law on the Merger and the other transactions contemplated by this Agreement.

        Section 5.7    Indemnification and Insurance.

          (a)   For six years after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless the present and former directors, officers, employees and agents of the Company and its Subsidiaries, and any individuals serving in such capacity at or with respect to other Persons (each, an "Indemnified Person") from and against any losses, damages, liabilities, costs, expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) in respect of the Indemnified Persons' having served in such capacity prior to the Effective Time, in each case to the fullest extent permitted by Delaware Law or any other Law or provided under the Company Charter and Company Bylaws, each as in effect on the date hereof. If any Indemnified Person is made party to any claim, action, suit, proceeding or investigation arising out of or relating to matters that would be indemnifiable pursuant to the immediately preceding sentence, Parent shall, and shall cause the Company to, advance fees, costs and expenses (including attorneys' fees and disbursements) as incurred by such Indemnified Person in connection with and prior to the final disposition of such claim, action, suit, proceeding or investigation.

          (b)   For six years after the Effective Time, Parent shall cause to be maintained in effect provisions in the Surviving Corporation's certificate of incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation) regarding elimination of liability of directors, indemnification of directors, officers, employees, fiduciaries and agents and advancement of fees, costs and expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in the Company Charter and Company Bylaws, each as in effect on the date hereof.

          (c)   From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to honor and comply with their respective obligations under any indemnification agreement with any Indemnified Person, and not amend, repeal or otherwise modify any such agreement in any manner that would materially adversely affect any indemnification right of any Indemnified Person thereunder.

          (d)   Neither Parent nor the Company shall settle, compromise or consent to the entry of any judgment in any threatened or actual litigation, claim or proceeding relating to any acts or omissions covered under this Section 5.7 (each, a "Claim") for which indemnification could be sought by an Indemnified Person hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising out of such Claim or such Indemnified Person otherwise consents in writing to such settlement, compromise or consent (such consent not to be unreasonably delayed, withheld or conditioned). The Company, Parent and the Indemnified Persons shall cooperate in the defense of any Claim and shall provide access to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

          (e)   Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extension of the directors' and officers' liability coverage of the Company's existing directors' and officers' insurance policies and the Company's existing fiduciary liability insurance policies (collectively, "D&O Insurance"), which D&O Insurance shall (i) be for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time, (ii) be from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to D&O Insurance and (iii) have terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company's existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against an Indemnified Person by reason of his or her having served in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby). If the Company or the Surviving Corporation for any reason fails to obtain such "tail" insurance policies as of the Effective Time, the Surviving Corporation shall continue to maintain in effect, for a period of at least six years from and after the Effective Time, the D&O Insurance in place with the Company's current insurance carrier or with an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company's existing policies, or the Surviving Corporation shall purchase from the Company's current insurance carrier or from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to D&O Insurance comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in the Company's existing policies; provided that in no event shall Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence an annual premium amount in excess of 300% of the premium amount per annum for the Company's existing policies; and provided, further, that if the aggregate premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.

          (f)    The rights of each Indemnified Person under this Section 5.7 shall be in addition to any rights such Person may have under the Company Charter or Company Bylaws or any similar organizational documents of the Subsidiaries of the Company, under Delaware Law or any other Law or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

          (g)   If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.7. The obligations of Parent, the Surviving Corporation or any successors or assigns under this Section 5.7 shall continue in full force and effect for a period of six years from the Effective Time (or if later the expiration of all statutes of limitation applicable to any such claim); provided, that if any Claim (whether arising before, at or after the Effective Time) is brought against an Indemnified Person on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.7 shall continue in effect until the full and final resolution of such Claim.

        Section 5.8    Public Announcements.     The Company and Parent shall consult with each other before issuing, and will provide each other the opportunity to review, comment upon and concur with, and use reasonable best efforts to agree on, any press release or other public statements with respect to the Merger and the transactions contemplated hereby, and shall not issue any such press release or make any such public statement without the prior written consent of the other party (which shall not be unreasonably withheld, delayed or conditioned), except as either party, after consultation with outside counsel, may determine is required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or stock market if to the extent practical under the circumstances it has used reasonable best efforts to consult with the other party prior thereto regarding the timing, scope and content of any such press release or public statement; provided, however, that no such consultation shall be required for the Company to make any disclosure or otherwise take any action expressly permitted by Section 5.2. In addition, except (a) to the extent disclosed in or consistent with the Registration Statement or the Proxy Statement in accordance with the provisions of Section 5.3, (b) to the extent necessary to comply with Parent's periodic reporting obligations under the Exchange Act, (c) for any consent given in accordance with this Section 5.8 or (d) as expressly permitted by Section 5.2, neither party shall issue any press release or otherwise make any public statement or disclosure concerning the other party or the other party's business, financial condition or results of operations without the consent of such other party, which consent shall not be unreasonably withheld, delayed or conditioned. The parties agree that the initial press release to be issued with respect to the transactions contemplated hereby shall be in the form agreed to by the parties. Notwithstanding the foregoing, after the issuance of any press release or the making of any public statement with respect to which the foregoing consultation procedures have been followed, either party may issue such additional publications or press releases and make such other customary announcements without consulting with any other party hereto so long as such additional publications, press releases and announcements do not disclose any non-public information regarding the transactions contemplated by this Agreement beyond the scope of the disclosure included in the press release or public statement with respect to which the other party had been consulted.

        Section 5.9    Listing.     Parent shall use reasonable best efforts to cause the Parent QVCA Common Stock issuable under Article II to be authorized for listing on NASDAQ, subject to official notice of issuance, prior to the Closing.

        Section 5.10    Stockholder Rights Plans; Anti-takeover Statutes.

          (a)   The Company shall not withdraw, terminate, modify or amend, in any respect, the Company Rights Plan Amendment, without the prior written consent of Parent.

          (b)   Prior to the termination of this Agreement, the Company agrees (i) not to adopt any stockholder rights plan or similar plan or agreement in addition to the Company Rights Plan (or to amend the Company Rights Plan in any manner other than pursuant to the Company Rights Plan Amendment) unless such stockholder rights plan by its terms exempts this Agreement and the transactions contemplated hereby, including the Merger, in all respects, including in accordance with Section 3.20, mutatis mutandis, and (ii) to take all action to cause Section 3.19 to be true and correct at all times (and otherwise refrain from taking any action that would cause Section 3.19 to become untrue or incorrect at any time).

        Section 5.11    Employee Benefits.

          (a)   For the period commencing at the Effective Time and ending on the first anniversary of the date on which the Effective Time occurs, Parent shall provide (or cause to be provided) to each Company Employee who is employed with the Company or any of its Subsidiaries as of immediately prior to the Effective Time (each, a "Continuing Employee") (i) an annual rate of salary, wages and/or commissions that is no less favorable than the annual rate of salary, wages and/or commissions provided to such Continuing Employee as of immediately prior to the Effective Time, (ii) incentive compensation opportunities (including annual incentives, equity-based incentives and other performance-based compensation) and employee benefits (other than severance) that are substantially comparable in the aggregate to the incentive compensation opportunities and employee benefits (other than severance) provided to such Continuing Employee during applicable periods prior to the Effective Time; provided that, in lieu of equity-based incentives, Parent may provide cash incentives of substantially comparable value, and (iii) severance protections and benefits no less favorable than the severance protections and benefits provided to such Continuing Employee as of immediately prior to the Effective Time.

          (b)   Each Continuing Employee who as of immediately prior to the Effective Time is eligible for an annual bonus for 2017 under a Company Plan (other than any performance cash awards that are scheduled to vest on December 31, 2017 and were granted pursuant to the form of award agreement filed as Exhibit 10.24 of the Company's Form 10-K filed February 21, 2013, which awards shall continue to operate in accordance with the terms thereof) and who remains employed with the Company or Parent or its Affiliates through the regular payment date for such bonus or who experiences an Involuntary Termination (as defined below) after the Effective Time and prior to such regular payment date shall receive, on such regular payment date, the following bonuses: (i) for the period from January 1, 2017 through June 30, 2017, a bonus in an amount determined based on the level of attainment of the applicable performance measures under such Company Plan measured as of the date hereof against budgeted performance for such period (applying the budget in effect as of the date hereof), which bonus, for the avoidance of doubt, will be prorated to reflect the number of calendar days during such period, and (ii) for the period from July 1, 2017 through the earlier of the Effective Time (or the last day of the month immediately preceding the Effective Time, if the Effective Time does not occur on the last day of a month) or December 31, 2017, a bonus in an amount determined based on the level of attainment of the applicable performance measures under such Company Plan measured as of such earlier date against budgeted performance for such period (applying the budget in effect as of the date hereof), but in no event less than 70% of the target amount of such bonus, which bonus, for the avoidance of doubt, will be prorated to reflect the number of calendar days during such period. If the Effective Time occurs in 2018, each Continuing Employee who as of immediately prior to the Effective Time is eligible for an annual bonus for 2018 under a Company Plan and who remains employed with the Company or Parent or its Affiliates through the regular payment date for such bonus or who experiences an Involuntary Termination after the Effective Time and prior to such regular payment date shall receive, on such regular payment date, for the period from January 1, 2018 through the Effective Time (or the last day of the month immediately preceding the Effective Time, if the Effective Time does not occur on the last day of a month), a bonus in an amount determined based on the level of attainment of the applicable performance measures under such Company Plan measured as of the Effective Time (or the last day of the month immediately preceding the Effective Time, if the Effective Time does not occur on the last day of a month) against budgeted performance for such period (applying the budget in effect as of January 1,

  2018), but in no event less than 70% of the target amount of such bonus, which bonus, for the avoidance of doubt, will be prorated to reflect the number of calendar days during such period. For clarity, Parent shall provide (or cause to be provided) to each Continuing Employee an annual bonus opportunity for the post-Effective Time portion of the year in which the Effective Time occurs in accordance with Section 5.11(a)(ii). "Involuntary Termination" with respect to a Continuing Employee means termination of such Continuing Employee's employment by the Company or Parent or its Affiliates without "Cause" or by such Continuing Employee for "Good Reason" (as such terms are defined in the Company's Second Amended and Restated 2008 Stock and Annual Incentive Plan).

          (c)   With respect to any health or welfare plan maintained by Parent or its Affiliates in which any Continuing Employee is eligible to participate at or after the Effective Time, Parent shall, and shall cause its Affiliates (including the Surviving Corporation) and their respective third party insurance providers to, (i) waive preexisting conditions, limitations, exclusions, actively-at-work requirements and waiting periods with respect to participation by and coverage of such Continuing Employee (and his or her eligible dependents) to the extent such requirements were waived or satisfied under the comparable Company Plans and (ii) for any group health plan, recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by such Continuing Employee (and his or her eligible dependents) during the plan year in which the Effective Time occurs for purposes of satisfying such year's deductible and co-payment limitations. In addition, as of the Effective Time, Parent shall, and shall cause its Affiliates (including the Surviving Corporation) to, provide each Continuing Employee full credit for purposes of eligibility, vesting, accruals and determination of level of benefits under any employee benefit or compensation plan or arrangement maintained by Parent or any of its Affiliates (including the Surviving Corporation) that such Continuing Employee may be eligible to participate in after the Effective Time for such Continuing Employee's service with the Company or any of its Subsidiaries, to the same extent that such service was credited for purposes of any comparable Company Plan immediately prior to the Effective Time. Notwithstanding the foregoing, nothing in this Section 5.11(c) shall be construed to require crediting of service that would result in (A) duplication of benefits, (B) service credit for benefit accruals under a defined benefit pension plan, or (C) service credit under a newly established plan for which prior service is not taken into account for employees of Parent generally.

          (d)   Without limiting the generality of Section 8.4, the provisions of this Section 5.11 are solely for the benefit of the parties to this Agreement, and no current or former Company Employee or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Section 5.11. No provision of this Section 5.11 shall be construed as a limitation on the right of Parent, to amend or terminate any specific employee benefit plan that Parent would otherwise have under the terms of such employee benefit plan, nor shall any provision of this Section 5.11 be construed to require the continuation of the employment of any particular Continuing Employee. Nothing herein shall be deemed to establish, amend or modify any Company Plan, Parent Plan or other benefit plan, program, agreement or arrangement maintained or sponsored by Parent, Merger Sub, the Company or any of their respective Affiliates.

        Section 5.12    Tax Matters.

          (a)    Certain Tax Matters.    Each of the Parties shall use its reasonable best efforts to cause the Merger to qualify as a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code. The Company and Parent shall cooperate in the provision of tax representation letters substantially similar to the Company Tax Representation Letter and the Parent Tax Representation Letter, respectively, to the Company's and/or Parent's counsel, as applicable, as may be reasonably requested in connection with any tax opinion regarding the U.S. federal income tax consequences of the Merger that may be contained or set forth in the Registration Statement or delivered to a Party in connection with the Closing. Except for actions specifically contemplated by this Agreement, none of the Parties shall (and each of the Parties shall cause their respective Subsidiaries not to) take any action, or fail to take any action, that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code.

          (b)    Transfer Taxes.    All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) imposed on the Company or the Surviving Corporation shall be paid by either the Company or the Surviving Corporation. The Company and Parent shall cooperate in the preparation, execution, and filing of all Tax Returns, questionnaires or other documents with respect to such Taxes.

        Section 5.13    Notification of Certain Matters.

          (a)   The Company shall give prompt notice to Parent and Parent shall give prompt notice to the Company, as the case may be, of (i) the occurrence or non-occurrence of any event of which is likely to cause any representation or warranty of the Company or Parent, as the case may be, to be untrue or inaccurate at the Closing Date such that the conditions to closing set forth in Article VI would fail to be satisfied, and (ii) any failure by the Company or Parent, as the case may be, to materially comply with or materially satisfy any covenant or other agreement to be complied with by such party hereunder such that the conditions to closing set forth in Article VI would fail to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.13(a) shall not limit or otherwise affect any remedies available to Parent or the Company, as the case may be; provided, further, that a party's good faith failure to comply with this Section 5.13 shall not provide any other party the right not to effect the transactions contemplated by this Agreement, except to the extent that any other provision of this Agreement independently provides such right.

          (b)   The Company shall give prompt notice to Parent of (i) any notice or other communication received by it from any third party, subsequent to the date of this Agreement and prior to the Effective Time, alleging any material breach of, or material default under, any Company Material Contract or (ii) any notice or other material communication received by it from any third party, subsequent to the date of this Agreement and prior to the Effective Time, regarding any consent that is or may be required in connection with the transactions contemplated by this Agreement; provided, however, that the delivery such notice by the Company to Parent pursuant to this Section 5.13(b) shall not limit or otherwise affect the remedies available hereunder to Parent; provided, further, that a party's good faith failure to comply with this Section 5.13 shall not provide any other party the right not to effect the transactions contemplated by this Agreement, except to the extent that any other provision of this Agreement independently provides such right.

        Section 5.14    Certain Litigation.     The Company shall promptly advise Parent of any Action commenced after the date hereof against the Company or any of its directors by Company Stockholder relating to this Agreement or the Merger and the transactions contemplated hereby, and shall keep Parent reasonably informed regarding any such litigation. The Company shall give Parent the opportunity to consult with the Company regarding the defense or settlement of any such Action and shall consider Parent's views with respect to such Action, and shall not settle any such Action without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed). Parent shall not enter into any settlement agreement in respect of any stockholder litigation against the Company and/or its directors or officers relating to the Merger or any of the other transactions contemplated hereby without the prior written consent of the Company.

        Section 5.15    Section 16 Matters.     Prior to the Effective Time, each of the Company and Parent shall take all such steps as may be required (to the extent permitted under applicable Law) to cause any dispositions of Company Common Stock or acquisitions of Parent QVCA Common Stock (including, in each case, securities deliverable upon exercise, vesting or settlement of any Company Equity Awards or other derivative securities) resulting from the transactions contemplated hereby by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company or may become subject to such reporting requirements with respect to Parent in connection with the transactions contemplated hereby to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 5.16    Cooperation as to Certain Indebtedness.

          (a)   At Parent's direction, the Company shall, and shall cause each of its Subsidiaries, and each of its and their respective directors, officers, agents, employees and Representatives to, use reasonable best efforts to commence promptly following the date hereof (or on such other date as Parent may reasonably request) a solicitation of a consent and amendment (the "Credit Agreement Consent and Amendment") to the Credit Agreement to be effective on the Effective Time, on such terms and conditions requested by Parent, which shall include an agreement by the requisite lenders thereunder that the transactions contemplated by this Agreement, including the Merger, will not result in a Change of Control (as defined in the Credit Agreement); provided that (i) Parent shall consult with the Company regarding the material terms and conditions of the Credit Agreement Consent and Amendment, including the timing and commencement of the Credit Agreement Consent and Amendment and any deadlines, and (ii) the closing of the Credit Agreement Consent and Amendment shall be expressly conditioned on the occurrence of the Effective Time.

          (b)   If, prior to the Effective Time, Parent determines in its sole discretion that the Credit Agreement Consent and Amendment will not be obtained and become effective on the Effective Time, the Company shall, and shall cause each of its Subsidiaries, and each of its and their respective directors, officers, agents, employees and Representatives to, use their reasonable best efforts to:

              (i)  on or prior to the Effective Time, (A) repay in full (or in the case of any letters of credit issued thereunder, provide cash collateral in an amount not less than the amount required under the Credit Agreement) all Obligations (as defined in the Credit Agreement) then outstanding, (B) cause the release of any and all Liens (as defined in the Credit Agreement) created or granted under any Credit Document (as defined in the Credit Agreement) or otherwise in favor of the administrative agent, collateral agent or any holder of the Guaranteed Obligations (as defined in the Credit Agreement) as security for such Guaranteed Obligation, and (C) terminate the Credit Agreement, each other Credit Document and each Swap Contract (as defined in the Credit Agreement) (other than Swap Contracts as to which arrangements reasonably satisfactory to Parent have been made with the swap counterparty) (such repayments and terminations, the "Credit Agreement Terminations"), including obtaining a customary payoff letter in form and substance reasonably satisfactory to Parent from the agent under the Credit Agreement (the "Payoff Letter"); it being understood that (1) Parent and the Company shall use their reasonable best efforts to effect the Credit Agreement Termination using funds available pursuant to the Senior Secured Credit Financing; provided, that, to the extent the Senior Secured Credit Financing is not available as a source of funding, Parent shall cause the funds required to effect the Credit Agreement Termination to be made available at the closing; and (2) none of the receipt of the Payoff Letter, the consummation of the Credit Agreement Termination, or of any other financing termination or the release of any Lien, shall be a condition to any of the obligations of Parent or Merger Sub hereunder; and

             (ii)  at Parent's election, cooperate reasonably with and assist Parent, and each of its Subsidiaries, and each of its and their respective directors, officers, agents, employees and Representatives, in connection with new financing arrangements satisfactory to Parent (the "Senior Secured Credit Financing"), including (A) participating in a reasonable number of meetings, presentations, due diligence sessions, drafting sessions, road shows and sessions with ratings agencies on reasonable advance notice, (B) furnishing all customary financial and other information regarding the Company and its Subsidiaries as may be reasonably requested by Parent (including pro forma financial statements) as promptly as reasonably practicable, (C) assisting in a reasonable manner with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, information memoranda and packages and similar documents for the Senior Secured Credit Financing and executing customary authorization and management representation letters (including, in the case of a public side version of an information memorandum, a representation to the arranger of the Senior Secured Credit Financing that such public side version does not include material nonpublic information about the Company and its Subsidiaries), in each case, to the extent reasonably necessary for the consummation of the Senior Secured Credit Financing, (D) taking all corporate actions reasonably requested by Parent that are necessary or customary to permit the consummation of the Senior Secured Credit Financing, (E) cooperating reasonably in respect of the preparation of and, if applicable, executing and delivering any underwriting or placement agreements, pledge and security documents, hedging agreements (if required) and other definitive financing documents relating to the Senior Secured Credit Financing, (F) using its reasonable best efforts to obtain, in each case, to the extent necessary for the consummation of the Senior Secured Credit Financing, customary accountants' comfort letters, consents, surveys and appraisals, engineering reports, environmental and other inspections, title insurance and other documentation and items relating to the Senior Secured Credit Financing and collateral arrangements, as reasonably requested by Parent, (G) executing and delivering any customary and reasonable officer's certificates, customary closing documents, or other certificates or documents with respect to the Senior Secured Credit Financing, in each case, as may be reasonably requested by Parent, in each case, to the extent necessary for the consummation of the Senior Secured Credit Financing, (H) using reasonable best efforts to facilitate the pledging of collateral for the Senior Secured Credit Financing, including taking commercially reasonable actions necessary to permit the sources of the Senior Secured Credit Financing to evaluate the Company's and its Subsidiaries' real property and current assets, cash management and accounting systems, policies and procedures for the purpose of establishing collateral arrangements in connection with the Senior Secured Credit Financing and (I) assisting Parent in obtaining ratings in connection with the Senior Secured Credit Financing; provided that (1) in no event shall the receipt or availability of any funds or financing pursuant to the Senior Secured Credit Financing by or to Parent or any of its Affiliates or any other financing transaction be a condition to any of Parent's or Merger Sub's obligations hereunder and (2) none of the Company or any of its Subsidiaries shall be required to execute any definitive documentation pertaining to the Senior Secured Credit Facility until the Effective Time has occurred.

          (c)   The Company and its directors, officers, agents, employees and Representatives shall be given a reasonable opportunity to review and comment on any financing documents and any materials that are to be presented during any meetings conducted in connection with the Senior Secured Credit Financing. Parent and Merger Sub acknowledge and agree that the Company and each of its Subsidiaries and each of its and their respective directors, officers, agents, employees and Representatives shall not have any responsibility for, or incur any liability to any Person in connection with, the arrangement of the Senior Secured Credit Financing other than with respect to the Financing Fees, which shall be payable by the Company as incurred and reimbursable to the Company as set forth in Section 5.16(f).

          (d)   The Company hereby consents to the use of its logos in connection with the Senior Secured Credit Financing; provided that such logos are used solely in a manner that would not reasonably be expected to harm the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries.

          (e)   Parent will indemnify and hold harmless the directors, officers, personnel and advisors of the Company and its Subsidiaries against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred in connection with the activities contemplated by this Section 5.16, including the Credit Agreement Consent and Amendment, the

  Credit Agreement Terminations, the Payoff Letter and the Senior Secured Credit Financing, or any assistance or activities in connection therewith, except (i) to the extent arising from the willful misconduct, gross negligence, fraud or intentional misrepresentation of the Company or its Subsidiaries and any of their respective directors, officers, personnel and advisors, and (ii) for Financing Fees incurred by the Company or any of its Subsidiaries, which shall be reimbursed only in the circumstances described in Section 5.16(f).

          (f)    The Company will pay all fees and expenses of the Company and its Subsidiaries in connection with the Credit Agreement Consent and Amendment, the Credit Agreement Terminations, the Payoff Letter, the Senior Secured Credit Financing and any other matters contemplated by this Section 5.16 (including fees and expenses of legal counsel and advisors and any applicable indemnification obligations of the Company) (collectively, the "Financing Fees") when such fees and expenses are due and payable; provided, however, that in the event this Agreement is terminated prior to the Effective Time pursuant to:

              (i)  Section 7.1(a), 7.1(b)(i), or 7.1(b)(ii) then Parent shall reimburse the Company fifty percent (50%) of the Financing Fees;

             (ii)  Section 7.1(b)(iii) (if, and only if, the Company has not made a Company Adverse Recommendation Change prior to such termination pursuant to Section 7.1(b)(iii)) or 7.1(c)(ii), then Parent shall reimburse the Company one hundred percent (100%) of the Financing Fees; or

            (iii)  Section 7.1(b)(iii) (if, and only if, the Company has made a Company Adverse Recommendation change prior to such termination pursuant Section 7.1(b)(iii)), 7.1(c)(i), 7.1(d)(i) or 7.1(d)(ii), then Parent shall not be required to reimburse the Company any portion of the Financing Fees.

        Section 5.17    Stock Exchange Delisting.     Prior to the Closing Date, the Company and Parent shall cooperate and use their respective reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary on its part under applicable Law and the rules and policies of NASDAQ to enable the delisting of the shares of Company Common Stock from NASDAQ and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

        Section 5.18    Reservation of Parent QVCA Common Stock.     At or prior to the Effective Time, Parent shall reserve (free from preemptive rights) out of its reserved but unissued shares of Parent QVCA Common Stock (a) for the purposes of effecting the conversion of the issued and outstanding shares of Company Common Stock pursuant to Article II, sufficient shares of Parent QVCA Common Stock to provide for such conversion and (b) for the purposes of satisfying the exercise, vesting or settlement of any Company Equity Awards as the same may be adjusted pursuant to Section 2.8, sufficient shares of Parent QVCA Common Stock to provide for such exercise, vesting or settlement.

        Section 5.19    Obligations of Merger Sub.     Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

        Section 5.20    Voting Agreement.

          (a)   At every meeting of the Company Stockholders called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Company Stockholders with respect to any of the following, Parent hereby irrevocably and unconditionally agrees to be present (in person or by proxy) and vote (or cause to be voted), or, with respect to any written consent solicitation, deliver (or cause to be delivered) a written consent with respect to, all of the shares of Company Common Stock Beneficially Owned or owned of record by Parent or any of its Subsidiaries or Affiliates as of the applicable record date (including the Parent

  Shares) (collectively, the "Subject Securities"): (i) in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby, including the Merger, and any related proposal in furtherance thereof, (ii) in favor of any proposal to adjourn or postpone any such meeting to a later date if there are not sufficient votes to adopt this Agreement and/or if there are not sufficient shares present in person or by proxy at such meeting to constitute a quorum and (iii) in favor of any other matter necessary to consummate the transactions contemplated by this Agreement. Parent shall provide the Company with at least five (5) Business Days' written notice prior to signing any action proposed to be taken by written consent with respect to any Subject Securities.

          (b)   Parent hereby revokes any and all previous proxies granted with respect to its Subject Securities. In the event of a failure by Parent to act in accordance with its obligations pursuant to Section 5.20, Parent hereby irrevocably grants to and appoints the Company (and any designee thereof) as Parent's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Parent, to (i) represent the Subject Securities and (ii) vote, execute written consents and otherwise act (by voting at any meeting of stockholders of the Company or otherwise) with respect to the Subject Securities, in each case, regarding the matters referred to in Section 5.20(a) until the Effective Time, to the same extent and with the same effect as Parent could do under applicable Law. Parent intends the proxy granted pursuant to this Section 5.20(b) to be irrevocable and coupled with an interest and hereby revokes any proxy previously granted by Parent with respect to the Subject Securities. Parent hereby ratifies and confirms all actions that the proxy appointed hereunder may lawfully do or cause to be done in accordance with this Agreement. Notwithstanding the foregoing, this proxy shall automatically be revoked at the Effective Time. The parties acknowledge and agree that neither the Company, nor any of its Affiliates, shall owe any duty (fiduciary or otherwise), or incur any liability of any kind to Parent or any of its Affiliates, in connection with or as a result of the exercise of the powers granted to the Company by this Section 5.20(b).

          (c)   Subject to Section 5.20(d), Parent covenants and agrees that, prior to receipt of the Company Stockholder Approval, it will not, and will not permit any of its Subsidiaries or Affiliates to, directly or indirectly, (i) transfer, assign, sell, pledge, encumber, hypothecate or otherwise dispose of (whether by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise) or consent to any of the foregoing ("Transfer"), or cause to be Transferred, any of the Subject Securities, (ii) grant any proxies or powers of attorney, or any other authorization or consent with respect to any or all of its Subject Securities in respect of any matter addressed by this Agreement, (iii) deposit any of the Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to any of the Subject Securities or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iv) enter into any Contract with respect to the Transfer of any Subject Securities or (v) take any other action, that would restrict, limit or interfere with the performance of Parent's obligations hereunder. Any purported Transfer of the Subject Securities in violation of this Section 5.20(c) shall be null and void ab initio.

          (d)   Notwithstanding anything to the contrary in this Section 5.20, "Transfer" shall exclude, with respect to any Subject Securities, the entry into or performance of any Financing Transaction in respect of the Subject Securities and any payment or settlement thereunder, the granting of any lien, pledge, security interest, or other Encumbrance in or on such Subject Securities to a Financing Counterparty in connection with any Financing Transaction, the rehypothecation of any Subject Securities by the Financing Counterparty in connection with a Financing Transaction, and any transfer to, by or at the request of such Financing Counterparty in connection with an exercise of remedies by the Financing Counterparty under Financing Transaction. This Section 5.20 shall not be binding on any Person solely because such person is (i) a holder of Subject Securities as a result of the rehypothecation of Subject Securities by a Financing Counterparty, (ii) a transferee of Subject

  Securities pursuant to settlement under, or pursuant to default rights or the exercise of remedies by a Financing Counterparty in connection with any Financing Transaction.

          (e)   The obligations of Parent under this Section 5.20 shall terminate upon any Company Adverse Recommendation Change made by the Company.

        Section 5.21    Parent Board of Directors.     At the Effective Time, Parent shall (i) increase the size of its board of directors in order to cause one designee from the Company's board of directors as of the date hereof (other than any Person designated to the Company's board of directors pursuant to the Spinco Agreement), which designee shall be chosen by Parent in its sole discretion, to be appointed to Parent's board of directors at such time and (ii) subject to fiduciary obligations under applicable Law, use its reasonable best efforts to cause such Person to be elected to the board of directors of Parent at the first annual meeting of stockholders of Parent after the Effective Time.

        Section 5.22    Merger Without Meeting of Stockholders.     Immediately following the execution of this Agreement, Parent, as sole stockholder of Merger Sub, shall adopt this Agreement.

        Section 5.23    Dividends.     If the Company has declared and set a record date for a dividend permitted by this Agreement, and the Effective Time occurs after the record date for such dividend and prior to the payment date for such dividend, then (i) the Company shall deposit the funds necessary to pay such dividend with the Company's payment agent prior to the Effective Time and (ii) Parent shall cause the Surviving Corporation to pay such dividend (and any applicable dividend equivalent rights to the extent any holder of a Company Equity Award was entitled to such rights under the terms of a Company Equity Award as in effect on the date the Company declared the applicable dividend) following the Closing on the scheduled payment date for such dividend.

ARTICLE VI
CONDITIONS TO OBLIGATIONS OF THE PARTIES

        Section 6.1    Conditions to Each Party's Obligations.     The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver in writing, at or prior to the Closing, of the following conditions:

          (a)    Company Stockholder Approval.    The Company Stockholder Approval shall have been obtained.

          (b)    Antitrust Waiting Periods.    Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (c)    No Injunctions or Restraints.    No Order entered, enacted, promulgated, enforced or issued by any court or other Governmental Authority of competent jurisdiction, shall be in effect which prohibits, renders illegal or permanently enjoins the consummation of the Merger.

          (d)    Registration Statement.    The Registration Statement shall have become effective under the Securities Act, and no stop order or proceedings seeking a stop order shall have been initiated by the SEC and not rescinded.

          (e)    Listing.    The shares of Parent QVCA Common Stock issuable to the Company Stockholders in connection with the Merger as provided in Article II shall have been authorized for listing on NASDAQ, subject to official notice of issuance.

        Section 6.2    Conditions to Obligations of the Company.     The obligation of the Company to effect the Merger shall be subject to the satisfaction, or waiver in writing by the Company, at or prior to the Closing of the following conditions:

          (a)    Representations and Warranties.

              (i)  The representations and warranties of Parent and Merger Sub contained in Section 4.1 (Organization; Standing and Power), 4.2 (Capitalization), 4.4 (Authorization), 4.8 (Absence of Certain Changes) and 4.14 (Brokers and Other Advisors) shall be true and correct in all respects (other than, in the case of the representations and warranties in clause (b) and (d) of Section 4.2, which shall be true and correct in all material respects) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, such representation and warranty shall be true and correct in all respects as of such earlier date).

             (ii)  The other representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which case, such representations and warranties shall be true and correct in all respects as of such earlier date), and, in the case of this clause (ii), interpreted without giving effect to any Parent Material Adverse Effect or materiality qualifications contained therein), except where all failures of such representations and warranties referred to in this clause (ii) to be true and correct has not had, or would not reasonably be expected to have, a Parent Material Adverse Effect.

          (b)    Performance of Obligations of Parent and Merger Sub.    Each of Parent and Merger Sub shall have performed or complied, in all material respects, with its covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

          (c)    Officer's Certificate.    The Company shall have received a certificate of an executive officer of Parent as to the satisfaction of the conditions set forth in Section 6.2(a) and Section 6.2(b).

          (d)    Parent Material Adverse Effect.    Since the date hereof, there shall not have occurred and be continuing any event, occurrence, fact, condition, change, development or effect that has had or would reasonably be expected to have a Parent Material Adverse Effect.

        Section 6.3    Conditions to Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction, or waiver in writing by Parent, at or prior to the Closing of the following conditions:

          (a)    Representations and Warranties.

              (i)  The representations and warranties of the Company contained in Sections 3.1 (Organization; Standing and Power), 3.2 (Capitalization) (other than clause (e) thereof), 3.3 (Subsidiaries) (other than clause (c) thereof), 3.4 (Authorization), 3.8(a) (Absence of Certain Changes), 3.19 (Anti-takeover Statutes), 3.20 (Stockholder Rights Plan) and 3.21 (Brokers and Other Advisors) shall be true and correct in all respects (other than in the case of the representations and warranties in clauses (b) and (c) of Section 3.2, which shall be true and correct in all material respects) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, such representation and warranty shall be true and correct in all respects as of such earlier date).

             (ii)  The other representations and warranties of the Company contained in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which case, such representations and warranties shall be true and correct in all respects as of such earlier date), and, in the case of this clause (ii), interpreted without giving effect to any Company Material Adverse Effect or materiality qualifications contained therein, except where all failures of such representations and warranties referred to in this clause (ii) to be true and correct has not had, or would not reasonably be expected to have, a Company Material Adverse Effect.

          (b)    Performance of Obligations of the Company.    The Company shall have performed or complied, in all material respects, with its covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

          (c)    Officer's Certificate.    Parent and Merger Sub shall have received a certificate of an executive officer of the Company as to the satisfaction of the conditions set forth in Sections 6.3(a) and 6.3(b).

          (d)    Company Rights Plan Amendment.    The Company Rights Plan Amendment shall not have been terminated or withdrawn, and shall remain in effect without any amendment or modification thereto (other than any modifications or amendments consented to in writing by Parent pursuant to Section 5.10).

          (e)    Company Material Adverse Effect.    Since the date hereof, there shall not have occurred and be continuing any event, occurrence, fact, condition, change, development or effect that has had or would reasonably be expected to have a Company Material Adverse Effect.

          (f)    FCC Approvals.    The FCC shall, as necessary, have approved the FCC Applications (including action duly taken by the FCC's staff pursuant to delegated authority) (the "FCC Approvals"); provided, however, that it shall not be a condition to Closing that any FCC Approval shall have become a Final Order. No FCC Approvals shall have been permanently and irrevocably withdrawn, reversed, stayed, enjoined, annulled, terminated or otherwise suspended prior to the Effective Time.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

        Section 7.1    Termination.     This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval, as authorized by the board of directors of the Company or Parent, as applicable, as follows:

          (a)   by mutual written consent of each of Parent, Merger Sub and the Company;

          (b)   by either Parent or the Company, if

              (i)  the Merger shall not have been consummated on or before April 5, 2018 (the "Outside Date"); provided that the Outside Date may be extended for a period of six (6) months by either Parent or the Company by written notice to the other party if the Merger shall not have been consummated as a result of any of the conditions set forth in Section 6.1(b) or 6.3(f) failing to have been satisfied but each of the other conditions to the consummation of the Merger set forth in Article VI has been satisfied or waived or remains reasonably capable of satisfaction as of the original Outside Date; provided, further, that the right to terminate this Agreement pursuant to this clause (b)(i) shall not be available to the party seeking to terminate this Agreement if such party's breach of this Agreement has been the cause of the failure of the Effective Time to occur;

             (ii)  any Governmental Authority shall have issued or granted an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such Order or other action is, or shall have become, final and non-appealable; or

            (iii)  the Company Stockholder Approval shall not have been obtained at the Company Stockholders' Meeting, or at any adjournment or postponement thereof, at which the final vote thereon was taken; provided that, at the time at which the party seeking to terminate this Agreement seeks exercise such termination right, such party (and, in the case of Parent, Merger Sub) shall not be in material breach of its obligations under this Agreement;

          (c)   by the Company

              (i)  prior to receipt of the Company Stockholder Approval, in order for the Company to enter concurrently into a definitive written agreement with respect to a Superior Company Proposal as contemplated by Section 5.2; or

             (ii)  if, provided that the Company is not then in material breach of any of its obligations under this Agreement, (A) a breach of any representation or warranty or (B) failure to perform any covenant or agreement, in either case, on the part of Parent or Merger Sub set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 6.2(a) or Section 6.2(b) to not be satisfied and such breach or failure is incapable of being cured by the Outside Date or shall not have been cured within sixty (60) days after written notice thereof shall have been received by Parent; or

          (d)   by Parent

              (i)  provided that the Company Stockholder Approval shall not have been obtained, if (A) the Company shall have made a Company Adverse Recommendation Change or (B) the Company shall have materially breached or failed to perform any of its obligations set forth in Section 5.2, and such breach or failure to perform leads to or results in an Alternative Company Transaction Proposal; or

             (ii)  provided that neither Parent nor Merger Sub is then in material breach of any of its obligations under this Agreement, if (A) a breach of any representation or warranty or (B) a failure to perform any covenant or agreement, in either case, on the part of the Company set forth in this Agreement (other than a breach or failure to perform contemplated by Section 7.1(d)(i)(B)) shall have occurred that would cause the conditions set forth in Section 6.3(a) or Section 6.3(b) to not be satisfied and such breach or failure is incapable of being cured by the Outside Date or shall not have been cured within sixty (60) days after written notice thereof shall have been received by the Company.

        Section 7.2    Effect of Termination.     In the event of termination of this Agreement as provided in Section 7.1 hereof, this Agreement shall forthwith become null and void and of no effect and the obligations of the parties under this Agreement shall terminate, without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties hereto; provided that, if such termination shall result from (a) the intentional failure of any party to fulfill a condition to the performance of the obligations of any other party or (b) the willful material breach of this Agreement by any party, such party shall be fully liable for any and all damages that are the natural, probable and reasonably foreseeable result of the event that gave rise thereto (which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and may include the benefit of the bargain lost by the applicable party's stockholders (taking into consideration relevant matters, including other combination opportunities and the time value of money)) incurred or suffered by the other parties as a result of such failure; provided, further, that Section 3.19 (Anti-takeover Statutes), the obligations set forth in Section 5.4(c) (Confidentiality), the indemnification obligations of Parent and Merger Sub set forth in Section 5.16, the obligations of the parties regarding Financing Fees set forth in Section 5.16(e), this Section 7.2 and Section 7.3 (Payments), as well as Article VIII (General), shall survive any termination of this Agreement. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor, and, in all events, the parties shall be entitled to an injunction or injunctions, or any other appropriate form of equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions of this Agreement in accordance with Section 8.12. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

        Section 7.3    Payments.

          (a)    Company Termination Fee.

              (i)  In the event that the Company terminates this Agreement pursuant to Section 7.1(c)(i) or Parent terminates this Agreement pursuant to Section 7.1(d)(i), then the Company shall pay Parent, within two (2) Business Days of the date of termination, a one-time fee equal to $40,000,000 (the "Company Termination Fee").

             (ii)  In the event that (A) an Alternative Company Transaction Proposal shall have been communicated to or otherwise made known to the Company Stockholders, Senior Management or the Board of Directors of the Company, or any Person or group of Persons shall have publicly announced an intention (whether or not conditional) to make an Alternative Company Transaction Proposal, (B) thereafter this Agreement is terminated (x) by the Company or Parent pursuant to Section 7.1(b)(i) (if the Company Stockholder Approvals have not theretofore been obtained) or Section 7.1(b)(iii) or (y) by Parent pursuant to Section 7.1(d)(ii)(B) and (C) prior to the date that is fifteen (15) months after the date of such termination the Company enters into a Company Acquisition Agreement (whether in connection with the Alternative Company Transaction Proposal referred to in clause (A) or otherwise), and the transaction contemplated by such Company Acquisition Agreement is later consummated, then the Company shall, on the date such transaction is consummated, pay to Parent a one-time fee equal to the Company Termination Fee (provided that for purposes of this clause (ii), each reference to "10%" in the definition of "Alternative Company Transaction" and "Company Acquisition Agreement" shall be deemed to be a reference to "50%")

          (b)    Parent Termination Fee.    In the event the Agreement is terminated pursuant to Section 7.1(b)(i) or Section 7.1(b)(ii) and, at the time of such termination, (i) the conditions set forth in Section 6.1(b), Section 6.1(c) (as it relates to any Competition Law or the Communications Act) or Section 6.3(f) have not been satisfied and (ii) the other conditions set forth in Section 6.1 and the conditions set forth in Section 6.3 have been satisfied (or, in the case of conditions that, by their nature are to be satisfied at the Closing, are capable of being satisfied if the Closing were to occur on the date of such termination), then Parent shall pay to the Company, within two (2) Business Days of the date of termination, a one-time fee equal to $75,000,000 (the "Parent Termination Fee").

          (c)   The Company and Parent each acknowledge that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement. Accordingly, if a party fails promptly to pay to the other party any amounts due pursuant to this Section 7.3, and, in order to obtain such payment, such other party commences a suit that results in a judgment against the failing party for the amounts set forth in this Section 7.3, the non-prevailing party shall pay to the prevailing party its costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts due pursuant to this Section 7.3 from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made. Each of the parties hereto acknowledges that any amount payable by the Company or Parent pursuant to this Section 7.3 does not constitute a penalty, but rather shall constitute liquidated damages in a reasonable amount that will compensate a party for the disposition of its rights under this Agreement in the circumstances in which such amounts are due and payable, which amounts would otherwise be impossible to calculate with precision.

          (d)   Subject to Parent's right to specific performance set forth in Section 8.12, (i) Parent's right to receive payment of the Company Termination Fee pursuant to Section 7.3(a) shall be Parent and Merger Sub's sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against the Company, any of its Subsidiaries, or any former, current or future direct or indirect equity holder, controlling Person, general or limited partner, shareholder, member, manager, director, officer, employee, agent, Affiliate, assignee, representative or financing source of the Company or its Subsidiaries (any such Person, other than the Company and its Subsidiaries, a "Company Recourse Related Party") for any damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated, whether at law or equity, in contract, in tort or otherwise (other than any such failure with respect to which no Company Termination Fee is payable), and (ii) upon payment of the Company Termination Fee, pursuant to the terms hereof, neither Parent nor Merger Sub shall have any rights or claims against the Company or its Subsidiaries under this Agreement, whether at law or equity, in contract, in tort or otherwise, and the Company have no further liability to Parent or any of its Subsidiaries with respect to this Agreement or the transactions contemplated hereby (and in no event will Parent or any of its Subsidiaries have any rights or claims against any Company Recourse Related Party, whether at law or equity, in contract, in tort or otherwise, arising out of this Agreement).

          (e)   Subject to the Company's right to specific performance set forth in Section 8.12, (i) the Company's right to receive payment of the Parent Termination Fee pursuant to Section 7.3(b) shall be the Company's sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) against Parent, Merger Sub or any of their respective Subsidiaries, or any former, current or future direct or indirect equity holder, controlling Person, general or limited partner, shareholder, member, manager, director, officer, employee, agent, Affiliate, assignee, representative or financing source of Parent or its Subsidiaries (any such Person, other than the Parent and its Subsidiaries, a "Parent Recourse Related Party") for any damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated, whether at law or equity, in contract, in tort or otherwise (other than any such failure with respect to which no Parent Termination Fee is payable), and (ii) upon payment of the Parent Termination Fee, pursuant to the terms hereof, the Company shall not have any rights or claims against Parent or Merger Sub under this Agreement, whether at law or equity, in contract, in tort or otherwise, and Parent have no further liability to the Company or any of its Subsidiaries with respect to this Agreement or the transactions contemplated hereby (and in no event will the Company or any of its Subsidiaries have any rights or claims against any Parent Recourse Related Party, whether at law or equity, in contract, in tort or otherwise, arising out of this Agreement).

          (f)    Expenses.    Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby, whether or not the Merger is consummated.

ARTICLE VIII
GENERAL

        Section 8.1    Expiration of Representations and Warranties; Survival of Certain Covenants and Agreements.     None of the representations and warranties in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement shall survive the Effective Time. The terms of Article I and this Article VIII, as well as the covenants and other agreements set forth in this Agreement that by their terms apply, or that are to be performed in whole or in part, after the Effective Time, shall survive the consummation of the Merger.

        Section 8.2    Notices.     All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally or sent via facsimile or e-mail or (b) on the first (1st) Business Day following the date of dispatch if sent by a nationally recognized overnight courier (providing proof of delivery), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided that should any such delivery be made by facsimile or e-mail, the sender shall also send a copy of the information so delivered on or before the next Business Day by a nationally recognized overnight courier:

if to the Company:
HSN, Inc. 1 HSN Drive St. Petersburg, FL 33729 Facsimile: Separately provided
Attention:	Gregory J. Henchel
Email:	Separately provided
with a copy to (which shall not constitute notice):
Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017
Facsimile:	(212) 701-5800
Attention:	George R. Bason, Jr.
Marc O. Williams
Email:	george.bason@davispolk.com
marc.williams@davispolk.com
if to Parent or Merger Sub:
Liberty Interactive Corporation 12300 Liberty Boulevard Englewood, CO 80112
Facsimile:	Separately provided
Attention:	Chief Legal Officer
Email:	Separately provided
with a copy to (which shall not constitute notice):
Baker Botts L.L.P. 30 Rockefeller Plaza New York, NY 10112
Facsimile:	212-259-2500
Attention:	Renee L. Wilm
Jonathan Gordon
Email:	renee.wilm@bakerbotts.com
jonathan.gordon@bakerbotts.com

        Section 8.3    Counterparts.     This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. The exchange of copies of this Agreement and of signature pages by facsimile or e-mail shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or e-mail shall be deemed to be their original signatures for all purposes.

        Section 8.4    Entire Agreement; No Third-Party Beneficiaries.     This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral (except the Confidentiality Agreement and the Clean Team Agreement), among the parties with respect to the subject matter hereof and neither party is relying on any other oral or written representation, agreement or understanding and no party makes any express or implied representation or warranty in connection with the transactions contemplated by this Agreement other than as set forth in this Agreement, and (b) except (x) for the provisions of Section 2.6 (which upon the Effective Time are intended to benefit the Company Stockholders), (y) as provided in Section 5.7, Section 5.16, Section 7.2 and Section 7.3 and (z) for the right of, on the one hand, the Company, on behalf of its stockholders, and, on the other hand, Parent, on behalf of the Parent QVC Stockholders, to pursue damages (which the parties acknowledge and agree may include the benefit of the bargain lost by the applicable party's stockholders) incurred or suffered in the circumstances provided in Section 7.2, is not intended to confer upon any Person other than the parties any rights or remedies.

        Section 8.5    Governing Law.     All disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

        Section 8.6    Amendments and Supplements.     This Agreement may be amended or supplemented at any time by additional written agreements signed by, or on behalf of the parties, as may mutually be determined by the parties to be necessary, desirable or expedient to further the purpose of this Agreement or to clarify the intention of the parties, whether before or after adoption of this Agreement by the Company Stockholders; provided, however, that after the Company Stockholder Approval has been obtained, no amendment shall be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company or Parent without such further approval or adoption. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

        Section 8.7    Waiver.     No provision of this Agreement may be waived except by a written instrument signed by the Party against whom the waiver is to be effective; provided, however, that after the Company Stockholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the stockholders of the Company or Parent without such further approval or adoption. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

        Section 8.8    Assignment.     Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        Section 8.9    Headings.     The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 8.10    Severability.     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this

Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

        Section 8.11    Failure or Delay Not Waiver; Remedies Cumulative.     No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        Section 8.12    Specific Performance.     The parties acknowledge and agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement (without the obligation to post a bond therefor) and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Notwithstanding the foregoing or any other provision in this Agreement to the contrary, in no event shall the Company or the Company Stockholders be permitted or entitled to seek a grant of specific performance or other equitable relief to consummate the Merger unless:

          (a)   all the conditions set forth in Section 6.1 and Section 6.3 (other than those conditions that by their nature are to be satisfied at the Closing, each of which would be satisfied or are capable of being satisfied at the Closing and those conditions that Parent's or Merger Sub's breach of this Agreement has caused not to be satisfied), have been satisfied or waived; and

          (b)   the Company has confirmed in writing that it is ready, willing and able to consummate the Merger.

        Section 8.13    Waiver of Jury Trial.     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

        Section 8.14    Consent to Jurisdiction.     Each of the parties hereto hereby (a) irrevocably and unconditionally consents to submit itself to the sole and exclusive personal jurisdiction of the Court of Chancery of the State of Delaware (or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Delaware) (collectively, the "Delaware Courts") in connection with any dispute, claim, or controversy arising out of or relating to this Agreement or the transactions contemplated hereby, (b) waives any objection to the laying of venue of any such litigation in any of the Delaware Courts, (c) agrees not to plead or claim in any such court that such litigation brought therein has been brought in an inconvenient forum and agrees not otherwise to attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (d) agrees that it will not bring any action, suit, or proceeding in connection with any dispute, claim, or controversy arising out of or relating to this Agreement or the transactions contemplated hereby, in any court or other tribunal, other than any of the Delaware Courts. All actions and proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, including the Merger, shall be heard and determined in the Delaware Courts. Each of the parties hereto hereby irrevocably and unconditionally agrees that service of process in connection with any dispute, claim, or controversy arising out of or relating to this Agreement or the transactions contemplated hereby may be made upon such party by prepaid certified or registered mail, with a validated proof of mailing receipt constituting evidence of valid service, directed to such party at the address specified in Section 8.2 hereof. Service made in such manner, to the fullest extent permitted by applicable Law, shall have the same legal force and effect as if served upon such party personally within the State of Delaware. Nothing herein shall be deemed to limit or prohibit service of process by any other manner as may be permitted by applicable Law.

        Section 8.15    Incorporation of Exhibits.     The Company Disclosure Letter, the Parent Disclosure Letter and all Exhibits and schedules attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

        Section 8.16    No Joint Venture.     Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party shall have the power to control the activities and operations of any other and their status is, and at all times shall continue to be, that of independent contractors with respect to each other. No party shall have any power or authority to bind or commit any other party. No party shall hold itself out as having any authority or relationship in contravention of this Section 8.16.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LIBERTY INTERACTIVE CORPORATION
By:	/s/ RICHARD N. BAER
	Name:	Richard N. Baer
	Title:	Chief Legal Officer
LIBERTY HORIZON, INC.
By:	/s/ RICHARD N. BAER
	Name:	Richard N. Baer
	Title:	Chief Legal Officer

[Signature Page to Agreement and Plan of Merger]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HSN, INC.
By:	/s/ ROD R. LITTLE
	Name:	Rod R. Little
	Title:	Chief Financial Officer

[Signature Page to Agreement and Plan of Merger]

ANNEX B

EXECUTION VERSION

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

        This Amendment No. 1 to Rights Agreement (the "Amendment"), dated as of July 5, 2017, is entered into by and between HSN, Inc., a Delaware corporation (the "Company"), and Computershare Trust Company, N.A., a nationally chartered trust company (as successor to The Bank of New York Mellon, a New York banking corporation), as Rights Agent (the "Rights Agent").

        WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement, dated as of December 23, 2008 (the "Agreement");

        WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger (as it may be amended from time to time, the "Merger Agreement"), by and among Liberty Interactive Corporation, Liberty Horizon, Inc. ("Merger Sub"), and the Company, providing for the merger (the "Merger") of Merger Sub with and into the Company, with the Company continuing as the surviving corporation;

        WHEREAS, the Board of Directors of the Company has determined that, in connection with the execution of the Merger Agreement, it is necessary and desirable to amend the Agreement to exempt the Merger Agreement, the execution and delivery thereof, and the transactions contemplated thereby, including, without limitation, the Merger, from the application of the Agreement, in each case as set forth in this Amendment;

        WHEREAS, (i) Section 27 of the Agreement provides, among other things, that prior to the Stock Acquisition Date the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Agreement without the approval of any holders of certificates representing shares of Common Stock, (ii) pursuant to Section 27 of the Agreement, an appropriate officer of the Company has delivered a certificate to the Rights Agent stating that the proposed amendments to the Agreement set forth in this Amendment are in compliance with the terms of Section 27 of the Agreement, and (iii) pursuant to the terms of the Agreement and in accordance with Section 27 thereof, the Company has directed that the Agreement should be amended as set forth in this Amendment prior to the execution of the Merger Agreement; and

        WHEREAS, capitalized terms used in this Amendment without definition shall have the meanings given to them in the Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

  A.
  Amendments to Agreement.

  1.
  The definition of "Acquiring Person" in Section 1(a) of the Agreement is hereby amended by inserting the following as a new paragraph at the end thereof:

  "Notwithstanding anything in this Section 1(a) to the contrary, none of Liberty, Merger Sub, or any of their respective Affiliates or Associates, either individually, collectively or in any combination, shall be deemed to be an "Acquiring Person" by virtue of, or as a result of, a Permitted Event."

  2.
  The definition of "Exempt Person" in Section 1(s)(i) of the Agreement is hereby amended to add the words "or with respect to acquisitions of beneficial ownership pursuant to a Permitted Event" immediately after "or an offer that was made generally available to holders of equity securities of the Company".

  3.
  The definition of "Stock Acquisition Date" in Section 1(kk) of the Agreement is hereby amended by inserting the following new sentence at the end thereof:

      "Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred by virtue of, or as a result of, a Permitted Event or the public announcement thereof."

    4.
    The definition of "Triggering Event" in Section 1(pp) of the Agreement is hereby amended by inserting the following new sentence at the end thereof:

    "Notwithstanding anything in this Agreement to the contrary, a Triggering Event shall not be deemed to have occurred by virtue of, or as a result of, a Permitted Event, and no Permitted Event shall cause the Rights to be adjusted or become exercisable in accordance with Section 11(a)(ii) hereof, Section 13 hereof, or otherwise in accordance with the terms of this Agreement."

    5.
    Section 1 of the Agreement is hereby further amended by inserting the following defined terms after Section 1(pp):

    a.
    "(qq) "Effective Time" shall have the meaning ascribed to it in the Merger Agreement.

    b.
    "(rr) "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of July 5, 2017, as the same may be amended from time to time, by and among the Company, Liberty Interactive Corporation and Merger Sub, pursuant to which Merger Sub will be merged with and into the Company."

    c.
    "(ss) "Merger Sub" shall mean Liberty Horizon, Inc., a Delaware corporation and a wholly owned subsidiary of Liberty Interactive Corporation."

    d.
    "(tt) "Permitted Event" shall mean the approval, execution, delivery, or adoption of the Merger Agreement, the performance of any obligation thereunder, or the consummation of any one or more of the transactions contemplated thereby, including, without limitation, the Merger (as defined in the Merger Agreement)."

    6.
    Section 3(a) of the Agreement is hereby amended by inserting the following new sentence at the end thereof:

    "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred by virtue of, or as a result of, a Permitted Event."

    7.
    Section 7 of the Agreement is hereby amended by deleting clauses (i) and (ii) of the first sentence of subsection (a) thereof in their entirety and inserting the following in lieu thereof:

    "(i) the time immediately prior to the Effective Time, but only if the Effective Time shall occur, (ii) 5:00 P.M., New York City time, on December 23, 2018, or such earlier or later date as may be established by the Board prior to the expiration of the Rights (such date, as it may be extended by the Board, the "Final Expiration Date"), and (iii) the time at which the Rights are redeemed or exchanged as provided in Section 23 and Section 24 hereof (the earlier of (i), (ii) and (iii) being herein referred to as the "Expiration Date"). The Company will provide the Rights Agent with notice of the Effective Time; provided, however, that failure to notify the Rights Agent of the Effective Time shall not in any way have an effect on the time at which the Rights cease to be exercisable pursuant to the foregoing sentence."

    8.
    Section 13(c) of the Agreement is hereby amended to add the following at the end thereof:

    "Notwithstanding anything in this Agreement to the contrary, Section 13(c) shall not apply to the Merger (as defined in the Merger Agreement) or any other Permitted Event."

    9.
    Section 23 of the Agreement is hereby amended by inserting the following new subsection (c) at the end thereof:

    "(c) Notwithstanding anything in this Agreement to the contrary, immediately prior to the Effective Time, but only if the Effective Time shall occur, (a) this Agreement shall be terminated and be without further force or effect, (b) none of the parties to this Agreement will have any rights, obligations or liabilities hereunder and (c) the holders of the Rights shall not be entitled to any benefits, rights or other interests under this Agreement, including, without limitation, the right to purchase or otherwise acquire Preferred Stock or any other securities of the Company or of any other Person; provided, however, that notwithstanding the foregoing, Sections 18 and 20 hereof shall survive the termination of this Agreement."

  B.
  Interpretation.    The term "Agreement" as used in the Agreement shall be deemed to refer to the Agreement as amended hereby.

  C.
  Severability.    If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment, and of the Agreement, shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

  D.
  Effectiveness.    This Amendment shall be deemed effective as of the date first written above. Except as expressly amended hereby, all of the terms and provisions of the Agreement shall continue and remain in full force and effect, and each party confirms, ratifies and approves each and every of its obligations under the Agreement, as amended by this Amendment.

  E.
  Governing Law.    This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

  F.
  Counterparts.    This Agreement may be executed in any number of counterparts (including by facsimile) and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of this 5th day of July, 2017.

HSN, INC.
By:	/s/ ROD R. LITTLE
	Name:	Rod R. Little
	Title:	Chief Financial Officer
COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent
By:	/s/ SHARON TUCKER-LOCKETT
	Name:	Sharon Tucker-Lockett
	Title:	Senior Vice President

[Signature Page to Amendment to the Rights Agreement]

 CERTIFICATE

        The undersigned, being a duly elected, qualified and acting officer of the Company, hereby certifies to the Rights Agent that the proposed amendments to the Agreement set forth in the foregoing Amendment are in compliance with the terms of Section 27 of the Agreement.

        IN WITNESS WHEREOF, the undersigned has executed this certificate as of July 5, 2017.

HSN, INC.
By:	/s/ ROD R. LITTLE
	Name:	Rod R. Little
	Title:	Chief Financial Officer

[Signature Page to Amendment to Rights Agreement Certificate]

ANNEX C

Centerview Partners LLC 31 West 52nd Street New York, NY 10019
July 5, 2017

Special Committee of the Board of Directors
HSN, Inc.
1 HSN Drive
St. Petersburg, FL 33729

Special Committee:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.01 per share (the "Company Shares") (other than Excluded Shares, as defined below), of HSN, Inc., a Delaware corporation (the "Company"), of the Exchange Ratio (as defined below) provided for pursuant to the Agreement and Plan of Merger (the "Agreement") proposed to be entered into by and among Liberty Interactive Corporation, a Delaware corporation ("Parent"), Liberty Horizon, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("Merger Sub"), and the Company. The Agreement provides that Merger Sub will be merged with and into the Company (the "Merger" and, collectively with the other transactions contemplated by the Agreement, the "Transaction"), as a result of which the Company will become a direct, wholly owned subsidiary of Parent and each issued and outstanding Company Share immediately prior to the effective time of the Merger (other than (i) Company Shares held by the Company as treasury stock and (ii) Company Shares held by Parent and its wholly owned subsidiaries (the shares referred to in clauses (i) and (ii), together with any Company Shares held by any Specified Person (as defined in the Agreement), Permitted Holder (as defined in the Agreement) or any other affiliate of Parent, "Excluded Shares")) will be converted into the right to receive 1.65 (the "Exchange Ratio") shares of Series A QVC Group Common Stock, par value $0.01 per share (the "Parent QVCA Shares"), of Parent. The terms and conditions of the Transaction are more fully set forth in the Agreement.

        We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Transaction for purposes of undertaking a fairness evaluation with respect to the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which was payable upon the execution of our engagement letter, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.

        We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, except for our current engagement by the Special Committee of the Board of Directors, we have not been engaged to provide financial advisory or other services to the Company, and, except in connection with such current engagement, we have not received any compensation from the Company. In the past two years, we have not been engaged to provide financial advisory or other services to Parent or Merger Sub and we have not received any compensation from Parent or Merger Sub. We may provide investment banking and other services to or with respect to the Company, Parent or their respective affiliates in the future, for which we may receive compensation. Certain (i) of our and our affiliates' directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent or any of their respective affiliates, or any other party that may be involved in the Transaction.

        In connection with this opinion, we have reviewed, among other things: (i) an execution copy of the Agreement dated July 5, 2017; (ii) Annual Reports on Form 10-K of the Company for the years ended December 31, 2016, 2015 and 2014 and Annual Reports on Form 10-K of Parent for the years ended December 31, 2016, 2015 (as amended) and 2014 (as amended); (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Parent; (iv) certain publicly available research analyst reports for the Company and Parent; (v) certain other communications from the Company and Parent to their respective stockholders; (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the "Company Forecasts") (collectively, the "Company Internal Data"); (vii) certain financial forecasts, analyses and projections relating to the QVC Group (as defined in the Restated Certificate of Incorporation of Parent) prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the "Parent Forecasts"); (viii) certain financial forecasts, analyses and projections relating to the QVC Group pro forma for the Transaction prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the "Pro Forma Forecasts"); (ix) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the QVC Group provided by Parent's management and furnished to us by Parent (the "Parent Internal Data"); and (x) and certain cost and operating synergies projected by the management of the Company to result from the Transaction furnished to us by the Company for purposes of our analysis (the "Synergies"). We have participated in discussions with members of the senior management and representatives of the Company and Parent regarding their assessment of the Company Internal Data (including, without limitation, the Company Forecasts), the Parent Forecasts, the Pro Forma Forecasts, the Parent Internal Data and the Synergies, as appropriate, and the strategic rationale for the Transaction. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and Parent (including the Parent QVCA Shares) and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

        We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Company Internal Data (including, without limitation, the Company Forecasts), the Parent Forecasts, the Pro Forma Forecasts and the Synergies have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and that the Parent Internal Data have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Parent as to the matters covered thereby, and we have relied, at your direction, on the Company Internal Data (including, without limitation, the Company Forecasts), the Parent Forecasts, the Pro Forma Forecasts, the Parent Internal Data and the Synergies for purposes of our analysis and this opinion. We express no view or opinion as to the Company Internal Data (including, without limitation, the Company Forecasts), the Parent Forecasts, the Pro Forma Forecasts, the Parent Internal Data and the Synergies or the assumptions on which they are based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company or Parent, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company or Parent. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the execution copy reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change, including any divestiture requirements or amendments or modifications, will be imposed, the effect of which would be material to our analysis or this opinion. We have further assumed, at your direction, that the Merger will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, Parent or the QVC Group, or the ability of the Company, Parent or the QVC Group to pay their respective obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.

        We express no view as to, and our opinion does not address, the Company's underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Company Shares (other than Excluded Shares) of the Exchange Ratio provided for pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Exchange Ratio provided for pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. With respect to the Parent QVCA Shares to be issued pursuant to the Exchange Ratio, we have not taken into account any feature of such shares other than the economic rights attaching to such shares. We express no view or opinion as to what the value of Parent QVCA Shares actually will be when issued pursuant to the Transaction or the prices at which the Company Shares or Parent QVCA Shares will trade or otherwise be transferable at any time, including following the announcement or consummation of the Transaction. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

        Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Special Committee of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.

        Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Exchange Ratio provided for pursuant to the Agreement is fair, from a financial point of view, to the holders of Company Shares other than Excluded Shares.

Very truly yours,
/s/ CENTERVIEW PARTNERS LLC
CENTERVIEW PARTNERS LLC

ANNEX D

PERSONAL AND CONFIDENTIAL

July 5, 2017

Special Committee of the Board of Directors
HSN, Inc.
1 HSN Drive
St. Petersburg, FL 33729

Ladies and Gentlemen:

        You have requested our opinion as to the fairness from a financial point of view to the holders (other than the Liberty Related Entities (as defined below) and their respective affiliates) of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of HSN, Inc. (the "Company") of the exchange ratio of 1.65 shares of Series A QVC Group Common Stock, par value $0.01 per share (the "Parent QVCA Common Stock") of Liberty Interactive Corporation ("Parent") to be paid for each Share (the "Exchange Ratio") pursuant to the Agreement and Plan of Merger, dated as of July 5, 2017 (the "Agreement"), by and among Parent, Liberty Horizon, Inc., a wholly owned subsidiary of Parent, and the Company.

        Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including affiliates of a significant shareholder of Parent (together with Parent and its affiliates, the "Liberty Related Entities"), or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the "Transaction"). We have acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Liberty Related Entities and/or their respective affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as financial advisor to Liberty Global plc ("Liberty Global"), a Liberty Related Entity, in connection with the issuance of Liberty Global's LiLAC Group Tracking Stock in July 2015; as financial advisor to Expedia Inc., a subsidiary of Liberty Media Corporation ("Liberty Media"), a Liberty Related Entity, in connection with its acquisition of HomeAway, Inc. in December 2015; as financial advisor to Telenet Group Holding N.V., a subsidiary of

Securities and Investment Services Provided by Goldman Sachs & Co. LLC

Liberty Global, in connection with its acquisition of BASE Company N.V. in February 2016; as financial advisor to Liberty Global in connection with its acquisition of Cable & Wireless Communications Plc in May 2016; as placement agent with respect to a private offering of 1.75% exchangeable senior debentures due 2046 (aggregate principal amount of $750,000,000) by Parent in August 2016; as bookrunner with respect to a public offering by Ziggo Group Holding B.V., a subsidiary of Liberty Global, of its 6.000% senior notes due 2027 (aggregate principal amount of $625,000,000), its 5.500% senior secured notes due 2027 (aggregate principal amount of $2,000,000,000) and its 4.250% senior secured notes due 2027 (aggregate principal amount of €775,000,000) in September 2016; as a joint bookrunner in connection with the initial public offering of 30,026,635 American Depository Shares, representing 30,026,635 Class A shares, of Trivago N.V., a subsidiary of Liberty Media, in December 2016; as bookrunner with respect to a dollar-denominated term loan refinancing (aggregate principal amount of $2,525,000,000) and a euro-denominated term loan refinancing (aggregate principal amount of €2,250,000,000) for VodafoneZiggo Group Holding B.V., a Liberty Related Entity, in January 2017; and as bookrunner in connection with a convertible financing (aggregate principal amount of $300,000,000) for LendingTree, Inc., a Liberty Related Entity, in May 2017. We may also in the future provide financial advisory and/or underwriting services to the Company, the Liberty Related Entities and their respective affiliates for which our Investment Banking Division may receive compensation.

        In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company and Parent for the five fiscal years ended December 31, 2016; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Parent; certain other communications from the Company and Parent to their respective stockholders; certain publicly available research analyst reports for the Company and Parent; and certain internal financial analyses and forecasts for the Company prepared by its management, certain financial analyses and forecasts for the QVC Group (as defined in the Restated Certificate of Incorporation of Parent) prepared by the management of the Company, and certain financial analyses and forecasts for the QVC Group pro forma for the Transaction prepared by the management of the Company, in each case, as approved for our use by the Special Committee of the Board of Directors of the Company (the "Forecasts"), including certain operating synergies projected by the management of the Company to result from the Transaction, as approved for our use by the Special Committee of the Board of Directors of the Company (the "Synergies"). We have also held discussions with members of the senior managements of the Company and Parent regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of Parent; held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares and shares of Parent QVCA Common Stock; compared certain financial and stock market information for the Company and Parent with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the specialty, home, department/mass and eCommerce retail industries and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

        For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts, including the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or Parent or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Parent or on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

        Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. This opinion addresses only the fairness from a financial point of view to the holders (other than the Liberty Related Entities and their respective affiliates) of Shares, as of the date hereof, of the Exchange Ratio pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the Exchange Ratio pursuant to the Agreement or otherwise. With respect to the shares of Parent QVCA Common Stock to be issued pursuant to the Exchange Ratio, we have not taken into account any feature of such shares other than the economic rights attaching to such shares. We are not expressing any opinion as to the prices at which shares of Parent QVCA Common Stock will trade at any time or as to the impact of the Transaction on the solvency or viability of the Company, Parent or the QVC Group or the ability of the Company, Parent or the QVC Group to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Special Committee of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders (other than the Liberty Related Entities and their respective affiliates) of Shares.

Very truly yours,

/s/ GOLDMAN SACHS & CO. LLC
(GOLDMAN SACHS & CO. LLC)

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 HSN, INC. 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the internet or telephone must be received by 5:00 p.m., Eastern Time, on December 28, 2017. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by internet • Go to www.envisionreports.com/HSNI • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + ForAgainst Abstain Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3 For Against Abstain 1. to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of July 5, 2017 (as such agreement may be amended from time to time, the merger agreement), by and among HSN, Inc. (HSNi), Liberty Interactive Corporation and Liberty Horizon, Inc. 2. to consider and vote on a proposal to adjourn or postpone the HSNi special meeting, if necessary and for a minimum period of time reasonable under the circumstances, to ensure that any necessary supplement or amendment to the proxy statement/prospectus is provided to HSNi stockholders a reasonable amount of time in advance of the HSNi special meeting, or to solicit additional proxies in the event there are not sufficient votes at the time of the HSNi special meeting to approve the proposal to adopt the merger agreement; and 3. to consider and vote on a proposal to approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to HSNi's named executive officers that is based on or otherwise relates to the transactions contemplated by the merger agreement. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 5 5 2 2 2 1 02PS5C MMMMMMMMM B A Special Meeting Proxy Card1234 5678 9012 345 X IMPORTANT SPECIAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Proxy — HSN, Inc. Notice of Special Meeting of Stockholders 1 HSN Drive, St. Petersburg, FL 33729 Proxy Solicited by Board of Directors for Special Meeting — December 29, 2017, at 10:00 a.m. Eastern Time Rod R. Little and Arthur W. Singleton, or either of them (the Proxies), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of HSN, Inc. to be held on December 29, 2017 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted upon appear on reverse side.) Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. C

MMMMMMMMMMMM . HSN, INC. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + ForAgainst Abstain Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3 For Against Abstain 1. to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of July 5, 2017 (as such agreement may be amended from time to time, the merger agreement), by and among HSN, Inc. (HSNi), Liberty Interactive Corporation and Liberty Horizon, Inc. 2. to consider and vote on a proposal to adjourn or postpone the HSNi special meeting, if necessary and for a minimum period of time reasonable under the circumstances, to ensure that any necessary supplement or amendment to the proxy statement/prospectus is provided to HSNi stockholders a reasonable amount of time in advance of the HSNi special meeting, or to solicit additional proxies in the event there are not sufficient votes at the time of the HSNi special meeting to approve the proposal to adopt the merger agreement; and 3. to consider and vote on a proposal to approve, by a non-binding advisory vote, certain compensation that may be paid or become payable to HSNi's named executive officers that is based on or otherwise relates to the transactions contemplated by the merger agreement. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 3 5 5 2 2 2 2 02PS6C MMMMMMMMM B A Special Meeting Proxy Card X IMPORTANT SPECIAL MEETING INFORMATION

. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — HSN, Inc. Notice of Special Meeting of Stockholders 1 HSN Drive, St. Petersburg, FL 33729 Proxy Solicited by Board of Directors for Special Meeting — December 29, 2017, at 10:00 a.m. Eastern Time Rod R. Little and Arthur W. Singleton, or either of them (the Proxies), each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of HSN, Inc. to be held on December 29, 2017 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted upon appear on reverse side.)